   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996.

                                                      REGISTRATION NO. 333-10263
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 2
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                      ATLANTIC CENTRAL ENTERPRISES LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         BERMUDA                                                          NOT APPLICABLE
     (STATE OR OTHER             (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
      JURISDICTION               CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)
   OF INCORPORATION OR
      ORGANIZATION)

                      ATLANTIC CENTRAL ENTERPRISES LIMITED
                                  CEDAR HOUSE
                                41 CEDAR AVENUE
                            HAMILTON HM 12, BERMUDA
                              TEL: (809) 295-2244
                   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 KEVIN J. QUINN
                         11400 OLYMPIC BLVD., 2ND FLOOR
                             LOS ANGELES, CA 90064
                              TEL: (310) 914-0161
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
          INCLUDING NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                              KEVIN J. QUINN, ESQ.
                         11400 OLYMPIC BLVD., 2ND FLOOR
                             LOS ANGELES, CA 90064
                              PETER BUBENZER, ESQ.
                           APPLEBY, SPURLING & KEMPE
                          CEDAR HOUSE, 41 CEDAR AVENUE
                            HAMILTON HM 12, BERMUDA

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM
                                       AMOUNT         OFFERING       AGGREGATE
       TITLE OF EACH CLASS             TO BE         PRICE PER        OFFERING       AMOUNT OF
  OF SECURITIES TO BE REGISTERED     REGISTERED       UNIT(1)         PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......    1,832,961        $5.00         $9,164,805     $2,777.21(2)
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) All of which has already been paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                      ATLANTIC CENTRAL ENTERPRISES LIMITED

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

       ITEM OF FORM S-4                                   HEADING OF PROSPECTUS
       ----------------                                   ---------------------
   1.  Forepart of Registration Statement and Outside
       Front Cover page of Prospectus...................  Cover Page; Cross Reference Sheet;
                                                          Front Cover Page
   2.  Inside Front and Outside Back Cover Pages of
       Prospectus.......................................  Table of Contents; Available
                                                          Information; Additional Information;
                                                          Front Cover Page
   3.  Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information............................  Summary; Selected Financial Data;
                                                          Proposal to Approve the Liquidation
                                                          of the Company
   4.  Terms of the Transaction.........................  Summary; Proposal to Approve the
                                                          Liquidation of the Company
   5.  Pro Forma Financial Information..................  Proposal to Approve the Liquidation
                                                          of the Company -- Unaudited Pro Forma
                                                          Condensed Consolidated Statements of
                                                          Operations
   6.  Material Contracts with the Company Being
       Acquired.........................................  Not Applicable
   7.  Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters....  Not Applicable
   8.  Interests of Named Experts and Counsel...........  Not Applicable
   9.  Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities...  Not Applicable
  10.  Information with Respect to S-3 Registrants......  Not Applicable
  11.  Incorporation of Certain Information by
       Reference........................................  Not Applicable
  12.  Information with Respect to S-2 or S-3
       Registrants......................................  Not Applicable
  13.  Incorporation of Certain Information by
       Reference........................................  Not Applicable
  14.  Information with Respect to Registrants Other
       Than
       S-2 or S-3 Registrants...........................  Summary; Selected Financial Data;
                                                          Proposal to Approve the Liquidation
                                                          of the Company -- Vista Technologies,
                                                          Inc. -- Description of Capital Stock
                                                          of Atlantic Central Enterprises
                                                          Limited; Financial Statements
  15.  Information with Respect to S-3 Companies........  Not Applicable
  16.  Information with Respect to S-2 or S-3
       Companies........................................  Not Applicable
  17.  Information with Respect to Companies Other Than
       S-2 or S-3 Companies.............................  Summary; Selected Financial Data;
                                                          Management's Discussion and Analysis
                                                          of Financial Condition and Results of
                                                          Operations; The Company; Financial
                                                          Statements
  18.  Information if Proxies, Consents or
       Authorizations are to be Solicited...............  Notice to Stockholders; Front Cover
                                                          Page; Summary; General Information
                                                          About the Meeting; Ownership of
                                                          Securities of the Company; Executive
                                                          Officers and Liquidating Agent;
                                                          Proposals of Stockholders
  19.  Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer...................................  Not Applicable

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of Prospectus, one to be used in connection with the Extraordinary General Meeting of the Shareholders of the Company relating to the proposed reorganization of Pharma Patch Public Limited Company (the "Company") and the distribution of its remaining assets, consisting of shares of its 49.2% owned subsidiary, Atlantic Central Enterprises Limited ("Ace") to Company shareholders (the "Prospectus-Proxy Statement") and one to be used in connection with the proposed exchange offer to be made by Ace to Company warrantholders on the basis of one share of common stock of Ace for ten warrant certificates evidencing any combination of the outstanding Class A, Class B, Class C and/or Class D Warrants of the Company (the "Exchange Prospectus").


     The Exchange Prospectus will be identical in all respects to the Prospectus-Proxy Statement except for the alternative pages in the Exchange Prospectus, included herein, each of which is labeled "Alternative Page for Exchange Prospectus."

                      PHARMA PATCH PUBLIC LIMITED COMPANY

            NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD                , 1996

To Shareholders of Pharma Patch Public Limited Company:

     An Extraordinary General Meeting of Shareholders ("Extraordinary Meeting") of Pharma Patch Public Limited Company, an Irish corporation (the "Company"),
will be held on             , 1996 at 12:00 PM, local time at 15/16 Fitzwilliam
Place, Dublin 2, Ireland, for the following purposes:

          1. To consider and vote upon a proposal to reorganize the Company in accordance with the terms of that certain Plan of Reorganization which was
     adopted by the Company's Board of Directors on             , 1996, pursuant
     to which, among other things, the Company will transfer to Atlantic Central Enterprises Limited, a wholly-owned subsidiary of the Company incorporated in Bermuda ("Ace"), all of its assets and liabilities in exchange for shares of Ace common stock ("Ace Shares") and thereafter, the Company will be wound up voluntarily as a members voluntary winding up and distribute the Ace Shares to its shareholders;

          2. Appoint Peter H. Beamish as the Liquidator of the Company for the purposes of such winding up;

          3. To transact such other business as may properly come before the Extraordinary Meeting or any adjournment thereof.

     The Plan of Reorganization is attached as Annex A to the accompanying Prospectus -- Proxy Statement and Annexes thereto form a part of the Notice.

     The affirmative vote of the holders of more than 75% of the outstanding Ordinary Shares present in person or by proxy at the Extraordinary Meeting is required to (i) approve the Plan of Reorganization and (ii) to appoint Mr. Peter
H. Beamish, the Liquidator for the Company. Only shareholders of the record at
the close of business on             , 1996, the record date for the
Extraordinary Meeting, are entitled to notice of and to vote at the Extraordinary Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          Paul E. Heney, Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE EXTRAORDINARY MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE EXTRAORDINARY MEETING. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE EXTRAORDINARY MEETING.

                            YOUR VOTE IS IMPORTANT.
                          PLEASE COMPLETE, SIGN, DATE
                      AND RETURN THE ENCLOSED PROXY CARD.

                           PROSPECTUS-PROXY STATEMENT
                            ------------------------

                      ATLANTIC CENTRAL ENTERPRISES LIMITED

                                   PROSPECTUS
                            ------------------------

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                   PROXY STATEMENT FOR EXTRAORDINARY GENERAL
                            MEETING OF SHAREHOLDERS
                        TO BE HELD                , 1996
                            ------------------------


     This Prospectus-Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pharma Patch Public Limited Company, an Irish corporation (the "Company"), for use at the Extraordinary General Meeting of Shareholders of the Company scheduled to be held on
            , 1996 at 15/16 Fitzwilliam Place, Dublin 2, Ireland, and at any adjournments or postponements thereof (the "Extraordinary Meeting"). At the Extraordinary Meeting, the Company shareholders of record as of the close of
business on             , 1996 will be asked to consider and vote upon a
proposal to reorganize the Company in accordance with the terms of that certain Plan of Reorganization, pursuant to which, among other things, the Company will transfer to Atlantic Central Enterprises Limited, a wholly-owned subsidiary of the Company incorporated in Bermuda ("Ace"), all of its assets and liabilities in exchange for shares of Ace common stock ("Ace Shares") and, thereafter, the Company will commence liquidation and distribute the Ace Shares to its shareholders. A copy of the Plan of Reorganization is attached as Annex A to this Prospectus-Proxy Statement. Shareholders of the Company will receive one share of Ace common stock for each ten Ordinary Shares of the Company. See "Risk Factors" at page 5 of this Prospectus -- Proxy Statement.


     This Prospectus-Proxy Statement also constitutes the prospectus of Ace filed with the Securities and Exchange Commission (the "Commission") as part of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Ace Shares to be delivered to shareholders of the Company upon the consummation of the Plan of Reorganization. All information concerning Ace contained in this Prospectus-Proxy Statement has been furnished by Ace and all information concerning the Company prior to the date hereof contained in this Prospectus-Proxy Statement has been furnished by the Company.

     Shareholders are urged to read and carefully consider the information contained in this Prospectus-Proxy Statement. This Prospectus-Proxy Statement and the related form of proxy are first being mailed or delivered to
shareholders of the Company on or about             , 1996.

THE ACE SHARES ISSUABLE IN CONNECTION WITH THE PLAN HAVE NOT BEEN APPROVED
    OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
         THIS PROSPECTUS-PROXY STATEMENT. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


       THE DATE OF THIS PROSPECTUS-PROXY STATEMENT IS NOVEMBER   , 1996.

                             ADDITIONAL INFORMATION


     The Company and Vista Technologies, Inc., its approximately 49.2% owned subsidiary ("Vista"), are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at The Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Room 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, material filed by the Company and Vista may be inspected at the office of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


     Atlantic Central Enterprises Limited ("Ace") has filed a registration statement on Form S-4 with the Commission, of which this Proxy Statement-Prospectus is a part (together with any amendments thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, with respect to the shares of Ace Common Stock to be issued pursuant to or as contemplated by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the Commission's principal office in Washington, D.C. at the address set forth above. Statements contained in this Proxy Statement/Prospectus, or in any document incorporated into this Proxy Statement/Prospectus by reference, as to the contents of any contract or other document incorporated herein by reference, and as to the contents of any contract or other document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

     No person is authorized to give any information or make any representation with respect to the matters described in this Prospectus-Proxy Statement other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, Vista or any other person. This Prospectus-Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus-Proxy Statement nor any distribution of the securities made hereunder shall, under any circumstances, create any implication that there has been no change in the assets, properties or affairs of the Company or Vista since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or the date of the document that includes the information incorporated by reference.

                                    SUMMARY

     The following is a summary of certain information contained in this Prospectus-Proxy Statement. This Summary does not contain a complete statement of all material information relating to the Reorganization of the Company pursuant to a Plan of Reorganization and is qualified in all respects by reference to the more detailed information and financial statements contained elsewhere in this Prospectus-Proxy Statement or incorporated by reference herein.

                                    GENERAL


     This Prospectus-Proxy Statement relates to the proposed reorganization of the Company pursuant to a Plan of Reorganization, a copy of which is attached hereto as Annex A, in which the Company's shareholders will receive, for each ten (10) Company Ordinary Shares, one share of common stock of Ace (as "Ace Shares"). See "The Plan of Reorganization." The Company made a significant shift in its business direction in recent months as a result of the sale of substantially all of its operating assets and thereafter through the acquisition of a significant interest in a laser vision company, Vista Technologies, Inc. ("Vista"). The Company has no operations in Ireland, the country in which the Company is incorporated and therefore cannot take advantage of favorable tax incentives offered in Ireland. The board of directors of the Company determined that it would be in the best interests of the shareholders of the Company to reorganize the Company by contributing its assets subject to its remaining liabilities to its wholly owned subsidiary Atlantic Central Enterprises Limited ("Ace") and thereafter to distribute the Ace Shares to its shareholders in liquidation. See "Reasons For The Reorganization Of The Company." Under the terms of the Plan of Reorganization, once the Company's assets are transferred to Ace, the Company will be liquidated and will distribute all of its Ace shares to Company shareholders.


                       THE EXTRAORDINARY GENERAL MEETING

Date, Time and Place..........   The Extraordinary Meeting will be held on
                                               , 1996, at 2 p.m., local time, at
                                   15/16 Fitzwilliam Place, Dublin 2, Ireland.

Purpose of the Extraordinary
  Meeting.....................   At the Extraordinary Meeting, shareholders of
                                   the Company will be asked to consider and vote on a proposal to approve the Plan of Reorganization.

Record Date...................               , 1996

Required Vote.................   75% of the Company Ordinary Shares represented
                                   at the Extraordinary Meeting.

                    THE PLAN--REORGANIZATION OF THE COMPANY

Plan of Reorganization........   Upon shareholder approval and the appointment
                                   of the Liquidator, the Plan of Reorganization contemplates the transfer of all of the assets of the Company, subject to all Company liabilities to Ace. The Liquidator will then proceed to wind up the Company and will distribute all of the Ace Shares owned by it to the individuals whose names appear in the Register of Members as registered shareholders of the Company.

Recommendation of the Board
  of Directors of the
  Company.....................   On             , 1996, the Board of Directors
                                   of the Company unanimously approved the Plan of Reorganization as being in the best interests of the Company and its shareholders and resolved to recommend that the Company shareholders vote in favor of approval of the Plan of Reorganization. The Company will substantially reduce its non-operating expenses by moving its domicile to Bermuda through the liquidation of the Company. See "Reasons for the Reorganization of the Company." If the Plan of Reorganization is not approved, the Company will continue as an Irish company.

Fractional Shares.............   No fractional Ace Shares will be issued in
                                   connection with the consummation of the Plan of Reorganization. See "No Fractional Shares."

Risk Factors..................   See "Risk Factors" with respect to a discussion
                                   of certain risks relating to the consummation of the Plan of Reorganization, changes in shareholders rights and current and future operations of Ace and Vista.

Certain Federal Income Tax
  Consequences................   The Company intends to treat the Reorganization
                                   as a tax-free reorganization. Holders of Company Ordinary Shares should be aware, however, that the application of U.S. federal income tax principles to the Reorganization is unclear and, accordingly, there is uncertainty as to whether the Reorganization will qualify as tax free. See "Certain United States Federal Income Tax Considerations." The Company shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reorganization.

Differences in Irish and
  Bermuda laws................   There are significant differences between Irish
                                   and Bermuda law which could materially affect the rights of shareholders. The principal material differences between Irish and Bermuda law are as follows: under Bermuda law
                                   (i) there is no distinction between ordinary and special resolutions; (ii) the Board of Directors of Ace will be empowered by Ace's Bye-laws to issue unissued shares without shareholder approval; and (iii) there is no requirement for a person who own shares in Ace to notify Ace of this interest or any restriction on the percentage of shares that can be held. See "Comparison of Bermuda Law to Irish Law."

Absence of Appraisal Rights...   Shareholders of the Company do not have any
                                   statutory right to elect to have the fair value of their Company Ordinary Shares judicially appraised and paid to them in cash in lieu of receiving the Ace Shares. See "The Plan of Reorganization--Absence of Appraisal Rights."


Exchange Offer................   Concurrently with the mailing of this
                                   Prospectus-Proxy Statement, Atlantic Central
                                   Enterprise Limited, a Bermuda company ("Ace") and a wholly-owned subsidiary of the Company, is offering to the holders of the Company's outstanding Class A, Class B, Class C and/or Class D Warrants (collectively the "Warrants"), the opportunity to exchange up to 320,230 shares of the common stock of Ace, par value $.01 ("Ace Shares"), at a rate of one Ace Share for (i) each 100 Class A Warrants, (ii) each 100 Class B Warrants,
                                   (iii) each 100 Class C Warrants, or (iv) each 100 Class D Warrants or any combination thereof equaling ten Warrants. Holders of the Warrants who do not exchange their Warrants for Ace Shares will be entitled to receive Ace Shares upon exercise of the Ace's Warrants upon the same terms and conditions as are contained in the Warrants.

                                  RISK FACTORS

     An investment in the Ace securities offered hereby involves a high degree of risk and should not be exchanged for the Company's Ordinary Shares by persons who cannot afford the loss of their entire investment. The following factors, in addition to those discussed elsewhere in this Prospectus-Proxy statement should be considered carefully in connection with making an investment in the securities of Ace offered hereby.

     Limited Operating History. Ace was organized February, 1996 and has had no operations to date. Accordingly, Ace has not generated any revenues and had no operating history from which to forecast its future business and operations. Other than its investment in Vista, the Company has not contemplated operating or being involved in any other business. Ace has no operations whatsoever at present time and shareholders of the Company should look to the operations and financial condition of Vista in connection with their evaluation of Ace and the Company.

     Consummation of the Plan of Reorganization. If the shareholders of the Company approve the liquidation of the Company and the contribution of the Company's assets, subject to the Company's liabilities to Ace, there is no assurance that Ace will be a viable and/or profitable company.

     Taxation of the Reorganization and as a Passive Foreign Investment Company. The Company intends to treat the Reorganization as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). However, the application of U.S. federal income tax principles to the reorganization is unclear and, accordingly, there is uncertainty as to whether the Reorganization will qualify as tax free.

     In the event that the Company or Ace were deemed to be a passive foreign investment company ("PFIC"), special provisions of the Code would apply to United States shareholders of the Company or Ace and could impose adverse tax consequences on such shareholders. The Company believes that it may have been a PFIC in the past, that it may currently be a PFIC and/or that it may continue to be or become a PFIC in the future. Ace believes that it may currently be a PFIC or that it may become a PFIC in the future.


     ADR'S De-Listed From NASDAQ Small CAP Market. On August 17, 1995, the Company's ADRs and warrants were de-listed from the NASDAQ Small Cap Stock Market and the Boston Stock Exchange because the Company was not in technical compliance with the applicable listing requirements. As the result of such de-listing, any broker or dealer effecting a purchase or sale of unlisted ADRs will be required to comply with the "penny stock" rules set forth in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, unless the transaction is otherwise exempt pursuant to specified exemptions contained in such rules. The "penny stock" rules require that, prior to the transaction, the broker or dealer has (i) approved the prospective investor's account for the transaction in the penny stock in compliance with specified procedures and (ii) receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. These requirements may further adversely affect the liquidity of and market for the ADRs.



     Changes in Rights of Shareholders. As a result of the consummation of the Plan of Reorganization, the shareholders of the Company will become shareholders of Ace, a Bermuda company. There are significant differences between Bermuda law and Irish law. The principal differences are discussed under the caption "Comparison of Bermuda Law to Irish Law" and may materially affect the rights of Company shareholders.



     Limited Operating History of Vista; Operating Losses and Accumulated Deficit. Vista was initially organized in June 1992 and did not commence operations until March 31, 1994. As of September 30, 1996, Vista has accumulated a deficit of $17,587,593 and net losses of $2,340,547 for the six months ended September 30, 1996, $3,814,935 for the fiscal year ended March 31, 1996 and $11,420,180 for the fiscal year ended March 31, 1995. Vista therefore has a limited operating history from which to forecast future business operations. Vista will be subject to numerous risks incident to the creation of a business in a relatively new industry with a limited history of operations. Prospective investors should consider the frequency with which newly developed businesses encounter unforeseen expenses, difficulties, complications and delays, and other factors such as the possibility of competition with larger companies. As examples, Vista may experience unanticipated delays in its planned expansion of LVC Services through Regional Joint Ventures in North

America, there can be no prediction as to the amount of revenues Vista's European subsidiaries and Regional Joint Venture enterprises will generate from new locations and whether such revenues will be sufficient to provide positive cash flows, and it may be difficult or impossible to obtain additional financing if required for Vista's business. There can be no assurance that Vista will become profitable or that profitability, if ever attained, will be sustained.

     No assurance of Market Acceptance. Vista's operating subsidiaries and Regional Joint Ventures provide access to excimer laser vision correction ("LVC") equipment and related support services, and therefore rely upon physician use of recently developed LVC technology and procedures, such as photorefractive keratectomy ("PRK") and laser assisted in situ keratomileusis ("LASIK"). These procedures for refractive surgery are relatively new technological innovations subject to governmental regulation. There can be no assurance that the general public will accept laser surgery as a broadly accepted treatment for refractive disorders or that vision care professionals will require and contract for use of LVC equipment and services on an ongoing basis. Vista believes that its profitability and growth will depend on broad market acceptance of LVC procedures in Europe, the United States and Canada by the general public as well as by health care professionals in the ophthalmic community. Market acceptance of new methodology requires substantial time and effort and is subject to various risks. The acceptance of LVC procedures for treatment of refractive disorders may be adversely affected by their cost, concerns relating to safety and efficacy, general resistance to surgery, the effectiveness of alternative methods of correcting refractive vision disorders, the lack of long-term follow-up data, the possibility of unknown side effects and the lack of third-party reimbursement for the cost of LVC refractive procedures. Many consumers may choose not to undergo LVC surgery due to the availability of conventional and cheaper methods of vision correction such as eyeglass and contact lenses. Any future reported adverse effects or other unfavorable publicity involving patient outcomes from LVC procedures could also adversely affect Vista's business. There can be no assurance there will be significant public acceptance of LVC technologies, and demand for Vista's LVC equipment and services would be adversely affected if broad market acceptance of such procedures is not attained.

     Dependence on Medical Professionals. Applicable laws in Europe, Canada and the United States prevent a corporation (other than a professional medical corporation) from providing medical and health care services to patients. Vista's operating subsidiaries and Regional Joint Ventures conduct their business by offering LVC equipment for use by licensed professionals and providing billing, accounting, administrative, marketing and management services to independent vision care professionals who provide refractive eye care. The ability to realize revenues from independent professionals will be significantly dependent upon the ability of Vista and its corporate affiliates to attract the use of equipment and LVC Services by ophthalmologists ("MDs") and optometrists ("ODs") and on the performance of those professionals. In addition, the amount of revenues to be received by Vista's operating subsidiaries and Regional Joint Ventures will be dependent upon the amount of the gross procedure fee charged by professionals to their patients, and the amount of such fees are established by the professionals and not by Vista. There can be no assurance that additional professionals will require and contract for Vista's LVC services, and even those professionals that do contract with Vista's operating subsidiaries and Regional Joint Ventures cannot be required to use Vista's services for their LVC practice on an exclusive or any other basis.


     Conflicts of Interest with Affiliates. Vista Technologies currently operates six LVC surgical centers in Italy and Sweden and to date has sponsored the formation of five Regional Joint Ventures in various stages of development to acquire, manage and administer LVC equipment and support services under the "Vista Laser Centers" service mark in different designated geographic areas of North America. Dr. Donald G. Johnson, in addition to serving as Chairman of the Board and a director of Vista, is primarily engaged as a practicing physician with and serves as Chairman of the Board and Chief Executive Officer of London Place Eye Centre, Inc., a Canadian corporation that Vista proposes to acquire. Dr. J. Charles Casebeer, a director and professional consultant to Vista, primarily serves as a practicing physician associated with and Chairman of the Board of Vista Laser Centers of the Southwest, Inc., based in Scottsdale, Arizona. These individuals and other directors of Vista may also serve from time to time as directors and/or officers for other Regional Joint Ventures organized and sponsored by Vista.

     Persons serving as consultants to, or directors of, Vista who also serve as consultants, directors and/or officers of Regional Joint Ventures sponsored by Vista may have a conflict of interest in that their time and resources may be devoted to activities other than the business of Vista or because the compensation payable to them from, or equity interests in, other business activities in certain instances may be greater than their compensation from and equity interests in Vista.

     Dependence on Management. The success of Vista will be substantially dependent on the services of its officers, directors and professional consultants who have experience in providing access to physicians for refractive surgical laser equipment and the management of surgical outpatient facilities. Vista is dependent in particular upon the services of Dr. Donald G. Johnson, its Chairman and Chief Executive officer and Dr. J. Charles Casebeer, who have prior experience in managing high volume ophthalmology outpatient clinics specializing in LVC refractive surgery, and on the services of Thomas A. Schultz, President and Chief Executive Officer of Vista. Vista's operations therefore are dependent upon a limited number of key employees and consultants and the loss of the services of these or other key personnel could have a material adverse effect upon Vista. Vista does not maintain key man insurance on the lives of its executive officers and key professional consultants.

     Competition. The refractive eye care business generally and the market for corrective LVC procedures, for which Vista provides equipment and support services, are characterized by intense competition and technological innovation. Most of the companies engaged in these businesses have substantially greater financial resources, personnel, marketing experience and other capabilities than are currently available to Vista and its corporate affiliates. Competition for providing access to PRK equipment and support services has intensified as a result of recent U.S. Food and Drug Administration ("FDA") premarket approvals for U.S. commercial use of certain PRK laser equipment systems for treatment of the vast majority of nearsighted refractive disorders. Eyeglasses and contact lenses, as well as manual refractive surgical alternatives to LVC procedures such as radial keratotomy ("RK"), are expected to remain competitive in the market for refractive eye care primarily due to cost considerations.


     Possible Need for Additional Financing. Due to the risks associated with the planned expansion of its business, Vista may require additional financing at a future date to maintain or expand its business operations. Vista and its corporate affiliates plan to rely upon equipment leasing and other forms of installment purchase obligations to finance a significant portion of their equipment requirements. Commitments for additional lease or installment purchase financing have not yet been applied for or obtained. No assurance can be given that additional financing would be available on reasonable terms or on any terms.


     Possible Liability for Personal Injury. Use of excimer laser equipment and facilities for LVC vision care may give rise to claims against Vista or one or more of its corporate affiliates by persons alleging injury as a result of the procedures performed. Vista will endeavor, whenever possible, to seek recovery from manufacturers of refractive laser systems for claims based on alleged defects in their laser systems, if any. There can be no assurance that such manufacturers will carry liability insurance adequate to protect against such claims or that Vista would prevail if it were required to assert such claims. Vista believes that health care professionals using Vista's equipment to perform refractive or other procedures will be covered by medical malpractice or liability insurance, and Vista's policy will be to require that professionals contracting for use of Vista's LVC equipment and services maintain such insurance. However, there can be no assurance that Vista would be successful in seeking recovery from third parties and there can be no assurance that Vista will be able to obtain insurance at reasonable rates in an amount adequate to cover all of the risks of use of its LVC equipment and support services. To the extent Vista becomes exposed to uninsured liability claims, if any, Vista may be adversely affected.

     Risks of Failure to Comply with or Change in Governmental
Regulation. Vista's business will be subject to extensive regulation, in Europe, Canada and in the United States at the federal, provincial, state and local levels, affecting the health care industry and the delivery of health care. These regulations include laws and regulations prohibiting the practice of medicine and optometry by persons not licensed to practice medicine or optometry, prohibiting the unlawful rebate or unlawful division of fees and limiting the manner in which prospective patients may be solicited. Other regulatory requirements, such as regulations concerning the use of excimer laser systems, also apply to Vista's business. In addition, there can be no assurance that future changes in laws and regulations or the interpretation thereof will not adversely affect Vista's operations.

     Absence of Governmental Approval in the United States for Certain LVC Procedures. Vista is uncertain whether certain LVC procedures for which it will own equipment in Canada and Europe may ever be utilized commercially in the United States. In the United States, Vista's plan is to acquire equipment that has received premarket approval from the FDA for commercial use of PRK procedures applicable to the vast majority of myopia cases and PTK procedures. Equipment for certain other LVC procedures, such as TMM PRK or LASIK procedures to treat hyperopia, astigmatism or extreme myopia, have not received FDA premarket approval nor has the FDA established standards for clinical testing of equipment for many of these other LVC procedures. Notwithstanding that fact, Vista has been advised that certain MDs in the United States use excimer lasers to perform LASIK Procedures. The FDA advised U.S. eye care professionals in May 1996 that LASIK and bilateral surgery (treatment of both eyes at the same time) are outside the scope of currently FDA approved labeling for excimer lasers. Although the FDA noted that physician discussions with patients, and physician decisions to conduct either of those procedures, are considered the practice of medicine, the FDA cautioned that it expects health care practitioners and others will advertise and promote the use of FDA approved lasers in the U.S. only within the scope of their currently FDA approved use. Nevertheless, there can be no assurance that the use of excimer lasers to perform LVC procedures other than PRK and PTK will ultimately be found to be effective or safe by the FDA or that the FDA will not modify or withdraw its pre-market approval of PRK equipment, in which event Vista's markets in the United States may be adversely affected.

     Possible Future Concerns as to Safety and Efficacy of LVC Treatment. LVC procedures have been used in clinical trials and commercially in various parts of the world only since 1989, and accordingly there has been limited experience in assessing their long-term effects. Concerns with respect to the safety and efficacy of refractive laser procedures such as PRK and LASIK include predictability and stability of results and potential complications or side effects, such as post-operative pain, corneal haze during healing, decreased contract sensitivity, unintended undercorrection or overcorrection, refractive corneal scars or reversion or regression of effect. There can be no assurance that additional complications will not be identified in the future that may materially and adversely affect the safety and efficacy of these LVC procedures for performing refractive surgery, and which would negatively affect market acceptance of such procedures and/or lead to product liability or other claims against Vista.

     Reliance on Suppliers of Laser Equipment. Vista is not involved in the research, development or manufacture of laser equipment and will be dependent upon unrelated third-party manufacturers or distributors for supply and service of LVC equipment required for providing access to LVC Services. Vista believes that two companies in the U.S., Summit Technologies ("Summit") and VISX Incorporated ("VISX"), account for approximately 70% of the excimer lasers for refractive surgery that have been installed to date, mostly in various countries outside of the U.S. Nidek Co., Ltd. of Japan is also believed to be a significant factor outside of the U.S. At present, Summit has entered the market for providing excimer laser service facilities and may compete with Vista, either directly or indirectly. Certain suppliers, such as Summit and VISX, currently require license, royalty or other fees for the purchase and use of their excimer laser systems that may place users of such equipment at a competitive cost disadvantage. If Vista is unable to obtain agreements on acceptable terms for the supply and/or service of laser systems, Vista could incur delays and its planned business expansion in the U.S. may be adversely affected. Vista's ability to offer LVC equipment and services at additional locations for future expansion, and the timing thereof, will be dependent upon the availability of equipment from suppliers with equipment approved for commercial use in the U.S. and the availability, if any, of financing programs to acquire equipment on a lease or installment purchase basis.

     Risk of Future Technological Change. Refractive eye care in general and the development of LVC procedures in particular have undergone and may be expected to continue to experience technological change. There can be no assurance that future technological innovations and developments will not render Vista's equipment uneconomical or obsolete or that Vista will not be adversely affected by competition or future technological developments.

     No Third-Party Reimbursement. At present, third party insurance reimbursement through health insurance or other third-party reimbursement programs generally is not available for PRK and other LVC refractive surgical procedures. Vista does not anticipate that third-party reimbursement for LVC procedures will be available in the foreseeable future, and this factor may restrict the market for LVC patients and related LVC Services.

     Volatility of Securities Prices. The public market for equity securities of high technology and medical companies, including securities of companies engaged in providing LVC equipment and/or services, has been volatile. The price of Vista's securities in the future may be subject to wide fluctuations in response to quarterly variations in operating results, news, trading volume, general market trends and other factors beyond the control of Vista.

     Foreign Currency Fluctuations. The business operations of Vista's operating subsidiaries are located in Italy and Sweden and it is anticipated that a significant portion of Vista's consolidated revenues and expenses will be collected and paid in foreign currencies. Vista publishes its consolidated financial statements in U.S. dollars after translating transactions in foreign currencies into U.S. dollars. In periods when the U.S. dollar depreciates against the relevant foreign currencies, reported earnings attributable to transactions in foreign currencies may be materially enhanced. In periods when the U.S. dollar appreciates against the relevant foreign currencies, however, reported earnings attributable to transactions in foreign currencies may be materially reduced. Fluctuations in the exchange rate between foreign currencies and the U.S. dollar may also affect the book value of Vista's assets and the amount of its stockholders' equity.

                               DESCRIPTION OF ACE

     Atlantic Central Enterprise Limited ("Ace") was incorporated under the laws of Bermuda on February 2, 1996 under the name Bamburgh Limited as a wholly-owned subsidiary of the Company. Thereafter, on April 2, 1996, the name was changed to "Atlantic Central Enterprises Limited". Ace has not conducted any business operations since inception, owns no property, is not involved in any litigation whatsoever, has no publicly traded shares has never paid any salaries, or dividends and has never changed accountants. The financial statements of Ace since inception are included elsewhere in this Prospectus-Proxy Statement.

     The officers and directors of Ace are as follows:

Murray Watson             --     President and Director
Kenneth Howling           --     Vice President, Treasurer and Director
Paul E. Heney             --     Secretary
William G. Hutchison      --     Director
Kevin J. Quinn            --     Director
Peter Bubenzer            --     Director
Judith Collis             --     Director

     Each of the above individuals other than Mr. Bubenzer and Ms. Collis are currently officers and/or directors of the Company. See "Management of the Company" below. Mr. Bubenzer and Ms. Collis are partners in the law firm of Appleby, Spurling & Kempe, Bermuda counsel to Ace.

     The consulting agreements between the Company and corporate affiliates of Messrs. Watson and Howling will be assumed by Ace upon consummation of the Plan of Reorganization. See "Management of the Company -- Employment and Consulting Agreements" below for a description of these agreements.

     On February 2, 1996, the Board of Directors of Ace adopted its 1996 Stock Option Plan. The plan is administered by a Compensation Committee designated by the Board of Directors of Ace which is comprised of outside directors. The aggregate number of common shares reserved for issuance under the Plan is 3,500,000. On February 3, 1996, the following options to purchase common shares of Ace were issued to the persons or entities below, all of which have a five year term:


                                                            NO. OF SHARES       EXERCISE PRICE
                              NAME                        SUBJECT TO OPTION       PER SHARE
        ------------------------------------------------  -----------------     --------------
        Trident Management, Inc.........................       150,000              $ 0.50
        Pinnacle Financial Corporation..................        75,000              $ 0.50
        William G. Hutchison............................        20,000              $ 0.50
        Kevin J. Quinn..................................        10,000              $ 0.50
        Paul E. Heney...................................        10,000              $ 0.50



     The above-referenced options only become exercisable in the event that the closing price of the Ace common stock equals or exceeds U.S. $5.00 in any 21 day trading period (whether or not consecutive). The $0.50 option price was based upon the estimated fair market value of Pharma Patch, (the parent Company of Ace) on the date of grant.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

                         SELECTED FINANCIAL INFORMATION


     The following table sets forth selected historical and pro forma consolidated financial information concerning the Company and is qualified by reference to the consolidated financial statements and the unaudited pro forma consolidated statement of loss and notes thereto included elsewhere in this Prospectus. See "Consolidated Financial Statements" and "Pro Forma Consolidated Statements of Operations". The six month period ended August 31, 1996 includes the results of operations of Vista Technologies, Inc. since the acquisition in March 1996. Reference should be made to Note 1 to the Consolidated Financial Statements with respect to the basis of presentation.


                                PHARMA PATCH PLC
                         SELECTED FINANCIAL INFORMATION


                                                                                   YEAR ENDED
                                               ----------------------------------------------------------------------------------
           PRO FORMA    6 MONTH PERIOD ENDED    PRO FORMA
           AUGUST 31,        AUGUST 31,        FEBRUARY 29,  FEBRUARY 29,  FEBRUARY 28,  FEBRUARY 28,  FEBRUARY 29,  FEBRUARY 28,
            1996(1)       1996        1995       1996(1)         1996          1995          1994          1993          1992
           ----------  ----------  ----------  ------------  ------------  ------------  ------------  ------------  ------------
SELECTED
 OPERATING
  DATA:
Revenue...  1,510,173   1,268,807          --    2,130,073            --             --           --            --            --
Loss from
Continuing
Operations... (1,248,931) (1,325,157)   (543,837)  (4,373,905)  (1,728,683)   (2,039,091)  (1,307,672)          --            --
Earnings
  (Loss)
  from
  Discontinued
  Operations...         --         -- (1,193,562)          --  13,819,359   (11,698,353)  (1,919,752)     (718,748)     (176,837)
Net
  Earnings
 (Loss)... (1,248,931) (1,325,157) (1,737,399)  (4,373,905)   12,090,676    (13,737,444)  (3,227,424)     (718,748)     (176,837)
Per Share
  Earnings
  (Loss)
  from:
Continuing
Operations...       (.08)       (.08)       (.07)        (.35)        (.22)         (.38)        (.38)          --            --
  Discontinued
 Operations...         --         --       (.16)          --        1.72          (2.18)        (.55)         (.30)         (.05)
           ----------- ----------- ----------- -----------   -----------    -----------  -----------    ----------    ----------
  Net
  Earnings
 (Loss)...       (.08)       (.08)       (.23)        (.35)         1.50          (2.56)        (.93)         (.30)         (.05)
           =========== =========== =========== ===========   ===========    ===========  ===========    ==========    ==========
Weighted
  Average
  Number
  of
  Ordinary
 Shares... 16,767,495  16,253,908   7,692,099   12,533,265     8,033,265      5,368,298    3,453,874     2,414,748     3,536,740
BALANCE
  SHEET:
Working
  Capital
  (Deficiency)...         --  3,912,785   (323,647)           14,581,298       (608,600)   1,487,820       540,358     1,281,329
Technology...         --         --         --                        --             --    2,164,170            --            --
Total
 Assets...         --  16,329,737   2,440,102                 17,748,332      1,628,021    5,237,293       753,729     1,422,587
Note
Payable...         --     983,958   5,000,000                         --      5,000,000           --            --            --
Shareholders'
  Equity
  (Deficiency)...         --  9,333,747 (3,832,908)           14,581,298     (4,708,222)   4,337,356       672,234     1,371,893


---------------

(1) After giving effect to the Vista Acquisition as if it had occurred on March 1, 1995.

         SUMMARY UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL DATA

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

INTRODUCTION


     In March 1996, Pharma Patch Plc ("Pharma Patch" or the "Company") acquired 3,160,000 common shares or 61.3% ("Vista Acquisition") of the then issued and outstanding capital of Vista Technologies, Inc. ("Vista"). The Company acquired 2,260,000 newly issued shares from Vista for $500,000, a $750,000 promissory note and 200,000 shares of Technical Chemicals and Products, Inc. common stock. Such consideration was paid directly to Vista. In addition, the Company acquired 900,000 shares of Vista from outside investors in exchange for 4,500,000 newly issued shares of the Company. The pro forma financial information has been prepared with respect to the pro forma condensed consolidated statements of operations, with the assumption that the Vista Acquisition occurred on March 1, 1995.



     The unaudited pro forma consolidated statement of operations for the six months ended August 31, 1996 has been prepared using the unaudited historical consolidated statement of loss of Pharma Patch for the six months ended August 31, 1996 which includes the results of Vista since the acquisition (assumed to be March 31, 1996) and the unaudited historical consolidated statement of operations and accompanying notes of Vista for the month ended March 31, 1996. The unaudited pro forma consolidated statement of operations for the year ended February 29, 1996 have been prepared using the audited historical consolidated statement of loss and accompanying notes of Pharma Patch for the year ended February 29, 1996 and the historical audited consolidated statement of operations and accompanying notes of Vista for the year ended March 31, 1996.


     The pro forma financial information gives effect to the Vista acquisition under the purchase method of accounting based on the assumptions and adjustments described in the accompanying notes. The pro forma adjustments relate to the amortization of the cost in excess of the net assets acquired and the recording of minority interest for the portion of Vista that Pharma Patch does not own. It should be understood that the pro forma condensed consolidated statements of operations do not reflect actual consolidated results of operations since among other factors, actual expenses may be lower or higher than amounts assumed or estimated. The pro forma condensed consolidated statements of operations may not be indicative of the results that actually would have occurred if the transaction had taken place on the dates indicated nor do they represent a basis for assessing future performance. The pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and the accompanying notes of Pharma Patch and Vista.

                                PHARMA PATCH PLC

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)


                                          PHARMA                 VISTA                                     PRO FORMA
                                        PATCH PLC          TECHNOLOGIES, INC.                             TOTALS FOR
                                       FOR THE SIX            FOR THE ONE                                THE SIX MONTH
                                    MONTH PERIOD ENDED     MONTH PERIOD ENDED                            PERIOD ENDED
                                     AUGUST 31, 1996         MARCH 31, 1996          ADJUSTMENTS        AUGUST 31, 1996
                                            $                      $                      $                    $
                                    ------------------     ------------------     -----------------     ---------------
REVENUE...........................       1,268,807               241,366              --         --         1,510,173
EXPENSES
  General & Administrative........       2,129,002               278,610              --         --         2,407,612
  Depreciation & amortization.....         284,119                49,418          25,555(a)      --           359,092
  Interest expense (income).......          (3,579)                   --              --         --            (3,579)
  Other...........................          (4,253)                  232              --         --            (4,021)
                                           -------               -------          ------     ------         ---------
Total expenses....................       2,405,289               328,300          25,555         --         2,759,104
                                           -------               -------          ------     ------         ---------
Loss from operations..............       1,136,482                86,894          25,555         --         1,248,931
                                           -------               -------                                    ---------
Equity Investee Loss..............         480,133                 3,734              --         --           483,867
Minority Interest (Benefit).......        (546,361)               10,202              --     53,339(b)       (589,498)
Other (income) Expense............         254,903                    --              --         --           254,903
                                           -------               -------          ------     ------         ---------
Loss from continuing operations...       1,325,157               100,830          25,555     53,339         1,398,203
Loss from continuing operations
  per ordinary share..............             .08                                                                .08
Weighted average number of
  ordinary shares outstanding.....      16,253,908                                                         16,767,495


                            See accompanying notes.

                                PHARMA PATCH PLC

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)


                                    PHARMA                 VISTA
                                  PATCH PLC          TECHNOLOGIES, INC.                                   PRO FORMA
                                   FOR THE                FOR THE                                         TOTALS FOR
                                  YEAR ENDED             YEAR ENDED                                     THE YEAR ENDED
                              FEBRUARY 29, 1996        MARCH 31, 1996            ADJUSTMENTS          FEBRUARY 29, 1996
                                      $                      $                        $                       $
                              ------------------     ------------------     ---------------------     ------------------
REVENUE.....................              --              2,130,073              --            --          2,130,073
EXPENSES
  General &
     Administrative.........       1,798,524              4,624,630              --            --          6,423,154
  Depreciation &
     amortization...........              --                467,509         306,667(a)         --            774,176
  Interest expense
     (income)...............              --                 63,645              --            --             63,645
  Other.....................           2,285                    695              --            --              2,980
                                   ---------              ---------         -------     ---------         ----------
Total expenses..............       1,800,809              5,156,479         306,667            --          7,263,955
                                   ---------              ---------         -------     ---------         ----------
Loss from Operations........       1,800,809              3,026,406         306,667            --          5,133,882
Equity Investee Loss........              --                 11,202              --            --             11,202
Minority Interest...........              --                 (1,816)             --     1,476,380(b)      (1,478,196)
Other (Income) Expense......         (72,126)               779,143              --            --            707,017
                                   ---------              ---------         -------     ---------         ----------
Loss from continuing
  operations................       1,728,683              3,814,935         306,667     1,476,380          4,373,905
Loss from continuing
  operations per ordinary
  share.....................             .22                                                                     .35
Weighted average number of
  ordinary shares
  outstanding...............       8,033,265                                                              12,533,265


                            See accompanying notes.

                                PHARMA PATCH PLC

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                             PRO FORMA ADJUSTMENTS


(a) To record the amortization of the cost in excess of net assets acquired (15 year life assumed for entire excess cost as final allocation of purchase price is not yet complete). Consideration for both components of the Vista transaction include the following (the cash, note and TCPI stock was paid directly to Vista for newly issued Vista shares while the Pharma Patch stock was issued to certain Vista shareholders):


        Cash.............................................................  $ 500,000
        Note payable.....................................................    750,000
        TCPI investment (200,000 shares).................................  3,032,000
        Pharma Patch plc common stock (4,500,000 shares).................  2,250,000
                                                                           ---------
                                                                           $6,532,000


     Vista had net assets of approximately $3.2 million upon receipt of the cash, note and the TCPI stock described above. As the Company acquired a 61% interest in such net assets of Vista, the total consideration described above resulted in cost in excess of net assets acquired of approximately $4.6 million ($6.5 million less 61% of the $3.2 million of the net assets of Vista that were acquired). This was calculated utilizing the original carrying value of the TCPI investment from November 1995 ($15.16 per share). This price was determined by the Company to represent the estimated fair value of the TCPI shares at the date of the acquisition. The TCPI shares were trading at prices between $21.00 and $11.00 per share during a short period of time before and after announcement of the transaction (approximately $17.00 per share as of the closing of the transaction). The Company is currently amortizing such cost in excess of net assets acquired over a 15 year period. The final allocation of the purchase price is not yet available.


(b) To record the minority interest of Vista's net loss not acquired by Pharma Patch PLC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

BACKGROUND


     The operations of the Company were primarily those of its wholly owned subsidiaries PP Holdings, Inc., Medipro Sciences Limited ("Medipro"), Flora, Inc. ("Flora") and Vista Technologies, Inc. ("Vista"). The Flora operation was acquired on June 30, 1994 and is reflected in fiscal 1995 accordingly. The Medipro operation was significantly downsized after the acquisition of the assets of Flora and officially ceased operations January 31, 1995. The operations of the Company were primarily those of Medipro for the first four months of fiscal 1995 and all prior years. On November 15, 1995 the Company sold substantially all of its assets (including the assets acquired from Flora) to Technical Chemicals and Products, Inc. ("TCPI") for 786,214 shares of TCPI common stock. Operating results related to this business have been treated as discontinued operations in the consolidated financial statements. Accordingly, the financial statements for fiscal 1996 include a loss from the discontinued operations of approximately $2,600,000, and a gain on the sale of approximately $16,400,000. In March 1996, the Company acquired a controlling interest in Vista and the operations of the Company are primarily those of Vista since March 1996. See "Certain Transactions." The consolidated financial statements have been prepared in accordance with US GAAP.


RESULTS OF OPERATIONS


     SIX MONTHS ENDED AUGUST 31, 1996 AND AUGUST 31, 1995


     Revenues for the six months ended August 31, 1996 of $1,268,807 versus nil for the six months ended August 31, 1995 were generated from photo refractive keratectomy and other laser vision correction facility and service fees earned by European operations of the Company's subsidiary Vista.

     Expenses for the six months ended August 31, 1996 and 1995 were $2,405,289 and $543,837 respectively. The six month period over period increase of $1,861,452 is primarily attributable to the inclusion of Vista operations since March 21, 1996 when the Company acquired its interest in Vista.

     During the six months period ended August 31, 1996, the Company sold 210,000 shares of Technical Chemicals and Products, Inc. resulting in a loss on sale of investment of $254,903.

     Vista recorded equity investee losses of $480,133 during the six months ended August 31, 1996 relating to its regional affiliates.

     The minority interest ownership of Vista for the six months ended August 31, 1996 resulted in minority interest loss for the period of $546,361.


     Pharma Patch recorded a loss from discontinued operations of $1,193,562 for the six months ended August 31, 1995. Pharma Patch sold all its assets related to drug delivery technologies to TCPI in November 1995 and accordingly, reports results related to its drug delivery operations as discontinued operations.


     The net loss for the six month periods ending August 31, 1996 and 1995 were $1,325,157 and $1,737,399 or $0.08 and $0.23 per share respectively.

     FISCAL YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

     As a result of the November 1995 TCPI transaction, the operations of the Company's subsidiaries, PP Holdings Inc. and Medipro, have been presented in the Company's Consolidated Statements of Earnings and Loss and Deficit as discontinued operations as per U.S. GAAP. The transaction with TCPI resulted in a gain of approximately $16,400,000 as the Company had previously written-off its acquired technologies and all research and development expenditures associated with these technologies. TCPI issued 786,214 shares of TCPI's common stock with a fair value of approximately $11,919,000 to the Company and also satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc.

     During the fiscal year ended February 29, 1996, the Company had revenue from discontinued operations of $469,055 versus nil for the previous year. These revenues were primarily due to feasibility studies conducted by the Company on behalf of third parties. The Company does not expect to have similar revenue in fiscal 1997.

     The loss from continuing operations in fiscal 1996 of $1,728,683 consists mainly of administration expenses of the Company during the year. Administration expenses of continuing operations of $1,798,524 increased by approximately $657,223 or 58% from 1995. This increase can be attributed to an increase in professional fees relating to the TCPI transaction and increased compensation expenses for the year relating to the anticipated reorganization of the Company. Other income during the year of $64,321 was primarily derived from receipt of proceeds from the sale of certain securities. Interest income is down from 1995 by $36,865 or 76% to $11,698 due to lower cash balances being available for short-term investments during the year.

     Medipro Sciences Limited ceased operations January 1995 and accordingly, this subsidiary did not report any results to effect the Company's fiscal 1996 results. In fiscal 1995, Medipro Sciences Limited reported expenses of $876,101 and $1,088,786 related to general and administration and research and development respectively. The loss from operations of the discontinued business segment of $2,593,468 in fiscal 1996 consists mainly of operating expenses of the Company's subsidiary PP Holdings Inc. PP Holdings, Inc. recorded $1,164,681 and $558,033 of research and development and general and administrative expenses respectively during fiscal 1996 versus $974,145 and $781,693 for research and development and general and administrative expenses respectively during fiscal 1995. In addition, $337,667 in interest on long-term debt was incurred during the year related to the $5,000,000 note satisfied by TCPI. In total, research and development expenses for fiscal 1996 of $1,164,681 declined by approximately $898,000 from fiscal 1995 due to a duplication of expenses associated with operating two research and development facilities (Toronto, Ontario and Menlo Park, California) for seven months while the Company was in the process of closing its Toronto facility and moving all research and development activities to Menlo Park, California (location of the facility acquired from Flora). The fiscal 1995 loss from operations of discontinued business segment of $11,698,353 for fiscal 1995 is $9,104,885 higher than the 1996 amount because of the unusual items charged in 1995's financial statements. These included the write-off of capitalized technologies, restructuring costs of Medipro and the write-off of a foreign currency translation amount, all totalling approximately $6,361,000. In addition to these amounts, fiscal 1995 costs were higher due to higher research and development costs incurred of $2,355,515.

     For the year ended February 29, 1996 the Company has a net earnings of $12,090,676 or $1.50 per share (fiscal 1995 -- a loss of $2.56 per share). This net income in fiscal 1996 is due to the gain on the sale of assets to TCPI whereas the fiscal 1995 loss is attributable to the unusual items charged in fiscal 1995 listed above.

     FISCAL YEARS ENDED FEBRUARY 28, 1995 AND 1994

     Expenses from continuing operations for the fiscal year ended February 28, 1995 were $2,081,891 versus $1,348,112 for the fiscal year ended February 28, 1994. The increase in expenses are primarily attributable to the write-off of Cangene acquisition costs and the loss on disposal of the Cangene investment ($992,843) partially off-set by a reduction in administration expense and a foreign exchange gain. Loss from continuing operations for the 12 month periods ending February 28, 1995 and 1994 are $2,039,091 and $1,307,672 respectively. The increase in the loss from continuing operations is attributable as outlined above.

     The loss from discontinued operations for fiscal year 1995 were $11,698,353 versus $1,919,752 for the fiscal year ended February 28, 1994. The year over year increase in the loss from discontinued operations is primarily attributable to unusual items written off in fiscal 1995 totalling $6,361,084 and an increase in expenses associated with the operations of PP Holdings, Inc. The unusual items relate to acquired technology ($2,775,336), write-off of capitalized technology ($1,685,516), Medipro restructuring costs ($1,492,070) and a write-off of the cumulative translation adjustment related to Medipro Sciences Limited ($408,162).

     The net loss for fiscal 1995 increased 326% to $13,737,444 from $3,227,424 in fiscal 1994. The increase was primarily attributable to the unusual items described above and duplication of discontinued operating expenses as defined above.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has relied upon private and public equity financing and internally generated cash flows, principally from the license and contract product development fees, to finance its operations.


     The increase in cash of $1,076,298 from February 29, 1996 to August 31, 1996 represents the net proceeds from the issuance of shares for a net cash proceeds of $701,894 and the net proceeds from the sale of 210,000 shares of TCPI shares of $2,928,696 offset primarily by the net cash component of the purchase price paid to Vista ($998,500) less cash held by Vista at the time of purchase of $288,312 for a net effect of ($710,188), the purchase of fixed assets ($23,174) and other on-going working capital requirements. The Company has 576,214 shares of TCPI remaining for which the lock up agreement ended on October 23, 1996 and can now be sold. As of November 20, 1996, the TCPI stock had a market value of $8.00 per share.



     The net loss for the six month period ended August 31, 1996 included depreciation and amortization and a net change in non-cash working capital of $284,119 and $933,994 respectively.



     The Company has had limited operating revenues and has accumulated a deficit of $7,574,785 as of August 31, 1996. The Company expects to continue to incur operating losses until such time, if ever, it generates sufficient revenues. There is no assurance that the Company will ever operate profitably.



     The Company's principal capital requirements include cash requirements to finance programs to acquire additional LVC equipment and support activities of Regional Joint Ventures sponsored by Vista since June 1996, working capital for management and administration and, in the future, anticipated requirements to finance sales and marketing. Subject to availability of adequate capital, as to which there can be no assurance, expenditures for additional excimer laser equipment may be significant during the foreseeable future to support the Company's program of expanding LVC Services and supporting the activities of Regional Joint Ventures.



     The Company, through Vista and its Regional Joint Ventures, plans to select strategically located sites for additional expansion, each of which will be equipped with state-of-the-art laser equipment systems permitted for commercial use in the state or province in which such equipment is located, as well as diagnostic, pre-operative and post-operative facilities. These corporate affiliates will own or lease and maintain the LVC equipment at each site, will lease real estate facilities for each location, and will offer MDs and ODs billing, accounting, administrative, marketing and management services, as well as access to a trained support staff and necessary LVC equipment and supplies, so that health care professionals may concentrate their efforts on patient care.



     The current cost of an excimer laser ranges from approximately $475,000 to $525,000, plus sales tax. For laser equipment purchased from VISX or Summit, the manufacturer generally requires an additional royalty equal to $250 per PRK procedure to be paid to Pillar Point Partners, a partnership between VISX and Summit that holds certain patent rights with respect to their current laser technology. The purchase price typically includes a one or two year warranty on all parts except the optics (mirror and glass components) which generally carry a 30-day warranty. Annual maintenance and service fees are contracted for separately at the time of purchase and range from approximately $40,000 to $60,000 per year, but these estimates may vary with usage. Due to the equipment cost, the Company believes that most ophthalmologists interested in LVC surgery will not be able or willing to purchase a laser. As a result, the Company, through Vista will seek financing for the purchase and/or arrange for required maintenance of the laser equipment.



     Vista's strategic plan is to expand its laser vision correction center network and locations as quickly as possible within the limits of available financial resources and prudent operating and financial policies. This growth strategy includes: (i) rapidly increasing market penetration, principally in the United States, through expansion of the number of locations at which LVC equipment and services are offered by Vista's subsidiaries; (ii) continuing to promote development of alliances with experienced ophthalmologists and optometrists with the goal of maximizing excimer laser usage; (iii) actively training additional physicians in advanced LVC procedures; and (iv) developing marketing and advertising programs targeted to specific regional markets and key demographic groups within those markets.

     Vista is currently seeking additional private placement equity capital in an amount of at least $5 million up to $10 million. Although it has identified a source through which a financing may be sought, the Company has not received any binding commitments to obtain such financing. Subject to its ability to obtain additional private placement capital, as to which there can be no assurance, the Company currently projects that additional capital expenditures for investment in equipment and facilities of Vista's Regional Joint Ventures in North America for the next twelve months will be as much as $6,600,000. Additional projected requirements during that period for the implementation of sales and marketing programs are approximately $400,000 and Vista anticipates it will also seek to expand its administrative and management personnel and systems at a projected expense of approximately $600,000 for that period. Management anticipates that substantial additional public and/or private financings in excess of the above amounts will be required after twelve months, in amounts not yet determined, to finance continued growth of its laser vision correction center network and that purchase money equipment financing and/or leasing arrangements will be utilized to the extent available, if any, to leverage the amount of additional equipment available to expand Vista's operations. The Company's actual future capital requirements will depend on numerous factors, including, but not limited to, Vista's progress in acquiring additional laser equipment and facilities for LVC centers, the ability of Vista to establish additional affiliations with vision care professionals, the availability, amount and terms of additional equipment lease and/or installment purchase financing, competing technological and market developments, and the cost of marketing and advertising programs. The Company is unable to state the amount or potential source of additional financing.



     Because of the Company's potential long-term capital requirements, it may undertake additional equity offerings through Vista whenever conditions are favorable, even if it does not have an immediate need for additional capital at that time. There can be no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available will be obtainable on reasonable terms. Any such additional funding may result in significant dilution to existing stockholders of Vista. If adequate funds are not available, Vista may be required to accept unfavorable alternatives, including (i) the delay, reduction or elimination of its planned expansion, capital expenditures, marketing and advertising and other operating programs, or
(ii) arrangements with collaborative partners that may require Vista to relinquish material interests in its operating subsidiaries that it would not otherwise relinquish.



     Vista's European subsidiaries currently own or lease and maintain six excimer lasers, and at present Vista's Regional Joint Ventures in the United States and Canada collectively own or lease and maintain six excimer lasers. Expenditures for additional excimer laser equipment to support Vista's program of expanding LVC Services offered its corporate affiliates may be significant. To date, Vista and its corporate affiliates have been able to provide a deposit of approximately $50,000 per laser and have not experienced difficulty in arranging for equipment financing of the balance of the purchase price, either from the equipment manufacturer or a third party, by means of a capital equipment lease or an installment note secured by the equipment. Due to current demand for and the cost of excimer lasers, the Company believes that the resale value of an excimer laser has facilitated obtaining equipment financing for a substantial portion of the equipment price, especially when the third party financing source has reason to believe the laser will be utilized on a consistent basis by experienced professionals. Vista intends to continue to rely upon such third party financing techniques to finance a substantial portion of additional equipment acquisitions, as well as raising additional capital through a future offering of equity securities by Vista. In addition, Regional Joint Ventures sponsored by Vista each plan to raise additional capital through either the private placement and/or initial public offerings of their securities to enhance their ability to obtain additional equipment to expand operations in their region. There can be no assurance that additional equipment financing will continue to be available to Vista and its corporate affiliates or that either Vista or any of its Regional Joint Ventures will be successful in obtaining additional equity capital from private and/or public offerings of their securities.



     Vista plans to continue to seek additional capital through the private placement and/or public sale of its equity securities, use of equipment lease financing, and sale of marketable securities to finance operations and expansion plans in North America.



     Although Vista's European operating subsidiaries appear to have achieved positive or neutral cash flow levels of operations, the Company's management anticipates that its consolidated operations will incur negative cash flows for the immediate future, primarily due to fixed expenses for corporate general and administrative overhead. Management is actively pursuing strategies to increase the Company's revenues and reduce its negative cash flow. There can be no assurance that consolidated revenues will increase to the point that operating expenses will be fully absorbed by revenues from operations.



     The Company has a significant investment in Vista, however, the Company will continue to look at other investment opportunities over the next twelve months. Based on currently planned activities, the Company believes that its cash and marketable securities (if necessary) are sufficient to meet the Company's anticipated cash requirements for the next twelve months.


     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Term Assets and for Long-Term Assets to be Disposed of" which is effective for fiscal year beginning after December 15, 1995. This statement is not expected to have a significant effect on the results of operations or financial position of the Company. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for years beginning after December 15, 1995. The Company anticipates electing to continue its current accounting methodology regarding stock options granted to employees and will add the required additional footnote disclosures prescribed by SFAS No. 123. In addition, options granted to non-employees will have compensation expense associated with it, calculated in accordance with the new pronouncement.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Subject to the limitations described in the next paragraph, the following discussion describes the material U.S. federal income tax consequences of the Reorganization and the general U.S. federal income tax considerations relevant to a holder of Ordinary Shares and/or Ace Shares that is (i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or of any state or (iii) an estate or trust, the income of which is includible in gross income for United States federal income tax purposes regardless of its source (a "U.S. Holder"). This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S federal income tax considerations that may be relevant to the Reorganization or to a decision to purchase Ace Shares. This summary generally considers only U.S. Holders that own Company Ordinary Shares and will own Ace Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the United States tax consequences to a person that is not a U.S. Holder (a "Non-U.S. Holder").

     This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular shareholder based on such shareholder's particular circumstances (including potential application of the alternative minimum tax), U.S. federal income tax consequences to certain shareholders that are subject to special treatment such as taxpayers who are broker-dealers, insurance companies, tax-exempt organizations, financial institutions, holders of securities held as part of a "straddle," "hedge" or "conversion transaction" with other investments, holders owning directly, indirectly or by attribution at least 10% of the voting power of Ace, non-U.S. corporations, non-resident aliens of the United States or taxpayers whose functional currency is not the U.S. dollar, or any aspect of state, local or non-United States tax laws. Additionally, the discussion does not consider the tax treatment of persons who hold Company Ordinary Shares or Ace Shares through a partnership or other pass-through entity or the possible application of United States federal gift or estate taxes.

     EACH HOLDER IS ADVISED TO CONSULT SUCH PERSON'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO SUCH PERSON OF THE REORGANIZATION AND OF ACQUIRING, HOLDING OR DISPOSING OF THE ACE SHARES.

THE REORGANIZATION

     The Company intends to treat the Reorganization as a tax-free reorganization under Section 368(a) of the Code. Holders of Company Ordinary Shares should be aware, however, that the application of U.S. federal income tax principles to the Reorganization is unclear and, accordingly, there is uncertainty as to whether the Reorganization will qualify as tax free. The parties will not request, and the Reorganization is not conditioned upon, a ruling from the Internal Revenue Service (the "IRS") in connection with any of the U.S. federal income tax consequences of the Reorganization. Further, in light of the absence of relevant authority, tax counsel to the Company is unable to opine with respect to whether the Reorganization will be a tax-free reorganization.

     If the Reorganization qualifies as a reorganization under Section 368(a) of the Code, then, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by the Company or by Ace as a result of the Reorganization, (ii) no gain or loss will be recognized by a U.S. Holder of Company Ordinary Shares that are exchanged for Ace Shares in the Reorganization, (iii) the tax basis of the Ace Shares received in the Reorganization by a U.S. Holder will be the same as the tax basis of the Company Ordinary Shares surrendered in exchange therefor and (iv) the holding period of the Ace Shares received in the Reorganization will include the period during which the Company Ordinary Shares were held. U.S. Holders of Company Ordinary Shares will be required to file a notice with the IRS on or before the last day for filing their U.S. federal income tax returns, stating that the exchange is described in Section 367(b) of the Code and including a complete description of the exchange, the stock or securities received in the exchange, and certain other information required under Treasury regulations. In addition, if the Company were a Passive Foreign Investment Company (see discussion below under the caption -- "Passive Foreign Investment Company Considerations"), U.S. Holders would be required to file Form 8621 with their U.S. Federal income tax returns that, among other things, describes the Ace Shares received in the Reorganization and indicates why no gain would be required to be recognized.

     If the Reorganization does not qualify as a reorganization under Section 368(a) of the Code, then, subject to the discussion below under the caption -- "Passive Foreign Investment Company Considerations," a U.S. Holder of Ordinary Shares will generally recognize capital gain or loss in an amount equal to the difference between the fair market value of the Ace Shares received in the exchange and such U.S. Holder's basis in the Company Ordinary Shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder of Ordinary Shares has a holding period of more than one year at the time of the exchange. Gain realized by a U.S. Holder on the exchange generally will be treated as United States source income for foreign tax credit purposes. Under current law, the source of any loss on the exchange of Company Ordinary Shares is uncertain. Under proposed regulations (which may be retroactive), however, a loss on the exchange of Company Ordinary Shares generally would be foreign source passive income or, in the case of a financial services entity, foreign source financial services income.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     A foreign corporation, such as the Company or Ace, would be a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes if 75% or more of its gross income (including the pro rata share of the gross income of any company (U.S. or foreign) in which the Company or Ace is considered to own 25% or more of the shares by value) in a taxable year is passive income. Alternatively, the Company or Ace would be considered to be a PFIC if at least 50% of the assets (averaged over the year and generally determined based upon fair market value) of the Company or Ace (including the pro rata share of the assets of any company of which the Company or Ace is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income.

     If the Company has been or is a PFIC, each U.S. Holder who was a shareholder at any time during which the Company was a PFIC would, in the absence of an election by such U.S. Holder of Ordinary Shares to treat the Company as a "qualified electing fund" ("QEF"), as discussed below, upon a taxable exchange of the Company Ordinary Shares that results in a gain, be liable to pay tax at the then prevailing U.S. federal income tax rates on ordinary income, as if the gain had been recognized ratably over the U.S. Holder's holding period for the Company Ordinary Shares plus interest on the tax on such gain allocated to each year in such shareholder's holding period (other than the current year) that the Company was classified as PFIC. The tax consequences discussed in this paragraph would not be applicable to an exchange of Company Ordinary Shares that results in a loss.

     If Ace has been or is a PFIC, each U.S. Holder of Ace Shares who was a holder of Ace Shares or Company Ordinary Shares at any time during which the Company or Ace was a PFIC may, in the absence of a QEF election by such U.S. Holder, upon certain distributions by Ace and upon disposition of the Ace Shares at a gain, be liable to pay tax at the then prevailing U.S. federal income tax rates on ordinary income plus interest on the tax, as if the distribution or gain had been recognized ratably over the U.S. Holder's holding period for the Ace Shares (including the period such U.S. Holder held Company Ordinary Shares exchanged therefore to the extent they were received tax-free and the Company was a PFIC). Additionally, if Ace were to become a PFIC, U.S. Holders who acquire Ace Shares from a decedent would be denied the normally-available step-up of the U.S. federal income tax basis for the such Ace Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent's basis, if lower.

     The Company believes that it may have been a PFIC in the past, that it may currently be a PFIC and/or that it may continue to be or become a PFIC in the future. The Company can give no assurance that it will have timely knowledge of its status as PFIC. Ace believes that it may currently be a PFIC or that it may become a PFIC in the future. Ace can give no assurance that it will have timely knowledge of its status a PFIC. Tax counsel to the Company is unable to opine with respect to whether the Company or Ace has been or will become a PFIC.

     If a U.S. Holder of Ordinary Shares has made a QEF election for all taxable years that such holder has held the Company Ordinary Shares or the Ace Shares and the Company or Ace was a PFIC, recognized gain will not be deemed to have been recognized ratably over the taxpayer's holding period or subject to an interest charge and instead will be characterized as capital gain. A shareholder of a QEF is required for each taxable year to include in income for U.S. federal income tax purposes its pro rata shares of the ordinary earnings of the QEF as ordinary income and of the net capital gain of the QEF as long-term capital gain, regardless of whether the Company has distributed such earnings or gain.

     Ace does not assume any obligation to make timely disclosure with respect to its PFIC status. Moreover, Ace does not undertake to provide U.S. Holders with the necessary information to make a QEF election. Consequently, as a practical matter, U.S. Holders should assume that they will not be able to make a QEF election.

TAXATION OF ACE SHARES

     Dividends


     A U.S. Holder of Ace Shares generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the Ace Shares (including the amount of any Bermuda taxes withheld therefrom) to the extent that such distributions are paid out of the Ace's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's tax basis in the Ace Shares and, to the extent in excess of such tax basis, will be treated as gain from a sale or exchange of Ace Shares. Dividends generally will not qualify for the dividends-received deduction available to corporations. The amount of any cash distribution paid in non-U.S. currency will equal the U.S. dollar value of the distribution, calculated by reference to the exchange rate in effect on the date on which payment is includible in gross income. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any non-U.S. currency received which are converted into U.S. dollars on a date subsequent to receipt.


     Generally, U.S. Holders of Ace Shares will have the option of claiming the amount of any Bermuda income taxes withheld at source either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability. Individuals who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the Bermuda income taxes withheld, but such amount may be claimed as a credit against the individual's U.S. federal income tax liability. The amount of foreign income taxes which may be claimed as a credit in any year is subject to certain complex limitations and restrictions, which must be determined on an individual basis by each shareholder. The limitations set out in the Code include, among others, rules which limit foreign tax credits allowable with respect to specific classes of income to the U.S. federal income taxes otherwise payable with respect to each such class of income. Dividends paid by Ace generally will be foreign source "passive income" for U.S. foreign tax credit purposes or, in the case of a financial services entity, "financial services income." Foreign income taxes exceeding a shareholder's credit limitation for the year of payment or accrual of such tax can be carried back for two taxable years and forward for five taxable years, subject to the credit limitation applicable in each of such years. U.S. Holders of Ace Shares claiming a deduction for foreign income taxes in a particular tax year must deduct, and cannot claim a credit for, any foreign taxes for that year. Additionally, the foreign tax credit in any taxable year may not offset more than 90% of a U.S. Holder's liability for U.S. individual or corporate alternative minimum tax.

     Disposition of Ace Shares


     Except to the extent discussed under -- "Special U.S. Tax Considerations" below and -- "Passive Foreign Investment Company Considerations" above, upon the sale, exchange or other disposition of Ace Shares, a U.S. Holder generally will recognize capital gain or loss for an amount equal to the differences between such U.S. Holder's basis in the Ace Shares and the amount realized on the disposition. The gain or loss realized on the sale, exchange or disposition of Ace Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of disposition. Gain realized by a U.S. Holder on a sale, exchange or other disposition of Ace Shares generally will be treated as United States source income for United States foreign tax credit purposes. Under current law, the source of any loss on the sale, exchange or other disposition of Ace Shares is uncertain. Under proposed regulations (which may be retroactive), a loss on the sale, exchange or other disposition of Ace Shares would be foreign source passive income or, in the case of a financial services entity, foreign source financial services income. U.S. Holders of Ace Shares should consult their own tax advisors regarding other treatment of any foreign currency gain or loss on any non-U.S. currency received in respect of the sale, exchange or other disposition of Ace Shares.


     Special U.S. Tax Considerations

     U.S. Holders of Ace Shares may be subject to one or more of the special anti-deferral regimes pertaining to foreign corporations. Various provisions contained in the Code impose special taxes in certain circumstances, including sales of stock in non-United States corporations and their shareholders. In addition, U.S. Holders who own an interest in a foreign corporation may be required to file Form 5471 with the IRS.

NON-U.S. HOLDERS OF ACE SHARES

     Except as described in -- "Information Reporting and Backup Withholding" below, a Non-U.S. Holder of Ace Shares will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, Ace Shares, unless (i) such item is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such item is attributable to a permanent establishment (or, in the case of an individual, a fixed place of business) in the United States or
(ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. Holders are generally subject to information reporting requirements with respect to dividends paid on Ace Shares. Under existing regulations, such dividends are not subject to back-up withholding (currently imposed at a rate of 31%). However, under proposed regulations such dividends paid in the United States would be subject to back-up withholding. Non-U.S. Holders will not be subject to information reporting or back-up withholding with respect to dividends on Ace Shares unless payment is made through a paying agent (or office) in the United States. Non-U.S. Holders generally will be subject to information reporting (and, under proposed regulations, could be subject to back-up withholding) with respect to the payment within the United States of dividends on Ace Shares, unless the holder provides a taxpayer identification number, certifies to its foreign status, or otherwise establishes an exemption.

     U.S. Holders generally will be subject to information reporting and back-up withholding at 31% on proceeds paid on the disposition of Ace Shares, unless the U.S. Holder provides a W-9, a taxpayer identification number, or otherwise establishes an exemption. Non-U.S. Holders generally will be subject to information reporting and back-up withholding on the payment to or through the United States office of a broker, whether domestic or foreign, of proceeds from the disposition of Ace Shares, unless the holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption. Non-U.S. Holders will not be subject to information reporting or back-up withholding with respect to the payment by a foreign office of a broker of proceeds from the disposition of Ace Shares; provided, however, that, if the broker is a U.S. person or "U.S. related person," information reporting (but not back-up withholding) will apply, unless the broker has documentary evidence in its records of the Non-U.S. Holder's foreign status or the Non-U.S. Holder certifies to its foreign status under penalties of perjury or otherwise establishes an exemption. For this purpose, a "U.S. related person" is a broker or other intermediary that is a controlled foreign corporation for United States federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three year period, is effectively connected with the conduct of a United States trade or business.

     The amount of any back-up withholding will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                 REASONS FOR THE REORGANIZATION OF THE COMPANY


     The Company, through its approximately 49.2% owned subsidiary, Vista Technologies, Inc. ("Vista") operates photorefractive keratectomy and other laser vision correction facilities and provides related services to the health care industry. Vista does not intend to establish any facilities in Ireland and, as a result, cannot take advantage of the favorable tax incentives Ireland offers as was originally envisioned when the Company incorporated in Ireland. It was anticipated that the Company would have its manufacturing facilities in Ireland. The Company sold all of its operating assets prior to commencing any manufacturing operations.


     By moving to Bermuda upon consummation of the Plan of Reorganization, the Company will cease to incur the additional costs of being an Irish company such as capital tax, stamp duty taxes, Irish auditors and legal advisors, increased transfer agent fees because of the ADR system, statutory Irish financial statements, requirement to use Irish GAAP and Irish statutory filing requirements.

     The further advantages to being in Bermuda include the elimination of the ADR system, corporate taxes which will not exceed $25,000 and minimal Bermuda statutory filing requirements.

     The Company estimates that the one-time expenses to be incurred in connection with the Plan of Reorganization will approximate $200,000 while the anticipated savings by moving to Bermuda will be approximately $150,000 per year.

                      DISSOLUTION PROCESS UNDER IRISH LAW

     Under Irish Law the shareholders of a company may vote to wind-up the affairs of their company. In the case of a solvent company the directors first declare that the company will be able to discharge all liabilities of the company within the twelve months period from the date of the vote to wind-up the
company. On             , 1996 the directors made such a declaration, a copy of
which is annexed to the notice of Extraordinary Meeting attached as page   of
this Prospectus-Proxy Statement. An independent person who
is the auditor of the Company, or if not the auditor, would be qualified to act as auditor must then report on the declaration and confirm that in their opinion
the declaration of the directors is reasonable. On             , 1996, Ernst &
Young, Chartered Accountants and Registered Auditors of Harcourt Centre, Harcourt Street, Dublin 2, Ireland reported on the declaration of the directors
dated             , 1996 as follows:

          "We have examined the statement of assets and liabilities of Pharma
     Patch Public Limited Company dated             , 1996 which forms part of
     the statutory declaration of solvency made by the directors on           ,
     1996. The scope of our work for the purpose of this report was limited to confirming that (a) the statement of the Company's assets and liabilities
     at           1996 and (b) the opinion of the directors that the Company will be able to pay its debts in full within the period specified in the statutory declaration of solvency are reasonable.

          In our opinion and to the best of our knowledge and accordingly to the information given to us, (a) the statement of the Company's assets and
     liabilities at           1996 and (b) the opinion of the directors that the
     Company will be able to pay its debts in full within the stated period are reasonable."

A copy of the foregoing report is annexed to the declaration of the directors.

     At the Extraordinary Meeting summoned to be held on             , 1996 at 2
p.m. o'clock at 15/16 Fitzwilliam Place, Dublin 2, Ireland, a resolution will be put to the shareholders of the Company to adopt the Plan of Reorganization to wind-up the Company and to appoint Mr. Peter H. Beamish as liquidator. To be passed this resolution must be approved by the holders of not less than 75% of the ordinary shares whose holders are present at the meeting in person or are voting by proxy. Immediately on being passed Mr. Peter H. Beamish will assume the office of liquidator.

     Peter H. Beamish, FCA, is a fellow of the Institute of Chartered Accountants in England and Wales and has practiced in Jersey as a partner in the Channel Islands firm of Deloitte & Touche since 1984.

     As liquidator Mr. Peter H. Beamish will have the following duties powers and functions:

     A.

      1. to bring or defend any action or other legal proceedings in the name or on behalf of the Company;

      2. to carry on the business of the Company so far as may be necessary for the beneficial winding up;

      3. to appoint a solicitor to assist him in the performance of his duties;

      4. to sell the real and personal property of the company;

      5. to do all acts and to execute, in the name and on behalf of the Company; all deeds, receipts and other documents and, when necessary to use the Company's Seal;

      6. to deal with the estate in bankruptcy of any contributory;

      7. to draw, accept, make or endorse any bill of exchange or promissory note in the name and on behalf of the Company;

      8. to borrow money on the security of the assets of the Company;

      9. to take out in his name Letters of Administration to any deceased contributory;

     10. to give security for costs in any proceedings commenced by the Company or by the Liquidator in the name of the Company;

     11. to appoint an agent to do any business which the Liquidator is unable to do himself; and

     12. to do all such other things as may be necessary for the winding up of the Company and distributing its assets;

     B.

      1. he may exercise the power of the Court under the Companies Acts of 1963-1970 of the Republic of Ireland (the "Irish Companies Acts") of setting a list of contributories;

      2. he may exercise the power of the Court in making calls on contributories;

      3. he may summon general meetings of the Company for the purpose of obtaining the sanction of the Company by resolution for any other purpose as he may think fit;

      4. he has power to pay the debts of the Company;

      5. he has power to adjust the rights of contributories among themselves;

      6. he has power to apply to Court to determine any question arising in the winding-up of the Company (Section 280);

      7. he may apply to the Court to exercise all or any of the powers which the Court might exercise if the Company were wound-up by the Court (Section 280);

      8. to take proceedings against past or present promoters, directors, managers, liquidators or officers of the Company to compel the restoration of money or property or the payment of compensation in respect of misapplication retainer misfeasance or breach of trust; and

      9. to disclaim, with the approval of the Court, onerous or unsaleable property or unprofitable contracts.

DUTIES OF THE LIQUIDATOR

     a.   Collect the assets of the Company.

     b. Establish the extent of liabilities of the Company and pay off the creditors with whatever funds are available.

     c. Take possession of the books and records of the Company and the Company seal.

     d. Change the registered office of the Company to its own registered office.

     e. Write to all individuals dealing with the company, debtors, creditors and banks. Close all bank accounts and transfer all funds to its own bank accounts.

     f. The Liquidator must then be seen to complete the winding-up of the Company under the terms set out in the Irish Companies Acts.

     The Liquidator engagement begins as soon as he is appointed by way of resolution of the stockholders of the Company. If the appointment is not to take effect until the end of that meeting then his appointment commences at that stage.

     Following upon the appointment of Mr. Peter H. Beamish as liquidator the assets of the Company will be distributed by the liquidator to the shareholders of the Company. In this way each holder of ADRs will receive common shares in Ace and his underlying shares will be surrendered to the Company.

IRISH TAX CONSIDERATIONS

  CORPORATION TAX

     There are no Irish corporation tax considerations as the Company is not resident in Ireland and as Mr. Peter H. Beamish the proposed liquidator is not resident in Ireland the Company will not following his appointment be deemed to have become resident in Ireland.

  STAMP DUTY

     Irish Stamp duty at a fixed rate of IRL10 on each document transferring shares in Ace to a stockholder of the Company and is payable by such stockholders. This cost will be discharged by the liquidator out of the assets of the Company.

  IRISH CAPITAL TAXES AND TAXES ON CAPITAL GAINS

     No Irish Capital taxes or taxes on chargeable gains will be payable as a result of the liquidation of the Company.

                     COMPARISON OF BERMUDA LAW TO IRISH LAW

     As a result of the consummation of the Plan, the shareholders of the Company will become shareholders of Atlantic Central Enterprises Limited ("Ace"), a Bermuda company.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF ACE. OUTSTANDING STOCK CERTIFICATES OF THE COMPANY SHOULD BE DESTROYED OR SENT TO THE COMPANY.

     Set forth below is a brief comparison of the more significant differences between Bermuda law and Irish law. Bermuda and Irish law differ in many respects. It is not practical to summarize all of such differences in this Prospectus -- Proxy Statement, but some of the principal differences which could materially affect the rights of shareholders are discussed below.

     Ace is incorporated under the laws of Bermuda. The rights of the holders of shares of Ace are governed by Bermuda law and assuming that there are no other agreements in existence, those rights are governed by the Companies Act 1981 (the "Companies Act") by the Memorandum of Association of Ace (the "Ace Memorandum") and by Ace's Bye-laws (the "Ace Bye-laws").

     Set forth below is certain information concerning the Company's capital stock and a brief summary of certain provisions of the Company's Articles of Association and the Irish Companies Acts, 1963 to 1990. Also below is a summary of certain provisions of the Ace Memorandum and the Ace Bye-laws and a summary of certain material differences between the rights of the holders of the Company's Ordinary Shares and the rights of the holders of Ace's Common Stock. This description and summary does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Association, the Ace Memorandum and the Ace Bye-laws (copies of which have been filed or are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus Proxy Statement is a part). Copies are also available for inspection at the offices of the Company and Ace and O'Donnell Sweeney, 16 Fitzwilliam Place, Dublin 2, Ireland, Irish counsel to the Company.

THE COMPANY

     The Company's authorized share capital is 52,046,576 Ordinary Shares of IRL.01 per share. The Company as of June 30, 1996 had issued and outstanding 16,934,375 Ordinary Shares.

ORDINARY SHARES

     All of the Ordinary Shares issued as of the date of this Prospectus -- Proxy Statement have been credited as fully paid, duly authorized and validly issued. Holders of Ordinary Shares are entitled to receive such dividends as may be recommended by the Board of Directors of the Company and approved by the shareholders and/or such interim dividends as the Board of Directors of the Company may decide. No dividends have been paid on the Ordinary Shares prior to the date of this Prospectus -- Proxy Statement. On liquidation or a winding up of the Company, the assets available for distribution among the holders of ADSs and Ordinary Shares not otherwise represented by ADSs shall be distributed pro rata. The Ordinary Shares have no conversion or redemption rights.

VOTING RIGHTS

     Holders of Ordinary Shares are entitled to one vote per share, either in person or by proxy, at shareholder meetings and five or more shareholders present in person or by proxy, not being less than five individuals, holding not less than 66.6% of the issued Ordinary Shares constitutes a quorum at such meetings. A majority of votes cast in favor of the resolution is required for ordinary resolutions; however, a 75% vote in favor of the resolution is required for the adoption of special resolutions. Variation of the rights relating to a class of Ordinary Shares requires the approval of a special resolution by the class in question. Shareholders do not have cumulative voting rights for the election of directors.

ACE

     The authorized share capital of Ace consists of Common Shares of par value $0.01 each, of which 1,200,000 Ace Ordinary Shares were issued and outstanding as of July 15, 1996.

ORDINARY SHARES

     Holders of Ace Common Shares are entitled to receive such dividends as may be recommended by the Board of Directors of Ace. However, it is not necessary for shareholders to approve the recommendations by the Ace Board of Directors. No dividends have been paid to date. On a liquidation of Ace, the assets available for distribution shall be distributed pro rata to the holders of the Ace Ordinary Shares.

VOTING

     Under Bermuda law, in the absence of any other agreement to the contrary, the voting rights of Shareholders are regulated by a company's Bye-laws. The Ace Bye-laws specify that two persons present in person and representing throughout the meeting, in person or by proxy, at least 5% of the total issued share capital of the Company shall form a quorum for the transaction of business. Any individual Ace Shareholder who is present at a meeting may vote in person, as may any corporation which is present by a duly authorized representative. The Ace Bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with such evidence of its due execution as is satisfactory to Ace's Board of Directors, is delivered to Ace's Registered Office (or at any other place specified in the notice convening the meeting or adjourning the meeting) 48 hours prior to the meeting or in the case of a poll taken subsequently, 24 hours before the appointed time of the poll. Under the Ace Bye-laws (subject to any rights or restrictions otherwise afforded to any shares of Ace) the holders of Ace Ordinary Shares are entitled to one vote per share. Voting occurs by show of hands unless a poll is demanded. Under Ace Bye-laws a poll may be demanded as follows:

          (a) by the Chairman of the meeting;

          (b) by at least three shareholders present in person or represented by proxy, or by any shareholder or shareholders present in person or represented by proxy and holding between them not less than 1/10th of the total voting rights of all the shareholders having the right to vote at such meeting; or by

          (c) any Ace shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares of Ace on which an aggregate sum has been paid up equal to not less than 1/10th of the total sum paid up on all such shares conferring such rights. If a poll is demanded on the election of a chairman or on a question of adjournment, it shall be taken at the meeting. If a poll is demanded on any other question, it shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be considered pending the taking of the poll.

     A majority of votes cast in favor of a resolution is required for most resolutions. However, certain actions, such as the variation of rights attaching to Ace's shares require a 75% vote in favor of the resolution. Variation of rights also requires the approval of a resolution of the class in question. Shareholders do not have cumulative voting rights for the election of directors.

THE COMPANY

     Rights of Dissenting Shareholders. There are no appraisal rights under Irish law.

ACE

     Rights of Dissenting Shareholders. The Companies Act 1981 of Bermuda provides that any shareholder who does not vote in favor of an amalgamation or the acquisition by shareholders holding 95% of the shares, of the remaining 5% thereof, and who is not satisfied that he has been offered fair value for his shares, may within 1 month of the giving of notice of the shareholder meeting, apply to the Bermuda courts to appraise the fair value of his shares. This right is specific to an amalgamation or the purchase of the remaining 5% of outstanding shares and in general there are no appraisal rights under Bermuda law.

THE COMPANY

     Rotation and Appointment of Directors. The Articles of Association of the Company require that a third of the non-executive directors shall retire by rotation at each annual general meeting of the Company. Each of the directors retiring at this time may offer themselves for re-election. The directors may, during the period between annual general meetings of the Company, add additional directors to the Board of Directors of the Company. Directors who are added to the Board in such a fashion must resign at the next annual general meeting and may offer themselves for re-election.

ACE

     Rotation and Appointment of Directors. The Ace Bye-laws provide that each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected or appointed. At every annual general meeting, each of the directors retires and if they so desire, may offer themselves for re-election. The Board may fill any vacancies on the Board created by a retiring director and may appoint additional directors up to a maximum number specified by the Shareholders.

THE COMPANY

     Shareholder Meetings. Under Irish law, a company's annual general meeting of shareholders must take place in the Republic of Ireland and any business transacted at a meeting held in breach of this requirement will be void, unless all shareholders entitled to attend and vote at such meeting consent in writing to the meeting being held elsewhere or alternatively a resolution providing that the meeting be held elsewhere has been passed at the preceding annual general meeting of shareholders. The Articles of Association of the Company permit general annual meetings to be held outside Ireland if the above procedures are followed. Under Irish law, extraordinary general shareholders' meetings may be convened by the Board of Directors or at the request of shareholders holding not less than one-tenth of the paid-up capital of the Company as at the relevant date. An annual general meeting of the Company must be held within 18 months of the date of incorporation and thereafter one in each calendar year so that not more than 15 months shall elapse between one meeting and the next. The Minister for Enterprise and Employment of Ireland may, on the application of any shareholder, call or direct the calling of a general meeting if default is made in holding such a meeting. Irish law requires at least 14 days written notice of a meeting, except that an annual general meeting for passing a special resolution requires at least 21 days written notice.

     Resolutions which may be passed by the members in general meetings are of two kinds, ordinary and special. Ordinary resolutions require that a simple majority of members present in person or by proxy (where voting by proxy is allowed) at the meeting and entitled to vote approve and vote for the resolutions. Special resolutions must be passed by not less than three quarters of the votes in person or by proxy (where voting by proxy is allowed).

ACE

     Shareholder Meetings. Under Bermuda law, an annual general meeting of Ace must be held once in each calendar year at such time and place as any Director or the Board of Directors of Ace shall appoint. The Ace Bye-laws further provide that the Board of Directors may convene a special general meeting whenever in their judgment such meeting is necessary.

     A special general meeting may be called on the request of shareholders holding, at the date of deposit of the request, at least one tenth of such of Ace's paid-up share capital carrying the right to vote. Ace's Board of Directors must proceed to convene a special general meeting within 21 days of the date of deposit of the request. If the Board of Directors fail to do so, the requesting shareholders, or any number of them, representing more than one half of the total voting rights of all of them, may convene a meeting which must be held within 3 months of the date of the deposit of the request.

     At least 5 days' notice of an annual meeting should be given to each shareholder stating the date, place and time of the meeting and as far as practical the business to be conducted at the meeting. Similarly not less than 14 days' notice must be given of any special general meeting of Ace and must state the time, place and the general nature of the business to be conducted at the meeting. A general meeting called by less notice shall be deemed to have been properly called if it is so agreed by all the shareholders entitled to attend and vote thereat in the case of an annual meeting and by a majority of the shareholders in number holding 95% or more in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

THE COMPANY

     Issuance of Shares. Irish law restricts the power of the Board of Directors to allot shares to grant share subscription rights and rights to convert loans or other obligations of a company into shares unless the shareholders pass a resolution conferring such powers on the Board of Directors for periods of up to five years. The Company's shareholders have passed such a resolution. In addition, the Company may not pay, directly or indirectly, a commission in excess of 10% of the price at which shares are issued to any person subscribing for or procuring subscriptions for the Company's shares.

ACE

     Issuance of Shares. Subject to provisions of the Bye-laws, the unissued shares of Ace shall be at the disposal of the Board which may offer, allot or grant options or otherwise dispose of them to such persons at such times and for such consideration upon such terms and conditions as they determine. Furthermore, the Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

     The Board of Directors of Ace have more flexible powers at their disposal with respect to the issuance of shares. The shareholders do not have to pass a resolution conferring powers on the Board of Directors to issue the unissued shares of Ace. The Directors may offer, allow or grant options or otherwise dispose of them to such persons at any such time and for any consideration, paying commission and brokerage conferred.

THE COMPANY

     Substantial Shareholdings. Under the Irish Companies Acts a person who has an interest in 5% or more of the issued voting share capital of a public limited company must notify the company (in a prescribed manner and normally within five business days) of his interest and of certain circumstances and events affecting that interest. In general, such a person must notify changes in his interest above the 5% level and any reduction which takes his interest below 5%. Failure to notify punctually and properly is an offense. Additionally, no right or interest in respect of the relevant shares will be enforceable by the person who fails to notify the company of such an interest, whether directly or indirectly by action or legal proceeding. The courts may remove the restriction but not if the failure to notify was the result of any deliberate act or omission on the part of the applicant. Any interest in an ADS would be regarded as an interest in the Ordinary Shares for this purpose.

ACE

     Substantial Shareholdings. Under Bermuda law there is no general requirement for any person who owns shares in a Bermuda company to notify the company of his interest therein. There is no restriction on the percentage of shares that can be held in a Bermuda company.

THE COMPANY

     Pre-emptive Rights. Irish law provides that issuance of shares for cash (and rights to subscribe for or convert into shares for cash) must be offered, pro rata, to the existing holders of shares. The shareholders may by special resolution eliminate this requirement for periods of up to five years. The Company's shareholders have passed such a resolution.

ACE

     Pre-emptive Rights. Under Bermuda law, no shareholder has a pre-emptive right to subscribe for additional issues of a company's shares unless, and to the extent that such right is expressly granted to such shareholder under the Bye-laws of the company or under any contract between such shareholder and the company. The Ace Bye-laws do not provide for pre-emptive rights and Ace is not a party to any contract with any shareholder providing such rights.

THE COMPANY

     Derivative Action Suits. As a general principle of Irish law, only a company itself can be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the company. Neither an individual shareholder, nor any group of shareholders has any right of action in such circumstances. There are, however, certain exceptions to this principle available under equitable principles on a case-by-case basis. For example, the controlling shareholders cannot perpetrate a fraud on the minority shareholders or commit an act which is illegal or ultra vires. Additionally, if a company purports to act on the strength of a decision by a simple majority where certain decisions call for more than a simple majority, an individual shareholder is entitled to bring suit. In cases where the controlling shareholders will not institute proceedings in the name of the company in those instances where they are properly called for, one or more of the aggrieved minority shareholders may bring what has come to be known as derivative action, namely an action that derives from the injury to the company rather than the injury to individual shareholders. A minority shareholder is also able to initiate proceedings in the name of the Company in certain other limited circumstances.

ACE

     Derivative Action Suits. Under general principles of Bermuda law, only the company itself can be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the Company. Neither an individual shareholder nor any group of shareholders has any right of action in such circumstances. There are however, certain exceptions to this principle in equity for example where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of Ace's Memorandum of Association.

THE COMPANY

     Class Action Suits. In contrast to derivative action, Irish law permits an action by a shareholder in his own right where his personal rights have been infringed. Such a shareholder may commence a suit in a representative capacity on behalf of himself and other affected shareholders of the same class if their rights are identical. Additionally, under Irish law any member of a company who claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised in a manner oppressive to him or any of their members (including himself) or in disregard of his or their interests as members, may apply to the courts for an appropriate order.

ACE

     Class Action Suits. Bermuda law is similar to Irish law with respect to class action suits.

THE COMPANY

     Interlocking and Interested Directors. Irish law provides that it shall be the duty of a director of a company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company to declare the nature of his interest at a meeting of the directors of the company at which that contract is discussed. A director includes a "shadow director," who is any person in accordance with whose directions or instructions the directors are accustomed to act. The Irish law and the Articles of Association of the Company provide, among other things, that a director may not generally vote in respect to any contract or arrangement or any other proposal in which he has any material interest otherwise than by virtue of his interests in shares or other securities of or otherwise in or through the Company. The Articles of Association also provide that if any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote, such question shall be referred to the Chairman of the meeting. Additionally, the Articles of Association provide that the shareholders of the Company may, by Ordinary Resolution, suspend or relax these provisions to any extent to ratify any transaction not only duly authorized by reason of a contravention of the Articles of Association.

     Significant changes have recently been made in Irish law with regard to transactions of a company involving its directors and connected persons, i.e., a director's spouse, immediate family, trustee, guarantor, surety, partner or corporate body controlled by that director. The matters, dealt with include loans, share dealings and disclosures. A sale or purchase of an asset by a director to the company or from the company is void in certain circumstances unless the transaction is approved by the company in general meeting. It is illegal for a company to give a loan or loan type finance to or grant security for a director save in specified circumstances. Where permitted loans are made the director may be held personally liable for the debts of the Company by a court in a winding up and these loans must be disclosed in the accounts of the company. There are also extensive obligations on directors to disclose to the company certain transactions in the company's annual accounts. All directors, shadow directors and secretaries have to disclose any interests in shares in the company or a subsidiary or a holding company of the company. Each company is obliged to keep a register of interests. Interests of spouses or minor children are considered to be interests of a director for purposes of Irish law.

ACE

     Interlocking and Interested Directors. Bermuda law provides that it shall be the duty of the director of a company who is in any way, whether directly or indirectly, interested in a contract with the company to declare the nature of his interest at a meeting of the directors of the company at which that contract is discussed. However, a director may vote in respect of such contract unless the Bye-laws otherwise provide. The Ace Bye-laws also provide that if a question shall arise at a meeting as the materiality of a director's interest or as to the entitlement of any director to vote, such question shall be referred to the chairman of the meeting. Additionally, the Ace Bye-laws provide that the shareholders of the company may by ordinary resolution suspend or relax these provisions to any extent to ratify any transaction. These powers are the name under

Irish law. It is illegal for a company to give a loan to or grant security to a director unless such loan or security has received shareholder approval.

THE COMPANY

     Approval of Consolidated Financial Statements by Shareholders. The Board of Directors is required to submit the Company's consolidated financial statements and a report of their conduct to the shareholders annually for their approval. The shareholders must approve or reject such financial statements.

ACE

     Approval of Consolidated Financial Statements by Shareholders. If all shareholders and directors of Ace agree, either in writing or at a general meeting, that in respect of a particular period no financial statements or auditors report need be presented before a general meeting, then there shall be no obligation on the Directors to prepare and submit financial statements to shareholders for such period.

THE COMPANY

     Purchase of Own Shares. The Company has authority in its Articles of Association to purchase its own shares. This power may not be exercised unless the shareholders of the Company have passed a special resolution giving the Company general authority to purchase its own shares, which the Company has not done.

ACE

     Purchase of Own Shares. Ace has the authority in its Memorandum of Association to purchase its own shares. This power may not be exercised unless the Board of Directors of Ace have approved the repurchase and the provisions of the Companies Act, 1981 of Bermuda regarding the solvency of Ace are satisfied. Ace shareholders have no right to approve the purchase of Ace shares by Ace.

                              NO FRACTIONAL SHARES

     Holders of Ordinary Shares will not receive any fractional Ace Shares. All fractions of Ace Shares which such holders would otherwise be entitled to receive will be rounded to the next lowest whole number if the first decimal place is less than five and rounded up to the next highest whole number if the first decimal place is five or higher.

                       PRICE RANGE OF THE COMPANY'S ADRS

     The Company's ADRs were traded on the NASDAQ Stock Market (Small Cap Market ["NASDAQ"]) and on the Boston Stock Exchange ("BSE") through August 16, 1995. Effective August 17, 1995, the ADRs were de-listed from NASDAQ and the BSE. The ADRs now trade on NASDAQ's OTC Bulletin Board. The Company's ADR's began trading on NASDAQ on March 1,1994. Set forth below is the high and low closing bid and high and low closing asking prices for the ADRs through August 16, 1996 and the closing bid and asking prices thereafter for the periods indicated:

                        PERIOD                                   CLOSING BID             CLOSING ASK
-------------------------------------------------------  ---------------------------     ------------
                         1994                               HIGH             LOW         HIGH     LOW
-------------------------------------------------------  -----------     -----------     ----     ---
First Quarter (March 2 thru March 31)..................     9            7 1/2           9 1/8    7 7/8
Second Quarter.........................................     6 7/8        4 5/8           7 1/4    5
Third Quarter..........................................     5            2               5 3/4    2 1/2
Fourth Quarter.........................................     2 7/8        1               3 1/2    1 3/8

                         1995                               HIGH             LOW         HIGH     LOW
-------------------------------------------------------  -----------     -----------     ----     ---
First Quarter..........................................     1 3/16       1               1        2 1/4
Second Quarter.........................................     1 5/8        1               1 5/8    1 1/8
Third Quarter (July 1 through August 16)...............     1 7/8        1 1/16          2 1/8    1 1/8

                         1995                            CLOSING BID     CLOSING ASK
-------------------------------------------------------  -----------     -----------
Third Quarter (after August 16)........................      15/16       1 3/8
Fourth Quarter.........................................      13/16       1 3/8


                         1996
-------------------------------------------------------
First Quarter..........................................       3/4        1 3/16
Second Quarter.........................................      13/16       1 1/2
Third Quarter..........................................       1/8         5/8
Fourth Quarter (through November 19)...................       1/8         5/8


     On August 17, 1995, the Company's ADR's and warrants were de-listed from the NASDAQ Small Cap Stock Market and the Boston Stock Exchange because the Company was not in technical compliance with the applicable listing requirements. As the result of such de-listing, any broker or dealer effecting a purchase or sale of unlisted ADR's will be required to comply with the "penny stock" rules set forth in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, unless the transaction is otherwise exempt pursuant to specified exemptions contained in such rules. The "penny stock" rules require that, prior to the transaction, the broker or dealer has (i) approved the prospective investor's account for the transaction in the penny stock in compliance with specified procedures and (ii) receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. These requirements may further adversely affect the liquidity of and market for the ADR's.

                            BUSINESS OF THE COMPANY

     The Company had no revenues from continuing operations and has accumulated a deficit as of February 29, 1996 of $6,249,628 after giving effect to the sale of assets described below. The Company made a significant shift in its business direction in recent months through the sale of substantially all of its operating assets and subsequently through the acquisition of a significant interest in a laser vision company. The Company does expect to continue to incur operating losses until such time, if ever, as it derives revenues from operations. There is no assurance that the Company will ever operate profitably.

     On November 1, 1995, the Company sold substantially all of its assets, including the operations and technology acquired from Flora, Inc. on June 30, 1994, to Technical Chemicals and Products, Inc. ("TCPI") in exchange for 786,214 shares of TCPI common stock ("Shares") with a fair value of $11,919,000 after net closing adjustments of $81,000 and the satisfaction by TCPI of a $5,000,000 promissory note previously issued by the Company. As a result of the consummation of this transaction, the Company then owned approximately 9.9% of TCPI's outstanding common shares. In April 1996, the Company sold 210,000 TCPI shares pursuant to the underwritten TCPI public offering described in the next paragraph and received net proceeds of $2,928,697.

     On January 16, 1996, the Company entered into a Supplemental Agreement ("Supplemental Agreement") with TCPI which amends certain provisions of the Asset Purchase Agreement dated as of November 1, 1995 ("Asset Purchase Agreement") between the Company and TCPI and addressing certain additional matters. TCPI has filed a Registration Statement on Form S-1 ("S-1") with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares ("Offering"). Pursuant to the terms of the Supplemental Agreement, the Company agreed to execute a lock-up letter with the representative of the Underwriters providing that it would not sell or otherwise dispose of any of its shares of Common Stock for a period to expire 180 days following the closing date of the Offering. As consideration for the execution of this lock-up agreement, TCPI agreed (i) to terminate an existing lock-up agreement covering Common Stock owned by the Company, executed in connection with the Asset Purchase Agreement; (ii) effective as of the closing date of the Offering, to terminate the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the Asset Purchase Agreement which, among other things, limited the Company's ability to vote or dispose of its shares of Common Stock; (iii) allow the Company to offer for sale 100,000 shares of this Common Stock in the Offering (plus up to an additional 110,000 if the Underwriters' over-allotment option is exercised); (iv) effective as of the closing date of the Offering, issue to the Company a two-year warrant to purchase 100,000 shares of Common Stock at an exercise price equal to the per share Offering price; and (v) to file a registration statement on Form S-3 to register all of the remaining shares of Common Stock owned by the Company after the Offering. All 210,000 shares were sold in the Offering which closed on April 30, 1996.


     On March 31, 1996, the Company acquired a controlling interest in Vista Technologies, Inc. ("Vista"), a publicly traded company. Vista also received equity financing from the Company in a series of transactions. The Company purchased 200,000 Vista shares for $500,000 cash and received 2,060,000 Vista shares and 500,000 Vista Class C Warrants in exchange for a loan to Vista of $750,000 repayable in six months and 200,000 restricted shares of TCPI common stock owned by the Company. The Company acquired an additional 250,000 Vista shares upon the exercise of a warrant received by it in March 1996. See "Certain Transactions." Vista provides photorefractive keratectomy and other laser vision correction facilities and services to the health care industry.


     The mailing address and telephone number of the Company's registered head office are 15/16 Fitzwilliam Place, Dublin 2, Ireland and 011-353-1-662-5222, respectively.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS


         NAME              AGE                       TITLE
-----------------------    ----    ------------------------------------------
Murray D. Watson            52     Chairman of the Board, Chief Executive
                                   Officer, President and Director
Kenneth G. Howling          39     Vice President -- Finance and Chief
                                   Financial
                                   Officer
Paul E. Heney               37     Secretary
Kevin J. Quinn              54     Director(1)
William G. Hutchison        58     Director(1)


---------------

(1) Member of the Audit, Compensation and Nominating Committees.

     All of the above persons have served in their respective capacities since July 30, 1993 with the following exceptions: Mr. Howling began his service on November 8, 1993. Mr. Quinn became a director on March 15, 1996 and Mr. Hutchison became a director on July 2, 1996. No director receives any compensation for his services as such.

     The function of the Audit Committee is to review significant financial and accounting issues, to review the services performed by, and reports of, the Company's independent auditors and to make recommendations to the Board of Directors with respect to these and related matters.

     The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. The Nomination Committee is responsible for making recommendations for vacancies on the Board of Directors.

MURRAY D. WATSON, B.A.SC., M.B.A., CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

     Mr. Watson became the Chairman of the Board and Chief Executive Officer of the Company on July 30, 1993. Prior thereto, he had been the President and Chief Operating Officer of Medipro Sciences Limited since November, 1987. He has over 25 years of experience in the international health care industry including Vice President, Picker International Inc., President, Odyssey Inc., and General Manager, American Hospital Supply Corp. of Canada. As President of the M.D.W. Group Inc., a privately owned merchant banking company since 1985, he has managed a broad spectrum of business ventures. Mr. Watson received his B.A.Sc., in Civil Engineering in 1965 from the University of Toronto and his MBA in 1971 from York University in Toronto, Canada. Mr. Watson is also a director of Vista and is the Vice-Chairman of the Board of Vista. See "The Company" and "Certain Transactions".

KENNETH G. HOWLING, C.P.A., VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL
OFFICER

     Mr. Howling became the Vice President -- Finance and Chief Financial Officer of the Company on November 8, 1993. He served as the Corporate Secretary and Controller for Roberts Company Canada Limited from June 1988 until May 1991 and also served as General Manager from June 1991 to November 1993. Prior thereto, he spent 10 years in financial and general management positions including positions with Smith Kline Beecham, Bencard Allergy Laboratories, McGraw Edison, and Price Waterhouse. He has been involved in acquisitions, corporate restructuring, cash flow management, human resource management, and management information systems. Mr. Howling received his Certified Public Accountant license from the state of New Jersey in 1987 and his B.A. in Accounting from Upsala College in East Orange, New Jersey.

PAUL E. HENEY, B.SOC.SCI., LL.B., M.B.A., SECRETARY

     Mr. Heney became the Secretary of the Company on July 30, 1993. He is an attorney and has practiced in the Toronto, Ontario firm of Heney and Associates since 1991. Between 1985 and 1991 he worked with the

Toronto law firm of Holden Day Wilson. He received his B.Soc.,Sci. in economics from the University of Ottawa in 1981, his LL.B. from the University of Ottawa in 1984 and his M.B.A. in 1985 from York University, Toronto.

KEVIN J. QUINN, BBA, LLM., DIRECTOR

     Mr. Quinn was elected a director of the Company in March 1996. He has been a practicing attorney in Los Angeles, California since 1969.

WILLIAM G. HUTCHISON, B. ENG., P. ENG -- DIRECTOR

     Mr. Hutchison is the Managing Director of Quorum Growth International Limited, located in Singapore. Quorum is a Canadian headquartered company providing expansion capital and strategic management expertise to technology-rich growth companies. Prior to joining Quorum, Mr. Hutchison was National Managing Partner for the Information Technology Practice of Ernst & Young (Canada) and also National Director, Information, Communications and Entertainment Industries and Chairman of the International Telecommunications Industries Practice of Ernst & Young; Chairman & CEO of Informart, Canada's largest multimedia publishing firm and President and CEO of Consolidated Computer Inc., Canada's first computer systems manufacturing firm. Mr. Hutchison has focused much of his 35 year career in pioneering efforts to help establish Canada's advanced technology infrastructure. He was Chairman of the Executive Committee that created CANARIE Inc.; a former Chairman of the Board and he continues as a director. Other positions Mr. Hutchison has held include Vice-Chairman of the Prime Minister's National Advisory Board for Science and Technology; founder, Director and Chairman of the Canadian Advanced Technology Association (CATA); and founder and Director of Precarn Associates Ltd. Mr. Hutchison received his B. Eng. in Electrical Engineering in 1962 from McGill University in Montreal, Quebec.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company entered into a three (3) year management agreement commencing August 3, 1993 (the "TMI Agreement") with Trident Management Inc. ("TMI"). Mr. Watson is a minority shareholder of TMI.

     On February 28, 1994 the TMI Management Agreement was terminated save and except for the option provisions and a three-year employment agreement between the Company and Mr. Watson became effective. On January 22, 1996, the TMI Agreement was terminated, effective November 15, 1995. A new consulting agreement was entered into between the Company and TMI on February 27, 1996, effective November 16, 1995. The new agreement provides that TMI will provide general supervision of the day to day operations and provide consulting services with respect to the worldwide business and affairs of the company and designated Murray D. Watson, a minority shareholder of TMI, to serve as the Company's Chairman of the Board and Chief Executive Officer.

     The agreement provides for annual salary of $225,000 U.S., payable monthly. The annual base salary shall be increased annually at the rate of 10% per annum. TMI shall be entitled to receive an annual performance bonus payable in cash or by mutual agreement by equivalent equity in the amount equal to 100% of the gross annual base remuneration payable during the first year of the term thereof but only in the event that closing price of the Company's ADSs equals or exceeds U.S.$2.00 for any 21 day period (whether or not consecutive) prior to February 28, 1997. With respect to subsequent years, the bonus shall be in an amount agreed upon between the compensation committee of the Company's board of directors and TMI. If the Company terminates the agreement without cause, TMI will be entitled to receive severance payments in an amount equal to the greater of the amounts payable each year for the number of years or part thereof remaining under the contract or 12 months.

     On November 8, 1993, the Company entered into an employment agreement with Mr. Kenneth Howling for a term of three (3) years. On January 22, 1996, this agreement was terminated, effective November 15, 1995. Pinnacle Financial Corporation ("Pinnacle") and the Company entered into a new three year consulting agreement on February 27, 1996, effective November 16, 1995. Pinnacle is wholly-owned by Mr. Howling. The new agreement provides that Pinnacle will provide general supervision of the day to day financial operations and provide consulting services with respect to the worldwide business and affairs of the company and designated Kenneth G. Howling, its sole shareholder, to serve as the Company's Vice President of Finance and Chief Financial Officer.

     The agreement provides for annual salary of $125,000 U.S., payable monthly. The annual base salary shall be increased annually at the rate of 10% per annum. Pinnacle shall be entitled to receive an annual performance bonus payable in cash or by mutual agreement by equivalent equity in the amount equal to 100% of the gross annual base remuneration payable during the first year of the term thereof but only in the event that closing price of the Company's ADSs equals or exceeds US$2.00 for any 21 day period (whether or not consecutive) prior to February 28, 1997. With respect to subsequent years, the bonus shall be in an amount agreed upon between the compensation committee and the Company's board of directors. If the Company terminates the agreement without cause, Pinnacle will be entitled to receive severance payments in an amount equal to the greater of the amounts payable each year for the number of years or part thereof remaining under the contract or 12 months.

     The TMI Agreement and the Pinnacle Agreement described above will be assumed by Ace upon commencement of the liquidation of the Company.

     Effective December 1, 1993, the Company entered into a consulting agreement with Dr. Joseph G. Masterson pursuant to which Dr. Masterson will provide the Company with consulting services including assistance in establishing strategic alliances. This agreement was terminated on January 22, 1996.

     Also on January 22, 1996, the employment or management agreements between the Company, Hooper & Associates of which Mr. Gary R. Hooper is the sole shareholder, Dr. Thomas S. Spencer and Dr. Vithal J. Rajadhyaksha were terminated. Mr. Hooper resigned as the President and Chief Operating Officer of the Company; Dr. Spencer resigned as the Executive Vice President and Chief Technical Officer of the Company; and Dr. Rajadhyaksha resigned as the Vice President -- Pharmaceutical Development of the Company. These transactions were effective November 15, 1995. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, services rendered, severance pay, accepting shares in lieu of cash as payment for salaries in fiscal 1996, the obligations of TMI, Hooper & Associates, Mr. Howling, and Dr. Spencer under promissory notes valued at $741,250 issued in August of 1995 with respect to the purchase of Ordinary Shares were deemed paid in full and TMI was issued 206,250 additional Ordinary Shares valued at $103,125. (See "Certain Transactions").


     Murray D. Watson, through TMI and Kenneth G. Howling, through Pinnacle, are paid compensation for acting as officers and/or directors of Vista at the annual rate of $100,000 U.S. and $60,000 U.S., respectively. The compensation paid by the Company to TMI and Pinnacle is reduced by such amounts. Such compensation commenced on April 1, 1996. Each of TMI and Pinnacle are entitled to a bonus to be reviewed by the Board of Directors of Vista at the end of each fiscal year up to 100% of base compensation.


STOCK OPTION PLANS

     On July 30, 1993, and July 19, 1994, the Board of Directors adopted its 1993 and 1994 Share Option Plans (together, the "Plans"), the purpose of which is to provide the Company's employees, officers and directors with additional incentives to improve the Company's ability to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend.

     The Plans are administered by the Compensation Committee designated by the Board of Directors (the "Committee"), which is comprised of outside directors. The aggregate number of Ordinary Shares reserved for issuance under the 1993 Plan is 550,000 shares, while the aggregate number of Ordinary Shares reserved for issuance under the 1994 Plan is 150,000 shares. Options for a total of 685,000 shares were outstanding and have expired.

     On March 3, 1996, the following options to purchase Ordinary Shares were issued to the persons and entities listed below, all of which have terms of five years:

                                                          NO. OF SHARES         EXERCISE PRICE
                            NAME                       SUBJECT TO OPTION(1)       PER SHARE
        ---------------------------------------------  --------------------     --------------
        Trident Management, Inc......................         350,000               $ 0.50
        Pinnacle Financial Corporation...............         250,000               $ 0.50
        S. Lynda Murtha..............................          33,334               $ 0.50
        Kevin J. Quinn...............................          33,333               $ 0.50
        Paul E. Heney................................          33,333               $ 0.50
        All officers and directors as a group (5
          persons)...................................         700,000

---------------

(1) These options shall vest only in the event that the closing price of the Company's ADS's equals or exceeds U.S. $2.00 in any 21 day trading period (whether or not consecutive) prior to the February 28, 1997.

     Options granted under the Plans are immediately exercisable. The exercise price of the options is determined by the Committee and will be at least 100% of the market price of the Ordinary Shares on the date the option is granted. No awards can be made under the Plans after August 2002. The term of any option will be determined by the Committee, provided that the term may not exceed ten
(10) years from the date of grant. Unless otherwise expressly authorized by the Board, all options will terminate not more than ninety (90) days after termination of the option holder's employment or service with the Company (or one year after such termination because of death or disability). Under certain circumstances involving a change of control of the Company, the Committee may accelerate the exercisability and termination of the option.

                             PRINCIPAL SHAREHOLDERS

     The Company has outstanding 16,934,375 Ordinary Shares as of August 31, 1996. Such total excludes Ordinary Shares issuable upon the exercise of outstanding Class A, Class B, Class C and Class D Warrants.

     The following table sets forth the Company's Ordinary Shares beneficially held as of the date of this Prospectus by (i) each person known by the Company to beneficially hold 5% or more of such shares, (ii) each director and officer of the Company, and (iii) all officers and directors as a group. All of the persons and groups shown below have voting and investment power with respect to the shares indicated.

                                                                                          PERCENTAGE
                                                                                           NUMBER OF
                                                                   ORDINARY SHARES        OUTSTANDING
                                                                BENEFICIALLY OWNED(1)       SHARES
                                                                ---------------------     -----------
Trident Management Inc.(2)....................................          880,339               5.2%
Murray Watson.................................................              -0-                --
Paul E. Heney.................................................          302,500               1.7%
Kenneth G. Howling............................................          256,750(3)            1.3%
Pinnacle Financial Corporation(3).............................          143,750                 *
Kevin J. Quinn................................................          116,408                 *
All officers and directors as a group (5 persons).............        1,555,997               9.2%

---------------

 *  Less than .1%

(1) Unless otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the person or entity in the table above. The address for each beneficial holder is c/o the Company, 15/16 Fitzwilliam Place, Dublin 2, Ireland.

(2) Mr. Watson is a minority shareholder of Trident Management Inc. Mr. Watson disclaims beneficial ownership of such shares and options.


(3) Includes 143,750 shares owned by Pinnacle Financial Corporation.


(4) Mr. Howling is a controlling shareholder of Pinnacle Financial Corporation and is the beneficial owner of these shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth in the prescribed format the compensation paid the Company's Chief Executive Officer and the executive officers of the Company who received total annual salary and bonus for the fiscal year ended February 29, 1996 in excess of $100,000 for services rendered in all capacities during the Company's last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION                -------------------------
                                     ------------------------------------       SECURITIES
                                                             OTHER ANNUAL       UNDERLYING      ALL OTHER
  NAME AND COMPENSATION              SALARY       BONUS      COMPENSATION        OPTIONS         OPTIONS
   PRINCIPAL POSITION      YEAR        ($)         ($)           ($)               (#)             ($)
-------------------------  ----      -------      -----      ------------       ----------      ---------
Murray D. Watson           1996      211,719(1)    --           309,375(1)(2)     N/A            N/A
Gary Hooper                1996      128,333(3)    --           160,000(4)
Thomas Spencer             1996       99,167       --           140,000(5)
Kenneth Howling            1996      117,917(6)    --           115,000(7)

---------------

(1) This amount was paid to TMI in which Mr. Watson is a minority shareholder.

(2) Represents 257,813 Ordinary Shares valued at $0.80 per share and 206,250 Ordinary Shares valued at $0.50 per share which were issued to TMI in which Mr. Watson is a minority shareholder.

(3) Includes $15,000 paid to a consulting company in which Mr. Hooper is the sole shareholder.

(4) Represents 200,000 Ordinary Shares valued at $0.80 per share.

(5) Represents 175,000 Ordinary Shares valued at $0.80 per share.

(6) Includes $38,333 paid to a consulting company in which Mr. Howling is the sole shareholder.

(7) Represents 146,750 Ordinary Shares valued at $0.80 per share issued to a consulting company in which Mr. Howling is the sole shareholder.

     The following tables set forth certain information in the prescribed format with respect to options granted and exercised under the Company's various stock option plans during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                                                                 REALIZABLE
                                                                                  VALUE AT
                                                                                   ASSUMED
                                        % OF                                       ANNUAL
                                        TOTAL                                     RATES OF
                       NUMBER OF       OPTIONS                                   STOCK PRICE
                       SECURITIES      GRANTED                                   APPRECIATION
                       UNDERLYING        TO                                      FOR OPTION
                        OPTIONS       EMPLOYEES                                    TERM(1)
                        GRANTED       IN FISCAL     EXERCISE      EXPIRATION     -----------
    NAME                  (#)         YEAR (%)      PRICE ($)        DATE        5%      10%
    ----               ----------     ---------     ---------     ----------     ---     ---
Murray D. Watson         -0-           N/A           N/A            N/A          N/A     N/A
Gary Hooper              -0-           N/A           N/A            N/A          N/A     N/A
Thomas Spencer           -0-           N/A           N/A            N/A          N/A     N/A
Kenneth Howling          -0-           N/A           N/A            N/A          N/A     N/A

---------------

(1) Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. Such amounts are based on the assumption that the named person hold the options for their full 10-year term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF UNDERLYING
                                                                SECURITIES
                                                            UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                                         AT FY- END  AT FY- ENDED(1)     IN THE MONEY OPTIONS
                    SHARES ACQUIRED    VALUE REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
    NAME            ON EXERCISE (#)         ($)             ($)            ($)            ($)            ($)
    ----            ----------------   --------------    ---------------------------   ---------------------------

Murray D. Watson          None               N/A             0             0               0             0
Gary Hooper               None               N/A             0             0               0             0
Thomas Spenser            None               N/A             0             0               0             0
Kenneth Howling           None               N/A             0             0               0             0

---------------

(1) The amounts in this column are calculated using the difference between the closing market price of the Company's ordinary shares at the Company's 1996 fiscal year-end and the option exercise prices.

                              CERTAIN TRANSACTIONS

     On July 30, 1993, pursuant to an Agreement for Purchase of Assets, as amended, TPR acquired from Synorex Incorporated, a Delaware corporation ("Synorex"), substantially all of the assets of Synorex, consisting primarily of patents and patent applications relating to certain skin penetration enhancer technologies in exchange for 2,046,576 TPR Class B Preferred Shares. After February 28, 1994, such TPR Class B Preferred Shares were exchanged for 300,000 Ordinary Shares of the Company held by TPR. The 300,000 Ordinary Shares may not be sold or transferred for a period of up to one (1) year after February 28, 1994 without the prior written consent of Westfield Financial Corporation, one of the underwriters of the Company's initial public offering.

     In connection with the Synorex transaction, Dr. Vithal J. Rajadhyaksha ("Dr. Raj"), the principal inventor of the Synorex technology, entered into a Consulting and Non-Compete Agreement ("Consulting Agreement") with TPR pursuant to which Dr. Raj agreed to provide part time technical consulting services to TPR through December 31, 1996. In connection with the TPR License described below, the Consulting Agreement was assigned to the Company. Thereafter, the Consulting Agreement was terminated and Dr. Raj entered into an employment agreement with the Company. See "Management -- Employment and Consulting Agreements."

     On July 30, 1993, TPR completed the private placement of 1,250,000 of its Class A Preferred Shares, for with TPR received aggregate gross proceeds of $5,000,000. Also on July 30, 1993, TPR contributed $4,387,500 to the Company in exchange for 1,250,000 Units, each of which was comprised of one (1) Ordinary Share, one-half of a Class A Warrant, and one-quarter of a Class B Warrant. See "Description of Capital Stock."

     The Company entered into the TPR License Agreement dated July 30, 1993, with TPR pursuant to which TPR granted the Company an exclusive, fully paid, worldwide license to sublicense, develop, manufacture, use and sell all of the skin penetration enhancer technologies which TPR purchased from Synorex. As consideration for the license, the Company paid the following to TPR:

        (1)..........................................   $300,000;
        (2)..........................................   600,000 Units;
        (3)..........................................   2,400,000 Class C Warrants; and
        (4)..........................................   500,000 Class D Warrants.

     For a description of the Class C Warrants and the Class D Warrants, see "Description of Capital Stock -- Warrants."

     TPR may be deemed to be a promoter of the Company in view of the foregoing transactions.

     On July 30, 1993, the Company entered into a Share Exchange Agreement ("Exchange Agreement") with Medipro and each of its shareholders pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of Medipro in exchange for 2,309,432 Ordinary Shares of the Company. The former Medipro shareholders received registration rights with respect to such shares, which rights become exercisable on or after July 30, 1995. The majority of the Company's current directors were nominated by former Medipro shareholders.

     EC/American Ltd. a consulting firm, received from TPR fees of $262,500 and a payment of $50,000 for expenses as partial consideration for management consulting services rendered in connection with the development and implementation of TPR's licensing, acquisition and restructuring strategies. Such amounts were paid from the proceeds of the TPR Private Offering. In addition, EC/American Ltd. received Class D Warrants from TPR to acquire up to 500,000 Units which warrants EC/American Ltd. transferred to certain individuals.

     On November 30, 1993, the Company entered into a license agreement with Genetronics pursuant to which the Company acquired the exclusive world wide license to exploit electrofusion patents and technological know-how developed by Genetronics for the purpose of developing and selling transdermal drug delivery systems, excluding cosmetic applications. The Company paid a license fee of $150,000 and is required to pay royalties to be mutually agreed by the parties on a product by product basis. The agreement also provides that Genetronics shall have the right to manufacture certain components that the parties expect will be incorporated in drug delivery systems which include these technologies.

     On March 7, 1994, the Company completed its initial public offering in the United States of ADRs and warrants generating gross proceeds of $3,715,000 (the "ADS Offering").

     On June 13, 1994, the Company acquired a total of 1,319,996 common shares of Cangene Corporation ("Cangene") from Arca Investments Inc. ("Arca"). In payment for these shares, the Company issued a total of 439,999 of its Ordinary Shares, on the basis of one Ordinary Share for each three shares of Cangene held by Arca. The Company agreed to register 439,999 Ordinary Shares (which will be represented by ADRs) issued to Arca and has filed this Registration Statement under the U.S. Securities Act of 1933, as amended. This acquisition was completed as part of a bid by the Company to acquire all of the common shares of Cangene which was subsequently withdrawn. The Cangene shares acquired have since been sold by the Company. (See "Managements Discussion and Analysis of Results of Operations and Financial Condition").

     On June 30, 1994, the Company acquired from Flora substantially all of the assets of Flora and assumed certain specified liabilities arising after June 30, 1994. The acquired business ("Business") primarily relates to the research and development of (i) passive transdermal systems, (ii) a periodontal delivery system and (iii) a buccal system, each for the systemic delivery to humans of therapeutic drugs and compounds.

     In exchange for the Business, the Company issued a two year senior secured convertible promissory note in the amount of $5,000,000 (the "Note"). The principal amount of the Note was due and payable on June 30, 1996. The Note was secured by a pledge of all of the assets acquired from Flora. Such assets were transferred at the direction of the Company directly to PP Holdings, Inc. a wholly owned subsidiary of the Company, on June 30, 1994.

     On July 6, 1994, the Company entered into an Agreement with LDI, Inc. ("LDI") pursuant to which LDI has provided lease financing in the Canadian dollar equivalent amount of $750,000 which will be utilized by the Company to purchase prototype manufacturing equipment costing $1,100,000. The balance of the acquisition costs, approximately $350,000, has been paid by the Company in the form of deposits. The equipment supplier has agreed with LDI to repurchase the equipment if the Company defaults on its lease payments. The Company was required to provide LDI with a letter of credit for the difference between the repurchase amount and the lease amount. In September 1994, the Company terminated the lease arrangement. In full and complete settlement of all claims regarding this matter, on December 16, 1994, the equipment lessor drew down the letter of credit, received a further CDN.$25,000 and accepted delivery of 86,908 common shares of Cangene from the Company. (See "Management's Discussion and Analysis of Results of Operations and Financial Condition").

     The Company entered into agreements with Pharmacia AB of Sweden in December 1994 pursuant to which it sold to Pharmacia the nicotine patch and buccal patent rights and know-how acquired from Flora in June 1994. The terms of the sale included a cash payment to the Company of $1,250,000 and on-going royalties tied to the revenue generated from the commercialization of these patent rights. The agreements with Pharmacia entitle the Company to a royalty on the sale by Pharmacia of certain second generation nicotine patches to be developed by Pharmacia, as well as a non-exclusive license, with right of sublicense, to use the patent rights sold by the Company to Pharmacia.

     On May 24, 1995, August 14, 1995, August 23, 1995, September 13, 1995 and
September 25, 1995, the Company had closings of a private placement of 1,699,400 shares ("Placement Shares") of its Ordinary Shares at a price of $1.00 per share for net proceeds of $1,486,777. The Placement Shares were issued to 35 investors. The Company granted registration rights to the purchasers of the Placement Shares and has filed a separate Registration Statement with respect to the Placement Shares. 2,150,000 Class C Warrants were retired in connection with this private placement.

     In March 1995, the Company concluded a private placement of 2,150,000 Ordinary Shares to 16 investors. The Company received net proceeds of $1,075,000 from this private placement. 2,150,000 Class C Warrants were retired in connection with respect to this private placement.


     On May 25, 1995, the Company declared bonuses valued at an aggregate of $261,250 to Messrs. Watson, Hooper, Spencer and Howling pursuant to their respective employment agreements or consulting agreements, as the case may be, with the Company in respect of the fiscal year ended February 28, 1995. One third of each bonus was paid in cash and the balance paid in an aggregate of 174,167 Ordinary Shares valued at $1.00 per share. During the fiscal year ended February 29, 1996, senior management received an aggregate of 423,627 ordinary shares at an equivalent price of $.50 per share in lieu of receiving salary or consulting fees which were billed to the Company for an aggregate of $211,813.

     On June 28, 1995, the Company's Board of Directors authorized the issuance of an aggregate of 926,563 Ordinary Shares to the following persons or entities, all of which are either officers, directors or affiliates of officers and directors of the Company. The price per share was $.80 representing a discount of 20% from the market price on the date the Board of Directors authorized the issuance thereof as follows:

                         NAME                       NUMBER OF SHARES      SUBSCRIPTION PRICE
        --------------------------------------  ------------------------  ------------------
        Trident Management, Inc...............   257,813 Ordinary Shares       $206,250
        Hooper & Associates, Inc..............   200,000 Ordinary Shares        160,000
        Thomas Spencer........................   175,000 Ordinary Shares        140,000
        Pinnacle Financial Corporation........   143,750 Ordinary Shares        115,000
        Lennart Perlhagen.....................    50,000 Ordinary Shares         40,000
        Malcolm Rowe..........................    50,000 Ordinary Shares         40,000
        Joseph Masterson......................    50,000 Ordinary Shares         40,000

     Each person or entity executed a promissory note in the amount set forth above which was secured by a pledge of the shares received by them. The shares were issued at a discount because the shares could not be sold until the promissory note was satisfied.

     On January 22, 1996, the employment or management agreements between the Company and each of the above persons or entities were terminated effective November 15, 1995. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, accepting shares in lieu of cash as payment for salaries in fiscal 1996, severance pay and/or the granting of a bonus for fiscal 1996, the obligations of the above persons or entities under such promissory notes valued at $741,250 were deemed paid in full and TMI was issued 206,250 additional shares.

     During March 1996, the Company and Vista Technologies Inc. ("Vista") consummated certain agreements pursuant to which Vista received equity financing from the Company in a series of transactions and the Company acquired a controlling equity interest in Vista. These definitive agreements are summarized as follows:

Stock Purchase Agreement for $500,000

     On March 21, 1996, Vista and the Company consummated a Stock Purchase Agreement which provided for 200,000 newly issued shares of Vista common stock to be sold to the Company for a cash price of $500,000, or $2.50 per share. These funds were part of the proceeds of a private placement of 2,150,000 Ordinary Shares, the net proceeds of $1,075,000 were received by the Company on March 21, 1996.

Exchange of Shares by Certain Stockholders

     Three Vista stockholders, including Therapeutic Patch Research N.V. ("TPR"), Saliva Research Limited ("SRL") and Westcliff Partners Inc. ("WPI"), agreed to exchange a total of 900,000 shares of Vista's outstanding common stock owned by TPR, SRL and WPI for 4,500,000 newly issued Ordinary Shares of the Company in a privately-negotiated transaction. The transaction was consummated on March 21, 1996.

The Company relied upon the transactional exemption afforded by Regulation S in connection with this private placement.


Exchange Agreement with Vista

     On March 1, 1996, the Company and Vista executed an agreement ("Exchange Agreement") which was consummated on March 21, 1996.

     Under the Exchange Agreement, Vista delivered 2,060,000 newly issued shares of Vista common stock to the Company at a stated value of $5,150,000, or $2.50 per Vista share, plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received from the Company (i) an interest-free note due in six months from the Company in the principal amount of $750,000, and (ii) 200,000 shares of TCPI common stock currently held by the Company at a stated value at July 19, 1996 of $10.25 per TCPI share.


     As additional consideration for these transactions, the Exchange Agreement granted the Company an option exercisable at any time on or before September 30, 1996 to purchase up to an additional 250,000 newly issued shares of Vista's Common Stock at an option exercise price of $2.50 per share in cash (the "Six Month Option"). In July and October 1996, the Company acquired 250,000 Vista shares upon exercise of the Six-Month Option.


     The 500,000 Class C Warrants issuable to the Company under the Exchange Agreement each represent the right to purchase one (1) share of Vista's Common Stock during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised. In each instance, the exercise price per share will be determined by the average of the quoted closing prices for the Common Stock in the over-the-counter market during the month of January immediately preceding the date Class C Warrants or any portion thereof are exercised, except that the Class C Warrant exercise price per share will not in any event exceed $10.00 per share of Common Stock. The exercise price and number of shares issuable on exercise of Class C Warrants are subject to adjustment in certain events to prevent dilution in the event of any subsequent stock split, stock dividend, reclassification or recapitalization affecting the outstanding Common Stock as a class.

CHANGE IN CONTROL AND OTHER INFORMATION

     As a result of the agreements described above, the Company acquired a controlling interest in Vista.


     As of October 15, 1996 (but without giving effect to other common stock reserved for outstanding stock options, warrants, conversion or exchange of debt obligations), there were approximately 7,676,112 Vista shares outstanding. Of that amount, 3,410,000 Vista common shares, or approximately 44.4% of the total then outstanding, are owned by the Company and the Company holds Class C Warrants to purchase an additional 500,000 Vista shares. Vista and the Company anticipate this percentage ownership may be reduced in the near future as Vista issues additional common shares in connection with its sponsorship of additional Regional Joint Ventures currently in various stages of negotiation and for a planned private placement offering of Vista securities for Vista's own account.


     Vista entered into a registration rights agreement at the closing the Exchange Agreement. This agreement grants the Company certain "piggy-back" registration rights in the event Vista files registration statements covering offerings of its securities under the Securities Act of 1933. In addition, the Company will have the right on one occasion after March 31, 1997 to demand that all or a portion of the Vista common stock held by the Company as a result of the Stock Purchase Agreement, the Exchange Agreement and issuable upon exercise of Class C Warrants be registered under the Securities Act of 1933. Any such registration of Vista common stock for the account of the Company will be at Vista's expense.

     Murray D. Watson has served since July 1993 as Chairman of the Board, Chief Executive Officer and a director of the Company. He is also a director of Vista since January 31, 1994. On February 16, 1996, Mr. Watson was elected Vista's Vice Chairman of the Board and Kenneth G. Howling, Vice President and Chief Financial officer of the Company, was elected Vista's Treasurer and Chief Financial Officer. In each case, their election as Vista officers was subject to a condition that definitive agreements for the contemplated transactions between Vista and the Company be executed, which events occurred on March 1, 1996.

     The transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement were authorized and approved by the boards of directors of the Company and Vista at a board meeting held in February 1996 attended by all of the Company's and Vista's then directors. The Boards approved the Stock Purchase Agreement and Exchange Agreement transactions with knowledge and disclosure of the proposed exchange by TPR, SRL and WPI of 900,000 shares of Vista common stock with the Company. Messr. Watson and Rowe, each a director of the Company, abstained from voting on the proposed transactions due to there being directors of Vista and in the case of Mr. Watson, because of his position as the Chief Executive Officer and a director of the Company.

$800,000 SECURED LOAN FROM PHARMA PATCH PLC

     On August 26, 1996, Vista borrowed $800,000 from the Company in exchange for an 8% Secured Promissory Note (the "8% Secured Note"). Vista's assets include 200,000 restricted shares of Technical Chemicals and Products, Inc. common stock (the "TCPI Shares") which were registered under the Securities Act of 1933 on June 20, 1996 for possible resale by Vista after approximately October 23, 1996. The TCPI Shares have been pledged as collateral by Vista to secure its obligations under the 8% Secured Note.


     Principal and interest on the 8% Secured Note are payable on December 31, 1996, or earlier in the event Vista elects to sell all or any portion of its interest in the TCPI Shares. In the event net proceeds from a sale of a portion of the TCPI Shares is insufficient to provide for full payment of the 8% Secured Note, the unpaid balance of the 8% Secured Note will remain due on its original maturity date of December 31, 1996 or earlier in the event of a subsequent sale of TCPI Shares for the account of Vista. In November 1996, the 8% Secured Note was amended to provide that the proceeds from the sale of the TCPI Shares by Vista will be allocated 50% to the Company and 50% to Vista.


     The original maturity date of the 8% Secured Note may be extended by Vista up to two times, for an additional six months each, so long as Vista pays all accrued interest at the date of each renewal and is not otherwise in default on its loan obligations. The Company has the right to accelerate the maturity date of the loan if the fair value market of TCPI Shares pledged as collateral falls to less than 150% of the unpaid principal of the 8% Secured Note unless Vista, within five business days after notice, prepays a sufficient amount of the note principal so that the fair market value of TCPI Shares then pledged as collateral is not less than 150% of the remaining unpaid principal of the 8% Secured Note.

     On September 7, 1996, the Company's Board of Directors authorized the issuance of an aggregate of 650,000 Ordinary Shares to the following persons or entities listed below, all of which are either officers, directors or affiliates of officers and directors of the Company as compensation for services rendered in connection with the Plan of Reorganization and related matters.

                                      NAME                                NO. OF SHARES
        ----------------------------------------------------------------  -------------
        Trident Management, Inc.                                             190,000
        Pinnacle Financial Corporation                                       150,000
        Paul E. Heney                                                        115,000
        Kevin J. Quinn                                                       115,000
        William G. Hutchison                                                  75,000

     The Company will record expense associated with this issuance calculated using the fair value of Ordinary Shares on the date of the grant date.

                            DESCRIPTION OF PROPERTY


     The Company leases an approximately 1,000 square foot office for administrative purposes on a month to month basis in Toronto, Ontario, Canada, at a monthly rental of $1,640.

                               LEGAL PROCEEDINGS

     The Company is not involved in or aware of any legal proceedings.

                                DIVIDEND POLICY

     The Company has never declared or paid any dividends on its Ordinary Shares since inception. Pursuant to Irish law, the directors can pay interim dividends on Ordinary Shares and the right to declare a final dividend is reserved to the shareholders of a company at the annual general meeting of the shareholders, although such dividend cannot exceed the amount recommended by the Board of Directors.

                             CHANGES IN ACCOUNTANTS

     The Company changed its independent accountants in April 1996. The accounting firm of Ernst & Young acted as principal independent public accountants to audit the consolidated financial statements of the Company for its fiscal years ended February 28, 1995 and 1994. Effective April 1, 1996, the Company's Board of Directors accepted the resignation of its independent certifying public accountants, Ernst & Young. The Company's Board of Directors participated in and approved the decision to change independent accountants.

     The reports of Ernst & Young on the consolidated financial statements of the Company for the fiscal years ended February 28, 1995 and 1994, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles, except as follows: The reports of Ernst & Young on the Company's consolidated financial statements for its fiscal years ended February 28, 1995 and 1994 contained a paragraph expressing certain doubts about the Company's ability to continue as a going concern.

     In connection with its audits for the fiscal years ended February 28, 1995 and 1994, there have been no disagreements of the Company with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their report on the financial statements for such year. During the periods described above and through May 6, 1996, there have been no reportable events as that term is defined in Regulation S-K, Item 304(a)(1)(v) promulgated by the Securities and Exchange Commission.

     The Company requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of such letter was filed with the Securities and Exchange Commission.

     On May 6, 1996, the Company engaged the services of the independent public accounting firm of KPMG Peat Marwick LLP to act as the principal independent accountants as to the Company's consolidated financial statements for its most recent fiscal year ended February 29, 1996. Prior to engaging KPMG Peat Marwick LLP, the Company did not consult its new independent public accountants as to the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the Company's financial statements.

                          DESCRIPTION OF THE WARRANTS

     The Company has outstanding (a) 897,000 Class A Warrants exercisable to purchase 897,000 Ordinary Shares and 897,000 Class B Warrants, (b) 1,015,425 Class B Warrants exercisable to purchase 1,015,425 Ordinary Shares, (c) 789,875 Class C Warrants exercisable to purchase 789,875 Units (consisting of one-half of Class A Warrant and one-quarter of a Class B Warrant), and (d) 500,000 Class D Warrants exercisable to purchase 500,000 Class D Warrants exercisable to purchase 500,000 Units (collectively, the "Warrants").

     CLASS A WARRANTS

     The Class A Warrants are exercisable until February 28, 1999. Every Class A Warrant entitles the holder to purchase one ADS and receive one Class B Warrant at an exercise price of $1.92 per Class A Warrant, subject to adjustment under certain circumstances.

     CLASS B WARRANTS

     The Class B Warrants are exercisable until February 28, 1999. Each Class B Warrant entitles the holder to purchase one ADS at an exercise price of $2.31 per share, subject to adjustment under certain circumstances.

     CLASS C WARRANTS

     Each Class C Warrant is exercisable to purchase one Unit consisting of one ADS, one-half of a Class A Warrant and one-quarter of a Class B Warrant at an exercise price of $3.89 per Unit. The Class C Warrants are not exercisable until
(i) the Company generates revenues in excess of $10,000,000 in any one fiscal year or (ii) the Units, or the sum of their components trade a price equal to $12.00, for a period of 14 consecutive trading days. The Class C Warrants expire on February 28, 1999.

     The Class C Warrants are exchangeable at the option of the warrant holder(s) for Units of the Company on a formula basis, reflecting the spread between the exercise price of the Warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the Warrant holder(s).

     CLASS D WARRANTS

     Each Class D Warrant is exercisable to purchase one Unit consisting of one ADS, one-half of a Class A Warrant and one-quarter of a Class B Warrant. The Class D Warrants became exercisable commencing May 29, 1994. The exercise price per Class D Warrant is $1.54. The Class D Warrants expire on July 30, 1997.

     The Class D Warrants are exchangeable at the option of the warrant holder(s) for Units of the Company on a formula basis, reflecting the spread between the exercise price of the Warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the Warrant holder(s).

     REDEMPTION

     The Company may, on 30 days written notice, redeem each Class A and Class B Warrant then issued and outstanding commencing March 1, 1995 for $0.10 per Warrant, provided that the closing bid price per Ordinary Share shall have exceeded $7.50 in the case of the Class A Warrants and $9.00 in the case of the Class B Warrants for 30 consecutive trading days prior to notice of redemption. The Class A and Class B Warrants can be exercised up to the last business day preceding the redemption date. The Class C and Class D Warrants are not redeemable by the Company.

     GENERAL

     The Warrants may be exercised during their respective exercise periods upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date) of such warrants at the office of the Depository, with the form of Election of Purchase on the reverse side of the Warrant certificate completed and executed, as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

     The Warrants do not confer upon the holders any voting or any other rights as a shareholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

     No Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a current prospectus covering the issuance of Units, ADS and Warrants issuable upon exercise of the Warrant and the issuance of Shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of ADSs representing Ordinary Shares upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

     No fractional Ordinary Shares or ADSs will be issued upon exercise of the Warrants. However, if a holder exercises all warrants then owned of record by him, the Company will pay to that holder, in lieu of the issuance of any fractional shares that are otherwise issuable, an amount of cash based on the market value of the ADSs on the last trading day before the exercise date.

     WARRANT AGENT

     The warrant agent for the Warrants is the Bank of New York, 101 Barclay Street, New York, New York 10286 (the "Warrant Agent").

     The Warrants were issued pursuant to a warrant agreement between the Company and the Warrant Agent.

     In connection with the Company's initial public offering in March 1994, the Company sold to Westfield Financial Corporation, the Underwriter and its designees, for an aggregate of $10.00, warrants (the "Underwriter's Warrants") to purchase up to 100,000 ADSs at $9.90 per ADS, 50,000 Class B Warrants at $0.165 per B Warrant and 50,000 Class C Warrants at $0.165 per C Warrant. The Underwriter's Warrants could not be transferred until February 28, 1995, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four year period commencing February 28, 1995 (the "Warrant Exercise Term"). The exercise price of the Underwriter's Warrants and the number of Ordinary Shares issuable upon exercise of the Underwriter's Warrants are subject to adjustment under the anti-dilution provisions contained in the Underwriter's Warrants. The Company has also granted certain registration rights to the holders of the Underwriter's Warrants.

     During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's ADRs. To the extent that the Underwriter's Warrants are exercised, dilution to the equity interests of the Company's shareholders will occur if, at the time of exercise, the Company's book value exceeds the exercise price. Further, the terms upon which the Company will be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants.

                               BUSINESS OF VISTA

INTRODUCTION

     Certain information in this Proxy Statement -- Prospectus includes forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties including, but not limited to, market acceptance of new technologies, the sufficiency of financial resources available to Vista and its corporate affiliates, economic, competitive, governmental and technological factors affecting Vista operations, markets, services and prices, and other factors described in this Proxy Statement -- Prospectus and in prior Vista filings with the Securities and Exchange Commission. The Vista's actual results could differ materially from those suggested by any forward-looking statements as a result of such risks.


     Vista, through its European operating subsidiaries and joint venture interests in other affiliated companies in the United States and Canada, is primarily engaged in providing access to advanced laser vision correction ("LVC") equipment and support services (collectively "LVC Services") for use by licensed ophthalmologists in the treatment of refractive vision disorders. Computer-controlled excimer lasers can be used to treat refractive vision disorders such as nearsightedness and astigmatism to eliminate or reduce the need for corrective lenses. Vista's subsidiaries and affiliates provide individual physicians and group ophthalmic practices with shared access to laser equipment, thus eliminating capital costs, investment risk and maintenance of such equipment by the health care professional. LVC Services provided by the Company's subsidiaries and affiliates also include various support services, such as physician and staff training, technical support services, equipment maintenance, billing and accounting and other administrative services.



     Vista's European operating subsidiaries have owned and operated excimer laser facilities in Italy and Sweden since 1992 and 1994, respectively, and currently maintain six excimer lasers in use at outpatient surgical centers, four in Italy and two in Sweden. See "European Operating Subsidiaries" below.



     In anticipation of recent approvals by the United States Food and Drug Administration ("FDA") of excimer laser technology and equipment supplied by two manufacturers to treat certain refractive vision disorders, Vista developed a strategic plan commencing in June 1995 to organize and sponsor additional companies to provide LVC Services in the United States and Canada through regional joint venture alliances with certain prominent ophthalmologists. A key part of Vista's strategy for expansion in the United States and Canada is to develop, invest in, and act as a consultant to, regional joint venture companies ("Regional Joint Ventures") that are to be independently financed and offer advantages of equity incentives and management control to skilled and prominent ophthalmologists experienced in a variety of LVC treatments, procedures and post-operative care. To date, Vista has organized and sponsored five Regional Joint Ventures in various stages of development including four which have commenced operations in 1996, collectively with an excimer laser at each of six locations. See "North American Regional Joint Venture Investments and Affiliations".


     During March 1996, Vista completed equity financing transactions with the Company that resulted in a change in control of Vista. See "Agreements with the Company for Equity Financing and Change in Control" below.

     In July 1995, Vista abandoned efforts to acquire control of Medical Development Resources, Inc. ("MDRI") and wrote off $5,643,000 of prior investments in MDRI and its subsidiaries at the end of its prior fiscal year on March 31, 1995. The joint venture operations of an excimer laser clinic in London, England were discontinued in June 1995 in response to unfavorable local pricing for PRK procedures due to overcrowding of the market, a history of unprofitable operations and a change in business strategy of the joint venture partner.

     Vista was incorporated under the laws of Nevada on June 15, 1992 and its principal office is located at 167 South San Antonio Road, Suite 9, Los Altos, California 94022, telephone number (415) 947-1750.

BACKGROUND AS TO LASER VISION CORRECTION SYSTEMS

     Advanced LVC equipment supplied by various manufacturers has been commercially available in recent years for use in foreign countries, including Canada and various countries in Europe, among others. Two U.S. manufacturers, Summit Technology, Inc. ("Summit") and VISX, Incorporated ("VISX"), recently received

FDA pre-market approval in October 1995 and March 1996, respectively, for use of the Summit SVS Apex excimer laser system and VISX's excimer laser systems Models "B" and "C" to perform photorefractive keratectomy ("PRK") to treat low to moderate myopia (nearsightedness). PRK is a form of LVC treatment involving the use of an excimer laser to reshape the cornea, thereby adjusting refractive power of the eye. Excimer lasers manufactured by Summit and VISX have also been approved for use in the United States and other countries to treat a number of pathological superficial corneal disorders in a procedure called phototherapeutic keratectomy ("PTK").

     Other LVC procedures employed in Canada and other foreign countries include the use of excimer lasers to perform a procedure known as laser in situ keratomileusis ("LASIK") and holmium lasers for laser thermalkeratoplasty ("LTK") and laser sclerostomy ("LS") procedures. LASIK is primarily prescribed for treatment of hyperopia (farsightedness), astigmatism and extreme myopia; LTK may be prescribed for instances of mild hyperopia and astigmatism; and LS is used for treatment of symptoms of glaucoma. In May 1996, the FDA advised U.S. eye care professionals that LASIK and bilateral surgery (treatment of both eyes at the same time) are outside the scope of currently FDA approved labeling for excimer lasers; although the FDA noted that physician discussions with patients and decisions to conduct either of those procedures are considered the practice of medicine, the FDA cautioned that it expects excimer laser equipment manufacturers and health care practitioners will advertise and promote the use of FDA approved lasers in the United States only within the scope of their currently FDA approved use, i.e. for PRK and PTK.


     All of these LVC procedures are normally performed on an outpatient basis and require from 15 to 30 minutes in addition to pre-operative consultations and post-operative care. Depending upon the severity of the patient's pre-treatment vision disorder, improved vision resulting from LVC procedures either eliminates or significantly reduces the patient's need to wear eyeglasses or contact lenses. Vista's existing European subsidiaries and its existing and planned Regional Joint Ventures in the United States focus primarily on PRK treatment to correct low and mild myopia. Regional Joint Venture operations planned for at least two locations in Canada adjacent to the U.S. border are expected to offer a wider variety of LVC services, including LASIK, bilateral treatment and an advanced proprietary method of PRK developed by Dr. Donald G. Johnson called the Johnson transepilthelial multi-zone, multi-pass PRK procedure ("TMM PRK"). TMM PRK provides for a smoother ablation zone than standard PRK procedures, thus reducing glare and central islands side effects sometimes encountered in PRK procedures. The epithelium (a layer of cells comprising the outer surface of the cornea) is removed in the TMM PRK procedure by use of the laser, thus avoiding direct contact with the eye by the physician or instruments. Vista believes that the TMM PRK method promotes faster post-operative regrowth during the period when risk of pain and infection risk is highest.



     Vision care professionals engaged by Vista and/or its Regional Joint Ventures establish medical and operational standards relating to LVC Services, train ophthalmologists and optometrists in advanced LVC procedures, and establish advisory boards consisting of credentialed and prominent ophthalmologists and optometrists with similar skills and experience. The Company believes that its Regional Joint Ventures planned for targeted market segments of North America will be capable of supporting a full range of LVC in operation and procedures because of access to physicians skilled in advanced methods and the ability to make appropriate referrals to medical professionals in Canada offering certain LVC procedures not currently available in the U.S.


          VISION DISORDERS AND ALTERNATE FORMS OF CORRECTIVE TREATMENT

     The human eye is approximately 25 millimeters in diameter and functions much like a camera, with a lens in front and a light sensitive screen, the retina, in the rear. Images enter the human eye through the cornea, a transparent domed window at the front of the eye. In a properly functioning eye, the cornea bends

(refracts) incoming images, causing the images to focus on the retina. The inability of the cornea to properly refract incoming images results in blurred vision and is called a refractive disorder.

     Myopia (nearsightedness), hyperopia (farsightedness) and astigmatism are three of the most common refractive disorders resulting from an inability of the optic system to properly focus images on the retina. The amount of refraction is dependent on the shape, specifically the curvature, of the cornea. In a nearsighted (myopic) eye, images are focused in front of the retina; in a farsighted (hyperopic) eye, images are focused behind the retina; and in an astigmatic eye, images are not focused at any one single point.

     Conventional methods of correcting refractive disorders are by prescription of eyeglasses and contact lenses. Over the last 15 years, refractive vision disorders have also been treated by several surgical techniques. These include radial keratotomy ("RK"), in which small incisions approximately 400 to 450 microns deep in a radial configuration are made around the periphery of the cornea to cause a flattening of the cornea. Other surgical techniques are keratomileusis, which involves freezing the cornea and reshaping it, and automated lamellar keratoplasty ("ALK"), which involves using a microkeratone to remove microscopic amounts of corneal tissue. Industry sources estimate that 200,000 RK procedures were performed in the United States in 1994. Because RK is a manual procedure and not performed with a computer-controlled device, RK is highly dependent on the surgical skill of the ophthalmologist performing the procedure. Moreover, because RK involves incisions into the corneal tissue, it weakens the structure of the cornea which may have adverse consequences as patients age. RK has never undergone a controlled clinical study under an FDA protocol because no medical device, other than a scalpel, is used in the procedure. Compared to RK, the Company believes that laser surgery involves reduced surgical risk, does not weaken the corneal tissue, is less invasive and is less dependent on the ophthalmologist's skill.

                    LASER VISION CORRECTION ("LVC") SYSTEMS

     Lasers have been used routinely for a variety of medical purposes since the 1960s. Lasers emit photons of light into a highly intense beam of energy that is delivered to targeted tissue by means of optical mirrors or fiber optics. The degree of absorption by the tissue varies with the choice of wavelength and is an important variable in the application of laser technology in treating various tissues. Surgical lasers emit light in a continuous stream or in a series of very short duration "pulses", thus interacting with tissue through heat or shock waves. Several factors, including the wavelength of the laser and the frequency and duration of the exposure or pulse, determine the amount of energy which interacts with the targeted tissue.

     Laser technology has been accepted in the ophthalmic community for the treatment of certain eye disorders. In general, ophthalmic lasers are used to coagulate, cut or ablate (remove) targeted tissue.

                       EXCIMER LVC SYSTEMS AND PROCEDURES

     Excimer lasers were first developed in the late 1980s, and are incorporated in a fully integrated ophthalmic surgical workstation for use by ophthalmologists to perform procedures to treat refractive and other ophthalmic disorders. The excimer laser system delivers pulses of ultraviolet laser light to ablate (remove) submicron layers of tissue from the surface of the cornea in a computer-assisted, predetermined pattern to reshape the cornea. Most of the laser light generated by the excimer system is absorbed by the removed corneal tissue during a procedure. As a result, the laser light does not penetrate interior portions of the eye and does not create substantial amounts of heat in the surrounding tissue. These attributes make the excimer laser system well suited to corneal surgery.

     PRK. Photorefractive keratectomy ("PRK") is procedure performed with a excimer laser system to treat primarily nearsightedness. When performing PRK with the excimer laser, the ophthalmologist determines the exact correction required (which is measured by the same type of examination used to prescribe eyeglasses or contact lenses) and programs the correction into the system's computer. The ophthalmologist removes the thin surface layer of the cornea (the epithelium) and positions the patient for the laser procedure. The average PRK procedure consists of approximately 150 laser pulses, each of which lasts several billionths of a second over a period ranging for 15 to 40 seconds. Cumulative exposure to the laser light is less than one second. The entire procedure, including patient preparation and post-operative dressing, generally lasts no more than thirty minutes.

     Following the PRK procedure, the ophthalmologist may prescribe topical pharmaceuticals to promote corneal healing and to alleviate discomfort. A series of patient follow up visits is scheduled with the ophthalmologist or an optometrist to monitor the corneal healing process, to verify that there are no complications and to test the correction achieved by the PRK procedure. Patients undergoing PRK generally experience discomfort for approximately 24 hours, and blurred vision for approximately 48 to 72 hours after the procedure. Although most patients experience improvement in uncorrected vision within a few days of the procedure, it generally takes from two to six months for the correction to stabilize and for the full benefit of the procedure to be realized. An individual typically has one eye treated in a session, with the second eye treated three to six months thereafter. The Company anticipates, however, that a significant percentage of patients at Vista's Regional Joint Ventures planned for Canada may be eligible for bilateral treatment in which both eyes are treated simultaneously.

     Although a patient usually experiences a substantial improvement in clarity of vision within a few days following the PRK procedure, it generally takes from two to six months for the full benefit of the procedure to occur. The PRK procedure is used today primarily to correct the vision of patients with myopia (or nearsightedness) ranging from -1.5 to up to -7.00 diopters, although the PRK procedure has also been performed in foreign countries on higher diopter nearsighted and, occasionally, farsighted and astigmatic patients. Approximately 90% of all myopic patients are nearsighted up to -6.00 diopters and use of the PRK procedure to correct the vision of nearsighted patients of up to -6.00 diopters therefore has received the greatest degree of testing.

     LASIK. Laser assisted in situ keratomileusis ("LASIK") is a procedure performed with an excimer laser system primarily to treat extreme cases of myopia. LASIK, although a more unusual and delicate surgical procedure than PRK, offers advantages in that the epithelium is not touched by the laser and therefore promotes quicker healing. The ophthalmologist uses a microkeratone to open a flap on the surface of the cornea, laser energy is used to ablate corneal cells on the exposed surface, and the flap is then folded back into place. Glare and central islands are practically non-existent after LASIK since ablation occurs in the stroma layer (under the surface epithelium layer). Due to the corneal flap, subsequent retouches are facilitated with minimal recovery time.

     LASIK may be more predictable in treating high levels of myopia, but the LASIK procedure not been specifically approved in the United States by the FDA. The FDA has advised physicians that discussions with patients and decisions to conduct LASIK or bilateral surgery (treatment of both eyes at the same time) are considered the practice of medicine, and the Company believes that certain surgeons in the U.S. are performing LASIK procedures. The FDA has cautioned eye care professionals in the U.S. to advertise and promote the use of FDA approved lasers only within the scope of their currently FDA approved use, i.e. for PRK and PTK.

     PTK. Phototherapeutic keratectomy ("PTK") is a procedure performed with the excimer system to treat corneal pathologies. In this procedure, submicron layers of tissue are ablated from the surface of the cornea in order to remove diseased, scarred or sight-inhibiting tissue. The goal of PTK is not necessarily to cure the corneal pathology, but to alleviate symptoms associated with the pathology. The FDA has granted pre-market approvals for use in the United States of PTK procedures with Summit excimer laser equipment in February 1995 and for VISX equipment in October 1995.

     Other. Excimer lasers may also be used to treat glaucoma by a procedure known as Partial Excimer Traheculectomy ("PET"). The PET procedure involves the use of the excimer laser to create a penetrating filter through the scleral tissue (the tough, fibrous tissue covering all of the eye except the cornea), which causes the permeation of fluids from within the eye, thus reducing pressure levels. Vista believes that one laser manufacturer has received an Investigational Device Exemption from the FDA to conduct clinical trials for the PET procedure in the United States.

                       HOLMIUM LVC SYSTEMS AND PROCEDURES

     LTK. Another recently developed LVC technology is the holmium laser system. The holmium system delivers high intensity pulses of infrared light to an eye by means of a fiber optic cable and a single-use, hand-held probe that directly contacts the eye at the exact spots chosen by the ophthalmologist. Vista is aware of two manufacturers that have developed holmium laser systems. Vista believes that both of those companies are in the process of conducting clinical trials for the FDA to demonstrate the safety and efficacy of the holmium laser to perform laser thermal keratoplasty ("LTK"). LTK is a refractive procedure performed to treat farsightedness and astigmatism in which peripheral corneal tissue is thermally shrunk, causing the central portion of the cornea to steepen.

     LS. Laser Sclerostomy ("LS") is a surgical procedure performed with the holmium system to treat the symptoms of glaucoma by making an opening in the front chamber of the eye. Summit has received FDA pre-market approval to sell its holmium system in the U.S. for treatment of glaucoma.

                               OTHER LVC SYSTEMS

     Vista is aware of three companies that have reportedly developed solid state lasers, ophthalmic laser surgical systems that apply a beam of high intensity light to remove tissue from the inside, as opposed to the surface of, the cornea. These solid state lasers are designed to ablate tissue inside the cornea without violating the cornea's surface by computer guiding the laser beam to the inner corneal tissue and vaporizing the targeted tissue.

EUROPEAN OPERATING SUBSIDIARIES


     From February to May 1994, Vista negotiated and completed the acquisition of controlling interests in certain foreign subsidiaries offering access to excimer lasers at outpatient surgical centers in Italy, Sweden and the United Kingdom. At the time of those acquisitions in 1994, these European operating subsidiaries had excimer lasers at four refractive surgical centers, two in Italy, one in Sweden and one in England. The center in England was subsequently closed in June 1995 and three new centers, two in Italy and one in Sweden, have been opened since these acquisitions were accomplished. Due primarily to the limited operating history of these surgical centers including charges for depreciation and amortization, Vista's operations in Europe have not yet been profitable. However, Vista's European subsidiaries are currently operating at levels that are neutral or positive in cash flows.


     Vista's European LVC Services are operated under the trade name Vista Vision(TM). As of March 31, 1996, Vista owned approximately 73.57% of Vista Vision S.p.A. ("Vista-Italy") and 100% of Vista Vision Scandinavia AB ("Vista-Sweden"). Vista's interest in Vista-Sweden is held through a wholly-owned Dutch company organized to facilitate administration of Vista's European operations. A United Kingdom subsidiary of Vista, Vista Vision International Ltd. ("Vista-UK"), owned a 50% joint venture interest in a surgical center in London, England and was liquidated in mid-1995 when Vista and its joint venture partner determined to close the London clinic.


     Vista-Italy's locations include a Milan center originally opened in February 1992 and relocated during 1995, a Pisa clinic established in March 1993 and relocated in January 1996 to Viareggio, a Rome center started in January 1995 and a Palermo center established in July 1996. The Vista-Sweden centers include a center in Stockholm purchased from a third party in June 1994 and a center in Malmo opened in August 1995.


     Vista's European operating subsidiaries typically receive a fee or a percentage of the surgeon's fee for each LVC surgical procedure performed, which to date have consisted primarily of PRK procedures. The gross professional fee for PRK procedures in Italy and Sweden currently ranges from approximately $1,500 to $2,500 per procedure, with a single eye constituting one procedure, and fees payable to Vista-Italy and Vista-Sweden generally range from $800 to $1,800 per procedure. Certain operating expenses of Vista-Italy and Vista-Sweden under cooperative agreements for their facilities and equipment use are in turn based upon the number of procedures performed.

     Vista-Italy and Vista-Sweden maintain a total of six VISX excimer lasers. The following chart summarizes certain information as to the number of LVC surgical procedures performed at Vista's European centers for the periods indicated (excluding the center at Palermo, Italy opened in July 1996 after the periods covered by the table):


                                                                        FISCAL YEAR ENDED MARCH
                                                                                  31,
                                                                        -----------------------
                                                                        1996      1995      1994
                                                                        -----     -----     ---
Milan, Italy (opened February 1992)...................................    595       466     239
Viareggio, Italy (opened March 1993)..................................    504       404     213
Rome, Italy (opened January 1995).....................................    268        41      --
Stockholm, Sweden (see Note a)........................................    581       524     420
Malmo, Sweden (opened August 1995)....................................     77        --      --
                                                                                            ----
                                                                                              -
                                                                        -----     -----
Totals................................................................  2,025     1,435     972
                                                                        =====     =====     =====

---------------

(a) Includes procedures performed at this center for periods prior to the June 1994 purchase of assets by Vista-Sweden


NORTH AMERICAN REGIONAL JOINT VENTURE INVESTMENTS AND AFFILIATES


     Having anticipated recent FDA pre-market approval of PRK equipment supplied by Summit and VISX, Vista's business strategy developed in June 1995, is to expand in North America by organizing and sponsoring independently financed regional enterprises (the "Regional Joint Ventures") in which Vista obtains an equity interest and long-term fee-based consulting arrangements. The Company has obtained and will continue to seek affiliations for each of its Regional Joint Venture subsidiaries with experienced LVC eye care professionals; these regional enterprises will seek third-party financing with Vista's assistance to provide equipment and other LVC support services to vision care professionals in targeted regional markets operating under the name "Vista Laser Centers".

     In the five Regional Joint Ventures formed and sponsored by Vista to date, Vista has acquired common stock of the Regional Joint Venture in exchange for shares of Vista common stock. From July 1995 through May 1996, a foreign corporate investor, Refractive Services 800, Inc., provided at least $100,000 in initial seed capital to each of these five Regional Joint Ventures (for an aggregate investment of $520,000) to finance initial organizational expenses and costs of negotiating agreements with vision care professionals and seeking additional financing. Vista recently negotiated an agreement on July 18, 1996 to acquire the equity interest owned by Refractive Services-800, Inc. in all five of these Regional Joint Ventures in exchange for 520,000 shares of Vista common stock.

     After the initial organization of a Regional Joint Venture, negotiations with one or more local prominent ophthalmologists are instituted and these selected physicians have been offered the opportunity of providing additional seed capital investments in common stock and/or common stock purchase warrants issuable by the Regional Joint Venture. Agreements with professionals are negotiated for use of the Regional Joint Venture's equipment and other LVC Services and for management to be provided to the Regional Joint Venture by local vision care professionals or management personnel designated by them; these agreements are in certain cases conditioned upon receipt of additional financing in the form of a subsequent private placement and/or initial public offering of securities by the Regional Joint Venture.

     Based upon its experience in LVC Services and affiliations with prominent LVC specialists, Vista also enters into a long-term consulting services agreement to provide certain consulting services to the Regional Joint Venture discussed below. Upon commencing business, each Regional Joint Venture seeks to enter into associations and agreements with additional ophthalmologists and optometrists who desire to contract for access to LVC equipment and related support services offered by the Regional Joint Venture. The Regional Joint Venture is licensed by Vista to operate under the name and style of "Vista Laser Centers" at locations within its particular region during the term of Vista's consulting services agreement. Vista is currently evaluating service mark applications filed by Vista in the U.S. and Canada to determine whether a modification to that particular name would enhance Vista's rights to a service mark.

     In the typical consulting services agreement between Vista and a Regional Joint Venture, Vista agrees to provide consulting service to the Regional Joint Venture relating to LVC developments in Europe and at other LVC Regional Joint Ventures sponsored by Vista in North America, advice as to equipment and leasehold financing options and alternatives, information as to certain legal matters relating to the operation of an LVC services business and consulting advice as to locations for additional sites for expansion. Vista, at its discretion, may also provide financial accommodations to the Regional Joint Venture. In addition to its equity investments to date Vista has advanced loans of approximately $1,400,000 and guaranteed equipment financing obligations of approximately $500,000 for certain of the Regional Joint Venture operating subsidiaries.


     In exchange for its consulting services, Vista typically will charge the Regional Joint Venture 5% of revenues realized by the Regional Joint Venture from providing LVC equipment and related services to physicians. The Regional Joint Venture's revenues from LVC operations is generally defined as its fees for use of LVC equipment and support services changed by the Regional Joint Venture to its affiliated physicians and physician groups, and does not include non-operating revenues such as gains or losses on the sale of equipment. An additional fee may be charged as Vista develops advertising and marketing programs in which Regional Joint Ventures may participate. Consulting services fees are not accrued or payable to Vista until the specific Regional Joint Venture has attained a minimum level of financing from the private placement or public offering of its securities to support its expansion program. Thereafter, consulting fees are payable to Vista on a monthly basis. In one instance where the Regional Joint Venture has agreed to purchase an established operation, Vista has agreed to a credit of $5,000 per month against its monthly consulting fee that acknowledges a level of operations attained without Vista's prior participation and consulting services. To date, none of the Regional Joint Ventures have attained minimum funding levels required for payment of Vista's consulting fees.


     Each Regional Joint Ventures derives its LVC operating revenues by billing health care professionals at the time of equipment use, with such fees normally based upon a negotiated percentage of the gross procedure fees charged to patients by the professional. Health care professionals affiliated with Regional Joint Ventures charge patients for their services on gross procedure fee basis (each eye and the related pre-operative and post-operative care and any corrective adjustment representing one procedure) and generally collect payment in cash or by credit card before the procedure is performed. The gross procedure fee is required by law to be established by the professional; however, each Regional Joint Venture requires prior consent for the gross procedures fee to be less than a stated minimum per LVC procedure in an effort to insure recovery of estimated costs of operations and a reasonable margin. Depending upon the particular circumstances, Regional Joint Ventures generally seek to charge an average of approximately 60% of the gross procedure fee as a fair allocation for the costs and market value of their LVC services, and the consulting fee payable to Vista in turn is based upon those revenues earned by the Regional Joint Venture. However, the fees charged by the Regional Joint Ventures to individual physicians may vary depending upon the skill and experience of the physician, the volume of his or her anticipated use of LVC equipment offered by the Regional Joint Venture and the individual policies of each Regional Joint Venture. One of the Regional Joint Ventures has established a policy of charging a flat dollar amount for each LVC procedure in lieu of a percentage of the physician's gross procedure fee. The fees charged by each Regional Joint Venture to individual physicians are normally determined by negotiation between the Regional Joint Venture and the physician, and each Regional Joint Venture has the authority to establish its own policies concerning these negotiations and the minimum percentage or amount that the Regional Joint Venture will require as a fee from each physician. Accordingly, the method of determining revenues that may be obtained by each Regional Joint Venture, and upon which Vista's percentage consulting fees will be based, are not within the direct control of Vista. Such policies and methods may be changed from time to time without the prior consent of Vista, which could adversely affect the amount of revenues generated by Regional Joint Ventures on a per procedure basis and the resulting consulting fee income to Vista.

     Payment of fees charged to physicians by the Regional Joint Venture normally will be received by the Regional Joint Venture when the professional collects the gross procedure fee from the patient. For this purpose, the gross procedure fee is generally defined to include all charges to the patient for services of one or more professionals to perform an LVC procedure for one eye, which typically includes professional services for the procedure, post-operative care and re-operative care procedures, if required, plus all charges to the patient for equipment use, medical supplies and related items. Generally speaking, gross procedure fees charged by professionals for LVC treatment in most North American markets currently range from approximately $1,500 to $2,200 per eye, although there can be no assurance these levels will be maintained for the long term. Health insurance providers in both Canada and the United States generally consider LVC procedures to be elective surgery and do not provide insurance or other third-party reimbursement. Since reimbursement is not available, the policy adopted by Regional Joint Ventures and their associated physicians is to collect payment by credit card or by check at or prior to the time the LVC procedure is performed. The gross procedure fee is required by applicable laws and regulations to be determined by the physician, is influenced in part by competitive pricing for LVC procedures generally in the relevant market and by special requirements for each patient's condition, and will therefore vary in amount. Although Regional Joint Ventures cannot control the determination of the gross procedure fee, each Regional Joint Venture requires prior consent for the gross procedures fee to be less than a stated minimum per LVC procedure to insure recovery of estimated costs of operations (except for one Regional Joint Venture which charges the physician a flat fee per gross procedure.

     Terms of the consulting services agreement between Vista and a Regional Joint Venture may be subject to negotiation between Vista and operating management of the Regional Joint Venture, and will not necessarily be identical in all cases. In each instance, the initial term of the consulting services agreement between Vista and the Regional Joint Venture will be ten years from the date on which the specific Regional Joint Venture has attained a minimum level of financing from the private placement or public offering of its securities. The amount of a minimum level of equity financing for this purpose generally ranges from $2 million to $5 million depending upon the particular region.


     The Regional Joint Ventures sponsored by the Company are in various stages of development. As noted below, four of the five Regional Joint Ventures have commenced business operations during 1996.



     At September 30, 1996, Vista Laser Centers of Michigan, Inc. ("VLC-Michigan") had received $187,500 in cash subscriptions and 200,000 Vista common shares for 325,000 shares of its common stock and convertible preferred stock and 725,000 Class A warrants exercisable at $1 per share. VLC-Michigan recently entered into an agreement to purchase the capital stock of Windsor Excimer Corporation, an affiliate of Dr. Fouad Tayfour, effective as of August 1, 1996. The agreement is subject to certain conditions to closing. Dr. Tayfour will serve as Chairman of the Board and a Medical Director for VLC-Michigan, and will agree to provide consulting services to VLC-Michigan for a term of five years. Upon closing the agreements, VLC-Michigan will pay a purchase price of approximately $1,000,000 for Windsor Excimer Corporation, payable in two promissory notes bearing interest at 10% per annum. One note for approximately $500,000 will be due in January 1997 and the remaining $500,000 will be due in August, 1998. The operations of Windsor Excimer Corporation are located in facilities leased at Windsor, Ontario. Equipment owned by Windsor Excimer Corporation includes a Summit OmniMed UV 200 excimer laser, a Sunrise Technologies LTK holmium laser and related equipment.



     VLC-Michigan has assumed a lease obligation from one physician in Michigan as to a Summit holmium laser with rental payments of $10,850 per month until December 1999, at which point VLC-Michigan has the right to purchase the equipment for a nominal payment of $1, plus an obligation in the aggregate amount of $230,000, payable at the rate of $250 each time the equipment is used by a physician.



     Vista Laser Centers of the Southwest, Inc. ("VLC-Southwest") commenced business operations at a location in Scottsdale, Arizona in February 1996. VLC-Southwest has leased a newly acquired VISX excimer laser. As of June 30, 1996, VLC-Southwest had received cash subscriptions of $291,500 to 100,000 shares of its Series A preferred stock ($100,000), 35,000 shares of its common stock ($35,000), 315,000 Class A warrants ($31,500) exercisable at $1 per share and a private placement ($125,0000) of units aggregating $125,000 in principal amount of 11% convertible notes and 12,500 Class B warrants exercisable at $4 per share. One of the investors in common stock and Class A warrants of VLC-Southwest is Dr. J. Charles Casebeer, who is a member of Vista's board of directors and Chairman of the Board of VLC-Southwest. VLC-Southwest is currently operating at a leased facility in Scottsdale, Arizona.

     Vista Laser Centers of the Pacific, Inc. ("VLC-Pacific") commenced business operations in June 1996 following receipt of $1,295,000 in cash subscriptions to 100,000 shares of its Series A preferred stock ($100,000), 50,000 shares of its common stock ($50,000), 450,000 Class B warrants ($45,000) exercisable at $1 per share and a private placement ($950,000) of units aggregating $950,000 in principal amount of 11% convertible notes and 95,000 Class A warrants exercisable at $4 per share. VLC-Pacific has assumed equipment lease obligations from physicians affiliated with VLC-Pacific for two VISX excimer lasers in Sacramento and San Jose, California and for a Summit excimer laser in San Leandro, California, and is currently operating at leased facilities in those three locations.


     Vista Laser Centers Metro, Inc., to be renamed Vista Laser Centers of the Northeast, Inc. ("VLC-Northeast") commenced business operations at a center in Toronto, Ontario and received $100,000 in cash subscriptions to 100,000 shares of Series A preferred stock. Additional cash subscriptions to common stock and warrants from local physicians and from a private placement of 11% convertible note and warrants are pending. VLC-Northeast owns a newly acquired VISX excimer laser and is engaged in negotiations to establish its next location in the New York City metropolitan area. VLC-Northeast is currently operating at a leased facility in Toronto, Ontario.



     Vista Laster Centers of the Northwest, Inc. ("VLC-Northwest") has not yet commenced business operations and has received $126,000 in cash subscriptions for 100,000 shares of its common stock from Vista.



     Vista has granted or is committed to grant irrevocable proxies to vote certain shares in the Regional Joint Venture owned by Vista to one or more local affiliates of each Regional Joint Venture. However, Vista has or will retain the right to representation on the Board of Directors of the Regional Joint Ventures. Although there can be no assurance one or more Regional Joint Ventures will be successful in plans for an initial public offering or additional private placement financing, each Regional Joint Venture plans to ultimately effect a public offering of its securities that would reduce Vista's beneficial ownership in the Regional Joint Venture to significantly less than 50%.



                                             VISTA TECHNOLOGIES COMMON STOCK
                                      ISSUED TO ACQUIRE SERIES B PREFERRED SHARES IN
                                                  REGIONAL JOINT VENTURE
--------------------------------------------------------------------------------------------------------------------------
                                              NUMBER OF
                                             VISTA COMMON      DATE
         REGIONAL JOINT VENTURES                SHARES        ISSUED     SERIES B(1)    SERIES A     PRIMARY(2)    DILUTED
------------------------------------------   ------------    --------    -----------    ---------    ----------    -------
Vista Laser Centers of Michigan, Inc......      200,000(1)   11-16-95     200,000(4)    100,000(4)    92.31%       28.32%
Vista Laser Centers of the Southwest,
  Inc.....................................                                350,000(5)    100,000(5)    94.02%       54.43%
Vista Laser Centers of the Pacific,
  Inc.....................................      500,000(1)    5-08-96     500,000(6)    100,000(6)    92.31%       38.52%
Vista Laser Centers of the Northeast,
  Inc.....................................      450,000(1)    5-08-96     500,000(7)    100,000(7)      100%        100%
Vista Laser Centers of the Northwest,
  Inc.....................................                                              100,000(8)      100%        100%
Common Stock issued to acquire Series A
  Preferred...............................      520,000       7-18-96


---------------

(1) Vista has granted or is committed to grant to one or more persons associated with the Regional Joint Venture an irrevocable proxy granting such person or persons the right to vote shares acquired by Vista in the Regional Joint Venture for a five year term. Conversely, the Board of Directors of Vista has received for the same period an irrevocable proxy from the Regional Joint Venture to vote shares of Vista common stock issued to the Regional Joint Venture. All of such proxies will terminate as to any shares which are sold to a bona fide third party prior to expiration of the proxy.



(2) Represents percentage of outstanding voting stock as of October 31, 1996. Does not give effect to the exercise of warrants and/or options or to the conversion of certain notes issued by VLC-Southwest and VLC-Pacific or to the possibility of additional offering of securities planned by the Regional Joint Ventures.



(3) Calculated on a fully-diluted basis to give effect to the assumed conversion or exercise into common stock of all convertible securities, warrants and/or stock options issued by the Regional Joint Venture as of September 30, 1996. Does not give effect to the possibility of additional offerings of securities planned by the Regional Joint Venture. Based upon current proposals, if a planned initial public offering for VLC-Pacific is successfully completed, as to which there can be no assurances, the beneficial ownership of shares held by the Company in VLC-Pacific on a fully-diluted basis would decrease to approximately 17.4%.


(4) Shares of 5% Series B preferred stock issued by VLC-Michigan have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis. The appraised value of the Series B preferred shares in VLC-Michigan as of the date of original issuance for financial purposes is $217,597. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Michigan for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis.


(5) Shares of 5% Series B preferred stock issued by VLC-Southwest have a preference in liquidation of $2.50 per share and are convertible into VLC-Southwest common stock on a one-for-one basis. The appraised value of the Series B preferred shares in VLC-Southwest as of the date of original issuance for financial purposes is $236,428. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Southwest for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Southwest on a one-for-one basis.


(6) Shares of 5% Series B preferred stock issued by VLC-Pacific have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Pacific on a one-for-one basis. The appraised value of the Series B preferred shares in VLC-Pacific as of the date of original issuance for financial reporting purposes is $487,855. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Pacific for $1.00 per share in cash, have a preference in liquidation of $5.00 per share and are convertible into common stock of VLC-Pacific on a one-for-one basis.

(7) Shares of 5% Series B preferred stock issued by VLC-Northeast have a preference in liquidation of $2.50 per share and are convertible into common stock of VLC-Northeast on a one-for-one basis. The value of the Series B preferred shares in VLC-Northeast has not yet been appraised. Shares of 10% Series A preferred stock acquired by Vista for 100,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Northeast for $1.00 per share in cash, have a preference in liquidation of $6.00 per share and are convertible into common stock of VLC-Michigan on a one-for-one basis.


(8) Shares of 10% Series A preferred stock acquired by Vista for 120,000 shares of Vista Common Stock on July 18, 1996 were originally issued by VLC-Northwest for $1.20 per share in cash, have a preference in liquidation of $6.00 per share and are convertible into common stock of VLC-Northwest on a one-for-one basis.


                     OTHER RELATIONSHIPS WITH PROFESSIONALS

     Dr. Donald G. Johnson is Chairman of the Board and a director of Vista and has agreed to render part-time consulting services to certain of Vista's Regional Joint Ventures. The TMM PRK procedure was developed by Dr. Johnson, who is one of the world's most experienced PRK surgeons. Dr. Johnson developed TMM PRK procedures with VISX equipment and, as of December 31, 1995, has successfully treated approximately 7,400 eyes with excimer laser procedures.


     Dr. J. Charles Casebeer is an educator and trainer in the LASIK procedure and has previously served other companies as a consultant in the LASIK field. Dr. Casebeer is a director of Vista and has entered into a Consulting Agreement with VLC-Michigan contingent upon completion of its pending public offering. He is expected to continue his efforts in LASIK procedures and to assist in managing programs for training vision care professionals in the use and performance of LVC procedures and in recommending standards to establish a program of credentialing and training health care professionals in various aspects relating to LVC procedures and patient treatment. If a proposed private placement of securities by VLC-Southwest is successfully completed, Dr. Casebeer's professional corporation will receive from VLC-Southwest compensation at the rate of $60,000 per annum.


     Dr. Casebeer and Dr. Johnson are expected to promote advanced LVC methods for both Vista and for various Regional Joint Ventures that have been formed, or may be formed in the future by Vista, to service various North American geographic markets.

SAFETY AND EFFICACY

     The first PRK procedure for the treatment of nearsightedness using an excimer laser system was performed in 1989, and the first PTK procedure for the treatment of a corneal pathology using an excimer system was performed in 1988. A large majority of PRK and PTK procedures to date have been performed only since 1990. PRK to correct myopia has been performed in at least 35 countries outside the U.S. prior to 1996.

     Some potential medical risks have been identified in connection with the use of LVC surgery and there may be other risks which will not be known until the procedure has been more widely used and monitored over an extended period of time.

     Possible concerns with respect to the safety and efficacy of LVC excimer laser systems for refractive surgery include predictability and stability of results and potential complications, such as modest decreases in best corrected vision and side effects from PRK, PTK, LASIK and LTK. Other possible effects include postoperative discomfort; corneal haze during healing (an increase in the light scattering properties of the cornea); glare/halos (undesirable visual sensations produced by bright lights); decrease in contrast sensitivity (diminished vision in low light); temporary increases in intraocular pressure in reaction to post procedure medication; modest fluctuations in astigmatism and modest decreases in best corrected vision (i.e., with eyeglasses); unintended over or under corrections; instability, reversal or regression of effect; corneal scars (blemishing marks left on the cornea); corneal ulcers (inflammatory lesions resulting in loss of corneal tissue); and corneal healing disorders (compromised or weakened immune system or connective tissue disease which causes poor healing).

     Summit has reported that two year follow-up data accumulated by Summit during its Phase III PRK clinical trials indicate all of the individuals undergoing PRK experienced an improvement in visual acuity without corrective eyewear. Prior to PRK, 95% of the eyes in this group were 20/200 or worse. Of the eyes treated, approximately 91% improved to 20/40 or better, the legal requirement to obtain a driver's license in most states without corrective eyewear, while the remaining 9% experienced improved vision without corrective eyewear, but still required corrective eyewear to achieve 20/40 vision or better.

MARKET POTENTIAL FOR LVC SERVICES

     It is estimated that in excess of 100 million people in the U.S., and a much larger number worldwide, use eyeglasses or contact lenses to correct common vision disorders, with over 60 million of these individuals suffering from nearsightedness. U.S. consumers spent an estimated $13.8 billion in eyeglass and contact lens purchases in 1993. While excimer laser procedures can treat people who are farsighted or are astigmatic, both the existing technology and application for regulatory approvals for those uses are in an earlier stage than for use of excimer lasers for treatment for nearsightedness.

     Refractive disorders generally are corrected with conventional methods such as eyeglasses and contact lenses. Alternative treatments for permanently reshaping the cornea to relieve nearsightedness, farsightedness and astigmatism include surgical methods, the most popular of which has been RK, discussed earlier in this Report. RK is used primarily to correct nearsightedness, but is known to have potential limitations such as: (i) weakening the cornea, (ii) potential for infection and (iii) producing inconsistent visual correction results. However, RK procedures are generally substantially less expensive than LVC procedures.

     Vista believes that the market potential for alternative refractive care utilizing excimer laser systems is commercially significant. Many eyeglass or contact lens wearers are potential candidates for laser refractive surgery. Generally speaking, Vista believes that younger persons are more apt to elect refractive surgery than older people who have become accustomed to eyeglasses or contact lenses over an extended period. However, the degree to which Vista's LVC Services can penetrate the potential market for vision correction will depend on a variety of factors including, but not limited to, medical and public acceptance of laser vision correction procedures and alternative technologies. None of these factors is under the immediate control of Vista nor is any predictable at this time.

     Vista's growth strategy includes: (a) increasing market penetration into Canada and the United States through Vista's sponsorship, investment and affiliation with Regional Joint Ventures; (b) continuing to promote alliances with prominent ophthalmologists and other vision care professionals with a goal of maximizing excimer laser usage for both its European operating subsidiaries and North American Regional Joint Ventures; (c) targeting Regional Joint Venture efforts toward specific markets and key demographic groups within their regional markets; (d) expanding market acceptance of LVC procedures by both vision care professionals and the general public through Vista's participation in seminars and training programs and dissemination of public information and advertising; and (e) on a longer-term basis, the possible acquisition of other companies engaged in providing LVC Services.

LVC EQUIPMENT AND SUPPLIERS

     Vista is not involved in the research, development or manufacture of refractive laser systems, and is dependent on unrelated manufacturers for the supply of laser equipment and systems to Regional Joint Venture companies and for possible expansion in Europe. Vista believes there are four U.S. companies that have conducted or are conducting clinical trials with excimer lasers for refractive surgery: in addition to Summit and VISX, these include Chiron Corp. and LaserSight Incorporated. As discussed earlier, Summit and VISX have received pre-market approval to commercially sell and market in the United States their excimer lasers for PRK treatment of low and mild myopia and for PTK procedures.

     The current cost of an excimer laser ranges from approximately $475,000 to $525,000, plus sales tax. For laser equipment purchased from VISX or Summit, the manufacturer generally requires an additional royalty equal to $250 per PRK procedure to be paid to Pillar Point Partners, a partnership between VISX and Summit that holds certain patent rights with respect to their excimer laser technology. The purchase price typically includes a one or two year warranty on all parts except the optics (mirror and glass components) which generally carry a 30-day warranty. Annual maintenance and service fees are contracted for separately at the time of purchase and range from approximately $40,000 to $60,000 per year, but these estimates may vary with usage. Due to the equipment cost, Vista believes that most ophthalmologists interested in LVC surgery will not be able or willing to purchase a laser, seek financing for the purchase and/or arrange for required maintenance of the laser equipment.


     Equipment currently maintained or expected to be acquired by the Company's European operating subsidiaries and Regional Joint Ventures are summarized above under the captions "European Operating Subsidiaries", and "North American Regional Joint Venture Investments and Affiliates". Reference is also made to
Note 12 of the Notes to the Consolidated Financial Statements. Regional Joint Ventures in which Vista has acquired an interest plan to enter into additional commitments to purchase and lease LVC equipment which may be contingent in certain instances upon the respective Regional Joint Venture obtaining additional financing.



     In June 1996, Vista entered into two rental agreements with Summit for the lease of two Summit Apex excimer lasers. The term of each rental agreement commences upon equipment installation and will continue for a 27 month period. After the first three months of operation, each equipment lease provides for a minimum monthly rental fee of $6,500. Vista anticipates installing these lasers at one or more of its Regional Joint Ventures under a sublease arrangement.


FDA PRE-MARKET APPROVAL OF LVC EXCIMER SYSTEMS

     Excimer laser systems are regulated as medical devices by the United States Food and Drug Administration ("FDA") and require pre-market clearance or pre-market approval (referred to as a "PMA") by the FDA prior to commercial sale and use in the U.S. Medical devices in the U.S. are classified into one of three classes on the basis of the controls deemed necessary by the FDA to reasonably ensure safety and effectiveness. Class III devices, which include medical lasers, generally are those which must receive PMA by the FDA to ensure their safety and effectiveness and include, among other devices, new devices which have been found not to be "substantially equivalent" to existing legally marketed devices.

     A PMA application must be supported by valid scientific evidence which typically includes extensive preclinical and clinical trial data to demonstrate the safety and effectiveness of the device. If human clinical trials of a device are required, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or distributor of the device) will have to file an Investigational Device Exemption ("IDE") application prior to commencing human clinical trials. The IDE application must be supported by data, typically including results of animal and laboratory testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA.

     A PMA application must contain the results of clinical trials, the results of all relevant bench tests, laboratory and animal studies, a complete description of the device and its components, a detailed description of methods, facilities and controls used to manufacture the device and certain other information. FDA review of a PMA application generally takes one to two years from the date the PMA is accepted for filing, but may take significantly longer. The review time is often significantly extended by the FDA asking for more information, including additional clinical trials for clarification of information provided in the submission. When conditions have been fulfilled to the satisfaction of the FDA, it will issue a PMA approval letter, authorizing commercial distribution of the device for certain applications. If the FDA's evaluation is not favorable, the FDA will deny approval of the PMA application or issue a "not approvable letter". There are devices for which FDA approval has been sought which have never been approved for marketing in the U.S. The FDA may approve a device for some procedures but not others, or for certain classes of patients and not others. Modifications to a device that is an approved PMA also may require approval by the FDA of PMA supplements or new PMAs.

GOVERNMENTAL REGULATION

     The manufacturing, labeling, distribution, marketing and promotion of medical devices such as excimer lasers to which Vista and its affiliated companies provide access are subject to extensive and rigorous government regulation in the United States and in certain other countries.

     Excimer lasers in the United States are required to be the subject of an approved PMA application. Summit and VISX have received approval of PMA applications for use of their excimer lasers in PRK and PTK procedures for the treatment of low to mild myopia. There can be no assurance that FDA approval will be received by equipment manufacturers for use of PRK for other refractive disorders, such as extreme myopia, astigmatism and hyperopia (farsightedness) or that other LVC procedures, such as LASIK or TMM PRK, will ever be approved by the FDA. Failure to receive such approvals could have the effect of limiting the market for LVC procedures in the United States, although the Company's plan in such event is that vision care professionals affiliated with its Regional Joint Ventures will have an option of referring patients desiring these alternative procedures to physicians in Canada associated with one or more Regional Joint Ventures.

     Users of medical devices in the United States are subject to continuing FDA obligations. Medical devices are required to be manufactured in accordance with regulations setting forth current Good Manufacturing Practices ("GMP"), which require that devices be manufactured and records be maintained in a prescribed manner with respect to manufacturing, testing and control activities. It is the FDA's view that with respect to excimer lasers, users, as well as manufacturers, are required to comply with FDA requirements with respect to labeling and promotion. The Medical Device Reporting regulation adopted by the FDA would require that the user provide information to the FDA whenever there is evidence to reasonably suggest that one of its devices may have caused or contributed to a death or serious injury, or that there has occurred a malfunction that would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Users of medical devices are subject to periodic inspections by the FDA. Failure to comply with applicable FDA requirements could subject one or more Regional Joint Ventures subject to FDA regulation in the United States to enforcement action, including product seizures, recalls, withdrawal of approvals, and civil and criminal penalties, any one or more of which could have a material adverse effect.

     Medical device laws and regulations are also in effect in Canada and Europe. These range from comprehensive device approval requirements to requests for product data or certifications. The number and scope of these requirements are increasing. Medical device laws and regulations are also in effect in some states in which the Company may plan to sponsor Regional Joint Ventures. The failure of the Company's European operating subsidiaries or Regional Joint Ventures to comply with applicable foreign or state medical device laws and regulations may have a material adverse effect on the Company's business.

     Federal, state and foreign laws and regulations regarding the manufacture and marketing of medical devices are subject to change. For example, the FDA is currently considering significant changes to its GMP and to other regulations. The Company cannot predict what impact, if any, such changes might have on its business.

     The operations of Vista's European subsidiaries and the Regional Joint Ventures are also subject to extensive rules and regulations, both in the United States and foreign countries at the federal, provincial, state and local level, affecting the health care industry and the delivery of health care. These include laws and regulations prohibiting the practice of medicine and optometry by persons not licensed to practice medicine or optometry, prohibiting the unlawful rebate or unlawful division of fees and limiting the manner in which prospective patients may be solicited.

     Current regulatory requirements and restrictions that relate to corporate entities involved in the ownership and operation of healthcare facilities include prohibitions against: the corporate practice of medicine except by an entity owned by healthcare professionals and/or wherein the professionals exercise control over medical judgments; patient referrals by healthcare professionals (including ophthalmologists and optometrists) to a facility owned or compensated by such referring professional (either generally, or sometimes by defining such payments as "kick backs"); and "fee splitting" between healthcare professionals and corporate entities. Other laws in both the United States and foreign countries specifically regulate the nature and compensation provisions of employment or management relationships that healthcare professionals may have with a corporate-owned facility, may affect the form of business entity to be utilized, may limit payments either to the entity or to healthcare professionals to the "fair market value" of their contributions, or affect the manner of marketing the service performed at the healthcare facility. Additional regulations in some jurisdictions also now affect, or in the future may affect, the administration and use of LVC Services, including requirements for certificates of need and/or other licensing and registration of medical equipment.

     Laws and regulations affecting the manner in which LVC Services may be marketed, administered or compensated for vary significantly from jurisdiction to jurisdiction. In some instances these laws and regulations are ambiguous, and sometimes regulators fail to provide adequate guidelines. Vista believes that its European operating subsidiaries and Regional Joint Ventures have adopted strategies that enables each of them to offer and administer LVC Services in compliance with applicable regulatory requirements in their areas of operations. However, federal, state and provincial regulatory attention may continue to be directed to the practice of medicine, and any changes in applicable law or regulations, or in governmental agency and judicial interpretations of such laws and regulations, could cause one or more of these strategies currently in compliance with applicable laws to cease to comply.

     The use of excimer lasers and other medical equipment is also subject to numerous government laws and regulations relating to such matters as safe working conditions, environmental protection, fire hazard control and disposal of potentially hazardous substances. There can be no assurance that the Company's European operating subsidiaries and one or more Regional Joint Ventures will not be required to incur significant costs to comply with such laws and regulations in the future.

INSURANCE AND INDEMNIFICATION

     Health insurance providers in North America generally consider LVC procedures to be elective surgery and do not provide insurance reimbursement. In other countries, reimbursement programs vary by country and region, and reimbursement is not generally available for European locations at which the Company's European subsidiaries currently operate.

     Use of laser systems by health care professionals using laser equipment and other LVC Services may give rise to claims against Vista or its affiliates by persons alleging injury. Vista's subsidiaries generally do not currently have malpractice liability insurance due to limited capital resources.

     Vista believes that claims alleging defects in laser systems will be covered by manufacturers' warranties and the manufacturer's product liability insurance, and that Vista and its affiliates could take advantage of such insurance by adding such suppliers to potentially adverse lawsuits. There can be no assurance that laser suppliers will carry product liability insurance or that any such insurance will be adequate to protect Vista.

     Generally speaking, the policy of Vista's operating subsidiaries and Regional Joint Ventures are to require that ophthalmologists who perform laser procedures by use of LVC equipment maintain their own professional liability insurance.

     At a future date, Vista intends to explore the availability and cost of obtaining umbrella coverage with respect to any malpractice claims relating to procedures performed by use of LVC Services and of obtaining errors and omissions coverage with respect to the Company's staff. There can be no assurance that Vista will be able to retain adequate liability insurance at reasonable rates, or that insurance or indemnification provided by health care providers will be adequate to cover claims asserted against Vista, in which event Vista's business may be materially adversely affected.

PROPRIETARY RIGHTS

     Vista has no licenses, patents, registered trademarks or registered copyrights except that it has filed trademark applications in the United States and Canada for the service mark "Vista Laser Centers" (TM) and its European operating subsidiaries conduct business under the name of Vista Vision (TM).

COMPETITION

     The vision care industry is extremely competitive and includes numerous companies that are substantially larger than Vista and have greater financial, marketing and technical resources. Vista believes principal competitive factors affecting revenues include market acceptance of LVC procedures by both patients and vision care professionals, performance, success relative to alternative refractive correction methods, pricing, regulatory requirements, quality of equipment and convenience to the patient and physicians, some of which are factors beyond the Company's control.

     Vista competes with other surgical and non-surgical forms of treatments for refractive disorders, including eyeglasses, contact lenses, manual refractive surgery (such as RK), corneal transplants and possibly other new technologies currently under development. Continued use of eyeglasses and contact lens are expected to be the most popular methods of treating refractive vision disorders due to low immediate cost and the avoidance of surgery. Notwithstanding certain limitations and disadvantages compared to LVC procedures, RK surgery is generally less expensive than are LVC procedures, and RK may remain a competitive surgical treatment due to cost considerations or the skills of particular physicians.

     The market for access to excimer lasers is highly competitive and Vista and its Regional Joint Ventures compete, or will compete, in various geographic markets with other businesses formed since 1990 offering similar access to LVC equipment and services in Europe, Canada and the United States. These competitors are pursuing a variety of business and marketing strategies, such as marketing directly to consumers through optical chains or affiliating with hospitals or physician group practices.

     Summit, a supplier of laser equipment, operating through a subsidiary named Refractive Centers International, Inc., to open various laser centers in the United States. Other companies which do not manufacture laser equipment currently provide, or have indicated they intend to provide, access to laser equipment in the United States, including: Beacon Eye Institute Inc. (a subsidiary of Hawker Siddley Canada Inc.); Vision International, Inc., which operates PRK clinics in Mexico, Finland and Argentina; Laser Vision Centers, Inc. ("LVCI"), which has operated centers in Canada since 1991 and in Europe since 1993; Global Vision, Inc.; LCA Vision, Inc.; Sight Resources, Inc.; Sterling Vision, Inc.; The Laser Centre; and 20/20 Laser Centers, Inc. Additional competition also exists or may develop from hospital affiliated groups, physician group practices and private ophthalmologists electing to purchase refractive laser systems in certain markets, some of whom are believed to operate equipment for which royalties are not payable to a laser manufacturer. LVCI reportedly operates 12 sites in the U.S., and plans to open additional U.S. locations, in conjunction with Columbia Healthcare Corporation, formerly named Columbia/HCA, which operates ambulatory surgery centers in approximately 27 states. LVCI has also announced plans to develop self-contained mobile laser surgery centers and to apply for pre-market approval of its mobile system with the FDA.

     The ability of Vista and its Regional Joint Ventures to compete successfully may also depend in the future on their ability to adapt to technological changes and advances in the treatment of refractive vision disorders. There can be no assurance that, as the market for excimer laser surgery and other treatments of refractive disorders develops, that equipment owned and/or leased by Vista and its affiliates will not become obsolete, and if this occurs, there can be no assurance that Vista will be able to secure new equipment to allow Vista and its affiliates to compete effectively.

INVESTMENT IN TECHNICAL CHEMICALS AND PRODUCTS, INC.

     As part of an agreement between Vista and the Company generating additional financing for Vista in March 1996, Vista received 200,000 restricted shares of Technical Chemicals and Products, Inc. ("TCPI") common stock from the Company at a value of $2,662,500, or $13.31 per TCPI share. At the time this transaction was completed and at March 31, 1996, shares of TCPI acquired by Vista were restricted as to resale under federal securities laws and have been valued at both dates for financial statement purposes at a 25% discount from the public market price. On March 21, 1996, the date the Company and Vista closed the agreement, the closing price for TCPI common stock was $17.75 per share. Subsequent closing prices for TCPI common stock were $16.50 on March 31, 1996 and $10.63 on September 30, 1996.

     TCPI is principally engaged in the design, development, manufacture and marketing of a wide range of medical diagnostic products for use in physician offices, at home and at other point-of-care locations. TCPI's medical diagnostic products employ patented and proprietary membrane-based technology, and include approximately 25 different tests to detect conditions such as pregnancy, ovulation timing, cholesterol levels, blood glucose levels, infectious diseases and drugs of abuse. TCPI markets diagnostic products through a marketing and distribution alliance between TCPI and Boehringer Mannheim and also markets products under its proprietary brand name and under private label arrangements to drug, discount and supermarket chains. In addition to its diagnostics business, TCPI is also involved, through its Pharmetrix Division acquired from Pharma Patch PLC in November 1995, in research, development and commercialization of transdermal and mucosal drug delivery systems and skin permeation enhancers. For its fiscal year ended December 31, 1995, TCPI reported net sales of $4,188,000 and a net loss of $1,494,000.

     TCPI's common stock is publicly-traded in the over-the-counter market and quoted on the Nasdaq SmallCap Market under the symbol "TCPI". TCPI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington D.C. and at its regional offices in Chicago and New York.

     As the assignee of the Company with respect to its investment in TCPI, the Company is entitled to certain benefits and subject to certain obligations arising under prior agreements between the Company and TCPI. TCPI filed a registration statement on Form S-3 to register certain shares of TCPI common stock acquired by the Company from TCPI, including the 200,000 shares assigned to Vista. The resale of these shares pursuant to such registration is subject to a lock-up agreement executed by Vista. Under that lock-up, Vista has agreed it will not sell, contract to sell, grant any option for the sale of, or otherwise directly or indirectly dispose of Vista's shares of TCPI common stock during the period expiring 180 days following the closing of a public offering of securities by TCPI on May 2, 1996 without the prior consent of the representative of the underwriters of TCPI's public offering.

EMPLOYEES

     Vista's corporate operations employ the services of eight employees and consultants, including three on a full time basis and five on a part-time basis, all of which are involved in management or administrative functions. Vista's European subsidiaries employ six persons at Vista-Italy and five persons at Vista-Sweden. Management believes that the Company's relationship with its employees is satisfactory. As the Company expands, it expects to add additional employees, primarily in marketing, administrative and management positions. The Company does not anticipate difficulty in hiring such personnel when needed.

DESCRIPTION OF PROPERTY

     Vista's principal office is located at 167 S. San Antonio Road, Suite 9, Los Altos, California 94022.

     The Company and its subsidiaries do not own any real property. The following table summarizes information as to facilities utilized by the Company and its European operating subsidiaries.

     The following table summarizes information as to facilities utilized by Vista and its European operating subsidiaries:


                                                                    SIZE AND LEASE--
            LOCATION                     USE                        EXPIRATION DATA
--------------------------------  ------------------  --------------------------------------------
UNITED STATES FACILITIES:
Vista Technologies Inc.           Corporate office    1,042 square feet; expires 7/31/01
  167 S. San Antonio Road
  Suite 9
  Los Altos,
  California
EUROPEAN FACILITIES:
Vista Vision SpA:
Milan Center                      LVC center          430 square feet; expires January 1997
  Milan, Italy                                        (renewed every 3 years unless notice given
                                                      six months in advance)
Viareggio Center                  LVC center          shared use of facilities under operating
  Viareggio, Italy                                    agreement on month-to-month basis
Rome Center                       LVC center          1,600 square feet; expires November 2000
  Rome, Italy
Palermo Center                    LVC center          shared use of facilities under operating
  Palermo, Italy                                      agreement on a month-to-month basis
Vista Vision Scandinavia AB:
Klara Clinic                      LVC center          shared use of facilities under operating
  Stockholm, Sweden                                   agreement on a month-to-month basis
Malmo Center                      LVC center          shares use of facilities operating agreement
  Malmo, Sweden                                       with Gustav Adolf Clinic expiring on May 1,
                                                      1988 (renewed every 3 years unless notice
                                                      given 12 months in advance)


     The Company believes that its facilities are in good operating condition and repair and are adequate for their existing requirements. See Note 12 of the Notes to Consolidated Financial Statements elsewhere herein for additional information concerning lease obligations of the Company. The lease for the Company's new corporate offices in Los Altos, California provides for a base rental of $2,084 per month adjusted at the end of each year during the five-year term for changes in the consumer price index and in any event not less than a 3% nor more than a 7% increase per year.

                               LEGAL PROCEEDINGS

PENDING LEGAL PROCEEDINGS AS TO VISTA-ITALY


     Vista-Italy is a party to pending litigation proceedings arising as a result of prior transactions between Vista-Italy and Laser Vision Centers, Inc. ("LVCI") of St. Louis, Missouri. The unfavorable determination in these proceedings does not adversely affect the business operations of the Company or Vista-Italy as presently conducted.



     On October 8, 1993, LVCI filed civil litigation in the Circuit Court of St. Louis County, Missouri against Vista-Italy alleging fraud and breach of contract on the part of Vista-Italy arising from agreements made and partly performed between the parties from May 1991 to March 1993. Vista-Italy did not file responsive pleadings in this proceeding based upon its counsel's advice, among other things, that the Missouri court did not have jurisdiction. On December 17, 1993, a default judgment was entered in this action against Vista-Italy (a) terminating and rescinding all agreements and proposed agreements between LVCI and Vista-Italy, (b) awarding damages of $175,000 against Vista-Italy, and (c) ordering a return to LVCI of 275,000 shares of its common stock previously issued or issuable to Vista-Italy (of which only 200,000 shares were delivered to Vista-Italy). Vista-Italy filed a motion to vacate this judgment which was denied by the trial court; the trial court's decision recently was affirmed on appeal and a petition for an appeal to the Missouri Supreme Court has been denied.



     In view of the default judgment, Vista recorded the following transactions on its consolidated financial statements as of September 30, 1994: (i) the cancellation of 287,500 shares of Vista-Italy previously issued to LVCI under the agreements that would be rescinded by the default judgment; (ii) cancellation of 200,000 shares of LVCI stock previously delivered to Vista-Italy; and (iii) an accrued liability of approximately $175,000 for damages awarded by the default judgment. Vista-Italy does not believe that the money damage portion of the default judgment would be enforced by a court of competent jurisdiction in Italy.


SEC SUBPOENA RELATING TO TRADING IN U.S. SHOE CORP. SECURITIES

     In June 1996, Vista received a subpoena duces tacum from the Securities and Exchange Commission ("Commission") in connection with an investigation by the Commission into trading in the securities of U.S. Shoe Corp., Commission File Number HO-3018. Based on the subpoena, this investigation is apparently focused on trading in U.S. Shoe Corp. securities during the period from October 1, 1994 through March 3, 1995. The subpoena requires Vista to furnish the Commission with various documents relating, among other things, to Vista's bank accounts, brokerage accounts, telephone records and documents referring or relating to 29 named individuals and entities. As of July 29, 1996, Vista had transmitted to the Commission copies of all documents then in its possession required by the subpoena. (Additional documents received from storage files of a former executive officer were delivered to Vista on July 29, 1996 and will be produced for the Commission after review by Vista's counsel.) Vista has never directly or indirectly traded in the securities of U.S. Shoe Corp. and management therefore believes that Vista is not a target of the Commission's investigation. Counsel for Jac. J. Lam, a former director of Vista, has advised Vista that Mr. Lam purchased call options covering securities of U.S. Shoe Corp. during 1994 based solely on then publicly-available information. To avoid any possible complications arising as a result of these proceedings, Mr. Lam resigned as a director of Vista on July 2, 1996.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     Shares of Vista common stock were initially offered and sold to the public in an initial public offering completed in December 1993. However, an active trading market did not develop until March 18, 1996 following a one-for-five reverse stock split as to the Company's common stock effective as of March 15, 1996. Vista's common stock is traded in the over-the-counter market and quoted on the NASD's Electronic Bulletin Board under the trading symbol "VIII". The following table sets forth, for the periods indicated, the high and low closing bid and asked prices for Vista's common stock as reported by the National Quotation Bureau, Inc.

These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

                                                     CLOSING BID PRICES        CLOSING ASKED PRICES
                                                    --------------------     ------------------------
                      PERIOD                        HIGH BID     LOW BID     HIGH ASKED     LOW ASKED
--------------------------------------------------  --------     -------     ----------     ---------
1996:
  Quarter ended March 31 (from March 18)..........   $ 2.50      $0.875        $2.625        $  2.50
  Quarter ended June 30...........................   $ 4.50      $ 2.50        $ 6.00        $ 2.625
  July 1, 1996 to July 22, 1996...................   $ 3.00      $ 2.50        $ 3.75        $  3.00

     On July 15, 1996, the closing sale price for Vista's common stock as reported in the over-the-counter market was $3.00 and the closing bid and asked prices were $2.875 bid and $3.50 asked. As of July 8, 1996, there were approximately 135 holders of record of Vista's Common Stock. Additional beneficial owners of the Common Stock hold shares in street name or other nominee accounts.

     No cash dividends have been declared or paid by Vista since its inception. Vista intends to employ all available funds for development of its business and, accordingly, does not intend to pay cash dividends in the foreseeable future. There are no contractual provisions that would prohibit Vista from payment of dividends on its common stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION AND PLAN OF OPERATION

     Vista commenced business operations in February 1994. Vista acquired controlling equity interests in European subsidiaries during 1994. Vista developed a strategic plan in mid-1995 to sponsor and invest in Regional Joint Ventures to conduct additional businesses engaged in providing access to laser vision correction ("LVC") equipment and related services ("LVC Services") in regional markets of North America.

     Since commencing operations, Vista has financed its business operations, acquisition and expansion activities primarily from the issuance or sale of equity securities. From February 1994 through March 31, 1996, Vista had received approximately $7,437,500 from the sale of 1,197,500 shares of common stock and 1,225,000 warrants, approximately $278,000 from the sale of convertible debt instruments, and had issued an additional 3,692,756 shares of common stock and 259,000 warrants in connection with the acquisition of other assets and investments. During the quarter ended March 31, 1996, Vista also received approximately $712,500 from the sale of 300,000 shares of common stock and issued an additional 1,450,000 shares of common stock in connection with the acquisition of other assets and investments.


     At September 30, 1996, Vista had an accumulated deficit of $17,588,000. Vista's net loss for the most recent six months ended September 30, 1996 was $2,341,000 and its net loss for the fiscal year ended March 31, 1996 was $3,815,000. Vista's European subsidiaries have not operated profitably since their inception. Although its Italian subsidiary generated positive cash flow from operations in fiscal 1996 and for the most recent six months ended June 30, 1996, and Vista-Sweden's cash flow from operations was approximately cash neutral during such periods, there can be no assurance that European operations will be profitable in the future.


     Vista's operating management anticipates Vista will continue to incur losses for the immediate near term due to Vista's current level of fixed expenses for general and administrative expenses and depreciation, but at a lower rate than that experienced in the fiscal year ended March 31, 1996. Losses are expected to continue until such time as revenues increase to a level necessary to absorb fixed costs. No assurances can be given as to whether or when revenue increases may be achieved. Revenue increases will be dependent, among other things, in part upon expanding use of the Company's services by physicians, general public acceptance of laser surgery to correct refractive disorders and competitive factors.

     Management's strategy developed in mid-1995 has been to expand its participation in a developing market for LVC Services in the United States, while at the same time minimizing Vista's short-term cash requirements for such expansion. Since insurance reimbursement is not available, Vista's management believes the skills and reputation of health care professionals involved in recommending and performing refractive eye procedures are an important and often critical element in the patient's decision to elect an LVC refractive procedure. Vista has therefore designed and is implementing a program to organize and sponsor U.S. and Canadian Regional Joint Ventures in alliance with prominent physicians that are to be largely independently financed and will offer advantages of equity incentives and management control to skilled and prominent ophthalmologists experienced in a variety of LVC treatments, procedures and post-operative care.

     Vista plans to continue to seek additional capital through the private placement and/or public sale of its equity securities, use of equipment lease financing, and sale of marketable securities to finance Vista's operations and expansion plans in North America.

     Vista's business activities are subject to both predictable and unforeseen risks incident to the creation of new businesses with a limited history of operations. Prospective investors should consider the frequency with which newly developed businesses encounter unforeseen expenses, difficulties, complications and delays, and other factors such as Vista's losses from its continuing operations.

RESULTS OF OPERATIONS:


     SIX MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1995



     Revenues: During the six months ended September 30, 1996 (the "1996 Period"), Vista's consolidated revenues from operations were $1,464,000, an increase of 56.9% compared to $933,000 in consolidated revenues for the six months ended September 30, 1995 (the "1995 Period"). Consolidated revenues in the 1996 Period principally included $531,000 attributable to the operations of Vista-Italy, approximately a 3% decrease compared to $549,000 in the 1995 Period, and $928,000 from the operations of Vista-Sweden, an increase of approximately 144% over $380,000 in the 1995 Year. The decrease in Vista-Italy's operations on a comparative period basis is directly attributable to a change in reporting periods of European subsidiaries included in Vista's consolidated financial statements. For the six month period ended September 30, 1995, Vista's consolidated operating results included the period from January 1995 through June 1995 for its European subsidiaries to eliminate a three month delay in obtaining European financial statements. A decision was made by Vista's management in 1996 to bring the operating report periods for its European subsidiaries current with the parent corporation. This resulted in a change in reporting periods for European subsidiaries included in the consolidated financial statements so that their six month period from April 1996 through September 1996 included in the 1996 Period is being compared to European operations for the six month period from January through June 1995 included in Vista's consolidated results for the 1995 Period. In Italy, all clinics are closed for the month of August which results in no revenues to offset fixed expenses for that month. The extra quarter's results of European operations from January through March 1996 is accounted for on a separate line of Vista's consolidated balance sheet at September 30, 1996 as an adjustment to equity. Notwithstanding that European operations included August in the 1996 Period, but not the 1995 Period, as noted below the total number of European laser vision corrective procedures performed in Europe increased by approximately 26% as indicated in the chart below.



     Consolidated revenues of Vista for the three months ended September 30, 1996 of $688,000 represent a decrease of $98,000 compared to consolidated revenues of $786,000 for the immediately preceding quarter ended June 30, 1996, and an increase of $224,000 compared to consolidated revenues of $464,000 in the quarter ended September 30, 1995 reported for the prior fiscal year.

     The following chart summarizes certain information as to the number of LVC surgical procedures performed at Vista's European centers for the periods indicated.



                                                                       6 MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                      ----------------
                                                                      1996        1995
                                                                      -----       ----
        Italy (3 centers in 1995 period and 4 centers in
          most of 1996 period)......................................    569       585
        Sweden (2 centers in most of 1995 period and
          all of 1996 period).......................................    468       177
                                                                      -----       ---
                  Totals............................................  1,037       762
                                                                      =====       ===



     Operating Expenses: Costs and expenses of operations for the 1996 Period were $2,705,000, an increase of 19.4% compared to costs and expenses of operations of $2,179,000 in the 1995 Period. Costs and expenses in the 1996 Period consisted of $2,585,000 in general and administrative expenses, an 18.6% increase compared to the 1995 Period of $2,078,000, and $120,000 in depreciation and amortization, a $74,000 increase compared to the 1995 Period. General and administrative expenses for the 1996 Year included $609,000 for Vista-Italy and $875,000 for Vista-Sweden. Costs and expenses of operations were reduced in part by the absence of costs of operations in England closed in June 1995. Increases in operating expenses at the parent company Vista level are attributable primarily to increases in marketing and travel expenses. Marketing expenses were incurred primarily in connection with the development of advertising and other marketing materials relating to operations of Vista's subsidiaries and affiliates and emphasizing development of Vista's image and identity in the LVC field. Travel expenses increased primarily as a result of additional regional Joint Ventures under development in the South and the Midwest. Additional negotiations are in progress for development of a Regional Joint Venture in the Southeast.



     Vista's European subsidiaries sustained losses from operations in the 1996 Period that were significantly reduced compared to the 1995 Period. Vista-Sweden generated positive cash flow from operations in the 1996 Period and Vista-Italy's cash flow from operations was cash neutral notwithstanding the fact that all clinics in Italy are closed for the month of August. Profitable operations from European operating subsidiaries in the future will be dependent upon increasing revenues, as to which there can be no assurance. Other major components of Vista's general and administrative expenses in the 1996 Period included approximately $1,209,000 of general and administrative expenses at the Vista parent corporate level which compares to approximately $1,350,000 of general and administrative expenses at the Vista parent corporate level in the prior 1995 Period.



     Other Expenses and Income: Other net expenses in the 1996 Period totalled $36,000, a reduction of $569,000 compared to $605,000 in other net expenses in the prior 1995 Period. Interest expense in the 1996 Period remained approximately the same compared to the prior 1995 Period.



     Net Loss: Net loss for the 1996 Period was $2,341,000, representing a net loss of $0.35 per common share, compared to a net loss in the 1995 Period of $1,843,000, or $1.30 per common share.



RESULTS OF OPERATIONS:


     FISCAL YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     Revenues: During the fiscal year ended March 31, 1996 (the "1996 Year"), Vista's consolidated revenues from operations were $2,130,000, an increase of 76% compared to $1,210,000 in consolidated revenues for the prior fiscal year ended March 31, 1995 (the "1995 Year"). Consolidated revenues in the 1996 Year principally included $1,216,000 attributable to the operations of Vista-Italy, approximately a 100% increase compared to the 1995 Year, and $929,000 from the operations of Vista-Sweden, an increase of approximately 60% over the 1995 Year. These increases were in part attributable to new LVC Services centers opened in January 1995 and August 1995 in Rome, Italy and Malmo, Sweden, respectively, and in part to increases in the number of LVC procedures performed at other locations of Vista-Italy and Vista-Sweden.

     Operating Expenses: Costs and expenses of operations for the 1996 Year were $5,092,000, an increase of 51.8% compared to costs and expenses of operations of $3,354,000 in the 1995 Year. Vista believes that increases in costs and expenses of operation were generally commensurate with the 76% increase in consolidated revenues. Costs and expenses in the 1996 Year consisted of $4,625,000 in general and administrative expenses, a 66.8% increase compared to the 1995 Year, and $468,000 in depreciation and amortization, a $113,000 decrease compared to the 1995 Year. General and administrative expenses for the 1996 Year included $1,173,000 for Vista-Italy, a 40% increase compared to the 1995 Year, and $1,198,000 for Vista-Sweden, a 127% increase compared to the 1995 Year due primarily to start-up operations in Malmo. Costs and expenses for operations in England which were closed in June 1995 were $152,000 for the 1996 Year compared to $199,000 in the prior 1995 Year. Vista's European subsidiaries accordingly sustained losses from operations in the 1996 Year that were significantly reduced compared to the 1995 Year and will not be impacted in future years by the England operation closed in June 1995. Vista-Italy generated positive cash flow from operations in fiscal 1996 and Vista-Sweden's cash flow from operations was approximately cash neutral as a result of the start-up at Malmo. Profitable operations from European operating subsidiaries in the future will be dependent upon increasing revenues, as to which there can be no assurance. Other major components of Vista's consolidated general and administrative expenses in the 1996 Year included approximately $2,552,000 of general and administrative expenses at the Vista parent corporation level.

     Other Expenses and Income: Other net expenses in the 1996 year totalled $843,000, a reduction of $3,012,000 compared to $3,855,000 in other net expenses in the prior 1995 Year. The primary portion of such expenses in the prior 1995 Year was nonrecurring charges of $3,826,000 for impairment of goodwill relating to Vista's investments in its European subsidiaries ($2,762,000 relating to Vista-Italy, $633,000 as to Vista-UK and $431,000 relating to Vista-Sweden and Convista Vision B.V.). Approximately 53% of other net expenses in the 1996 Year was a charge of $447,000 for the impairment of idle equipment consisting of a laser acquired by Vista from a corporate affiliate. Other major components of income and expense items in the 1996 Year included a reserve of $135,000 for losses incurred in closing operations in England, a $152,000 loss on trading securities and $64,000 of interest expense. Interest expense increased by $54,000 compared to the prior 1995 Year due to an increase in outstanding debt obligations.

     Net Loss: Net loss for the 1996 Year was $3,815,000, equal to a net loss of $1.92 per common share, compared to a net loss in the 1995 Year of $11,420,000, or $9.64 per common share.

     FISCAL YEAR ENDED MARCH 31, 1995

     Revenues: During the fiscal year ended March 31, 1995 (the "1995 Year"), Vista's consolidated revenues from operations were $1,210,000. Consolidated revenues principally included $607,000 attributable to the operations of VistaItaly and $580,000 to the operations of Vista-Sweden. No revenues were recognized in the comparable prior year's twelve month period ended March 31, 1994 because Vista had not acquired interests in operating subsidiaries prior to March 31, 1994.

     Operating Expenses: Costs and expenses of operations for the 1995 Year were $3,354,000, consisting of $2,773,000 in general and administrative expenses and $581,000 in depreciation and amortization. General and administrative expenses for the 1995 Year included $836,000 for Vista-Italy, $526,000 for Vista-Sweden and $199,000 for operations in England which were closed in June 1995. Vista's European subsidiaries accordingly sustained losses from operations in the 1995 Year, which increased as a result of the start-up of a clinic in Rome and the relocation of the Milan clinic. Other major components of general and administrative expenses in the 1995 Year included approximately $463,000 in legal and accounting fees, a majority of which were attributable to transactions with Medical Development Resources, Inc. that were ultimately abandoned in July 1995, $226,000 in officers' salaries, $208,000 in travel expenses and $131,000 in consulting fees.

     Other Expenses and Income: Other net expense in the 1995 year totalled $3,855,000. The primary portion of such expenses was a $3,826,000 impairment of goodwill charge relating to the Company's investments in its European subsidiaries ($2,762,000 relating to Vista-Italy, $633,000 as to Vista-UK and $431,000 relating to Vista-Sweden and Convista Vision B.V.). Other income and expense items included an expense reserve of $186,000 for litigation, a writeoff of $125,000 in advances to a stockholder and $29,000 in foreign currency exchange losses; these expenses were partially offset by $129,000 of realized gains and $117,000 of unrealized gains on trading securities.

     Extraordinary Loss: During the 1995 Year, Vista recognized an extraordinary loss of $5,643,000 attributable to the write-off of its investment in, and advances to, Medical Development Resources, Inc. and its subsidiaries. See Item 12 of this Report and the Notes to Consolidated Financial Statements included elsewhere herein.

     Net Loss: Net loss for the 1995 Year was $11,420,000, equal to a net loss of $9.64 per common share. The 1995 Year includes results of operations of consolidated subsidiaries only from their respective dates of acquisition.

LIQUIDITY AND CAPITAL RESOURCES

     Vista's principal capital requirements include cash requirements to finance programs to acquire additional LVC equipment and support activities of Regional Joint Ventures sponsored by Vista since June 1995, working capital for management and administration and, in the future, anticipated requirements to finance sales and marketing. Subject to availability of adequate capital, as to which there can be no assurance, expenditures for additional excimer laser equipment may be significant during the foreseeable future to support Vista's program of expanding LVC Services and supporting the activities of Regional Joint Ventures.

     Vista and its Regional Joint Ventures plan to select strategically located sites for additional expansion, each of which will be equipped with state-of-the-art laser equipment systems permitted for commercial use in the state or province in which such equipment is located, as well as diagnostic, pre-operative and post-operative facilities. Vista's corporate affiliate will own or lease and maintain the LVC equipment at each site, will lease real estate facilities for each location, and will offer MDs and ODs billing, accounting, administrative, marketing and management services, as well as access to a trained support staff and necessary LVC equipment and supplies, so that health care professionals may concentrate their efforts on patient care.

     The current cost of an excimer laser ranges from approximately $475,000 to $525,000, plus sales tax. For laser equipment purchased from VISX or Summit, the manufacturer generally requires an additional royalty equal to $250 per PRK procedure to be paid to Pillar Point Partners, a partnership between VISX and Summit that holds certain patent rights with respect to their current laser technology. The purchase price typically includes a one or two year warranty on all parts except the optics (mirror and glass components) which generally carry a 30-day warranty. Annual maintenance and service fees are contracted for separately at the time of purchase and range from approximately $40,000 to $60,000 per year, but these estimates may vary with usage. Due to the equipment cost, Vista believes that most ophthalmologists interested in LVC surgery will not be able or willing to purchase a laser, seek financing for the purchase and/or arrange for required maintenance of the laser equipment.

     Vista's management has advised the Company that Vista's strategic plan is to expand its laser vision correction center network and locations as quickly as possible within the limits of available financial resources and prudent operating and financial policies. This growth strategy includes: (i) rapidly increasing market penetration, principally in the United States, through expansion of the number of locations at which LVC equipment and services are offered by Vista's subsidiaries; (ii) continuing to promote development of alliances with experienced ophthalmologists and optometrists with the goal of maximizing excimer laser usage; (iii) actively training additional physicians in advanced LVC procedures; and (iv) developing marketing and advertising programs targeted to specific regional markets and key demographic groups within those markets.


     Vista is currently seeking additional private placement equity capital in an amount of at least $5 million up to $10 million. Although it has identified a source through which a financing may be sought, Vista has not received any binding commitments to obtain such financing. Subject to its ability to obtain additional private placement capital, as to which there can be no assurance, Vista currently projects that additional capital expenditures for investment in equipment and facilities of its Regional Joint Ventures in North American during the six months ending June 30, 1997 will be as much as $6,000,000. Additional projected requirements during that period for the implementation of sales and marketing programs are approximately $400,000 and

Vista anticipates it will also seek to expand its administrative and management personnel and systems at a projected expense of approximately $600,000 for that period. Vista's management anticipates that substantial additional public and/or private financings in excess of the above amounts will be required after June 30, 1997, in amounts not yet determined, to finance continued growth of its laser vision correction center network and that purchase money equipment financing and/or leasing arrangements will be utilized to the extent available, if any, to leverage and amount of additional equipment available to expand Vista's operations. Vista's actual future capital requirements will depend on numerous factors, including, but not limited to, progress in acquiring additional laser equipment and facilities for LVC centers, the ability of Vista to establish additional affiliations with vision care professionals, the availability, amount and terms of additional equipment lease and/or installment purchase financing, competing technological and market developments, and the cost of marketing and advertising programs. Vista is unable to state the amount or potential source of additional financing.

     Because of Vista's potential long-term capital requirements, it may undertake additional equity offerings whenever conditions are favorable, even if it does not have an immediate need for additional capital at that time. There can be no assurance that Vista will be able to obtain additional funding when needed, or that such funding, if available will be obtainable on reasonable terms. Any such additional funding may result in significant dilution to existing stockholders of Vista. If adequate funds are not available, Vista may be required to accept unfavorable alternatives, including (i) the delay, reduction or elimination of its planned expansion, capital expenditures, marketing and advertising and other operating programs, or (ii) arrangements with collaborative partners that may require Vista to relinquish material interests in its operating subsidiaries that it would not otherwise relinquish.

     Vista's European subsidiaries currently own or lease and maintain six excimer lasers, and at present Vista's Regional Joint Ventures in the United States and Canada collectively own or lease and maintain six excimer lasers. Expenditures for additional excimer laser equipment to support Vista's program of expanding LVC Services offered by Vista's corporate affiliates may be significant. To date, Vista and its corporate affiliates have been able to provide a deposit of approximately $50,000 per laser and have not experienced difficulty in arranging for equipment financing of the balance of the purchase price, either from the equipment manufacturer or a third party, by means of a capital equipment lease or an installment note secured by the equipment. Due to current demand for and the cost of excimer lasers, Vista believes that the resale value of an excimer laser has facilitated obtaining equipment financing for a substantial portion of the equipment price, especially when the third party financing source has reason to believe the laser will be utilized on a consistent basis by experienced professionals. Vista intends to continue to rely upon such third party financing techniques to finance a substantial portion of additional equipment acquisitions, as well as raising additional capital through a future offering of equity securities by Vista. In addition, Regional Joint Ventures sponsored by Vista each plan to raise additional capital through either the private placement and/or initial public offerings of their securities to enhance their ability to obtain additional equipment to expand operations in their region. There can be no assurance that additional equipment financing will continue to be available to Vista and its corporate affiliates or that either Vista or any of its Regional Joint Ventures will be successful in obtaining additional equity capital from private and/or public offerings of their securities.


     As of September 30, 1996, Vista had $513,000 in cash and a consolidated working capital of $406,000. Consolidated working capital improved by $299,000 from consolidated working capital of $107,000 at March 31, 1996. Consolidated working capital during the six months ended September 30, 1996 increased by $925,000 in cash received from the sale of common stock and $800,000 from the sale of a promissory note, partially offset by $1,077,000 advanced to equity investees. Vista's assets include 200,000 restricted shares of Technical Chemicals and Products, Inc. common stock (the "TCPI Shares") which were registered under the Securities Act of 1933 on June 20, 1996 for resale by Vista after approximately October 23, 1996. The TCPI Shares have been pledged as collateral by Vista to secure an $800,000 promissory note to the Company due on December 31, 1996, but that may be extended by Vista up to two times, for an additional six months each, so long as Vista is not in default on its loan obligations.

     Vista plans to continue to seek additional capital through the private placement and/or public sale of its equity securities, use of equipment lease financing, and sale of marketable securities to finance Vista's operations and expansion plans in North America.


     Although Vista's European operating subsidiaries appear to have achieved positive or neutral cash flow levels of operations, Vista's management anticipates that its consolidated operations will incur negative cash flows for the immediate future, primarily due to fixed expenses for corporate general and administrative overhead. Management is actively pursuing strategies to increase Vista's revenues and reduce its negative cash flow. Based on currently planned activities, management believes that its cash and marketable securities resources at September 30, 1996 are sufficient to fund Vista's operations for at least the next 12 months. There can be no assurance that Vista's consolidated revenues will increase to the point that operating expenses will be fully absorbed by revenues from operations.


U.S. DOLLAR PRESENTATION AND FOREIGN CURRENCY FLUCTUATIONS


     Vista publishes its consolidated financial statements in U.S. dollars after translating transactions in foreign currencies to U.S. dollars. A significant portion of Vista's consolidated revenues and expenses are collected and paid in local currency of its European operating subsidiaries, i.e. Italian lira and Swedish krona. Income and expense items in foreign currencies are translated at the weighted average exchange rate prevailing during the period, except that expenses related to nonmonetary assets and liabilities are translated at historical rates. In periods when the U.S. dollar depreciates against relevant foreign currencies, reported earnings attributable to transactions in foreign currencies may be materially enhanced. In periods when the U.S. dollar appreciates against the relevant foreign currencies, however, reported earnings attributable to transactions in foreign currencies may be materially reduced. Fluctuations in the exchange rate between relevant foreign currencies and the U.S. dollar may also affect the book value of Vista's consolidated assets and the amount of its stockholders' equity.


DIRECTORS AND EXECUTIVE OFFICERS

     Vista's directors and executive officers are as follows:

          NAME               AGE                      POSITIONS
Donald G. Johnson, M.D.      57      Chairman of the Board; Director
Thomas A. Schultz            46      President and Chief Executive Officer;
                                     Director
Murray D. Watson             52      Vice Chairman of the Board; Director
J. Charles Casebeer          57      Director
Kenneth G. Howling           39      Vice President of Finance, Treasurer and
                                     Chief Financial Officer
William M. Curtis            55      Secretary

     DR. DONALD G. JOHNSON was elected Chairman of the Board and a director of Vista on February 16, 1996. Dr. Johnson, an ophthalmologist actively practicing in Canada, has successfully treated approximately 7,400 eyes with excimer laser procedures as of December 31, 1995. He also developed the proprietary Johnson transepilthelial multi-zone, multi-pass PRK procedure ("TMM PRK"), which provides for a smoother ablation zone and substantially reduces glare and central islands side effects sometimes encountered in standard PRK procedures. Dr. Johnson has practiced in New Westminster, British Columbia continuously since 1969, first participating in a group practice for general ophthalmology from 1969 to 1981, then as a solo practitioner from 1981 to 1985. He established the London Place Eye Centre in New Westminster as an outpatient medical and surgical eye center in November 1985 where he still practices. Dr. Johnson has published 16 articles and conducted 11 clinical investigation studies in the field of ophthalmology, including clinical investigations of the VISX 20/20 and Nidek EC-5000 excimer lasers and the Sunrise holmium laser. He has appeared as a guest speaker on radio and television and at numerous hospital and professional seminars since 1991 on subjects relating to excimer lasers. Dr. Johnson has been affiliated with St. Mary's Hospital, Royal Columbian Hospital and Surrey Memorial Hospital since 1969 and Whitehorse General Hospital since

1970. He received his M.D. degree from the University of Western Ontario, served his internship at Toronto Western Hospital, his general surgery residency at Shaughnessy Hospital, Vancouver, British Columbia, and his ophthalmology residency at the University of British Columbia. His post graduate accomplishments include certifications in the United States for radial keratotomy (1984), epikeratophakia (1986), advanced corneal transplantation
(1987), small incision cataract and advanced phacoemulsification (1990) and excimer laser PRK and PTK (1990) and certification in Germany for non freeze B.S.K. method of lamellar keratoplasty (1988).

     THOMAS A. SCHULTZ was elected a director, President and Chief Executive Officer of Vista on February 16, 1996. Mr. Schultz was a director and employee of Chrystallume, Inc., from 1986 to January 16, 1996 and served as its Chairman of the Board and Chief Executive Officer from April 15, 1993 until October 15, 1995. Chrystallume, a publicly-held company, produced diamond film for electronic and industrial applications. From 1983 to 1986, Mr. Schultz served as Corporate Vice President of Dole Food Co., formerly named Castle and Cooke, Inc., a consumer foods company. From 1979 to 1983, he was a staff member of Booz, Allen & Hamilton, an international business consulting firm. Mr. Schultz holds a B.E.S. degree in Operations Research from John Hopkins University and an M.B.A. from Harvard Business School.

     MURRAY D. WATSON was elected a director of Vista on January 31, 1994 and Vice Chairman of the Board on February 16, 1996. He has served as Chairman of the Board, Chief Executive Officer and a director of the Company, a publicly-traded company, since July 1993 and as director of Technical & Chemical Products, Inc., a publicly traded company, from January 1996 to May 1996. The Company is an Irish public company and was engaged in the research and development of both advanced transdermal drug delivery systems and advanced skin penetration enhancers, a business sold by the Company in late 1995 to Technical & Chemical Products, Inc. Prior to July 1993, Mr. Watson had been the President and Chief Operating Officer of the Company's predecessor, Medipro Sciences Limited, from November 1987. Mr. Watson has over 25 years of experience in the international health care industry, including Vice President, Picker International, Inc.; President, Odyssey, Inc.; and General Manager, American Hospital Supply Corp. of Canada. As president since 1985 of the M.D.W. Group, Inc., a privately owned merchant banking company, he has managed a broad spectrum of business ventures. Mr. Watson received his B.A. Science in Civil Engineering in 1965 from the University of Toronto and his M.B.A. in 1971 from York University, Toronto, Canada.

     DR. J. CHARLES CASEBEER was elected a director of Vista and its Chairman of the Board on February 16, 1996. Dr. Casebeer is an ophthalmologist actively practicing in the United States and his experience since 1983 includes over 10,000 refractive procedures and the education of more than 3,000 physicians worldwide in various refractive procedures ranging from radial keratotomy ("RK") to PRK and laser assisted in situ keratomileusis ("LASIK"). He has been engaged in private practice from 1971 to the present time, including associations with the Northern Arizona Eye Clinic, Ltd. Outpatient Surgery Center, Flagstaff, Arizona from 1971 to July 1994, where he served as President and Medical Director; Northern Arizona Eye Clinic, Ltd., Scottsdale, Arizona from 1992 to May 1994; the J. Charles Casebeer Laser/Refractive Surgery Center Ltd., Scottsdale, Arizona from May 1994 to August 1994; and Casebeer Eye Centers, Ltd., Scottsdale, Arizona from August 1994 to the present. Dr. Casebeer's experience in keratorefractive surgery dates from 1983 to the present, and includes more than 6,000 cases. From 1987 to the present, Dr. Casebeer has served as a Course Director in RK technique and practice development and in automated lamellar keratoplasty ("ALK") at numerous courses and symposiums worldwide. Since 1992, he has been a Clinical Professor for the University of Utah Department of Ophthalmology. Dr. Casebeer has lectured extensively since 1989 at over 150 seminars, courses and symposiums on various refractive surgery topics including, among others, RK, ALK and LASIK procedures. He has authored four books or book chapters on refractive surgery, has 16 articles published in peer-reviewed medical journals, and since July 1993 has authored a monthly ocular surgery news column entitled "The Comprehensive Refractive Surgeon" in Ocular Surgery News. He received his B.A. degree from Harvard University, his Doctor of Medicine degree from the University of Southern California School of Medicine, served his internship at the Medical College of Virginia, his residency in ophthalmology at Stanford University Medical Center and currently holds professional licenses in the States of Arizona, California and Utah.

     KENNETH G. HOWLING was elected Vice President of Finance, Treasurer and Chief Financial Officer of Vista on February 16, 1996. He has served from November 8, 1993 until the present time as Vice President of Finance and Chief Financial Officer of the Company. From June 1988 until November 1993, Mr. Howling was employed by Roberts Company Canada Limited in the capacities of corporate Secretary and Controller from June 1988 until May 1991 and as General Manager from June 1991 until November 1993. Prior to June 1988, he was employed for ten years in financial and general management positions with Smith Kline Beecham, Bancard Allergy Laboratories, McGraw Edison and Price Waterhouse. Mr. Howling has been involved in acquisitions, corporate restructuring, cash flow management, human resource management and management information systems. He received a Certified Public Accountant license from the State of New Jersey in 1987 and holds a B.A. degree in Accounting from Upsala College in East Orange, New Jersey.

     WILLIAM M. CURTIS was elected corporate Secretary of Vista in October 1994. Mr. Curtis has been principally engaged in a private law practice in Southern California since 1976 specializing in corporate, merger and acquisition, finance and securities matters. Mr. Curtis holds a law degree from Duke University.

     There is no family relationship between any of Vista's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers serve at the discretion of the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which any person was elected or nominated as a director.

     The Board of Directors currently has a Compensation Committee and a Stock Option Committee.

     The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for Vista's executive officers and for reviewing management recommendations concerning compensation programs for other members of management. The Compensation Committee met once during the fiscal year ended March 31, 1996 at a meeting of the full Board. The Compensation Committee currently consists of Mr. Watson and a vacancy to be filled by the Board.

     The Stock Option Committee is responsible for granting options under the Company's employee stock option plans, establishing the terms and conditions of options granted under those plans, and administering employee stock options. Actions by the Stock Option Committee during the fiscal year ended March 31, 1996 were by unanimous written consent and at one meeting of the full Board of Directors. The Stock Option Committee currently consists of Mr. Watson and a vacancy to be filled by the Board.

     Vista intends to establish an Audit Committee during 1996 responsible for meeting independently with representatives of Vista's independent accountants and with representatives of senior management. The Audit Committee will also be responsible for reviewing the general scope of the audit and matters relating to internal control systems.

     During the fiscal year ended March 31, 1996 the Board of Directors held eight meetings and took certain actions by unanimous written consent of the Board. No incumbent director attended fewer than 75% of all meetings of the Board of Directors.


     No director received compensation for his services as a director during the fiscal year ended March 31, 1996, except that an award of 25,000 shares of common stock was granted by Vista to each of its three then directors in December 1995, including Murray D. Watson and two former directors. Although Vista has no current compensation plan for directors other than stock options, Vista's By-Laws permits compensation of directors and the Board reserves the right of changing compensation policies for directors from time to time. The salaries of all officers are subject to review and adjustment from time to time by the Board of Directors.

SUMMARY EXECUTIVE COMPENSATION

     The following Summary Compensation Table indicates the cash compensation paid by Vista as well as certain other compensation, paid or accrued for its fiscal years ended March 31, 1996 and 1995 to each of its Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 for such periods.

                                                                                       LONG TERM COMPENSATION
                                                                                ------------------------------------
                                                 ANNUAL COMPENSATION                      AWARDS
                                           --------------------------------     --------------------------   PAYOUTS
                                                                   OTHER        RESTRICTED     SECURITIES    -------
                                                                   ANNUAL         STOCK        UNDERLYING     LTIP     ALL OTHER
            NAME AND             FISCAL     SALARY     BONUS      COMPEN-         AWARDS         OPTIONS     PAYOUTS    COMPEN-
       PRINCIPAL POSITION        YEAR(1)     ($)        ($)      SATION ($)        ($)          SARS (#)       ($)     SATION ($)
-------------------------------- -------   --------   --------   ----------     ----------     -----------   -------   ----------
Thomas A. Schultz                  1996    $ 12,000        -0-         -0-            -0-        300,000       -0-           (6)
  President and Chief Executive
  Officer(2)
Jac. J. Lam                        1996    $225,000        -0-         -0-       $ 18,750(7)         -0-       -0-           -0-
  President and Chief Executive
  Officer(3)
Drago A. Cerchiari                 1996    $ 20,000        -0-    $ 20,260(8)    $ 25,000(8)         -0-       -0-           -0-
  President & Chief Executive      1995    $ 33,100        -0-    $ 84,000(9)         -0-        190,000       -0-           -0-
  Officer(4)
G. Lennart Perlhagen               1995    $130,000        -0-         -0-            -0-            -0-       -0-           -0-
  Chairman or President and
  Chief Executive Officer(5)

---------------

(1) Information set forth in the table represents data for the fiscal years ended March 31, 1996 ("1996") and March 31, 1995 ("1995").


(2) Mr. Schultz was elected President and Chief Executive Officer of Vista on February 16, 1996.



(3) Mr. Lam was elected acting President and Chief Executive Officer of Vista on June 9, 1995 and resigned from that position when he was replaced on February 16, 1996.



(4) Mr. Cerchiari was elected President and Chief Executive Officer of Vista on February 1, 1995 and resigned as an executive officer of Vista on June 1, 1995.



(5) Mr. Perlhagen was elected Chairman, President and Chief Executive Officer of Vista on February 1, 1994. On January 15, 1995, he relinquished the titles of President and Chief Executive Officer. Mr. Perlhagen resigned as an executive officer of Vista on June 1, 1995.



(6) Mr. Schultz's employment agreement provides he will be entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for an initial public offering by Regional Joint Ventures sponsored by Vista.


(7) Represents the value of 25,000 shares of common stock awarded in December 1995 to Mr. Lam for services as a director in the fiscal year ended March 31, 1996 valued at $.75 per share.


(8) Includes 4,000 shares of common stock valued at $20,260 paid in settlement of claim for expenses and subject to a put option subsequently exercised by Mr. Cerchiari and $25,000 in common stock (5,000 shares valued at $5.00 per share) paid in settlement of a hiring bonus claim under the terms of a Termination Agreement between Vista and Mr. Cerchiari effective June 1, 1995.


(9) Includes $84,000 in consulting payments for the 1995 period paid prior to Mr. Cerchiari's election as an officer and director.

STOCK OPTIONS

     The following tables summarize stock option activity during the fiscal year ended March 31, 1996 for each of the named officers shown in the table "Summary Executive Compensation":

                                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                          ENDED MARCH 31, 1996
                              -----------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                                               % OF TOTAL                               VALUE AT ASSUMED
                               NUMBER OF      OPTIONS/SARS                           ANNUAL RATES OF STOCK
                              SECURITIES       GRANTED TO    EXERCISE                  PRICE APPRECIATION
                              UNDERLYING       EMPLOYEES     OR BASE                    FOR OPTION TERM
                              OPTIONS/SARS         IN         PRICE     EXPIRATION   ----------------------
            NAME              GRANTED(#)      FISCAL YEAR     ($/SH)       DATE      5%($)(3)     10%($)(3)
----------------------------  -----------     ------------   --------   ----------   --------     ---------
Thomas A. Schultz...........    150,000(1)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Thomas A. Schultz...........    150,000(2)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Jac. J. Lam.................    150,000(1)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Jac. J. Lam.................    150,000(2)         9.8%       $ 2.50      2/15/01    $103,606     $228,941
Drago A. Cerchiari..........        -0-             --           n/a          n/a         n/a          n/a
G. Lennart Perlhagen........     50,000(1)         3.3%       $ 2.50      2/15/01    $ 34,535     $ 76,314

---------------


(1) Options granted under Vista's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable in 12 equal quarter-annual installments commencing May 15, 1996.



(2) Options granted under the Vista's 1994 Stock Option Plan at an exercise price of not less than fair market value on date of grant, exercisable during the last 30 days of the five-year option term or earlier if the Company's common stock has traded at $10.00 or more for 30 days which need not be consecutive.



(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Vista's or the Company's estimate or a projection by Vista or the Company of future common stock prices.


                                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                       AND FISCAL YEAR-END OPTION/SAR VALUES
                                -----------------------------------------------------------------------------------
                                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                 OPTIONS/SARS AT              OPTIONS/SARS AT
                                  SHARES                        FISCAL YEAR-END(#)         FISCAL YEAR-END($)(A)
                                ACQUIRED ON      VALUE      --------------------------   --------------------------
             NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------------------  -----------   -----------   --------------------------   --------------------------
Thomas A. Schultz.............      -0-         n/a              -0-         300,000          -0-        $37,500
Jac. J. Lam...................      -0-         n/a              -0-         300,000          -0-        $37,500
Drago A. Cerchiari............      -0-         n/a              -0-             -0-          -0-            -0-
G. Lennart Perlhagen..........      -0-         n/a              -0-          50,000          -0-        $ 6,250

---------------

(A) The value of unexercised in-the-money options is based upon an estimated fair market value for the common stock on March 29, 1996 of $2.625 per share, based on the last reported closing price for the common stock as of that date.

                                            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)
                                        ------------------------------------------------------------------
                                                         PERFORMANCE
                                         NUMBER OF         OR OTHER
                                          SHARES,        PERIOD UNTIL
                                          UNITS OR        MATURATION
                 NAME                   OTHER RIGHTS      OR PAYOUT       THRESHOLD     TARGET     MAXIMUM
--------------------------------------  ------------     ------------     ---------     ------     -------
Thomas A. Schultz.....................       -0-              n/a            n/a          n/a        n/a
Jac. J. Lam...........................       -0-              n/a            n/a          n/a        n/a
Drago A. Cerchiari....................       -0-              n/a            n/a          n/a        n/a
G. Lennart Perlhagen..................       -0-              n/a            n/a          n/a        n/a

---------------


(1) Vista does not have any compensation plans involving stock appreciation rights or long-term incentive or deferred pension or profit-sharing plans.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     Vista has entered into a written employment agreement dated as of January 31, 1996 with Thomas A. Schultz, who was elected President and Chief Executive Officer on February 16, 1996. The employment agreement with Mr. Schultz is for a term of 36 months from January 15, 1996 and is renewable thereafter on a year-to-year basis unless either party provides at least 60 days prior notice of termination before the expiration of its original term or any renewal term. The agreement provides for an annual base salary of $150,000, participation in group benefit programs, payment of Mr. Schultz's existing insurance premiums for long-term disability and life insurance for the initial 12 months of the agreement, and an amount not exceeding 7 1/2% of his base salary for personal benefit expenses relating to Mr. Schultz and his family members as he shall determine. Mr. Schultz is eligible to receive an annual performance bonus of up to 100% of his annual base salary based upon achievement of Vista goals to be determined by the Board of Directors. In addition, he is entitled to a cash bonus of $75,000 upon the filing of the second of two registration statements for the initial public offerings by Regional Joint Ventures sponsored by Vista.

     Mr. Schultz's employment agreement further provides he is entitled to severance benefits if his employment is involuntarily terminated, other than for cause (as defined in the agreement), death or disability, equal to (i) a lump-sum payment equal to his annual base salary, (ii) continuation of insurance benefits for life, health, dental and long-term disability for a period of 12 months after employment termination, and (iii) continued vesting of his outstanding stock options for a period of 12 months after employment termination. Mr. Schultz is required to devote his full business time to the affairs of Vista except for such investment, business, professional and continuing education activities that do not interfere with the performance of his duties as Vista's President and Chief Executive Officer. The employment agreement contains confidentiality and non-competition provisions in favor of the Company. Mr. Schultz's employment agreement was approved by the Board of Directors on February 6, 1996.

OTHER RECENT COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS


     On February 6, 1996, Vista approved compensation for certain executive officers and directors. A corporate affiliate of Murray Watson, effective April 1, 1996, receives a base salary of $100,000 per year plus a bonus to be reviewed by the Board at the end of each fiscal year up to 100% of his base salary. A corporate affiliate of Kenneth G. Howling, effective April 1, 1996, receives a base salary of $60,000 per year plus a bonus to be reviewed by the Board at the end of each year up to 100% of his base salary. A corporate affiliate of Dr. J. Charles Casebeer, effective upon his election as a director of Vista on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives a base salary of $60,000 per year. Dr. Casebeer also serves as a director of certain Regional Joint Ventures and is Chairman of the Board and Chief Executive Officer of Vista Laser Centers of the Southwest, Inc. Upon successful completion of an initial public offering by three of those Regional Joint Ventures, Dr. Casebeer's corporate affiliate will become entitled to annual compensation of $60,000 per year from each of three Regional Joint Ventures. Dr. Donald G. Johnson, effective upon his election as Chairman of the Board and a director of the Company on February 16, 1996 and in further consideration of his agreement to provide certain consulting services to be defined by the Board, receives a base salary of $60,000 per year.


     In December 1995, Vista's Board of Directors authorized the issuance of 25,000 shares of the Company's common stock to each of its then three directors, Messrs. Jac. J. Lam, Malcolm J. Rowe and Murray D. Watson, or their nominees, as compensation for their services as directors during the fiscal year ending March 31, 1996. Due to the absence of an active trading market for the common stock at the time of this award and other factors deemed relevant by the Board, these shares were valued by the Company at $.75 per share.

TERMINATION AGREEMENTS WITH FORMER EXECUTIVE OFFICERS

     The Company previously had employment agreements with: Robert L. Ferrera, who resigned as the Company's Chief Financial Officer on April 14, 1995; Drago
A. Cerchiari, who resigned as Vista's President and Chief Executive Officer on June 1, 1995; and G. Lennart Perlhagen, who resigned as Vista's Chairman on June 1, 1995.

     Under an agreement dated as of July 5, 1995, Vista issued 16,000 shares of its common stock to Mr. Perlhagen in payment of $80,000 of unreimbursed business expenses.

     Under an agreement dated as of June 1, 1995, Vista paid Mr. Cerchiari $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. Vista agreed that Mr. Cerchiari had the right to put the 4,000 shares of common stock to the Company after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. Mr. Cerchiari exercised that option on February 1, 1996. Vista also issued 5,000 shares of common stock to Mr. Cerchiari under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement of January 15, 1995.

STOCK OPTION PLANS

     Vista's Board of Directors has adopted a policy of providing long-term incentive to members of its Board and senior management tied to performance of Vista's common stock through stock option plans. These plans are intended to foster management incentive and positively align and reinforce management and stockholder interests. The plans are structured to allow the Board of Directors or its Stock Option Committee discretion in creating management and key employee equity incentives which assist Vista in motivating and retaining the appropriate talent needed to conduct its business successfully.

     Vista's Board of Directors and stockholders adopted two stock option plans in 1994, the 1994 Stock Option Plan (the "1994 Plan") and the Restricted Stock Option Plan (the "Restricted Plan"). The 1994 Plan covers an aggregate of 150,000 shares of common stock and on February 6, 1996 the Board increased the total number of shares subject to the 1994 Plan to a total of 1,900,000 shares subject to ratification and approval of that increase by stockholders of the Company with one year. The Restricted Plan covers a total of 50,000 shares of common stock. Under both Plans, the number of shares available for options and subject to option, and the option exercise price of outstanding options, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of Vista's common stock.

     Both Plans are by the Board of Directors or by a Stock Option Committee of two or more members of the Board of Directors of Vista. The Stock Option Committee currently consists of Mr. Watson and a vacancy to be filled by the Board. The Stock Option Committee, or the Board in the absence of a Committee, determines the persons to receive options under the Plans, the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise.

     Both Plans contains provisions which authorize the Stock Option Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which Vista is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction, the Committee may accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets or merger, or may elect to earlier grant that right at the time an individual option is granted. The Committee may also require in the event of such a transaction that an optionee surrender an option in return for a substitute option issued by a surviving corporation which is determined by the Committee to have a value substantially equal to the value of the surrendered option.

     Each of the Plans provides that shares of common stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Committee, through the delivery of shares of Vista's common stock with a market value equal to the option exercise price. The ability to pay the option price in shares would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee. The Board of Directors has not established any policy as to whether it will permit exercises of options through payment with shares.

     The maximum term for each option under both Plans is ten years; to date no option has been granted for a term in excess of five years under either Plan. If any option granted under either Plan expires or terminates without having been exercised in full, the shares covered by the unexercised portion of the option may be used again for new grants under that Plan. No option granted under the Plans may be transferred by the optionee other than by will, the laws of descent and distribution, or by a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by such optionee or a corporate entity controlled by the optionee.

     1994 STOCK OPTION PLAN


     The 1994 Plan provides that options granted thereunder may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or, at the discretion of a Stock Option Committee, non-qualified stock options which do not qualify as incentive stock options under the Code. The 1994 Plan provides that incentive stock options must be granted at an option price which is not less than the fair market value of the Common Stock on the date of grant, and that any non-qualified option granted must be at an option price which is not less than 50% of the fair market value of the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of Vista's outstanding capital stock, the exercise price of any incentive stock option under the 1994 Plan must be not less than 110% of fair market value on the date of grant. To date, all options granted under the 1994 Plan were granted at fair market value on date of grant. Options under the 1994 Plan may be granted to officers, directors, key employees of, and consultants to, Vista and its subsidiaries.



     In the event of termination of employment, the optionee's option will terminate and may be exercised during a three month period after termination to the extent the option was exercisable on the date of termination. In the event termination of employment was caused by death or permanent disability, the period of exercisability is extended under the 1994 Option Plan to one year after the date of termination, but in no event after the date the option would have expired in the absence of termination of employment. No shares acquired on exercise of an option granted under the 1994 Plan may be sold or otherwise disposed of by an optionee until the expiration of at least six months following the date on which the exercised option was originally granted by Vista.


     At July 15, 1996, no options had been exercised under the 1994 Plan, and unexercised options were outstanding to purchase 1,567,000 shares of common stock at an average option exercise price of $2.73 per share, of which options covering 1,520,000 shares at an option exercise price of $2.50 per share are subject to stockholder ratification of an increase in the number of shares covered by the 1994 Plan approved by the Board on February 6, 1996, and up to 333,000 shares were available for future grants of options under the 1994 Plan. Of the total options outstanding, options to purchase 383,000 shares are exercisable in the fiscal year ending March 31, 1997 without regard to the market price of Vista's common stock and 450,000 shares are exercisable during the last 30 days of the five-year option term or earlier if Vista's common stock has traded at $10.00 per share or more for at least 30 days, which need not be consecutive days. Of the unexercised options outstanding, options covering 828,000 shares are held by five current officers and directors (of which options covering 181,333 shares are exercisable in the fiscal year ending March 31, 1997 without regard to the market price of Vista's common stock and 300,000 shares are exercisable at such time as Vista's common stock has traded at $10.00 per share or more for at least 30 days,) at an average exercise price of $2.57 per share.

     RESTRICTED STOCK OPTION PLAN


     The Restricted Plan provides that options granted thereunder must be granted at an option price which is the lesser of $0.50 per share or 10% of the fair market value of the Common Stock on the date of grant. No options granted under the Restricted Plan may be exercised until the expiration of at least two years following the date on which the option was originally granted by Vista. Options under the Restricted Plan may be granted only to directors and senior management of Vista, including its Chairman of the Board, its President, and any other persons appointed to act as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Vista.

     In the event of termination of an optionee's service as a director or member of senior management, the optionee's option will terminate and may be exercised during a 12 month period after termination to the extent the option was exercisable on the date of termination. In the event termination of employment was caused by death or permanent disability, the amount exercisable is extended under the Restricted Plan to the extent the option would have become exercisable during the 12 month period if not prevented by the optionee's death or disability. In no event may any option be exercised after the date the option would have expired in the absence of termination of employment.

     At July 15, 1996, no options had been exercised under the Restricted Plan, unexercised options were outstanding to purchase 8,000 shares of common stock (all of which are exercisable in the fiscal year ending March 31, 1997) at an average exercise price of $.50 per share, and up to 42,000 shares were available for future grants of options under the Restricted Plan.

     1996 STOCK COMPENSATION PLAN


     On February 6, 1996, Vista's Board of Directors adopted a 1996 Stock Compensation Plan (the "Stock Plan") subject to approval of the Stock Plan within one year thereafter by stockholders of the Company. The purpose of the Stock Plan is to permit the Board or a Committee of the Board the flexibility of issuing shares of Vista common stock in lieu of cash to compensate officers, directors, employees and other individuals acting as professionals, consultants and/or advisers to the Company for services rendered to Vista and its subsidiaries. A "subsidiary" of Vista for purposes of the Stock Plan is any corporation in which Vista at the time of a compensation award owns or controls, directly or indirectly, at least 50% or more of the outstanding voting capital stock.


     Shares may be issued under the Stock Plan solely in payment for the value of services actually rendered to Vista. In no event may shares be issued as compensation under the Stock Plan: (i) for services which are either directly or indirectly related to the offer or sale of securities in a capital-raising transaction by Vista or its corporate affiliates; or (ii) for the sale of goods, merchandise, products or other tangible assets. Common stock issued as compensation under the Stock Plan will be valued at their fair market value on the date such shares are authorized to be issued to a participant for designated services rendered in a specified dollar amount. In determining the fair market value of any such payment, the Board or a Committee of the Board will take into consideration the quoted prices in the public market for common stock on the date shares are authorized for issuance and, if deemed applicable by the Board or the Committee to its determination of fair market value, a reasonable discount to quoted market prices not exceeding 25% of the low bid price on the date of such authorization if such discount is deemed appropriate to allow for price volatility and/or possible lack of liquidity based on reported prices and trading volume in the public market for the common stock when compared to the number of shares authorized for issuance as compensation and any applicable forfeiture or restrictive provisions relating to the award.

     Shares of common stock authorized by the Stock Plan may be issued as compensation only upon the execution of an agreement by the recipient to accept the same in lieu of all or a designated portion of cash compensation otherwise payable for his or her services. If the award of shares is subject to contractual restrictions or performance conditions that may result in a forfeiture, the recipient's interest in the shares may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable restriction or performance condition and period shall lapse without the requirement of forfeiture.

     The Stock Plan will be administered by the Board or by a Committee of not less than two directors. No member of the Committee will be eligible to participate in the Stock Plan while serving on the Committee. The Committee has the authority to (i) select the participants to whom common stock compensation may be granted; (ii) determine the number of shares and the fair market value thereof for each payment of common stock compensation; (iii) determine any other terms and conditions of common stock compensation payments, including but not limited to any restrictions or forfeiture conditions relating to the performance of services by the participant; (iv) determine whether, to what extent and under what circumstances a common stock payment of compensation under the Stock Plan may be deferred either automatically or at the election of the participant under a written agreement; and (v) approve any agreement executed by participants under the Stock Plan.

     Subject to approval of the Stock Plan by Vista stockholders, 250,000 shares of common stock will be available for payment of compensation under the Stock Plan. If any shares are issued under the Stock Plan and subsequently cease to be outstanding as a result of any forfeiture or failure to satisfy restrictive conditions, such shares will again be available for compensation payments under the Stock Plan. No compensation awards under the Stock Plan have been made as of July 30, 1996.

OTHER

     Vista currently has no pension, retirement, annuity, savings or similar benefit plan which provides compensation to its executive officers or directors except for group health and life insurance plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information (except as otherwise indicated by footnote) as of October 31, 1996 as to Vista's common stock owned by (i) each person known by management to beneficially own more than 5% of Vista's outstanding Common Stock, (ii) each of Vista's directors, and (iii) all executive officers and directors as a group:



                                                                  COMMON STOCK (1)
                                         -------------------------------------------------------------------
                                            SHARES BENEFICIALLY OWNED
                                            BEFORE EFFECT OF PROXIES
                                            GRANTED TO THE COMPANY'S
                                              BOARD OF DIRECTORS(2)              VOTING RIGHTS ONLY (3)
                                         -------------------------------     -------------------------------
           NAME OR GROUP (1)             NO. OF SHARES       % OF CLASS      NO. OF SHARES       % OF CLASS
---------------------------------------  -------------       -----------     -------------       -----------
DIRECTORS AND NOMINEES:
  Dr. J. Charles Casebeer..............       15,000(4)          0.24%                -0-              --
  Dr. Donald G. Johnson................       15,000(5)           0.2%                -0-              --
  Thomas A. Schultz....................       37,500(6)           0.5%                -0-              --
  Murray D. Watson.....................    3,484,500*(7)         45.1%          3,435,000*(7)        45.0%
  Proxies granted to the Board of
     Directors by Regional Joint
     Ventures..........................           --(8)            --           1,150,000*(8)        15.1%
  All officers and directors as a group
     [6 persons].......................    3,827,000(9)          49.0%          4,585,000*(9)        60.1%
OTHER 5% SHAREHOLDERS:
  Pharma Patch PLC.....................    3,410,000             44.4%          3,410,000            44.7%
  15/16 Fitzwilliam Place
  Dublin 2, Ireland
  Refractive Services-800, Inc. .......      520,000(11)          6.8%            520,000(11)         6.8%
  Reaal 5-V, P.O. Box 4
  2350 AA Leiderdorp, The Netherlands
  Vista Laser Center of the Northeast,
     Inc. .............................      450,000(12)          5.9%                -0-              --
  131 Bloor Street West, Suite 210
  Toronto, Ontario M5S 1R1 Canada
  Vista Laser Centers of the Pacific,
     Inc. .............................      500,000(13)          6.5%                -0-              --
  14895 East 14th Street, Ste 400
  San Leandro, California 94578


---------------

  * Includes certain shares that are listed elsewhere in the table. See Notes 7 and 10 below.


 (1) To the best knowledge of Vista's management, the persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except as otherwise indicated in the information contained in the footnotes below and, where applicable, community property laws.

 (2) Based on 7,676,112 shares of Common Stock outstanding at October 31, 1996 plus, where applicable, shares issuable upon exercise of stock options held only by the person or group indicated that were fully exercisable or exercisable within a period of 60 days from October 31, 1996.



 (3) Voting rights in these columns includes only those shares of Common Stock that the named person or group is entitled to vote as of the Record Date and the percentage shown is based upon 7,676,112 shares outstanding as of October 31, 1996. As described in Note 8 below, three Regional Joint Ventures holding an aggregate of 1,150,000 shares of Vista Common Stock have granted irrevocable proxies to Vista's Board of Directors expiring in each instance approximately five years after the Regional Joint Venture has completed a planned initial public offering of its securities. All other rights of beneficial ownership as to such shares are retained by the respective Regional Joint Venture, including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions. See Notes 7 and 10 below as to the interest of a director in shares owned by Pharma Patch PLC.



 (4) Includes 15,000 shares issuable upon exercise of stock options held directly by Dr. Casebeer that are exercisable within 60 days after October 31, 1996. Does not include shares owned by other Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies but has no other rights of ownership (see Note 8 below). Dr. Casebeer's business address is 15100 North 78th Way, Suite 100, Scottsdale, Arizona 85260.



 (5) Includes 15,000 shares issuable upon exercise of stock options held directly by Dr. Johnson that are exercisable within 60 days after after October 31, 1996. Does not include shares owned by other Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies but has no other rights of ownership (see Note 8 below). Dr. Johnson's business address is 918 12th Street, New Westminster, British Columbia V3M 6B1, Canada.



 (6) Includes 37,500 shares issuable upon exercise of stock options held directly by Mr. Schultz that are exercisable within 60 days after October 31, 1996. Does not include shares owned by other Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies but has no other rights of ownership (see Note 8 below). Mr. Schultz's business address is 167 S. San Antonio Road, Suite 9, Los Altos, California 94022.



 (7) Includes: (i) 25,000 shares of Common Stock and 49,500 shares issuable upon exercise of stock options held directly by Trident Management, a corporate affiliate of Mr. Watson, that are exercisable within 60 days after October 31,, 1996; plus (ii) 3,410,000 shares of Common Stock owned by Pharma Patch PLC (see Note 10 below) in which Mr. Watson is Chairman of the Board and Chief Executive Officer. Mr. Watson disclaims beneficial ownership of shares owned by Pharma Patch PLC. Does not include shares owned by Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies but has no other rights of ownership (see Note 8 below). Mr. Watson's business address is 15/16 FitzWilliam Place, Dublin 2, Ireland.



 (8) The following Regional Joint Ventures, holding an aggregate of 1,500,000 shares of Vista Common Stock, have agreed to grant irrevocable proxies to Vista's Board of Director's expiring in each instance approximately five years after the Regional Joint Venture has completed a planned financing:
     Vista Laser Centers of the Northeast, Inc. -- 450,000 shares; Vista Laser Centers of the Pacific, Inc. -- 500,000 shares; and Vista Laser Centers of Michigan, Inc. -- 200,000 shares. All other rights of beneficial ownership are retained by the respective Regional Joint Venture including the power to dispose of the shares in a bona fide sale transaction free of the proxy restrictions.



 (9) Includes shares described in Notes 4 through 8 above plus 25,000 shares issuable upon exercise of stock options held directly by one other executive officer that are exercisable within 60 days after October 31, 1996.



(10) Includes 3,410,000 shares of Common Stock owned by Pharma Patch PLC. These securities are also included in the table under beneficial ownership of Murray D. Watson (see Note 7 above). The ownership of Pharma Patch PLC shown in the table does not include: (i) 500,000 Class C Warrants owned by Pharma Patch PLC which are exercisable during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised; or (ii) shares owned by

     Regional Joint Ventures for which Vista's Board of Directors holds irrevocable voting proxies (see Note 8 above).

(11) Includes 520,000 shares beneficially owned by Refractive Services-800, Inc., a Panama corporation reportedly owned and controlled by Marcel Jouby, a Dutch citizen, Kerry Lynne O'Rourke, a South African citizen residing in The Netherlands, and Sukumal Chintagavongse, a Thailand citizen.

(12) Includes 450,000 shares beneficially owned by Vista Laser Centers of the Northeast, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Note 8 above).


(13) Includes 500,000 shares beneficially owned by Vista Laser Centers of the Pacific, Inc. which are subject to an irrevocable proxy in favor of the Company's Board of Directors (see Note 8 above).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH THE COMPANY FOR EQUITY FINANCING AND CHANGE IN CONTROL

     The Company sold its operating assets and proprietary transdermal patch and penetration enhancer business in November 1995 in exchange for 786,214 shares of common stock in Technical & Chemical Products, Inc. ("TCPI") and the satisfaction of approximately $5,000,000 of Company indebtedness by TCPI. TCPI is a publicly-traded company engaged primarily in the design, development, manufacture and marketing of medical diagnostic products for use in physician offices, at home and at other point-of-care locations, and the research, development and commercialization of transdermal and mucosal drug delivery systems and skin permeation enhancers.

     Vista's Board on February 6, 1996 authorized the negotiation of equity financing agreements with the Company. On February 15, 1996, the Company publicly announced its board of directors had approved the acquisition of a controlling interest in Vista subject to negotiation of definitive agreements. Definitive agreements negotiated between Vista and the Company were executed on March 1 and March 4, 1996 and were closed on or prior to March 31, 1996. Vista's financing transactions and agreements with the Company are summarized as follows:

     STOCK PURCHASE AGREEMENT FOR $500,000 (200,000 VISTA COMMON SHARES)

     On March 1, 1996, Vista and the Company executed a Stock Purchase Agreement providing for the first stage of financing transactions. The Stock Purchase Agreement provided for 200,000 newly issued shares of Vista common stock to be sold to the Company for a cash price of $500,000, or $2.50 per share. These funds were received by Vista in March 1996.

     EXCHANGE OF NOTE AND TCPI SECURITIES FOR $5,150,000 (2,060,000 VISTA COMMON SHARES) AND EXERCISE OF STOCK OPTION

     On March 4, 1996, Vista and the Company executed an Agreement (the "Exchange Agreement") that was closed on March 31, 1996. Under the Exchange Agreement, Vista delivered to the Company 2,060,000 newly issued shares of Vista common stock at a stated value of $5,150,000, or $2.50 per Vista share, plus 500,000 Vista Class C common stock purchase warrants ("Class C Warrants"). In exchange, Vista received from the Company: (i) an interest-free note due in six months from the Company in the principal amount of $750,000, which was fully paid by the Company on May 3, 1996; and (ii) 200,000 restricted shares of Technical Chemicals and Products, Inc. ("TCPI") common stock to be transferred from the Company to Vista at a stated value of $2,662,500, or $13.31 per TCPI share. At the time this transaction was completed and at March 31, 1996, shares of TCPI acquired by the Vista were restricted to resale under the federal securities laws and were valued at both dates for financial statement purposes at a 25% discount from the public market price. On March 21, 1996, the date the Company and Vista concluded the transactions provided for the Exchange Agreement, the closing prices for TCPI common stock were $16.50 on March 31, 1996 and $8.25 on November 11, 1996.

     As additional consideration for these transactions, the Exchange Agreement granted the Company an option exercisable at any time on or before September 30, 1996 to purchase up to an additional 250,000 newly issued shares of the Company's common stock at an option exercise price of $2.50 per share in cash (the "Six Month Option"). On July 18, 1996, the Company exercised 200,000 shares subject to the Six Month Option at an exercise price of $500,000.

     DESCRIPTION OF CLASS C WARRANTS

     The 500,000 Class C Warrants issued to the Company under the Exchange Agreement each represent the right to purchase one (1) share of Vista's common stock during the month of February 1997 and/or the month of February 1998, and expire thereafter to the extent not exercised. In each instance, the exercise price per share will be determined by the average of the quoted closing prices for Vista's common stock in the over-the-counter market during the month of January immediately preceding the date Class C Warrants or any portion thereof are exercised, except that the Class C Warrant exercise price per share in any event will not exceed $10.00 per share. The exercise price and number of shares issuable on exercise of Class C Warrants are subject to adjustment in certain events to prevent dilution in the event of any subsequent stock split, stock dividend, reclassification or recapitalization affecting the outstanding common stock as a class.

     EXCHANGE OF 900,000 VISTA COMMON SHARES BY CERTAIN STOCKHOLDERS


     At the time Vista negotiated and concluded its agreements with the Company, Vista was advised that three Vista stockholders, including Therapeutic Patch Research N.V. ("TPR"), Saliva Research Limited ("SRL") and Westcliff Partners Inc. ("WPI"), exchanged a total of 900,000 shares of Vista's outstanding common stock for 4,500,000 newly issued securities of the Company in a privately-negotiated transaction. The Company relied upon the transactional exemption afforded by Regulation S in connection with this private placement. Those securities had been acquired by TPR, SRL and WPI in December 1995 as a result of prior transactions financing the operations of Vista through December 1995. See "Issuance of Shares for Expenses from June Through December 1995" below.


     CHANGE IN CONTROL AND OTHER INFORMATION

     As a result of the agreements described above, the Company acquired a controlling interest in Vista during March 1996. At March 31, 1996, Vista had 5,256,104 common shares outstanding, including the 2,260,000 Vista shares issued to the Company under the Stock Purchase Agreement and the Exchange Agreement, but excluding common stock reserved for outstanding stock options, warrants, conversion or exchange of debt obligations or reserved for investments in certain Regional Joint Ventures. The Company's total ownership of 3,160,000 Vista common shares represented approximately 60.1% of the total Vista common stock outstanding at March 31, 1996 and approximately 46.4% of 6,806,112 shares of Vista common stock outstanding at July 15, 1996. Vista and the Company both recognized in March 1996 that the Company's percentage ownership of the Company may fluctuate in the future as a result of continuing changes in Vista's capitalization, the right of Vista to exercise its Six Month Option for 250,000 Vista common shares expiring on September 30, 1996 and/or 500,000 Class C Warrants exercisable in February 1997 and February 1998, described above, or as a result of a future decision by Pharma Patch to sell or otherwise dispose of all or a portion of its investment in Vista.

     Vista entered into a registration rights agreement with the Company upon closing the Exchange Agreement. Subject to certain limitations, this agreement grants the Company two "piggy-back" registration rights in the event Vista files registration statements covering offerings of its securities under the Securities Act of 1933. In addition, the Company will have the right on three occasions after March 31, 1997 and until July 31, 2006 to demand that all or a portion of Vista's common stock held by the Company and issuable upon exercise of Class C Warrants and the Six Month Option be registered under the Securities Act of 1933. Any such registrations of Vista common stock for the account of Pharma Patch will be at Vista's expense.

     Murray D. Watson, a director of Vista since January 31, 1994, has served since July 1993 as Chairman of the Board, Chief Executive Officer and a director of the Company. On February 16, 1996, Mr. Watson was

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

elected Vista's Vice Chairman of the Board and Kenneth G. Howling, Vice President and Chief Financial Officer of the Company, was elected Vista's Treasurer and Chief Financial Officer. In each case, their election as Vista officers was subject to a condition that definitive agreements for the contemplated transactions between Vista and the Company be executed. These agreements were executed on March 1, 1996 and completed on March 21, 1996.

     Transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement were authorized and approved by Vista's board of directors ("Board") at a Board meeting held on February 6, 1996 attended by all three of Vista's then directors. Vista's Board approved the Stock Purchase Agreement and Exchange Agreement transactions with knowledge and disclosure of the proposed exchange by TPR, SRL and WPI of 900,000 shares of Vista common stock with the Company. Mr. Watson, a Vista director, abstained from voting on the proposed transactions due to his position as the Chief Executive Officer and a director of Pharma Patch. Messrs. Jac. J. Lam and Malcolm J. Rowe, Vista's other two directors at that time, voted in favor of approving the transactions. Mr. Rowe also served at the time as a member of Pharma Patch's board of directors.

PURCHASE OF CERTAIN ASSETS FROM REFRACTIVE SERVICES-800, INC.

     From July 1995 through June 1996 date, a foreign corporate investor named Refractive Services-800, Inc. invested $520,000 in cash in five Regional Joint Ventures sponsored by the Company. In exchange for that investment, and in view of the high risks associated with making the initial investment in start-up enterprises that had yet to negotiate any agreements for proposed business operations, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the five Regional Joint Ventures with a liquidation preference equal to five times its cash investment (six times its cash investment in the case of VLC-Northeast). Vista has been advised that Refractive Services-800, Inc. is a Panama corporation owned and controlled by Marcel Jouby, a Dutch citizen, Kerry Lynne O'Rourke, a South African citizen residing in The Netherlands, and Sukumal Chintagavongse, a Thailand citizen.

     Vista negotiated an agreement on July 18, 1996 to acquire all Series A Preferred Shares in five Regional Joint Ventures originally purchased by Refractive Services-800, Inc. for $520,000. In exchange, Vista has agreed to issue to Refractive Services-800, Inc. a total of 520,000 shares of Vista common stock. Vista also agreed to purchase for $50,000 in cash all of the capital stock in Refractive Services 800 Corp., a Nevada corporation ("RS-800") organized by Refractive Services-800, Inc. in 1995 to acquire rights to certain 800 and 900 telephone numbers for telemarketing purposes at the election of Regional Joint Ventures.

OFFSHORE SALES OF COMMON STOCK UNDER REGULATION S

     On March 29, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of the Company's common stock at $2.125 per share under a Regulation S offshore private placement transaction with one foreign investor, Corundum B.V. The quoted closing market price for Vista's common stock on March 29, 1996 was $2.625 per share. No fees or commissions to third parties were paid in connection with this offering.

     On June 13, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of Vista's common stock at $2.125 per share under a separate Regulation S offshore private placement transaction with two foreign investors, Solar Ventures Limited as to 50,000 shares and Armilla Holdings Limited as to 50,000 shares. The quoted closing market price for Vista's common stock on June 13, 1996 was $3.25 per share. No fees or commissions to third parties were paid in connection with this offering. On August 14, 1996, Vista received $212,500 in proceeds from the sale of 100,000 shares of Vista's common stock at $2.125 per share under a Regulation S offshore private placement transaction with one foreign investor, Paget Trading Ltd. The quoted closing market price for Vista's common stock on August 9, 1996, the date of the agreement, was $2.875 per share. No fees or commissions to third parties were paid in connection with this offering.

PURCHASE OF LASER EQUIPMENT FROM AFFILIATE OF A DIRECTOR

     On February 1, 1996, Vista entered into an asset purchase and lease assumption agreement with a corporate affiliate of Dr. J. Charles Casebeer providing for the purchase by Vista of an excimer laser system.

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

The purchase price for the equipment was $75,000 in cash, a $96,591 promissory note with interest at 8% per annum originally due May 31, 1996, and the assumption of outstanding obligations under an existing lease of the laser including future lease payments not to exceed $328,409. Dr. Casebeer was subsequently elected a director of Vista on February 16, 1996. Vista later determined to replace its intended use of this equipment with newer technology, resulting in a charge to earnings in the amount of $446,636 for the impairment of an idle asset. As of July 12, 1996, the note to Dr. Casebeer's corporate affiliate remained unpaid and is expected to be paid by Vista later in the current fiscal year ending March 31, 1997.

ISSUANCE OF SHARES FOR EXPENSES FROM JUNE THROUGH DECEMBER 1995

     During the period from June to December 1995, certain clients of Vista's then acting President, Jac. J. Lam, invested approximately $1,470,000 to sustain Vista's corporate operations during that period. These advances included approximately $700,000 for travel by Vista's officers and consultants and corporate office expenses in New York and Europe, approximately $100,000 in out-of-pocket advances for various expenses, and $670,000 in compensation paid for personnel assigned to support Vista's corporate activities and its program to establish various Regional Joint Ventures in North America under the "Vista Laser Centers" name. The $670,000 figure for personnel included $200,000 paid or payable to Vista's then acting President, Jac. J. Lam, and $60,000 accrued for its then acting Treasurer and Chief Financial Officer, Theodore J. Mayer. Vista's Board of Directors agreed these charges should be billed at a flat negotiated rate of $1,470,000 and in December 1995 authorized the issuance of 925,000 shares of Vista's common stock in payment of these obligations.

     These shares were issued to Therapeutic Patch Research, N.V. (300,000 shares), Saliva Research Ltd. (325,000 shares) and Westcliff Partners Inc. (300,000 shares). Mr. Lam acted at the time as a managing director for Saliva Research Ltd. and Westcliff Partners Inc., but disclaimed any beneficial interest in the securities held by those entities.

REPURCHASE OF SHARES FROM SEMERA AB

     In June 1994, Vista formed a subsidiary in Sweden, Vista Vision Scandinavia AB ("Vista-Sweden"). Under an agreement dated June 1, 1994, Vista-Sweden purchased certain assets of a PRK surgical center clinic in Stockholm, Sweden, from Semera AB, an unaffiliated company. The price paid for the assets was approximately $100,000 in cash, 28,600 shares of Vista common stock and 28,600 Class A Warrants. Vista-Sweden concurrently engaged the services of Professor Bjorn Tengroth, a noted authority in PRK procedures. All of the capital stock of Vista-Sweden is owned by Convista Vision BV, an inactive Dutch company ("Convista") purchased by Vista in April 1994 as a subsidiary to administer financing and management of Vista's international operations.

     As part of the negotiated agreement with Semera AB, 20% of Convista's capital stock was sold to Professor Tengroth for $3,000 and Vista-Sweden advanced a loan of approximately $134,000 to Professor Tengroth. Exercising an option granted in June 1994, Convista subsequently repurchased Professor Tengroth's 20% interest in Convista for SEK 1,250,000 (approximately $167,000), and his loan was repaid from the proceeds. In June 1995, the Company repurchased 25,640 shares of Vista common stock and 25,640 Class A Warrants from Semera AB for the sum of $277,777 pursuant to a commitment made in June 1994.

     The funds required for the $277,777 payment to Semera AB in June 1995 were obtained by the Company from proceeds of 12% convertible promissory notes issued by Vista in June 1995. These 12% notes were issued and sold to G. Lennart Perlhagen ($177,777), then a director of the Company, and Quintillion B.V., an affiliate of Jac. J. Lam (who was elected a director and acting President of the Company in June 1995). The 12% notes are due on June 15, 1998 and are convertible into shares of Vista common stock at $5.00 per share. Payment obligations on the 12% notes are collateralized by the pledge of 51% of the outstanding shares of Vista-Sweden. In consideration of these loans, Vista-Sweden is obligated to pay the noteholders a royalty of $100 for each Incremental PRK procedure performed by Vista-Sweden during the three years ending May 31, 1996, 1997 and 1998. Incremental PRK procedures for this purpose are generally defined as the number of PRK procedures performed by Vista-Sweden in excess of its first 800 PRK procedures for the twelve months

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

ended May 31, 1996, and the number of PRK procedures in each following 12 month period that exceed PRK procedures performed for the prior 12 month period.

ABANDONMENT OF OPERATIONS BY VISTA VISION INTERNATIONAL LTD. (UNITED KINGDOM)

     Vista Vision International Ltd. ("Vista-UK"), formed in July 1992, owned a 50% interest in Precision Laser Eye Centres Ltd., a joint venture with Optika Holdings Limited formed in June 1993, which owned and operated an excimer laser eye surgical clinic in London, England. G. Lennart Perlhagen, President and Chief Executive Officer of Vista from February 1994 to January 15, 1995, served as the managing director of Vista-UK since its organization. Vista purchased all of the capital stock of Vista-UK and advances to Vista-UK of approximately 24,000 British pounds from an unaffiliated third party under an agreement dated March 31, 1994. The consideration paid by the Company included $134,000 in cash (U.S. funds) and 250,000 shares of Vista's common stock issued to the seller, Laser Technologies (Jersey) Ltd.

     In June 1995, Vista closed the operations of Vista-UK and Precision Laser Eye Centres Ltd. due to their unprofitable history, a change in business strategy of the joint venture partner and extremely competitive market conditions in London.

ABANDONMENT OF PROPOSED ACQUISITION OF MEDICAL DEVELOPMENT RESOURCES, INC.

     Medical Development Resources, Inc. ("MDRI") is a privately-held Delaware corporation engaged in research and development of a proprietary production process for the manufacture of scalpels and other cutting instruments from natural obsidian and/or an obsidian formulation. MDRI owned 100% of two operating subsidiaries, KMI I, Inc. ("KMI") which designs, manufactures and markets precision surgical instruments and related products, and Micra Instruments Limited ("Micra"), a company was formed by MDRI in July 1993 to purchase the assets of a business involved in design, development, manufacturing and marketing of titanium microsurgical instruments for ophthalmology and neurosurgery.

     As previously reported in Vista's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 and Reports on Form 10-QSB for the quarterly periods ended June 30, 1995 and September 30, 1995, Vista engaged in a series of transactions and proposed transactions relating to investments in MDRI and its subsidiaries from April 1994 through June 1995. Vista wrote-off all of its investment in MDRI and loans advanced for MDRI's account, aggregating $5,643,000, as of March 31, 1995.

     INITIAL INVESTMENT BY VISTA IN MDRI. On April 1, 1994, Vista entered into an agreement with Obsidian Research N.V., an unaffiliated partnership, to acquire 715,563 shares of MDRI common stock and warrants to purchase up to 601,073 shares of MDRI common stock exercisable at $6.60 per share until December 31, 1996. The purchase price paid by Vista for these MDRI securities consisted of 200,000 shares of Vista Common Stock and 200,000 Vista Class A Warrants. The MDRI common stock and warrants were originally acquired by Obsidian Research N.V. at a cost of $1,125,000 in February 1993. Vista's purpose in acquiring this interest in MDRI was to establish a long-term relationship with the KMI subsidiary for future access to U.S. ophthalmologists.

     ADDITIONAL MDRI INVESTMENTS IN MAY 1994. On May 5, 1994, Vista entered into a Stock Purchase Agreement (the "May 1994 Stock Agreement") with six individuals who were principal stockholders of MDRI and included certain members of MDRI and KMI's management (the "MDRI Management Stockholders"). Under the May 1994 Stock Agreement, Vista purchased 1,000,000 newly issued shares of MDRI common stock from MDRI on May 6, 1994 for $1,250,000 in cash and acquired 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders in exchange for $2 million in principal amount of noninterest bearing promissory notes due on December 31, 1994. At the time of this investment, MDRI's management projected MDRI would generate net income for fiscal 1994 of at least $900,000 and there was proposed an initial public offering of MDRI securities in which Vista would participate as a selling stockholder.

     Concurrent with the closing of the May 1994 Stock Agreement, seven foreign private investors purchased an additional 1,000,000 shares of MDRI common stock from the MDRI Management Stockholders for

$2 million in non-interest bearing promissory notes due in ten equal bi-weekly installments from July 5, 1994 through November 9, 1994. Under separate agreements on May 24, 1994, Vista acquired these 1,000,000 MDRI shares from the seven foreign investors in exchange for 200,000 shares of Vista common stock and 100,000 Vista Class A Warrants (all of which Vista shares and warrants were subsequently cancelled, as described below). With the consent of the MDRI Management Stockholders, Vista common stock issued to the seven foreign investors were substituted as a collateral pledge to secure obligations of the foreign investors on their non-interest bearing notes to the MDRI Management Stockholders.

     In July 1994, Vista was advised that the seven foreign investors were unable at that time to make payment of the installments due on their $2 million in notes to the MDRI Management Stockholders. As an accommodation to the MDRI Management Stockholders, during July and August 1994 Vista prepaid $600,000 in principal amount of Vista's $2 million note obligations otherwise maturing on December 31, 1994 to the MDRI Management Stockholders.

     EXCHANGES WITH TNC MEDIA, INC. FOR MDRI SECURITIES. Under an agreement dated October 11, 1994, MDRI transferred shares of common stock in TNC Media, Inc. ("TNC") to TNC in exchange for the forgiveness of $450,000 in principal and $56,140 of accrued interest due from MDRI and KMI to TNC and for the cancellation of 155,000 shares of MDRI common stock then held by TNC. As a consequence of the cancellation of these shares, Vista's then percentage ownership of MDRI capital stock increased from 52.41% to approximately 53.48%. In consideration of this increase in Vista's ownership of MDRI, TNC received from Vista redeemable Class B warrants to purchase up to 31,000 shares of Vista common stock exercisable at $10.00 per share at any time through October 11, 1999 unless earlier called for redemption. Vista has the optional right of calling the Class B warrants for redemption if the Vista common stock issuable upon exercise of Class B Warrants have been registered for sale under the Securities Act of 1933 and if Vista common stock is traded in the NASDAQ over-the-counter market or on a national securities exchange and the closing sale price is $22.50 per share or more for at least 20 consecutive trading days on the date Class B Warrants are called for redemption.

     During December 1994, Vista acquired 778,777 shares of MDRI common stock (representing approximately 11.2% of the MDRI shares then outstanding) from TNC in exchange for 155,755 shares of Vista common stock in order to increase its voting position in MDRI. Vista demanded that MDRI call an annual meeting of its stockholders to elect directors, but this demand was ignored by MDRI.

     As a result of the above transactions, Vista owned 4,809,340 shares of MDRI capital stock, or approximately 69.13% of the total then outstanding, at December 31, 1994. The MDRI Management Stockholders continued to manage MDRI and its subsidiaries and controlled the policies and operations of MDRI and its subsidiaries.

     DECEMBER 1994 REORGANIZATION AGREEMENT WITH MDRI. In order to resolve certain disputes which arose between MDRI Management Stockholders and the seven foreign investors, on the one hand, and between MDRI Management Stockholders and Vista on the other hand, and in an effort to obtain control over the operating policies and management of MDRI and its subsidiaries, Vista entered into an Agreement and Plan of Reorganization with MDRI and the MDRI Management Stockholders dated as of December 15, 1994 (the "Reorganization Agreement") and amended in January and March 1995. In order to obtain access to historical financial records retained by independent public accountants for MDRI, Vista further agreed that upon the closing of the Reorganization Agreement Vista would assume $70,000 of MDRI's indebtedness to its independent public accountants and would guarantee an additional $70,000 of such indebtedness assumed by KMI. Vista advanced $40,000 of the funds contemplated by these obligations prior to closing the Reorganization Agreement as an accommodation to MDRI and KMI.

     Due to numerous problems observed by Vista during its due diligence review of the operations and reported financial condition of MDRI and its subsidiaries, the original closing contemplated by the Reorganization Agreement was postponed pending a renegotiation of certain terms and provisions of the Reorganization Agreement. Vista also extended an exchange offer to the holders of certain MDRI notes and warrants as required by the Reorganization Agreement, subject to the closing of the Reorganization

Agreement. The Reorganization Agreement further provided for a proposed merger later in 1995 of MDRI with a wholly-owned subsidiary of Vista.

     EXCHANGE AGREEMENT FOR LOAN TO MICRA. In June 1995, Quintillion B.V., an affiliate of Vista's then acting President, Jac. J. Lam, advanced the sum of $100,000 to Micra Instruments Ltd. for working capital to sustain Micra's operations in exchange for a 15% debenture issued by Micra. The 15% debenture was for a term of six months and payable thereafter on three months written notice and secured by a fixed and floating charge on the assets of Micra. In consideration of this financial accommodation, Vista entered into an Exchange Agreement with Quintillion B.V. which grants Quintillion the right to exchange the 15% Micra debenture for shares of the Company's common stock at an exchange price of $1.25 per share of Vista common stock.

     TERMINATION AND RESCISSION OF AGREEMENTS RELATING TO MDRI. Following the failure of MDRI and the MDRI Management Stockholders to comply with conditions set forth in the Reorganization Agreement and the inadequacy of MDRI's financial records, Vista elected on July 7, 1995 to terminate all obligations on its part under the Reorganization Agreement and advised MDRI and the MDRI Management Stockholders that Vista was further rescinding all transactions with the MDRI Management Stockholders contemplated by the May 1994 Purchase Agreement including all obligations under promissory notes previously issued by Vista. The reasons given by Vista for these actions included Vista's allegations of fraud, intentional misconduct and breach of fiduciary duties on the part of the MDRI Management Stockholders, misrepresentations of material facts by the MDRI Management Stockholders and MDRI, and failures in the timely performance of conditions precedent to Vista's obligations. Vista further demanded that the MDRI Management Stockholders make full restitution to Vista of $600,000 in cash previously paid by Vista to the MDRI Management Stockholders under notes issued pursuant to the May 1994 Stock Purchase Agreement.

     As a result of this action, all shares issued by Vista under the Reorganization Agreement and to seven foreign investors in exchange for Vista securities were cancelled and Vista returned to the MDRI Management Stockholders all certificates representing shares of MDRI common stock previously received by Vista except for 2,794,340 MDRI shares, believed to represent approximately 40% of MDRI's outstanding common stock, paid for in cash by Vista. Vista wrote-off all of its investment in MDRI and loans advanced for MDRI's account, aggregating $5,643,000 as of March 31, 1995.

TRANSACTIONS WITH FORMER OFFICERS AND DIRECTORS

     In June 1994, Vista engaged the services of Drago A. Cerchiari to render consulting services relating to financial and accounting matters, including identification of suitable candidates for the position of the Company's Chief Financial Officer. Vista issued 7,000 Class A Warrants in consideration of this agreement, and agreed to repurchase all or any portion of these Class A Warrants at the price of $5.00 per warrant. Mr. Cerchiari exercised his put option and the 7,000 Class A Warrants were cancelled in June 1995.

     Vista previously had employment agreements with Robert L. Ferrara, who resigned as Vista's Chief Financial Officer on April 14, 1995; Drago A. Cerchiari, who resigned as Vista's President, Chief Executive Officer and a director on June 1, 1995; and G. Lennart Perlhagen, who resigned as Vista's Chairman on June 1, 1995 and as a director on July 4, 1995.

     Under an agreement dated as of July 5, 1995, Vista issued 16,000 shares of its common stock to Mr. Perlhagen in payment of $80,000 of unreimbursed business expenses.

     Under an agreement dated as of June 1, 1995, Vista paid Mr. Cerchiari $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. Vista agreed that Mr. Cerchiari had a put option right to sell the 4,000 shares of common stock to Vista after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. Mr. Cerchiari exercised that option on February 1, 1996. Vista also issued 5,000 shares of common stock to Mr. Cerchiari under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement dated as of January 15, 1995.

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

CHANGES IN ACCOUNTANTS

     Vista changed its independent accountants in May 1996. The accounting firm of A J. Robbins, PC acted as principal independent public accountants to audit the consolidated financial statements of Vista for its fiscal year ended March 31, 1995, the transition period of three months ended March 31, 1994, the fiscal year ended December 31, 1993 and the fiscal period from Vista's inception on June 15, 1992 to December 31, 1992. On May 8, Vista's Board of Directors elected to change its independent accountants and dismissed A J. Robbins, PC as Vista's independent certifying public accountant. Vista's Board of Directors participated in and approved the decision to change independent accountants.

     The reports of A J. Robbins, PC on the consolidated financial statements of Vista for the fiscal year ended March 31, 1995, the transition period of three months ended March 31, 1994 and the fiscal year ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles, except as follows: The report of A J. Robbins, PC dated May 24, 1995 on Vista's consolidated financial statements for its fiscal year ended March 31, 1995 contained a paragraph expressing certain doubts about Vista's ability to continue as a going concern.

     In connection with its audit for the fiscal year ended December 31, 1993, the transition period of three months ended March 31, 1994, the fiscal year ended March 31, 1995 and thereafter through May 8, 1996, there have been no disagreements of Vista with A J. Robbins, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of A J. Robbins, PC would have caused them to make reference thereto in their report on the financial statements for such year. During the periods described above and through May 8, 1996, there have been no reportable events as that term is defined in Regulation S-K, Item 304(a)(1)(v) promulgated by the Securities and Exchange Commission.

     Vista requested that A J. Robbins, PC furnish Vista with a letter addressed to the Securities and Exchange Commission stating whether or not A J. Robbins, PC agrees with the above statements. A copy of such letter was filed with the Securities and Exchange Commission.

     On May 9, 1996, Vista engaged the services of the independent public accounting firm of KPMG Peat Marwick LLP to act as the principal independent accountants as to Vista's consolidated financial statements for its most recent fiscal year ended March 31, 1996. Prior to engaging KPMG Peat Marwick LLP, Vista did not consult its new independent public accountants as to the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on Vista's financial statements.

                                 LEGAL MATTERS


     The validity of the Ace Common Stock to be distributed to Company shareholders in connection with the liquidation of the Company will be passed upon by Appleby, Spurling & Kempe, Hamilton, Bermuda. The Company has been advised as to certain tax matters by Weil, Gotshal & Manges, LLP, New York, New York.


                                    EXPERTS

     The balance sheet of Atlantic Central Enterprises Limited as of August 7, 1996, has been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of the Company as of February 29, 1996 and for the year then ended have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of the Company as of February 28, 1995 and for the years ended February 28, 1995 and 1994 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young (Chartered Accountants) as set forth in their report thereon included elsewhere herein and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Vista Technologies, Inc., included in this Prospectus have been audited as of March 31, 1996 and for the year then ended by KPMG Peat Marwick LLP, and as of March 31, 1995 and for the year ended March 31, 1995 by A.J. Robbins, PC, independent certified public accountants as stated in their reports appearing herein and are included in reliance on their reports given an authority of said firms as experts on accounting and auditing.

                                          By Order of the Board of Directors of
                                          PHARMA PATCH PUBLIC LIMITED
                                          COMPANY

                                          Murray D. Watson
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS -- PROXY STATEMENT AND IF GIVEN OR MADE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ACE. THIS PROSPECTUS -- PROXY STATEMENT DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF ANY OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS -- PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF ACE OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Additional Information................    2
Summary...............................    3
Risk Factors..........................    5
Description of Ace....................    9
Selected Financial Information........   11
Unaudited Pro Forma Condensed
  Consolidated Statements of
  Operations..........................   12
Management's Discussion and Analysis
  of Results of Operations and
  Financial Condition.................   16
Certain United States Federal Income
  Tax Considerations..................   20
Reasons for the Reorganization of the
  Company.............................   24
Dissolution Process Under Irish Law...   24
Comparison of Bermuda Law to Irish
  Law.................................   27
Price Range of the Company's ADRs.....   34
Business of the Company...............   35
Management of the Company.............   36
Principal Shareholders................   40
Executive Compensation................   40
Certain Transactions..................   42
Description of Property...............   47
Legal Proceedings.....................   47
Dividend Policy.......................   47
Changes in Accountants................   47
Description of the Warrants...........   48
Business of Vista.....................   50
Legal Matters.........................   92
Experts...............................   92
Financial Statements..................  F-1


--------------------------------------------
--------------------------------------------

------------------------------------------------------
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                          ATLANTIC CENTRAL ENTERPRISES
                                    LIMITED

                                   1,832,961
                                   SHARES OF
                                  COMMON STOCK
                         PROSPECTUS -- PROXY STATEMENT
------------------------------------------------------
------------------------------------------------------

                                                                         ANNEX A

                             PLAN OF REORGANIZATION
                     OF PHARMA PATCH PUBLIC LIMITED COMPANY


     This plan of reorganization (the "Plan") of Pharma Patch Public Limited Company, an Irish corporation (the "Company") has the purpose of reorganizing the business operations of the Company into Atlantic Central Enterprises Limited, a newly incorporated Bermuda company ("Ace") by (1) having the Company transfer to Ace all of its assets, and having Ace assume all of the Company's liabilities, in exchange for Ace shares, (2) as soon as possible after the transfer, commencing a voluntary liquidation or winding up of the Company, (3) having the Company distribute the Ace shares to its shareholders. The Plan is intended to constitute a series of integrated steps that qualifies as a reorganization under section 368 (a) of the Internal Revenue Code of 1986, as amended, and will be carried out in accordance with Part VI of the Companies Act, 1963 as amended, pursuant to the following steps:


          1. The Plan shall be and become effective following the approval of the Plan by the Board of Directors of the Company, and the approval of the Plan and the liquidator of the Company by its shareholders.


          2. Shortly thereafter, the Company shall transfer all of its assets to Ace and Ace will assume all of the Company's liabilities, in exchange for 1,832,961 shares of Ace common stock, constituting all of the issued and outstanding shares of Ace.


          3. As soon as possible after the transfer in 2. above, the Board of Directors of the Company shall adopt a resolution commencing, and shall commence, a voluntary liquidation or winding up of the Company.


          4. As soon as reasonably practical, the winding up of the Company shall be completed, and, pursuant to the winding up of the Company, the liquidator shall distribute the Ace shares to the Company shareholders and all shares issued and outstanding in the Company shall be cancelled.


          5. The Boards of Directors and officers of each of the Company and Ace shall each carry out and consummate this Plan, and shall have the power to adopt all resolutions, execute all documents, file all papers, pay such expenses, and take any other actions they may deem necessary or desirable for the purposes of implementing this Plan.

                              PHARMA PATCH P.L.C.

                 FORM OF PROXY -- EXTRAORDINARY GENERAL MEETING

I/We the undersigned, being a Member of the Company

Signature

Name in full

Address

Date

HEREBY APPOINT the duly appointed Chairman of the Meeting or (see note 1)
                                       of
as my/our proxy to vote for me/us on my/our behalf at the Extraordinary General
Meeting of the Company to be held at           on the           of
199  and at any adjournment thereof.

SPECIAL BUSINESS

                                                                          For         Against
1.  To consider and vote upon a proposal to reorganize the Company in accordance with the terms of that certain Plan of Reorganization which was adopted by the Company's Board of Directors on
      , 1996, pursuant to which, among other things, the Company will transfer to Atlantic Central Enterprises Limited, a wholly-owned subsidiary of the Company incorporated in Bermuda ("Ace"), all of its assets and liabilities in exchange for shares of Ace common stock ("Ace Shares") and thereafter, the Company will be wound up voluntarily as a members voluntary winding up and distribute the Ace
    Shares to its shareholders; and                                       [ ]         [ ]
2.  Appoint Peter H. Beamish as the Liquidator of the Company for the
    purposes of such winding up.                                          [ ]         [ ]

NOTES

1. If you desire to appoint a proxy other than the Chairman of the meeting please insert his name and address, delete "the duly appointed Chairman of the meeting or", and initial the alteration.

2.  To be effective, this form must be lodged at the [               ], together
    with any authorisation under which it is signed, not later than on
    [          ] 1996.

3. In the case of a corporation, the form must be executed either under its common seal or under the hand of an officer or attorney duly authorised.

4. If this form is signed and returned but without any indication as to how the person appointed proxy shall vote, he will exercise his discretion as to how he votes and whether or not he abstains from voting.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED NOVEMBER 21, 1996


                              33,023 COMMON SHARES

                      ATLANTIC CENTRAL ENTERPRISES LIMITED

                               OFFER TO EXCHANGE

                      UP TO 33,023 SHARES OF COMMON STOCK
                  OF ATLANTIC CENTRAL ENTERPRISES LIMITED FOR
               CLASS A, CLASS B, CLASS C AND/OR CLASS D WARRANTS
                                       OF
                      PHARMA PATCH PUBLIC LIMITED COMPANY


     Atlantic Central Enterprise Limited, a Bermuda company ("Ace") and a wholly-owned subsidiary of Pharma Patch Public Limited Company, an Irish corporation ("Pharma") hereby offers to the holders of Pharma's outstanding Class A, Class B, Class C and/or Class D Warrants (collectively sometime hereinafter referred to as the "Warrants"), the opportunity to exchange, upon the terms and subject to the conditions contained in this Prospectus and the accompanying Letters of Transmittal (which together constitute the "Exchange Offer") up to 33,023 shares of the common stock of Ace, par value $.01 ("Ace Shares"), at a rate of one Ace Share for (i) each 100 Class A Warrants, (ii) each 100 Class B Warrants, (iii) each 100 Class C Warrants, and (iv) each 100 Class D Warrants or any combination thereof equaling 100 Warrants. The procedures for tendering the Warrants are described in "The Exchange
Offer -- Procedure for Tender."


THIS EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
                 ,             , 1996, UNLESS EXTENDED (THE "EXPIRATION
       DATE"). WARRANTS TENDERED FOR EXCHANGE MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO THE EXPIRATION
                    DATE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER  , 1996.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

                               THE EXCHANGE OFFER

EXPIRATION....................   12:00 Midnight, New York City time on ,
                                             , 1996, unless extended (the
                                 "Expiration Date").

TERMS OF EXCHANGE.............   One share of Ace common stock for each (i) 100
                                 Class A Warrant, (ii) 100 Class B Warrant,
                                 (iii) 100 Class C Warrant and (iv) 100 Class D
                                 Warrant or any continuation thereof equaling
                                 100 Warrants.

FRACTIONAL SHARES.............   No fractional shares of Ace will be issued. See
                                 "No Fractional Shares."

NUMBER OF WARRANTS............   Ace will accept all Warrants validly tendered
                                 and not withdrawn prior to the Expiration Date.

MARKET FOR ACE COMMON STOCK...   The shares of Ace common stock will be quoted
                                 on the Nasdaq SmallCap Market under the symbol
                                 "               ."

TENDER PROCEDURES.............   Enclosed with this Prospectus are four colored
                                 Letter of Transmittal to be used as follows:

                                 GREEN -- The Green Letter of Transmittal is to be used ONLY for Class A Warrants.

                                 RED -- The Red Letter of Transmittal is to be used ONLY for Class B Warrants.

                                 BLUE -- The Blue Letter of Transmittal is to be used ONLY for Class C Warrants.

                                 ORANGE -- The Orange Letter of Transmittal is to be used ONLY for Class D Warrants.

                                 WARRANTHOLDERS ARE URGED TO TAKE SPECIAL CARE TO ENSURE THAT THEY ARE USING THE CORRECT FORM OF LETTER OF TRANSMITTAL.

                                 If a warrantholder holds Warrants in book-entry form, such stockholder may participate in the Exchange Offer by complying with the procedures for book-entry transfer set forth under "The Exchange Offer -- Procedure for Tender." A warrantholder may also request his or her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him or her. A warrantholder having shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if he tenders shares.

                                 Warrantholders who certificates are not
                                 immediately available or who cannot deliver the Letter of Transmittal or other documents required to be delivered to the Exchange Agent prior to the expiration of the Exchange Offer may nevertheless tender Warrants in accordance with the guaranteed delivery procedures described herein. See "The Exchange
                                 Offer -- Procedure for Tender."

TAX CONSEQUENCES..............   Company Warrantholders are urged to consult
                                 their own tax advisors as to the specific tax consequences to them of the

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

                                 Exchange Offer. See "Certain U.S. Federal
                                 Income Tax Considerations."

WITHDRAWAL RIGHTS.............   Tenders may be withdrawn prior to the
                                 Expiration Date. To be effective, a written, telegraphic or facsimile notice of withdrawal must be received in a timely manner by the Exchange Agent. See "The Exchange
                                 Offer -- Withdrawal of Tendered Common Shares."

EXCHANGE AGENT................   The Bank of New York is the exchange agent (the
                                 "Exchange Agent") for the Exchange Offer.

INFORMATION AGENT.............   The Bank of New York is the information agent
                                 (the "Information Agent") for the Exchange
                                 Offer.

QUESTIONS.....................   Any questions regarding the Exchange Offer,
                                 including the procedure for tendering shares in
                                 the Exchange Offer should be directed to the
                                 Information Agent at (800)           .

FAILURE TO PARTICIPATE IN
EXCHANGE OFFER................   Holders of the Warrants who do not exchange
                                 their Warrants for Ace Shares will be entitled to receive Ace Shares upon exercise of the Company's Warrants upon the same terms and conditions as are contained in the Warrants.

NO RIGHTS OF DISSENTING
  WARRANTHOLDERS..............   Warrantholders of the Company will not have the
                                 right under Irish law to seek an appraisal of their Warrants in connection with the Exchange
                                 Offer.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION THAT WARRANTHOLDERS TENDER OR REFRAIN FROM TENDERING THEIR WARRANTS, AND NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION ON BEHALF OF THE COMPANY. THIS IS A MATTER FOR EACH WARRANTHOLDER TO DETERMINE AFTER CONSULTATION WITH HIS OR HER ADVISORS, INCLUDING TAX COUNSEL, ON THE BASIS OF HIS OR HER OWN FINANCIAL POSITION AND REQUIREMENTS. SEE "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS."

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

                               THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described herein and in the Letters of Transmittal, Ace hereby offers to exchange one Ace Share for each (i) 100 Class A Warrant, (ii) 100 Class B Warrant, (iii) 100 Class C Warrant and
(iv) 100 Class D Warrant or any combination thereof aggregating 100 Warrants. Ace reserves the right, in its sole discretion, to increase the number of Ace Shares offered in the Exchange Offer, subject to compliance with applicable securities regulations.

   THIS EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
          ,             , 1996, UNLESS EXTENDED. WARRANTS TENDERED FOR EXCHANGE
           MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     Any questions regarding the Exchange Offer, including the procedure for tendering shares in the Exchange Offer, should be directed to the Information
Agent at (800)        .

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION THAT WARRANTHOLDERS TENDER OR REFRAIN FROM TENDERING THEIR WARRANTS, AND NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION ON BEHALF OF THE COMPANY. THIS IS A MATTER FOR EACH WARRANTHOLDER TO DETERMINE AFTER CONSULTATION WITH HIS OR HER ADVISORS, INCLUDING TAX COUNSEL, ON THE BASIS OF HIS OR HER OWN FINANCIAL POSITION AND REQUIREMENTS. SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     For further information on the Warrants and the Ace Shares, see "Description of Warrants" and "Description of Ace Common Stock."

TERMS OF THE EXCHANGE OFFER

     Ace is offering to exchange up to 33,023 shares of its Common Stock ("Ace Shares") upon the terms and subject to the conditions set forth herein and in the related Letters of Transmittal (which together constitute the Exchange Offer) for Warrants at a rate of one Ace Share for each (i) 10 Class A Warrants,
(ii) 10 Class B Warrants; (iii) 10 Class C Warrants and (iv) 10 Class D Warrant or any combination thereof aggregating ten Warrants tendered prior to the Expiration Date and not withdrawn as described under the caption, "Withdrawal of Tendered Common Stock" below. The term "Expiration Date" shall mean 12:00
Midnight, New York City time, on           ,   , 1996, unless and until Ace
shall have extended the period of time for which the Exchange Offer is open, in which event "Expiration Date" shall mean the latest time and date on which the Exchange Offer, as so extended by the Company, shall expire.

     The exchange ratio was determined after consideration by the Board of Directors of Pharma of, among other things, the fact that the exercise prices of each of the Warrants ranges from 250% to 500% above the current trading prices of the Company's ADRs. ($0.25) and because there is little, if any, trading in the Warrants.

     Tendering warrantholders will not be obligated to pay brokerage commissions, solicitation fees or, subject to the instructions to the Letters of Transmittal, stock transfer taxes on the exchange of Warrants pursuant to the Exchange Offer. Ace will pay all charges and expenses of the Exchange Agent and the Information Agent in connection with the Exchange Offer. Ace will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Warrants.

     Ace expressly reserves the right in its sole discretion at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of, or exchange of any Warrants, by giving oral or written notice of such extension to the Exchange Agent.

     The Exchange Offer, the Letters of Transmittal and other relevant materials are being mailed to record holders of Warrants and furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Warrants.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

     If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if it waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer consistent with Rule 13e-4 under the Exchange Act. The Commission has taken the position that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change of more than two percent in percentage of securities sought for which an extension of ten business days is required) will depend upon the facts and circumstances, including the relative materiality of the terms or information. For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

     The Company also expressly reserves the right (i) to delay acceptance for exchange of or exchange for any Warrants to be exchanged by it pursuant to the Exchange Offer, regardless of whether such Warrants were theretofore accepted for exchange, and (ii) at any time, or from time to time, to amend the Exchange Offer in any manner which would not adversely affect the holders of the Warrants. Ace's reservation of the right to delay exchange of Warrants which it has accepted for payment is limited by Rule 13e-4 under the Exchange Act, which requires that a bidder must pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of any exchange offer. Any extension, delay in payment, or amendment will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date Without limiting the manner in which Ace may choose to make any public announcement, Ace will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service.

PROCEDURE FOR TENDER

     Enclosed with this Prospectus are four colored Letters of Transmittal to be used as follows:

     STOCKHOLDERS ARE URGED TO TAKE SPECIAL CARE TO ENSURE THAT THEY ARE USING THE CORRECT FORM OF LETTER OF TRANSMITTAL.

     In order to participate in the Exchange Offer, warrantholders should, prior to the expiration of the Exchange Offer, promptly deliver to the Exchange Agent at its address indicated elsewhere herein, the proper form of Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees and any other documents required in the Letter of Transmittal in the prescribed form enclosed herewith any other required documents and either (i) (a) Warrant certificates must be received by the Exchange Agent at one of the addresses set forth herein or (b) if Warrants are held in book-entry form such Warrants must be tendered pursuant to the procedures for book-entry transfer set forth below (and a book-entry confirmation of receipt for such tender received), or (ii) the guaranteed delivery procedure set forth below must be complied with. Delivery may be made by hand or by mail so as to be received by the Exchange Agent on or before the date on which the Exchange Offer terminates. Warrantholders who wish to participate in the Exchange Offer should clearly complete the proper form of Letter of Transmittal and indicate thereon the number of Warrants that are being tendered pursuant to the Exchange Offer.

     The Exchange Agent will establish accounts with respect to the Warrants at The Depository Trust Company ("DTC") for purposes of the Exchange Offer within two business days after the date of this Exchange Offer and any financial institution that is a participant in DTC may make book-entry delivery of the Warrants be causing DTC to transfer such Warrants into the Exchange Agent's account in accordance with DTC's procedure for such transfer. However, although deliver of Warrants may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to any received by the Exchange Agent at its address set forth in this Exchange Offer prior to the Expiration Date, or the guaranteed delivery procedure described below must be complied with prior to the Expiration

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

     No signature guarantee is required (i) if the Letter of Transmittal is signed by the registered holder of the Warrants tendered therewith and the Ace Shares are to be delivered directly to such registered holder or (ii) if such Warrants are tendered for the account of an Eligible Institution (as defined below). In all other cases all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. An "Eligible Institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, governmental securities dealer and governmental securities broker; (iii) a credit union; (iv) a national securities exchange, a registered securities association or clearing agency; or
(v) a savings institution that is a participant in a Securities Transfer Association recognized program. See the Instructions to the Letter of Transmittal.

     If a stockholder desires to tender Warrants pursuant to the Exchange Offer and certificates deemed to evidence such Warrants are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the desired date of tender, or the procedure for book-entry tender cannot be completed on a timely basis, tender may be effected if all the following conditions are met: (i) such tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company is received by the Exchange Agent, as provided below, prior to the desired date of tender, and
(iii) Warrant certificates (or a confirmation of the book-entry transfer of such Warrant into the Exchange Agent's account at DTC as described above ("Book-Entry Confirmation")), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) in the proper form and any required signature guarantee and any other documents required by the proper Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand to the Exchange Agent or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice and a representation that the Warrant on whose behalf the tender is being made is deemed to own the Warrants being tendered within the meaning of Rule 10b-4 under the Exchange Act.

     Notwithstanding any other provision hereof, Ace Shares will be exchanged for Warrants tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of warrant certificates deemed to evidence such warrants, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES REPRESENTING WARRANTS, IS AT THE ELECTION AND RISK OF THE TENDERING WARRANTHOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     The valid tender of Warrants pursuant to one of the procedures described above will constitute an agreement between the tendering warrantholder and Ace upon the terms and subject to the conditions of the Exchange Offer.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Warrants and all questions as to the interpretation of the terms and conditions of the Exchange Offer will be determined by Ace in its sole discretion, which determination will be final and binding. Ace reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel, be unlawful. Ace also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Warrant. None of Ace, the

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such information.

     Any questions regarding the Exchange Offer, including the procedure for
tendering Warrants, should be directed to the Information Agent at (800)       .

EXCHANGE AGENT

     All correspondence in connection with the Exchange Offer and Letter of Transmittal should be addressed to the Exchange Agent, as follows:

                                BANK OF NEW YORK

By Hand:                 By Mail:                 By Facsimile             By Telex
                                                  Transmission:            (Information Only):

WITHDRAWAL OF TENDERED WARRANTS

     Warrants tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its addresses set forth above. Any such notice of withdrawal must specify the name of the person who tendered the Warrant to be withdrawn, the number of Warrants tendered, the number of Warrants to be withdrawn and the name of the registered holder, if different from that of the person who tendered such shares. If Warrants have been delivered or otherwise identified to the Exchange Agent, prior to the delivery of Ace Shares in place of such Warrant certificates or the release of such Ace Shares, the serial numbers of the particular certificates evidencing the Warrants to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, except in the case of Warrants tendered for the account of an Eligible Institution, must also be furnished to the Exchange Agent as described above. If Warrants have been delivered pursuant to the procedures for book-entry transfer as set forth under the caption, "Procedure for Tender," any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Ace in its sole discretion, which determination will be final and binding. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Warrants withdrawn will be deemed to be not validly tendered for purposes of the Exchange Offer. However, tendered withdrawn pursuant to the withdrawal rights described above may be retendered by again following one of the procedures described under the caption, "Procedure for Tender" at any time on or prior to the Expiration Date.

     If Ace extends the Exchange Offer, is delayed in its acceptance of Warrants for exchange or is unable to accept Warrants for any reason, then, without prejudice to Ace's rights under the Exchange Offer, tendered Warrants Stock may be retained by the Exchange Agent on behalf of Ace and may not be withdrawn except to the extent that tendered stockholders are entitled to withdrawal rights as set forth in this section.

DELIVERY OF CERTIFICATES REPRESENTING ACE SHARES

     Delivery of certificates representing Ace Shares to exchanging holders of Warrants will be made promptly after the Expiration Date. All deliveries will be made through the Exchange Agent. If any tendered Warrants are not accepted for exchange pursuant to the Exchange Offer for any reason, or if certificates representing more than are tendered are delivered to the Exchange Agent, Ace Share certificates representing such unaccepted or untendered Warrants will be sent without expense to the tendering warrantholder (or, in the case of shares tendered by book-entry transfer with DTC as permitted by "Procedure for Tender," such

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

Warrants will be credited to an account maintained with DTC) as promptly as practicable following the expiration, termination or withdrawal of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The Exchange Offer is conditioned on (i) the approval of the Plan of Reorganization by shareholders of the Company and (ii) that no statute, rule, regulation, injunction or court order having been enacted or imposed against Act that, in the sole judgment of Ace, would prohibit, restrict or delay consummation of the Exchange Offer.

NO FRACTIONAL SHARES

     Warrantholders will not receive any fractional Ace Shares. All fractions of Ace Shares which warrantholders would otherwise be entitled to receive will be rounded to the next lowest whole number if the first decimal place is less than five and rounded up to the next highest whole number if the first decimal is five or higher.

NO RIGHTS OF DISSENTING STOCKHOLDERS

     Warrantholders of the Company will not have the right under Irish law to seek an appraisal of their Warrants in connection with the Exchange Offer.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND DOES NOT CONSIDER ALL POTENTIAL TAX EFFECTS OF THE EXCHANGE OFFER OR THE TAX CONSEQUENCES TO A PARTICULAR HOLDER OF WARRANTS IN LIGHT OF SUCH HOLDER'S PERSONAL CIRCUMSTANCES. THIS DISCUSSION ALSO DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF WARRANTS (AND UNDERLYING COMPANY ORDINARY SHARES) NOT HELD AS CAPITAL ASSETS OR TO HOLDERS SUBJECT TO SPECIAL TREATMENT, SUCH AS NON-U.S. PERSONS, DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, HOLDERS OWNING AT LEAST 10% OF THE VOTING POWER OF THE COMPANY AND HOLDERS OF WARRANTS WHO ACQUIRED THEIR INTERESTS PURSUANT TO THE EXERCISE OF OPTIONS OR SIMILAR DERIVATIVE SECURITIES OR OTHERWISE AS COMPENSATION, NOR PROVIDE AN ANALYSIS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, OR FOREIGN JURISDICTION. THIS DISCUSSION IS BASED ON CURRENT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), CURRENT AND PROPOSED TREASURY REGULATIONS PROMULGATED THEREUNDER, AND ADMINISTRATIVE AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. ACCORDINGLY, HOLDERS OF WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER TO THEM.

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of Warrants that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, or (iii) an estate or trust, the income of which is subject to U.S. federal income tax regardless of the source (a "U.S. Holder").

     Although not free from doubt, an exchange of Warrants for Ace Shares pursuant to the Exchange Offer likely will constitute a taxable sale or exchange for U.S. federal income tax purposes. Accordingly, subject to the discussion below under the caption -- "Passive Foreign Investment Company Considerations", a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the fair

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

market value of the Ace Shares received in the exchange and such U.S. Holder's basis in the Warrants. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the exchange. Gain realized by a U.S. Holder on the exchange generally will be treated as United States source income for foreign tax credit purposes. Under current law, the source of any loss on the exchange of Warrants is uncertain. Under proposed regulations (which may be retroactive), however, a loss on the exchange of Warrants generally would be foreign source passive income or, in the case of a financial services entity, foreign source financial services income.

     Any Warrant which is not exchanged for Ace Shares in the Exchange Offer will be assumed by Ace and will be exercisable for Ace Shares (an "Ace Warrant") on the same terms and conditions as the Warrant. The U.S. federal income tax consequences of such assumption, however, are unclear. If such assumption is treated as a sale or exchange for U.S. federal income tax purposes, a U.S. Holder will generally recognize capital gain or loss -- taxable in the manner described above -- in an amount equal to the difference between the fair market value of the Ace Warrant and such U.S. Holder's basis in the Warrant exchanged. If such assumption is not treated as a sale or exchange for U.S. federal income tax purposes, then (i) no gain or loss will be recognized by a U.S. Holder of Warrants by reason of such assumption, (ii) the tax basis of the Ace Warrant will be the same as the tax basis of the Warrant exchanged and (iii) the holding period of the Ace Warrant will include the period during which the Warrant was held. If the Company were a Passive Foreign Investment Company (see discussion below under the caption "Passive Foreign Investment Company Considerations"), Warrant holders whose Warrants are assumed by Ace may be required to file Form 8621 with their U.S. federal income tax returns, that, among other things, describes the assumption of Warrants and indicates why no gain would be required to be recognized.

CONSIDERATIONS RELEVANT TO ACE WARRANTS

     For U.S. federal income tax purposes, no gain or loss will be recognized upon the exercise of an Ace Warrant and the tax basis of the Ace Shares received upon exercise of an Ace Warrant will equal the sum of the U.S. Holder's basis in the Ace Warrant exercised and the exercise price of the Ace Warrant. The holding period of such Ace Shares for purposes of determining whether gain or loss from a subsequent sale would be short-term or long-term will begin on the day after the date the Ace Warrant is exercised (or, possibly the date of exercise of the Ace Warrant) and, accordingly, will not include the period during which the Ace Warrant was held.

     In general, the sale or exchange of an Ace Warrant by a U.S. Holder will result in the recognition of gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the holder's basis in the Ace Warrant. Except possibly in the case of a repurchase of the Ace Warrant by Ace and subject to the discussion below under the caption -- "Special U.S. Tax Considerations", and -- "Passive Foreign Investment Company Considerations", if the Ace Warrant is a capital asset and the Ace Shares would be capital assets in the hands of the U.S. Holder of the Ace Warrant, any gain or loss realized on such sale or exchange will be capital gain or loss, and will be long-term capital gain or loss if the Ace Warrant was held for more than one year. Gain or loss recognized by a U.S. Holder of an Ace Warrant upon the repurchase of an Ace Warrant by Ace would be capital gain or loss only if (i) the Ace Warrant is a capital asset and the Ace Shares would be capital assets in the hands of the U.S. Holder, and (ii) the repurchase is considered to be a "sale or exchange" of the Ace Warrant for U.S. federal income tax purposes. The Internal Revenue Service (the "IRS") may assert that such a repurchase does not constitute a sale or exchange so that any gain or loss recognized on such repurchase would be ordinary income or loss. Gain realized by a U.S. Holder on a sale, exchange or other disposition of an Ace Warrant generally will be treated as United States source income for U.S. foreign tax credit purposes. Under current law, the source of any loss on the sale, exchange or other disposition of Ace Warrants is uncertain. Under proposed regulations (which may be retroactive, however, a loss on the sale of an Ace Warrant generally would be foreign source passive income or, in the case of a financial services entity, foreign source financial services income.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

     Loss on the expiration of an Ace Warrant that if sold by a U.S. Holder would have resulted in capital gain or loss, will be a capital loss to the holder equal to his or her basis in the Ace Warrant and will be long-term capital loss if the Ace Warrant was held for more than one year at the time of its lapse.

     Adjustments in the exercise price of the Ace Warrants made pursuant to the antidilution provisions of the Ace Warrants may result in constructive distributions which could be taxable to the U.S. Holders of the Ace Warrants under Section 305 of the Code.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     A foreign corporation, such as the Company or Ace, would be a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes, if 75% or more of its gross income (including the pro rata share of the gross income of any company (U.S. or foreign) in which the Company or Ace is considered to own 25% or more of the shares by value) in a taxable year is passive income. Alternatively, the Company or Ace would be considered to be a PFIC if at least 50% of the assets (averaged over the year and generally determined based upon fair market value) of the Company or Ace (including the pro rata share of the assets of any company of which the Company or Ace is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income.

     If the Company has been or is a PFIC, each U.S. Holder of Warrants who is a U.S. person and who was a holder of Warrants at any time during which the Company was a PFIC may, in the absence of an election by such U.S. Holder to treat the Company as a "qualified electing fund" ("QEF"), as discussed below, upon a taxable exchange of the Warrants that results in a gain, be liable to pay tax at the then prevailing U.S. federal income tax rates on ordinary income, as if the gain had been recognized ratably over the holder's holding period for the Warrants, plus interest on the tax on such gain allocated to each year in such holder's holding period (other than the current year) that the Company was classified as PFIC. The tax consequences discussed in this paragraph also may be applicable to a U.S. Holder of Ace Warrants who received them in exchange for Warrants that were not taxable for U.S. federal income tax purposes; however, they would not be applicable to an exchange of Warrants that results in a loss.

     If Ace has been or is a PFIC, each U.S. Holder of Ace Warrants or Ace Shares who is a U.S. person and who was a holder of Ace Warrants at any time during which Ace was a PFIC may, in the absence of an election by such U.S. Holder to treat Ace as a QEF upon a taxable sale, disposition or exchange of the Ace Warrants or Ace Shares that results in a gain, be liable to pay tax at the then prevailing U.S. federal income tax rates on ordinary income, as if the gain had been recognized ratably over the holder's holding period for the Ace Warrants and/or Ace Shares, plus interest on the tax on such gain allocated to each year in such holder's holding period (other than the current year) that Ace was classified as a PFIC. The tax consequences discussed in this paragraph would not be applicable to a disposition or exchange of Ace Warrants or Ace Shares that results in a loss.

     The Company believes that it may have been a PFIC in the past, that it may currently be a PFIC and/or that it may continue to be or become a PFIC in the future. The Company can give no assurance that it will have timely knowledge of its status as PFIC.

     Ace believes that it may currently be a PFIC or that it may become a PFIC in the future. Ace can give no assurance that it will have timely knowledge of its status as a PFIC.

     If a U.S. Holder has made a QEF election for all taxable years that such holder has held the Warrants or the Ace Warrants and/or the Ace Shares and the Company or Ace was a PFIC, recognized gain will not be deemed to have been recognized ratably over the taxpayer's holding period or subject to an interest charge and instead will be characterized as capital gain. A holder of a QEF is required for each taxable year to include in income for U.S. federal income tax purposes its pro rata shares of the ordinary earnings of the QEF as ordinary income and of the net capital gain of the QEF as long-term capital gain, regardless of whether the QEF has distributed such earnings or gain.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

     Ace does not assume any obligation to make timely disclosure with respect to its PFIC status. Moreover, Ace does not undertake to provide U.S. Holders with the necessary information to make a QEF election. Consequently, as a practical matter, U.S. Holders should assume that they will not be able to make a QEF election.

TAXATION OF ACE SHARES

     Dividends


     A U.S. Holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the Ace Shares (including the amount of any Bermuda taxes withheld therefrom) to the extent that such distributions are paid out of the Ace's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's tax basis in the Ace Shares and, to the extent in excess of such tax basis, will be treated as gain from a sale or exchange of Ace Shares. Dividends generally will not qualify for the dividends-received deduction available to corporations. The amount of any cash distribution paid in non-U.S. currency will equal the U.S. dollar value of the distribution, calculated by reference to the exchange rate in effect on the date on which payment is includible in gross income. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any non-U.S. currency received which are converted into U.S. dollars on a date subsequent to receipt.


     Generally, U.S. Holders will have the option of claiming the amount of any Bermuda income taxes withheld at source either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability. Individuals who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the Bermuda income taxes withheld, but such amount may be claimed as a credit against the individual's U.S. federal income tax liability. The amount of foreign income taxes which may be claimed as a credit in any year is subject to certain complex limitations and restrictions, which must be determined on an individual basis by each shareholder. The limitations set out in the Code include, among others, rules which limit foreign tax credits allowable with respect to specific classes of income to the U.S. federal income taxes otherwise payable with respect to each such class of income. Dividends paid by the Ace generally will be foreign source "passive income" for United States foreign tax credit purposes or, in the case of a financial services entity, "financial services income." Foreign income taxes exceeding a shareholder's credit limitation for the year of payment or accrual of such tax can be carried back for two taxable years and forward for five taxable years, subject to the credit limitation applicable in each of such years. U.S. Holders claiming a deduction for foreign income taxes in a particular tax year must deduct, and cannot claim a credit for, any foreign taxes for that year. Additionally, the foreign tax credit in any taxable year may not offset more than 90% of a shareholder's liability for United States individual or corporate alternative minimum tax.

     Disposition of Ace Shares

     Except to the extent discussed under -- "Passive Foreign Investment Company Considerations" above and -- "Special U.S. Tax Considerations," below upon the sale, exchange or other disposition of Ace Shares, a U.S. Holder generally will recognize capital gain or loss for an amount equal to the differences between such U.S. Holder's basis in the Ace Shares and the amount realized on the disposition. The gain or loss realized on the sale, exchange or disposition of Ace Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of disposition. Gain realized by a U.S. Holder on a sale, exchange or other disposition of Ace Shares generally will be treated as United States source income for United States foreign tax credit purposes. Under current law, the source of any loss on the sale, exchange or other disposition of Ace Shares is uncertain. Under proposed regulations (which may be retroactive) a loss on the sale, exchange or other disposition of Ace Shares would be foreign source passive income or, in the case of a financial services entity, foreign source financial services income. U.S. Holders should consult their own tax

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]


advisors regarding other treatment of any foreign currency gain or loss on any non-U.S. currency received in respect of the sale, exchange or other disposition of Ace Shares.


     Special U.S. Tax Considerations

     U.S. Holders of Ace Shares may be subject to one or more of the special anti-deferral regimes pertaining to foreign corporations. Various provisions contained in the Code impose special taxes in certain circumstances -- including sales of stock -- on non-United States corporations and their shareholders. In addition, U.S. Holders who own an interest in a foreign corporation may be required to file Form 5471 with the IRS.

NON-U.S. HOLDERS OF ACE WARRANTS AND ACE SHARES

     Except as described in -- "Information Reporting and Backup Withholding" below, a Non-U.S. Holder of Ace Warrants or Ace Shares will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, Ace Shares or Ace Warrants, unless (i) such item is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such item is attributable to a permanent establishment (or, in the case of an individual, a fixed place of business) in the United States or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. Holders are generally subject to information reporting requirements with respect to dividends paid on Ace Shares. Under existing regulations, such dividends are not subject to back-up withholding (currently imposed at a rate of 31%). However, under proposed regulations such dividends paid in the United States would be subject to back-up withholding. Non-U.S. Holders will not be subject to information reporting or back-up withholding with respect to dividends on Ace Shares unless payment is made through a paying agent (or office) in the United States. Non-U.S. Holders generally will be subject to information reporting (and, under proposed regulations, could be subject to back-up withholding at a rate of 31%) with respect to the payment within the United States of dividends on Ace Shares, unless the holder provides a taxpayer identification number, certifies to its foreign status, or otherwise establishes an exemption.

     U.S. Holders generally will be subject to information reporting and back-up withholding on proceeds paid on the disposition of Ace Warrants or Ace Shares, unless the U.S. Holder provides a W-9, a taxpayer identification number, or otherwise establishes an exemption. Non-U.S. Holders generally will be subject to information reporting and back-up withholding on the payment to or through the United States office of a broker, whether domestic or foreign, of proceeds from the disposition of Ace Warrants or Ace Shares, unless the holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption. Non-U.S. Holders will not be subject to information reporting or back-up withholding with respect to the payment by a foreign office of a broker of proceeds from the disposition of Ace Warrants or Ace Shares; provided, however, that, if the broker is a U.S. person or "U.S. related person," information reporting (but not back-up withholding) will apply, unless the broker has documentary evidence in its records of the Non-U.S. Holder's foreign status or the Non-U.S. Holder certifies to its foreign status under penalties of perjury or otherwise establishes an exemption. For this purpose, a "U.S. related person" is a broker or other intermediary that is a controlled foreign corporation for United States federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three year period, is effectively connected with the conduct of a United States trade or business. The amount of any back-up withholding will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS.

                   [ALTERNATIVE PAGE FOR EXCHANGE PROSPECTUS]

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ACE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING TO SELL OR A SOLICITATION OF ANY OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF ACE OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.


--------------------------------------------
--------------------------------------------

------------------------------------------------------
------------------------------------------------------

                          ATLANTIC CENTRAL ENTERPRISES
                                    LIMITED

                                     33,023
                                   SHARES OF
                                  COMMON STOCK
                                   PROSPECTUS
------------------------------------------------------
------------------------------------------------------

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                                     INDEX


                                                                                        PAGE
                                                                                 -----------
PHARMA PATCH PUBLIC LIMITED COMPANY
  Independent Auditors' Report -- KPMG Peat Marwick LLP..........................         F-1
  Independent Auditors' Report -- Ernst & Young..................................         F-2
  Consolidated Financial Statements:
     Consolidated Balance Sheet -- February 29, 1996 and February 28, 1995.......         F-3
     Consolidated Statements of Earnings and Loss and Deficit -- Years ended
      February 29, 1996 and February 28, 1995 and 1994...........................         F-4
     Consolidated Statements of Cash Flows -- Years ended February 29, 1996 and
      February 28, 1995 and 1994.................................................         F-5
     Notes to Consolidated Financial Statements..................................      F-6-18
     Unaudited Consolidated Balance Sheet -- August 31, 1996.....................        F-19
     Unaudited Consolidated Statement of Operations -- Period ended
       August 31, 1996 and 1995..................................................        F-20
     Unaudited Consolidated Statements of Cash Flows -- Period ended
       August 31, 1996 and 1995..................................................        F-21
     Unaudited Statement of Changes in Shareholders' Equity......................        F-22
     Unaudited Notes to Consolidated Financial Statements........................     F-23-26
VISTA TECHNOLOGIES, INC.
  Independent Auditors' Report -- KPMG Peat Marwick LLP..........................        F-27
  Independent Auditors' Report -- A.J. Robbins, P.C..............................        F-28
  Consolidated Financial Statements:
     Consolidated Balance Sheet -- March 31, 1996................................        F-29
     Consolidated Statements of Operations -- For the years ended March 31, 1996
      and 1995...................................................................        F-30
     Consolidated Statements of Stockholders' Equity -- For the years ended March
      31, 1996 and 1995..........................................................        F-31
     Consolidated Statements of Cash Flows -- For the years ended March 31, 1996
      and 1995...................................................................        F-32
     Notes to Consolidated Financial Statements -- March 31, 1996 and 1995.......     F-33-50
     Unaudited Consolidated Balance Sheet........................................        F-51
     Unaudited Statements of Operations..........................................        F-52
     Unaudited Consolidated Statements of Cash Flows.............................        F-53
     Unaudited Consolidated Statement of Changes in Stockholders' Equity.........        F-54
     Notes to Unaudited Consolidated Financial Statements........................     F-55-60
ATLANTIC CENTRAL ENTERPRISES LIMITED
  Independent Auditors' Report -- KPMG Peat Marwick LLP..........................        F-61
  Balance Sheet -- August 7, 1996................................................        F-62
  Notes to Balance Sheet.........................................................        F-63


     All schedules are omitted for the reason that they are not required or are not applicable, or the required information is shown in the respective financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Pharma Patch Public Limited Company:

We have audited the accompanying consolidated balance sheet of Pharma Patch Public Limited Company and subsidiaries as of February 29, 1996 and the related consolidated statements of earnings and loss and deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pharma Patch Public Limited Company and subsidiaries as of February 29, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
May 9, 1996

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of
Pharma Patch Plc

We have audited the accompanying consolidated balance sheet of Pharma Patch Plc as of February 28, 1995 and the related statements of earnings and loss and deficit and cash flows for the years ended February 28, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pharma Patch Plc as of February 28, 1995, and the results of its operations and the changes in its financial position for the years ended February 28, 1995 and 1994, in conformity with accounting principles generally accepted in the United States.

Dublin, Ireland
May 25, 1995
(except for note 1(e) which
is as of May 9, 1996)
                                          ERNST & YOUNG
                                          Chartered Accountants

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                          CONSOLIDATED BALANCE SHEETS

                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                          (EXPRESSED IN U.S. DOLLARS)

                                     ASSETS

                                                                       1996            1995
                                                                    -----------     -----------
Current assets:
  Cash and cash equivalents.......................................  $   668,822         638,745
  Accounts receivable.............................................       22,690          41,600
  Due from Vista (note 13)........................................      251,500              --
  Prepaid expenses and deposits...................................           --          47,298
  Investment in TCPI -- available for sale, at market price.......   16,805,320              --
                                                                    -----------     -----------
          Total current assets....................................   17,748,332         727,643
Fixed assets (note 3).............................................           --         900,378
                                                                    -----------     -----------
          Total assets............................................  $17,748,332       1,628,021
                                                                    ===========     ===========
                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable................................................      683,269         688,544
  Accrued expenses................................................      773,553         647,699
  Deferred tax liability..........................................    1,710,212              --
                                                                    -----------     -----------
          Total current liabilities...............................    3,167,034       1,336,243
                                                                    -----------     -----------
Notes payable (note 4)............................................           --       5,000,000
Shareholders' equity (deficiency):
  Capital stock, authorized 52,046,576 ordinary shares; issued and outstanding 11,410,633 and 5,740,253 ordinary shares in 1996
     and 1995, respectively, at par value (note 7)................    2,256,756       2,183,643
  Premium in excess of par value..................................   15,404,580      11,448,439
  Deficit.........................................................   (6,249,628)    (18,340,304)
  Cumulative translation adjustment...............................       (6,518)
  Unrealized appreciation on equity securities available for sale
     (net of deferred taxes of $1,710,212)........................    3,176,108              --
                                                                    -----------     -----------
          Total shareholders' equity (deficiency).................   14,581,298      (4,708,222)
                                                                    -----------     -----------
Commitments (note 10).............................................  $17,748,332       1,628,021
                                                                    ===========     ===========

          See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                       CONSOLIDATED STATEMENT OF EARNINGS
                              AND LOSS AND DEFICIT

                         YEARS ENDED FEBRUARY 29, 1996
                         AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)


                                                                        RESTATED        RESTATED
                                                          1996            1995            1994
                                                      ------------     -----------     ----------
Revenues............................................  $         --              --             --
                                                      ------------     -----------     ----------
Expenses:
  Administration....................................     1,798,524       1,141,301      1,348,112
  Foreign exchange loss (gain)......................         2,285         (52,253)            --
  Write-off of Cangene acquisition costs (note 8)...            --         514,791             --
  Loss on disposal of Cangene investment (note 8)...            --         478,052             --
                                                      ------------     -----------     ----------
          Loss from operations......................     1,800,809       2,081,891      1,348,112
Other income........................................       (76,019)        (42,800)       (40,440)
Other expenses......................................         3,893              --             --
                                                      ------------     -----------     ----------
          Loss from continuing operations...........     1,728,683       2,039,091      1,307,672
                                                      ------------     -----------     ----------
Discontinued operations (note 3):
  Loss from operations..............................    (2,593,468)    (11,698,353)    (1,919,752)
  Gain on sale......................................    16,412,827              --
                                                      ------------     -----------     ----------
          Gain (loss) on discontinued operations....    13,819,359     (11,698,353)    (1,919,752)
                                                      ------------     -----------     ----------
          Net earnings (loss).......................    12,090,676     (13,737,444)    (3,227,424)
Deficit, beginning of year..........................   (18,340,304)     (4,602,860)    (1,375,436)
                                                      ------------     -----------     ----------
Deficit, end of year................................    (6,249,628)    (18,340,304)    (4,602,860)
                                                       ===========      ==========      =========
Per share of common stock:
  Loss from continuing operations...................  $         --            (.38)          (.38)
  Discontinued operations...........................           .70           (2.18)          (.55)
                                                      ------------     -----------     ----------
          Net earnings (loss).......................           .70           (2.56)          (.93)
                                                       ===========      ==========      =========
Number of ordinary shares issued for earnings per
  share purposes(1).................................    19,677,650       5,368,298      3,453,874
                                                       ===========      ==========      =========


---------------


(1) The modified treasury method was used for the year ended February 29, 1996. Earnings (Loss) Per Share calculation due to the dillutive effect of outstanding warrants. The weighted average method was used for all other periods.


          See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         YEARS ENDED FEBRUARY 29, 1996
                         AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

                                                              1996          1995          1994
                                                          ------------   -----------   ----------
Cash flows from operating activities:
  Net earnings (loss) for the year......................  $ 12,090,676   (13,737,444)  (3,227,424)
  Add noncash items:
     Depreciation and amortization......................       253,958       813,740      365,936
     Stock compensation.................................            --            --      867,381
     Write-down of fixed assets.........................         9,900       892,271           --
     Write-off of Cangene acquisition costs (note 8)....            --       514,791           --
     Loss on disposal of Cangene investment (note 8)....            --       478,052           --
     Write-off of capitalized technology................            --     4,460,852           --
     Write-off of cumulative translation adjustment.....            --       408,162           --
     Gain on sale of business (note 1(e))...............   (16,412,827)           --           --
     Noncash payment of expenses........................     1,842,478            --           --
  Net change in noncash working capital items (note
     11)................................................       361,272     1,528,131      473,129
                                                          ------------   -----------   ----------
     Net cash used in operating activities..............    (1,854,543)   (4,641,445)  (1,520,978)
                                                          ------------   -----------   ----------
Cash flows from investing activities:
  Purchase of fixed assets..............................       (50,658)     (467,369)    (665,450)
  Advances to Vista (note 13)...........................      (251,500)           --           --
  Purchase of technology................................            --            --      447,775
  Proceeds of sale of technology........................            --     1,250,000           --
  Proceeds on sale of Cangene shares (note 8)...........            --       657,422           --
                                                          ------------   -----------   ----------
          Net cash (used in) provided by investing
            activities..................................      (302,158)    1,440,053   (1,113,225)
                                                          ------------   -----------   ----------
Cash flows from financing activities -- issue of shares,
  net income (note 7)...................................     2,186,778     2,590,947    3,651,676
                                                          ------------   -----------   ----------
Effect of exchange rate changes on cash and cash
  equivalents...........................................            --        (3,275)     (75,305)
                                                          ------------   -----------   ----------
          Net increase (decreased) in cash and cash
            equivalents for the year....................        30,077      (613,720)     942,168
Cash and cash equivalents, beginning of year............       638,745     1,252,465      310,297
                                                          ------------   -----------   ----------
Cash and cash equivalents, end of year..................  $    668,822       638,745    1,252,465
                                                          ============   ===========   ==========

          See accompanying notes to consolidated financial statements.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

(1) THE COMPANY AND BASIS OF PRESENTATION

     Pharma Patch Public Limited Company (Pharma Patch or the Company) was incorporated under the laws of the Republic of Ireland in January 1992. Prior to July 1993, Pharma Patch had no significant assets or operations.

     (a) In July 1993, Pharma Patch acquired an exclusive, perpetual, royalty-free license on all skin penetration enhancement technology held by Therapeutic Patch Research N.V. (TPR), a Netherlands Antilles company. Pharma Patch paid cash of $300,000 and issued 600,000 Units (a Unit comprised one Ordinary Share, one-half Class A Warrant and one quarter Class B Warrant), 2,400,000 Class C Warrants and 500,000 Class D Warrants as consideration for the license. Concurrently, Pharma Patch issued 1,250,000 Units for cash proceeds of $4,387,500 to certain investors.

     (b) On July 30, 1993, Pharma Patch entered into a share exchange with the shareholders of Medipro Sciences Limited (Medipro), whereby 2,309,432 Ordinary Shares of Pharma Patch were exchanged for all of the issued and outstanding common and Class A shares of Medipro. The exchange of shares were accounted for as a reverse acquisition of Pharma Patch by Medipro as the former shareholders of Medipro held a majority of the voting shares of Pharma Patch following the exchange. All the assets of Pharma Patch at the time of the exchange, consisting primarily of the technology acquired from TPR and the cash from the issue of the 1,250,000 Units described in note 1(a), were recorded at their estimated fair market value. There was no excess of the purchase price over the carrying value of the assets.

     (c) On June 30, 1994, the Company acquired substantially all of the assets and assumed certain specified liabilities arising after June 30, 1994 of Pharmetrix Corporation (Pharmetrix). The assets related to patents and the research and development of (i) passive transdermal systems, (ii) a periodontal delivery system and (iii) a buccal system, each for the systemic delivery to humans of therapeutic drugs and compounds. In exchange for the Pharmetrix assets, the Company issued a convertible promissory note in the amount of $5,000,000 (note 6). These assets are held by PP Holdings Inc., a wholly-owned subsidiary of Pharma Patch incorporated in the State of California. PP Holdings Inc.'s results of operations are included in the Company's consolidated results from July 1, 1994.

     This acquisition was accounted for under the purchase method of accounting whereby the purchase price for the Pharmetrix assets was allocated to fixed assets at fair market value assumed by the Company. The difference between the purchase price and fair market value of fixed assets was assigned to acquired pharmaceutical technology in the amount of $4,025,000. A portion of this technology was resold to a third party for $1,250,000 and the remaining balance of approximately $2,775,000 (acquired research and development with no alternative non-pharmaceutical uses) was charged to the Company's consolidated statement of earnings and loss and deficit in fiscal 1995.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

     A summary of the unaudited pro forma consolidated statements of earnings and loss and deficit are set out below to give the pro forma effect to the Pharmetrix acquisition as if Pharmetrix had been included in the consolidated statements of earnings and loss and deficit throughout the year ended February 28, 1995 (before the effect of discontinued operations).

                                                                          PRO FORMA
                                                                             1995
                                                                         ------------
                                                                         (UNAUDITED)
        Revenues.......................................................  $         --
        Expenses.......................................................    14,642,977
                                                                         ------------
                  Net loss for the year................................   (14,642,977)
        Deficit, beginning of year.....................................    (8,473,352)
                                                                         ------------
        Deficit, end of year...........................................  $(23,116,329)
                                                                         ============
        Loss per ordinary share........................................  $      (2.73)
                                                                         ============
        Weighted average number of Ordinary Shares outstanding.........     5,368,298
                                                                         ============

     (d) The acquisition of the Pharmetrix assets and leased facilities initially increased the Company's annual cash requirements. The acquisition created a duplication of research staff, facilities and equipment. Pharma Patch restructured its operations resulting in the centralization of all research and development activities at the Pharmetrix facility in Menlo Park, California, a reduction of 22 staff positions and termination of lease commitments entered into by the Company for prototype patch manufacturing equipment. In January 1995, the Company ceased operations of its Canadian subsidiary, Medipro. A charge of $1,492,070 was incurred in fiscal 1995 in connection with this restructuring, primarily consisting of a write-off of production equipment, capital lease equipment, employee termination and lease costs. Employee termination costs of approximately $105,000 were paid and expensed during fiscal 1995. Of the total $1,492,070 expense, approximately $83,000 was accrued at the end of fiscal 1995 in connection with lease costs. All accrued amounts were paid out during fiscal 1996.

     In fiscal 1995, the Company had acquired a 50% interest in the issued and outstanding shares of Drug Delivery Research Inc. (DDRI) for a nominal amount with the intention of using DDRI to perform the research and development work previously being done by Medipro.

     As a result of the Pharmetrix acquisition and the relocation of research and development activities, DDRI has remained inactive.

     (e) On November 15, 1995, the Company sold substantially all of the operating assets to Technical Chemicals and Products, Inc. (TCPI) for a gain of approximately $16.4 million. These assets included 11 U.S. patents relating to transdermal drug delivery and skin permeation technology, license rights to skin penetration enhancers and electronically assisted drug delivery, proprietary information and trade secrets related thereto, certain licensing and product feasibility agreements entered into by the Company and all of PP Holdings, Inc.'s fixed assets. TCPI also assumed the sublease of the research facility occupied by PP Holdings, Inc.

     In consideration for the purchased assets, TCPI issued an aggregate of 786,214 shares of its common stock with a fair value of $11,919,000 and satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc. (Flora) (see note 6). As a result of this transaction, the Company owned 9.9% of TCPI's outstanding common shares. In addition, as of November 15, 1995, the Company had ceased to perform research and development work and other operations in the areas of skin penetration enhancers and drug delivery systems.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

     On January 16, 1996, the Company entered into a supplemental agreement with TCPI which amended certain provisions of the November 1995 asset purchase agreement. TCPI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares (Offering). Pursuant to the terms of the supplemental agreement, the Company executed a lock-up letter with the representative of the TCPI Underwriters providing that it would not sell or otherwise dispose of any of its shares of common stock for a period to expire 180 days following the closing date of the Offering without their prior consent. As consideration for the execution of the lock-up agreement, TCPI (i) terminated an existing lock-up agreement covering TCPI common stock owned by the Company, executed in connection with the asset purchase agreement; (ii) effective as of the closing date of the Offering, terminated the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the asset purchase agreement which, among other things, limited the Company's ability to vote or dispose of its shares of common stock; (iii) allowed the Company to offer for sale 100,000 shares of this common stock in the Offering (plus up to an additional 110,000 if the Underwriters over-allotment option is exercised); (iv) effective as of the closing date of the Offering, issued to the Company a two-year warrant to purchase 100,000 shares of common stock at an exercise price equal to the per share Offering price; and (v) filed a Registration Statement on Form S-3 to register all of the remaining shares of common stock owned by the Company after the Offering.

     (f) In March 1996, the Company completed the acquisition of approximately 61% of the voting interest of Vista Technologies Inc. (Vista). Vista provides photo refractive keratectomy (PRK) and other laser vision connection (LVC) facilities and services to the health care industry (see note 13).

     As a result of the TCPI transaction, the Company had an accumulated deficit of $6,249,628 as of February 29, 1996, had total assets of $17,748,332 and total shareholders' equity of $14,581,298. The Company, including Vista, has not yet achieved profitable operations and there is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company's future operations are dependent on the success of the commercialization efforts and market acceptability of the Vista business plan and other potential business ventures of the Company, together with the value derived from the TCPI investment securities.

(2) SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States.

  Principles of Consolidation

     The consolidated financial statements include the accounts of Pharma Patch and its wholly-owned subsidiaries in Canada and in the United States. All significant intercompany balances and transactions have been eliminated in consolidation.

  Fixed Assets

     Fixed assets are recorded at acquisition cost. The Company provides depreciation and amortization at rates which are expected to charge operations with the cost of the assets over their estimated useful lives using a rate of 20% declining balance. Estimated useful lives are as follows (see note 3 regarding the TCPI purchase of substantially all of the Company's operating assets):

            Equipment...................................            5 years
            Furniture and office equipment..............            5 years
            Leasehold improvements......................  over the term of the lease
                                                            ======================

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

  Research and Development Expenditures

     Research and development expenditures are charged to expense as incurred. Any investment tax credits (ITCs) earned as a result of incurring scientific research and experimental development expenditures in Canada (SRED) are recorded as a reduction of the related current period expense. No ITCs were recognized in 1996 or 1995 ($141,433 were recognized in 1994).

  Investment Securities

     Investment securities at February 29, 1996 consist of equity securities. The Company's equity securities are classified as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's equity securities are recorded at fair value based on quoted market prices.

     The carrying amount of other financial instruments approximates fair value generally due to the short-term maturity of these instruments.

  Technological Assets

     Licenses purchased from third parties for non-pharmaceutical uses are recorded at acquisition cost and are amortized over their expected useful lives of five years. Non-pharmaceutical licenses are charged to expense when future recovery becomes uncertain. Pharmaceutical patents acquired by the Company are charged to expense in the related current period. Costs associated with the investigation and processing of patents for technologies developed by the Company are considered development costs and, accordingly, are charged to expense as incurred.

     During 1995, the Company wrote off its capitalized non-pharmaceutical technology to reflect the uncertainty of cost recovery through future revenue. The resources required to further develop this technology were otherwise utilized in the Pharmetrix acquisition. Accordingly, the remaining net book value of $1,685,516 was charged to the consolidated statement of earnings and loss and deficit in fiscal 1995.

  Stock Compensation

     Stock options issued by the Company which are exercisable at a value below the market price of the common stock at the date the option is granted or date options vest, if applicable, gives rise to compensation expense for the excess of such market value over the option price. In addition, shares may be issued at nominal value to certain directors and officers as remuneration, of which certain shares are subject to achieving certain performance criteria. From the time the options are granted and until the performance criteria are satisfied, compensation expense results from the difference between the underlying share price at such time and the exercise price.

  Foreign Currency Translation

     The acquisition of the Pharmetrix assets and termination of operations of Medipro resulted in a change in functional currency during fiscal 1995 from Canadian dollars to U.S. dollars.

     Prior to fiscal 1995, the Company's functional currency was Canadian dollars. As the Company's operating activities are now principally in the United States, the Company also changed its reporting currency to U.S. dollars in fiscal 1995. The fiscal 1994 financial results have been restated to reflect this change.

     Assets and liabilities stated in functional currencies other than the U.S. dollar are translated at the year-end exchange rate and revenues and expenses at the average rate of exchange for the year. Foreign exchange gains and losses from transactions in currencies other than the applicable functional currency are reflected in

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

income during the year. Gains or losses arising on the translation of financial statements give rise to a cumulative translation adjustment which is included as a component of shareholders' deficiency. In fiscal 1995, the Company ceased carrying on business in Canada and accordingly charged the cumulative translation adjustment to expense. The following is a continuity schedule of the cumulative translation adjustment included in shareholders' deficit for fiscal 1995 and 1994:

                                                              1995          1994
                                                            ---------     --------
            Balance, beginning of year....................  $ 346,326     $ 86,941
            Translation adjustments arising during the
              year........................................     61,836      259,385
            Write-off.....................................   (408,162)          --
                                                            ---------     --------
            Balance, end of year..........................  $      --     $346,326
                                                            =========     ========

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3) DISCONTINUED OPERATIONS

     The November 1995 sale of substantially all of the Company's operating assets (see note 1(e)) has been accounted for as discontinued operations. Accordingly, the 1996 consolidated financial statements exclude amounts for discontinued operations from captions applicable to continuing operations. The 1995 and 1994 consolidated statements of earnings and loss and deficit have been restated to conform with the 1996 presentation.

     The discontinued business had revenues of $469,055 in 1996, none in 1995 and $129,421 in 1994. There were no tax benefits associated with the losses from operations of the discontinued business in 1996, 1995 and 1994 and the gain from the disposition had no tax expense associated with it as a result of the tax basis of the assets involved. Interest expense on the $5 million note payable to Flora, which was satisfied by TCPI, totaling $337,667, $333,333 and none in 1996, 1995 and 1994 respectively, is included in discontinued operations.

     The 1995 loss from operations of the discontinued business includes the following unusual items:

        -  Acquired technology write-off of $2,775,336 (see note 1(c)).

        -  Write-off of capitalized technology of $1,685,516 (see note 2).

        -  Medipro restructuring costs of $1,492,070 (see note 1(d)).

        - Write-off of cumulative translation adjustment attributable to Medipro of $408,162 (see note 2).

(4) INVESTMENT SECURITIES

     Investment securities at February 29, 1996, consisted of equity shares acquired by the Company in the TCPI asset purchase agreement (see note 1(e)). On November 15, 1995, the Company acquired 786,214 common shares of TCPI with a fair value of $11,919,000 or $15.16 per share. As of February 29, 1996, the TCPI stock was trading at $21.375 per share; therefore, the Company recorded an unrealized gain, net of deferred income taxes of $1,710,212, on the TCPI shares of $3,176,000 in a separate component of shareholders' equity. In April 1996, the Company sold 210,000 TCPI shares for net proceeds of $2,928,697 and recorded a loss of $254,100. As of May 9, 1996, the TCPI stock had a market value of $14.25 which eliminates the unrealized gain on the remaining securities recorded at February 29, 1996.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

(5) FIXED ASSETS

     Fixed assets consisted of the following at February 28, 1995 (none at February 29, 1996 as a result of the TCPI transaction (see notes 1(e) and 3)):

                                                                  ACCUMULATED
                                                                 DEPRECIATION/     NET BOOK
                                                     COST        AMORTIZATION       VALUE
                                                  ----------     -------------     --------
        Equipment...............................  $  858,735        195,861        662,874
        Furniture and office equipment..........      66,780         14,759         52,021
        Leasehold improvements..................     232,650         47,167        185,483
                                                  ----------        -------        -------
                                                  $1,158,165        257,787        900,378
                                                  ==========        =======        =======

(6) NOTE PAYABLE

     In 1995, the Company issued a $5,000,000 senior secured convertible promissory note (note 1(c)). The promissory note bore interest at the rate of 10% per annum, payable semiannually. The principal amount of the note was originally due and payable in full on June 30, 1996.

     As collateral for the promissory note, the Company pledged substantially all of the assets acquired from Pharmetrix being held in the Company's subsidiary, PP Holdings Inc. The note was satisfied by TCPI (see notes 1(c), 1(e) and 3).

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

(7) CAPITAL STOCK

  (a) Pharma Patch Capital Stock

     The authorized and issued Ordinary Shares of Pharma Patch for the 1996 and 1995 fiscal years were as follows:

                                   AUTHORIZED

     The Company has authorized 52,046,576 Ordinary Shares of IRL0.01 representing an aggregate value of IRL520,466.

                                                                          PREMIUM IN
                                             NUMBER OF         PAR         EXCESS OF
                                              SHARES          VALUE        PAR VALUE        TOTAL
                                            -----------     ---------     -----------     ----------
Balance, July 30, 1993 prior to exchange
  (note 7(b)).............................  $        --     1,878,789         255,821      2,134,610
Issued for cash prior to July 31, 1993....      212,500         2,763              --          2,763
Impact of the acquisition of Medipro
  including the exchange of shares (i):
  Elimination of Medipro equity...........           --       255,821        (255,821)            --
  Creation of Pharma Patch equity.........  2,309,432..            --              --             --
Issued in exchange for technology license,
  July 30, 1993(ii).......................      600,000         8,290       2,097,711      2,106,001
Issued for cash July 30, 1993(iii)........    1,250,000        17,269       4,370,231      4,387,500
Share issue expenses......................           --            --        (211,713)      (211,713)
Stock compensation(iv)....................           --            --         867,381        867,381
                                            -----------     ---------      ----------     ----------
Balance, February 28, 1994................  4,371,932..     2,162,932       7,123,610      9,286,542
                                            -----------     ---------      ----------     ----------
Issued for cash, March 7, 1994(v).........      600,000         8,828       3,706,172      3,715,000
Share issue expenses(v)...................           --            --      (1,633,990)    (1,633,990)
Issued in exchange for Cangene
  shares(vi)..............................      439,999         6,720       1,764,276      1,770,996
Issued in payment of professional
  fees(vii)...............................      328,322         5,163         488,371        493,534
                                            -----------     ---------      ----------     ----------
Balance, February 28, 1995................    5,740,253     2,183,643      11,448,439     13,632,082
                                            -----------     ---------      ----------     ----------
Issued for cash(viii).....................    3,249,400        37,713       2,399,085      2,436,798
Share issued costs(viii)..................           --            --        (250,022)      (250,022)
Payment of accrued salaries(ix)...........      804,044        10,848         488,475        499,323
Payment of professional fees(x)...........      690,373         9,912         591,993        601,905
Officers and directors(xi)................      926,563        14,640         726,610        741,250
                                            -----------     ---------      ----------     ----------
Subtotal for fiscal 1996..................    5,670,380        73,113       3,956,141      4,029,254
                                            -----------     ---------      ----------     ----------
Balance at February 29, 1996..............  $11,410,633     2,256,756      15,404,580     17,661,336
                                            ===========     =========      ==========     ==========

---------------

(i) Issued in connection with the share exchange with the shareholders of Medipro described in note 1(b).

(ii) Issued in connection with the Units issued for the royalty-free licensing agreement described in note 1(a).

(iii)  On July 30, 1993, the Company issued 1,250,000 Units for cash of
       $4,387,500.

(iv)  Accounted for as described in note 2.

(v) On March 7, 1994, the Company completed an initial public offering for 600,000 American Depository Shares, 575,000 Class B Warrants and 575,000 Class C Warrants of the Company. The securities are

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

      traded on the NASDAQ exchange. Gross proceeds from the offering were $3,715,000, issue costs were $1,633,990 and net proceeds were $2,081,010.

(vi) Issued in connection with the private acquisition of 1,319,996 common shares of Cangene Corporation (note 8).

(vii) Equivalent estimated value of stock issued to various professionals in lieu of cash payments totaling $493,534 for services rendered.

(viii) During the year the Company completed private placements to issue 3,249,400 Ordinary Shares for gross proceeds of $2,399,085, issue costs of $250,022 and net proceeds of $2,149,063.

(ix) In May 1995, the Company declared bonuses totaling $261,250 pursuant to employment agreements for key executive employees. One-third of each bonus was paid in cash and the balance of $174,167 was paid in Ordinary Shares valued at $1.00 (174,167 shares). In the year ended February 29, 1996, 423,627 Ordinary Shares were issued in lieu of cash salaries of $222,031. In addition, 206,250 shares at an estimated fair value of $103,125 were awarded in the fourth quarter to senior management in lieu of a consulting fee.

(x) During the year the Company issued 690,373 shares in lieu of cash payments of $601,905 to various professionals for services rendered and billed to the Company.

(xi) In June 1995, the Company's Board of Directors authorized the issuance of 926,563 Ordinary Shares to certain officers and directors or their affiliates at a share price of $0.80. Each person or entity executed a promissory note which was secured by a pledge of the shares as payment for the shares received. Effective November 15, 1995 all outstanding management and employment agreements were terminated. In connection with the termination of these agreements, as consideration for contractual obligations not met by the Company, services rendered and severance pay, the obligations of the officers and directors or their affiliates under promissory notes totaling $741,250 were deemed to be paid in full. A charge for this amount is included in administrative expense in the accompanying fiscal 1996 statement of earnings and loss and deficit.

     As of February 29, 1996, approximately 1.6 million Ordinary Shares related to a private placement (see (iv) above) and the 206,250 shares awarded to management in lieu of a consulting fee have not been actually issued. However, the shares are reflected as outstanding in the accompanying balance sheet and for purposes of the earnings per share calculation on the date the shares were awarded/sold. In March 1996, the Company finalized a private placement for 2,150,000 Ordinary Shares for net proceeds of $1,075,000 (which includes the 1.6 million shares noted above).

  (b) Medipro Capital Stock

     As more fully described in note 1(b), the capital structure was reorganized upon the exchange of shares with Pharma Patch on July 30, 1993. The basis for exchange was approximately 0.59 and 0.45 Pharma Patch Ordinary Shares for each Medipro common shares and Class A share, respectively. The capital stock of Medipro for the periods ending July 30, 1993 is summarized below.

                                               COMMON SHARES                 CLASS A SHARES
                                           ----------------------   --------------------------------
                                            NUMBER                                           TOTAL
                                              OF         STATED      NUMBER      STATED     STATED
                                            SHARES       VALUE      OF SHARES    VALUE       VALUE
                                           ---------   ----------   ---------   --------   ---------
Balance, February 28, 1993...............  2,565,753   $1,061,119   1,652,466   $817,670   1,878,789

     In addition to capital stock, Medipro has contributed surplus, which for comparative purposes, has been classified as premium in excess of par value, of $255,821 at July 30, 1993.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

     (c) Warrants

     The details of outstanding warrants at February 29, 1996 are as follows:

     Class A Warrants -- 897,000 outstanding (1995 -- 925,000)

     Each Class A Warrant entitles the holder to purchase one Ordinary Share and one Class B Warrant at an exercise price of $2.66 commencing on May 29, 1994 until February 28, 1999. The warrants are redeemable by the Company at a price of $0.10 if certain stock price conditions exist.

     Class B Warrants -- 1,015,425 outstanding (1995 -- 1,037,500)

     Each Class B Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $3.19 commencing on May 29, 1994 until February 28, 1999. The warrants are redeemable by the Company at a price of $0.10 if certain stock price conditions exist.

     Class C Warrants -- 2,939,875 outstanding (1995 -- 2,975,000)

     Each Class C Warrants are exercisable to purchase one Unit consisting of one Ordinary Share, one-half of a Class A Warrant and one-quarter of a Class B Warrant at an exercise price of $5.31 per Unit. The Class C Warrants are not exercisable until (i) the Company generates revenues in excess of $10,000,000 in any one fiscal year or the Units, or the sum of their components (ii) trade at a price equal to 200% of the Initial Public Offering (IPO) price of $6.00. The Class C Warrants are exchangeable at the option of the warrant holders for Units of the Company on a formula basis, reflecting the spread between the exercise price of the warrants and the fair market value price of the Units (or the sum of their component parts) at the time when the exchange is requested by the warrant holders. These warrants expire on February 28, 1999.

     Class D Warrants -- 500,000 outstanding

     The Class D Warrants are exercisable, commencing on May 29, 1994, to purchase one Unit consisting of one Ordinary Share, one-half of a Class A Warrant and one-quarter of a Class B Warrant. The exercise price per Class D Warrant is $2.12 and the warrants expire on July 30, 1997.

     The Class D Warrants are exchangeable at the option of the warrant holders for Units of the Company on a formula basis, reflecting the spread between the exercise price of the warrants and the fair market price of the Units (or the sum of their component parts) at the time when the exchange is requested by the warrant holders.

     The exercise prices of the Class A, B, C and D Warrants were initially determined by the Board of Directors and were either equal to or exceeded the fair market value of the Company's share price at the date the warrants were granted. Exercise prices are subsequently adjusted, in accordance with the formula stipulated in the Warrant Agreement, if the Company issues or sells shares for consideration less than the greater of the initial public offering price or market price.

  (d) Stock Option Plan

     The Company has adopted stock option plans which allows an aggregate maximum of 700,000 Ordinary Shares of the Company to be available for awards to employees, officers and directors. The exercise price of these options is determined by the Compensation Committee of the Board of Directors but will be at least 100% of the fair market value of the options at the date the option is granted. Additionally, these options shall terminate in the event of a sale or transfer of all or substantially all of the Company's assets. Effective November 15, 1995, all outstanding management and employment agreements were terminated. In connec-

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

tion with the termination of these agreements, the Company required outstanding options to be exercised by December 15, 1995. No options were exercised and all outstanding options thus expired on such date.

     Changes to issued options are as follows:

                                                                   1996         1995
                                                                 --------     --------
        Number of options exercisable, beginning of year.......   685,000      550,000
        New options granted....................................        --      265,000
        Options expired........................................  (685,000)    (130,000)
                                                                 --------     --------
        Number of options exercisable, end of year.............        --      685,000
                                                                 ========     ========

     In March 1996, 700,000 options at an exercise price of $.50 per share to purchase Ordinary Shares were issued to certain individuals and entities who perform services for the Company, all of which have terms of five years. These options shall vest only in the event that the closing price of the Company's stock price equals or exceeds $2.00 in any 21-day trading period (whether or not consecutive) prior to February 28, 1997. Upon such vesting, administrative expense will be recorded on 350,000 of such options. The Company intends to record an expense of $10,000 upon the issuance of the remaining 350,000 options to a consultant in accordance with the provisions of Financial Accounting Standards Board Statement No. 123.

  (e) Earnings (Loss) Per Share

     The net loss per share calculations for the fiscal years ended 1995 and 1994 are based on the weighted average number of shares outstanding during the respective years. In addition, the earnings (loss) per share calculations have taken into account the shares, options and warrants issued at prices below the Company's IPO price in the 12-month period prior to the initial filing of the IPO. These have been treated as outstanding during all the periods presented prior to March 7, 1994. The Company has used the treasury stock method of determining the dilutive effect of all options and warrants for the period March 7, 1994 to February 28, 1995.

     The net earnings per share calculation for the fiscal year ended 1996 is based on the modified treasury stock method.

(8) CANGENE ACQUISITION AND DISPOSAL

     On June 13, 1994, the Company completed a private acquisition of 1,319,996 Common Shares in the capital of Cangene Corporation (Cangene) from ARCA Investments Inc. (ARCA). In payment for these shares, the Company issued a total of 439,999 of its Ordinary Shares, on the basis of one Ordinary Share for each three shares of Cangene or ARCA. This acquisition was part of a take-over bid to acquire all of the outstanding Common Shares of Cangene. The bid was subsequently withdrawn. The Company incurred acquisition costs of approximately $515,000, substantially all of which were paid for with Cangene shares.

     Certain of the Cangene shares were sold resulting in net cash proceeds of approximately $657,000 and the balance was used to settle outstanding professional fees totaling approximately $630,000. The Company incurred a loss on disposition of the Cangene shares of approximately $478,000.

(9) INCOME TAXES

     Prior to July 30, 1993, Medipro was a Canadian Controlled Private Corporation, as defined under the Income Tax Act (Canada) and, accordingly, was entitled to receive a refund on a portion of its ITCs earned on eligible SRED. These refundable ITCs, which are similar to government grants provided for performing qualifying research activities, were recorded in income as earned. As a result of the change in the ownership of Medipro in fiscal 1994, the ITCs are earned subsequently at the rate of 20% of eligible SRED, will no longer be refundable and will only be available to reduce income taxes payable in Canada.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

     The Financial Accounting Standards Board has issued Financial Accounting Standards No. 109, "Accounting for Income Taxes" which was effective for the Company's February 28, 1994 fiscal year. As of February 29, 1996, February 28, 1995 and 1994, Medipro had research and development expenses not claimed for income tax purposes of approximately $2,870,000, $2,831,000 and $1,743,000, respectively, available to reduce taxable income of Medipro in future years. Due to the significant uncertainty relating to the Company's ability to utilize these expenses to offset taxable income, valuation allowances are recognized to offset all of the deferred tax assets relating to these expenses. These unclaimed research and development expenses may be carried forward indefinitely for income tax purposes.

     At February 29, 1996, the Company also had unused operating loss carryforwards amounting to approximately $6,500,000 available to reduce future taxable income. A valuation allowance has been set up to offset the deferred tax benefit of these loss carryforwards. These losses expire as follows:

                        2001.............................  $1,448,000
                        2002.............................   1,205,000
                        2010.............................   3,477,000
                        2011.............................     370,000
                                                           ==========

     Deferred income taxes have been provided in timing differences as follows:

                                                                1996            1995
                                                             -----------     ----------
        Deferred tax assets:
          Operating loss carryforward......................  $ 2,600,000      5,400,000
          Capitalized research and development expense.....           --        492,000
          Purchase research and development expense........           --      1,110,000
          Start-up costs associated with PP Holdings.......           --        136,000
          Interest expense.................................           --        133,000
          Tax benefit of research and development..........    1,148,000      1,269,000
          Other............................................       59,000         65,000
                                                             -----------     ----------
                  Total tax assets.........................    3,807,000      8,605,000
                  Valuation allowance......................   (3,807,000)    (8,605,000)
                                                             -----------     ----------
                  Adjusted tax assets......................  $        --             --
                                                             ===========     ==========
        Deferred tax liabilities -- unrealized appreciation
          on equity securities.............................   (1,710,212)            --
                                                             -----------     ----------
                  Total deferred tax liabilities...........  $(1,710,212)            --
                                                             ===========     ==========

(10) COMMITMENTS

     As a result of the transaction with TCPI, the Company no longer has any commitments under operating leases requiring any future minimum annual payments.

     In February 1996, the Company entered into two consulting agreements, each for a term of three years with aggregate annual payments of $350,000, plus a bonus at the discretion of the board of directors. These agreements provide management to the Company.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

(11) CONSOLIDATED STATEMENTS OF CASH FLOWS

     The net change in noncash working capital balances for each of the fiscal years are noted below:

                                                        1996         1995         1994
                                                      --------     ---------     -------
        Sources (uses) of cash:
          Accounts receivable.......................  $ 18,910        27,305     (37,736)
          Investment tax credits receivable.........        --       136,937     141,109
          Prepaid expenses and deposits.............    47,298        (6,238)    (38,719)
          Accounts payable..........................    (5,275)      439,763     186,082
          Accrued expenses..........................   296,854       374,996     253,907
          Other.....................................     3,485       555,368     (31,514)
                                                      --------     ---------     -------
                                                      $361,272     1,528,131     473,129
                                                      ========     =========     =======

     During the year ended February 29, 1996, the amounts of cash interest paid was $250,000 (1995 -- $250,000, 1994 -- none). No income taxes were paid during 1996, 1995 or 1994.

     All short-term, highly liquid investments with maturities of three months or less at the date of purchase are considered to be cash equivalents.

(12) RELATED-PARTY TRANSACTIONS

     In 1993, the Company entered into an agreement, which expires on December 31, 2011, with a shareholder whereby the Company has granted the licensee certain production and distribution rights to a technology that the Company still maintains after the TCPI transaction, but which is not expected to be pursued for commercialization. No fee revenue was recognized in fiscal 1996 and 1995.

(13) SUBSEQUENT EVENT

     In March 1996, the Company executed agreements which provided the Company with a controlling interest in Vista. The Company had previously made certain working capital advances to Vista before the consummation of this transaction. Such amounts totaled $251,500 at February 29, 1996.

     The Company executed a stock purchase agreement for 200,000 newly issued shares of Vista common stock for a cash price of $500,000. The Company and Vista executed an additional agreement under which Vista provided 2,060,000 newly issued shares of its common stock to the Company at a value of $5,150,000 plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received a $750,000 interest-free note due six months after the transaction date and 200,000 restricted shares of TCPI common stock previously held by the Company with a fair value on the date of the transaction of $3,550,000 (original cost basis to the Company of $3,032,000).

     The Company also has an option to purchase up to an additional 250,000 newly issued shares of Vista common stock at an option price of $2.50 in cash. This option is exercisable at any time up to September 30, 1996.

     In addition, in a separate transaction, the Company agreed to provide 4,500,000 newly issued Ordinary Shares in exchange for a total of 900,000 shares of Vista's outstanding common stock owned by three shareholders.

                      PHARMA PATCH PUBLIC LIMITED COMPANY

                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995 AND 1994
                          (EXPRESSED IN U.S. DOLLARS)

     As a result of these transactions, the Company acquired approximately 61% of the voting interest in Vista. The acquisition will be accounted for utilizing the purchase accounting method in fiscal 1997. A summary of the consideration for both components of the Vista transaction include the following:

        Cash.............................................................  $ 500,000
        Note payable.....................................................    750,000
        TCPI investment (200,000 shares).................................  3,032,000
        Pharma Patch plc common stock (4,500,000 shares).................  2,250,000
                                                                           ----------
                                                                           $6,532,000


Vista had net assets of approximately $3.2 million upon receipt of the cash, note and the TCPI stock described above. As the Company acquired a 61% interest in such net assets of Vista, the total consideration described above resulted in cost in excess of net assets acquired of approximately $4.6 million ($6.5 million less 61% of the $3.2 million of the net assets of Vista that were acquired). This was calculated utilizing the original carrying value of the TCPI investment from November 1995 ($15.16 per share). This price was determined by the Company to represent the estimated fair value of the TCPI shares at the date of the acquisition. The TCPI shares were trading at prices between $21.00 and $11.00 per share during a short period of time before and after announcement of the transaction (approximately $17.00 per share as of the closing of the transaction). The Company is currently amortizing such cost in excess of net assets acquired over a 15 year period. The final allocation of purchase price is not yet available.

                                PHARMA PATCH PLC

                          CONSOLIDATED BALANCE SHEETS
                          (EXPRESSED IN U.S. DOLLARS)

                                     ASSETS


                                                                              UNAUDITED
                                                                              AUGUST 31,
                                                     FEBRUARY 29,     --------------------------
                                                         1996            1996           1995
                                                     ------------     ----------     -----------
Current
  Cash and cash equivalents......................     $   668,822     $1,745,120     $   500,518
  Accounts receivable............................          22,690        101,867         381,057
  Due from Vista.................................         251,500             --              --
  Investment in TCPI -- available for sale at
     market price................................      16,805,320      4,753,766              --
  Prepaid expenses and other assets..............                        222,848          67,788
                                                      -----------     -----------    ------------
          Total Current assets...................      17,748,332      6,823,601         949,363
                                                      -----------     -----------    ------------
  Fixed assets...................................              --      1,086,239         749,489
  Investments in affiliates......................              --      3,651,804              --
  Investments -- held to maturity................              --        116,450              --
  Long term receivables..........................              --        193,200              --
  Goodwill net of amortization...................              --      4,458,443              --
  Promissory notes...............................              --             --         741,250
                                                      -----------     -----------    ------------
          Total Assets...........................     $17,748,332     16,329,737       2,440,102
                                                      ===========     ===========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current
  Accounts payable...............................         683,269      1,213,003         647,295
  Accrued expenses...............................         773,553      1,395,272         625,715
  Deferred tax liability.........................       1,710,212             --              --
  Current portion of note payable................              --         96,591              --
  Current portion of long term debt..............              --        138,362              --
  Current portion of obligation under lease......              --         67,588              --
                                                      -----------     -----------    ------------
          Total Current Liabilities..............       3,167,034      2,910,816       1,273,010
                                                      -----------     -----------    ------------
Note Payable -- net of current portion...........              --        277,777       5,000,000
Long Term Debt -- net of current portion.........              --        471,226              --
Obligation under capital lease -- net of current
  portion........................................              --        155,241              --
                                                      -----------     -----------    ------------
          Total Liabilities......................     $ 3,167,034      3,815,062       6,273,010
                                                      -----------     -----------    ------------
Minority Interest................................              --      3,180,928              --
SHAREHOLDERS' EQUITY (DEFICIENCY)
Capital stock
  Authorized -- 52,046,576 Ordinary Shares Issued
     and outstanding (16,942,175 at August 31,
     1996; 11,410,633 at February 29, 1996 and
     8,724,772 at August 31, 1995)
  Ordinary Shares, at par value..................       2,256,756      2,343,912       2,229,631
  Premium in excess of par value.................      15,404,580     18,316,829      14,015,164
  Cumulative translation adjustment..............          (6,518)       229,429              --
  Deficit........................................      (6,249,628)    (7,574,785)    (20,077,703)
  Unrealized gain (loss) on securities for sale
     (net of deferred taxes of $1,710,212 at
     February 29, 1996...........................       3,176,108     (3,981,638)             --
                                                      -----------     -----------    ------------
          Total shareholders' equity
            (deficiency).........................     $14,581,298     $9,333,747     $(3,832,908)
                                                      -----------     -----------    ------------
                                                      $17,748,332     $16,329,737    $ 2,440,102
                                                      ===========     ===========    ============


                            See accompanying notes.

                                PHARMA PATCH PLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                                     UNAUDITED                   UNAUDITED
                              FOR THE YEAR      FOR THE THREE MONTHS      FOR THE SIX MONTHS ENDED
                                 ENDED            ENDED AUGUST 31,               AUGUST 31,
                              FEBRUARY 29,    ------------------------    ------------------------
                                  1996           1996          1995          1996          1995
                              ------------    ----------    ----------    ----------    ----------
REVENUES
Product development fees.....  $        --    $  786,075    $       --    $1,268,807    $       --
                                ----------    ----------    ----------    ----------    ----------
EXPENSES
Administration...............    1,798,524     1,257,476       360,457     2,129,002       537,582
Research and development.....           --            --            --            --            --
Depreciation and
  amortization...............           --       134,331            --       284,119            --
Foreign exchange loss
  (gain).....................           --        (4,820)       11,743        (4,253)       15,607
Interest expense (income)....        2,285          (685)       (4,242)       (3,579)       (9,352)
                                ----------    ----------    ----------    ----------    ----------
                                 1,800,809     1,386,302       367,958     2,405,289       543,837
                                ----------    ----------    ----------    ----------    ----------
     Loss from operations....   (1,800,809)     (600,227)     (367,958)   (1,136,482)     (543,837)
                                ----------    ----------    ----------    ----------    ----------
Loss on sale of investment...           --            --            --       254,903            --
Equity investee loss.........           --       472,665            --       480,133            --
Minority interest loss for
  period.....................           --      (477,927)           --      (546,361)           --
Other income.................      (72,126)           --            --            --            --
                                ----------    ----------    ----------    ----------    ----------
     Loss from continuing
       operations............   (1,728,683)     (594,965)     (367,958)   (1,325,157)     (543,837)
                                ----------    ----------    ----------    ----------    ----------
Discontinued Operations
Loss from discontinued
  operations.................   (2,593,468)           --      (491,095)           --    (1,193,562)
     Gain on sale of business
       segment...............   16,412,627            --            --            --            --
                                ----------    ----------    ----------    ----------    ----------
     Gain (loss) on
       discontinued
       operations............   13,819,359            --      (491,095)           --    (1,193,562)
                                ==========    ==========    ==========    ==========    ==========
Net earnings (loss) for the
  period.....................   12,090,676      (594,965)     (859,053)   (1,325,157)   (1,737,399)
Deficit, beginning of
  Period.....................  (18,340,304)   (6,979,820)   (19,218,650)  (6,249,628)   (18,340,304)
                                ----------    ----------    ----------    ----------    ----------
     Deficit, end of
       period................   (6,249,628)   (7,574,785)   (20,077,703)  (7,574,785)   (20,077,703)
                                ==========    ==========    ==========    ==========    ==========
Earnings (Loss) per Ordinary
  Share
  Loss from continuing
     operations..............           --          (.04)         (.05)         (.08)         (.07)
  Discontinued operations....         0.70            na          (.06)           na          (.16)
  Net earnings (loss)........         0.70          (.04)         (.11)         (.08)         (.23)
                                ----------    ----------    ----------    ----------    ----------
Number of Ordinary Shares
  outstanding used for
  Earnings Per Share
  Purposes(1)................  $19,677,650    $16,253,908   $7,692,099    $16,253,908   $7,692,099
                                ==========    ==========    ==========    ==========    ==========

---------------

(1) The modified treasury method was used for the year ended February 29, 1996. Earnings (Loss) Per Share calculation due to the dillutive effect of outstanding warrants. The weighted average method was used for all other periods.

                            See accompanying notes.

                                PHARMA PATCH PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (EXPRESSED IN U.S. DOLLARS)


                                                     FOR THE YEAR             UNAUDITED
                                                        ENDED         FOR THE SIX MONTHS ENDED
                                                     FEBRUARY 29,            AUGUST 31,
                                                     ------------     -------------------------
                                                         1996            1996           1995
                                                     ------------     ----------     ----------
OPERATING ACTIVITIES
Net earnings (loss)..............................    $ 12,090,676     $(1,325,157)   $(1,737,399)
Add non-cash items
  Depreciation and amortization..................         253,958        284,119        181,201
  Write-down of fixed assets.....................           9,900             --             --
  Gain on sale of business.......................     (16,412,827)            --             --
  Non-cash payments of expenses..................       1,842,478        219,635             --
  Loss on sale of investment.....................              --        254,903             --
  Minority interest loss for period..............                       (546,361)
  Equity investee loss...........................              --        480,133             --
Net change in non-cash working capital items.....         361,272       (935,994)        79,809
                                                     ------------     -----------    -----------
                                                       (1,854,543)    (1,566,722)    (1,476,389)
                                                     ------------     -----------    -----------
INVESTING ACTIVITIES
Purchase of fixed assets.........................         (50,658)       (23,174)       (30,312)
Advances to Vista................................        (251,500)            --             --
Net proceeds of sale of investment...............              --      2,928,696             --
Investment in Vista, net of cash acquired........              --       (710,188)            --
Purchase of equity investments...................              --        (75,000)            --
                                                     ------------     -----------    -----------
                                                         (302,158)     2,120,334        (30,312)
                                                     ------------     -----------    -----------
FINANCING ACTIVITIES
Issue of shares, net.............................       2,186,778        701,894      1,368,474
Servicing of obligation under capital lease......              --        (41,715)            --
Other............................................              --          6,388             --
                                                     ------------     -----------    -----------
                                                        2,186,778        666,567      1,368,474
                                                     ------------     -----------    -----------
EFFECT OF EXCHANGE RATES ON CASH
  AND CASH EQUIVALENTS...........................              --       (143,881)
                                                     ------------     -----------    -----------
Net increase (decrease) in cash and cash
  equivalents for the year.......................          30,077      1,076,296       (138,227)
Cash and cash equivalents, beginning of year.....         638,745        668,822        638,745
                                                     ------------     -----------    -----------
Cash and cash equivalents, end of period.........    $    668,822     $1,745,120     $  500,518
                                                     ============     ===========    ===========


                            See accompanying notes.

                                PHARMA PATCH PLC

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

            FOR THE SIX MONTH PERIODS ENDED AUGUST 31, 1995 AND 1996

                                                                                                       UNREALIZED       TOTAL
                                                            PREMIUM IN                   CUMULATIVE    GAIN (LOSS)   SHAREHOLDER
                                  NUMBER OF                  EXCESS OF    ACCUMULATED    TRANSLATION     EQUITY         EQUITY
                                   SHARES      PAR VALUE     PAR VALUE      DEFICIT      ADJUSTMENT    SECURITIES    (DEFICIENCY)
                                 -----------   ----------   -----------   ------------   -----------   -----------   ------------
Balance on February 28, 1995.... $ 5,740,253   $2,183,643   $11,448,439   $(18,340,304)   $      --    $        --    $(4,708,222)
Issuance of Stock (Unaudited)
  Payment of Professional
    Fees........................     300,389        4,712       324,110             --           --             --        328,822
  Payment of Accrued Salaries...     174,167        2,525       171,642             --           --             --        174,167
  Private Placement.............   1,583,400       24,111     1,540,689             --           --             --      1,564,800
  Share Issuance Costs..........          --           --      (196,326)            --           --             --       (196,326)
  Officers and Directors........     926,563       14,640       726,610             --           --             --        741,250
Net (Loss) Aug. 31, 1995
  (Unaudited)...................          --           --            --     (1,737,399)          --             --     (1,737,399)
                                 -----------   ----------   -----------   ------------     --------    -----------    -----------
Balance on August 31, 1995
  (Unaudited)................... $ 8,724,772   $2,229,631   $14,015,164   $(20,077,703)          --             --     (3,832,908)
                                 ===========   ==========   ===========   ============     ========    ===========    ===========
Balance on February 29, 1996....  11,410,633    2,256,756    15,404,580     (6,249,628)      (6,518)     3,176,108     14,581,298
Issuance of Stock (Unaudited)
  Payment of Professional
    Fees........................     431,542        6,584       213,051             --           --            --         219,635
  Shares issued to acquire
    900,000 of Vista's
    outstanding common stock....   4,500,000       71,100     2,178,900             --           --            --       2,250,000
  Private Placement.............     600,000        9,472       290,528             --           --            --         300,000
    Share Issuance Costs........          --           --       (23,106)           --            --            --         (23,106)
  Unrealized gain (loss) on
    capital issued by Vista
    Technologies, Inc.
    (Unaudited).................          --           --      (116,629)           --           --             --        (116,629)
  Cumulative translation
    adjustment related to Vista
    (Unaudited).................          --           --            --             --     235,947             --         235,947
  Unrealized gain (loss) on
    equity securities for the
    period (Unaudited)..........          --           --            --             --          --     (6,788,241)     (6,788,241)
Net loss Aug. 31, 1996
  (Unaudited)...................          --           --            --     (1,325,157)         --             --      (1,325,157)
                                 -----------   ----------   -----------   ------------    --------    -----------    ------------
Balance Aug. 31, 1996
  (Unaudited)................... $16,942,175   $2,343,912   $17,947,324   $ (7,574,785)   $229,429    $(3,612,133)   $  9,333,747
                                 ===========   ==========   ===========   ============    ========    ===========    ============

                             See accompanying notes

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED

     All information should be read in conjunction with the Management's Discussion and Analysis of Financial Condition, Results of Operations and Financial Statements and Notes to Financial Statements included in the Company's Annual Report on Form 10KSB for the year ended February 29, 1996. Operating results for the three month period ending May 31, 1996 are not necessarily indicative of the results that may be obtained for the entire year.

1. ORGANIZATION

     Pharma Patch Plc ("Pharma Patch") or ("the Company") is currently engaged, through its subsidiary Vista Technologies, Inc., in providing photorefractive keratectomy ("PRK") and other laser vision correction ("LVC") facilities and services to the health care industry. The Company was incorporated under the laws of the Republic of Ireland in January, 1992. Prior to July, 1993, Pharma Patch had no significant assets or operations.

     On November 15, 1995, the Company sold substantially all of the operating assets to Technical Chemicals and Products, Inc. (TCPI) for a gain of approximately $16.4 million. These assets included 11 U.S. patents relating to transdermal drug delivery and skin permeation technology, license rights to skin penetration enhancers and electronically assisted drug delivery, proprietary information and trade secrets related thereto, certain licensing and product feasibility agreements entered into by the Company and one of its subsidiaries fixed assets. In consideration for the purchased assets, TCPI issued an aggregate of 786,214 shares of its common stock with a fair value of $11,919,000 and satisfied the $5,000,000 promissory note previously issued by the Company to Flora, Inc. (Flora). As a result of this transaction, the Company owned 9.9% of TCPI's outstanding common shares.

     On January 16, 1996, the Company entered into a supplemental agreement with TCPI which amended certain provisions of the November 1995 asset purchase agreement. TCPI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the sale of 1,800,000 TCPI common shares (Offering). Pursuant to the terms of the supplemental agreement, the Company executed a lock-up letter with the representative of the TCPI Underwriters providing that it would not sell or otherwise dispose of any of its shares of common stock for a period to expire 180 days following the closing date of the Offering (April 30, 1996) without their prior consent. As consideration for the execution of the lock-up agreement, TCPI (i) terminated an existing lock-up agreement covering TCPI common stock owned by the Company, executed in connection with the asset purchase agreement; (ii) effective as of closing date of the Offering, terminated the voting trust agreements, shareholders' agreement and irrevocable proxy, executed in connection with the asset purchase agreement which, among other things, limited the Company's ability to vote or dispose of its shares of common stock; (iii) allowed the Company to offer for sale 100,000 shares of this common stock in the Offering (plus up to an additional 110,000 if the Underwriters over-allotment option is exercised); (iv) effective as of the closing date of the Offering, issued to the Company a two-year warrant to purchase 100,000 shares of common stock at an exercise price equal to the per share Offering price; and (v) file a Registration Statement on Form S-3 to register all of the remaining shares of common stock owned by the Company after the Offering. On April 30, 1996, TCPI completed the offering whereby Pharma Patch sold 210,000 of its TCPI stock for net proceeds of approximately $2.9 million.

     On March 21, 1996, the Company completed the acquisition of 61.3% of the voting interest of Vista Technologies, Inc. ("Vista"). Vista provides photo refractive keratectomy (PRK) and other laser vision correction ("LVC") facilities and services to the health care industry.

     The Company executed a stock purchase agreement for 200,000 newly issued shares of Vista common stock for a cash price of $500,000. The Company and Vista executed an additional agreement under which Vista provided 2,060,000 newly issued shares of its common stock to the Company plus 500,000 Vista Class C common stock purchase warrants. In exchange, Vista received a $750,000 interest-free note due six months after the transaction date and 200,000 restricted shares of TCPI common stock previously held by the Company with a fair value on the date of the transaction of $3,550,000 (original cost basis to the Company of $3,032,000). The Company repaid the $750,000 note in full during the first quarter of fiscal 1997. The Company also received an option to acquire 250,000 Vista shares at $2.50 per share. In a separate transaction,

                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED


the Company agreed to provide 4,500,000 newly issued Ordinary Shares in exchange for a total of 900,000 shares of Vista's outstanding common stock owned by three shareholders. A summary of the consideration for both components of the Vista transaction include the following (the cash, note and TCPI stock was paid directly to Vista for newly issued Vista shares while the Pharma Patch stock was issued to certain Vista shareholders):


        Cash.............................................................  $  500,000
        Note payable.....................................................     750,000
        TCPI investment (200,000 shares).................................   3,032,000
                                                                           ----------
        Sub-total........................................................   4,282,000
        Pharma Patch plc common stock (4,500,000 shares).................   2,250,000
                                                                           ----------
                                                                           $6,532,000


Vista had net assets of approximately $3.2 million upon receipt of the cash, note and the TCPI stock described above. As the Company acquired a 61% interest in such net assets of Vista, the consideration described above resulted in cost in excess of net assets acquired of approximately $4.6 million ($6.5 million less 61% of the 43.2 million of the net assets of Vista that were acquired). This was calculated utilizing the original carrying value of the TCPI investment from November 1995 ($15.16 per share). This price was determined by the Company to represent the estimated fair value of the TCPI shares at the date of the acquisition. The TCPI shares were trading at prices between $21.00 and $11.00 per share during a short period of time before and after announcement of the transaction (approximately $17.00 per share as of the closing of the transaction). The Company is currently amortizing such cost in excess of net assets acquired over a 15 year period. The final allocation of the purchase price is not yet available.


     Since March 21, 1996, Pharma Patch's interest in Vista has been diluted by the issuance of Vista stock to Vista's Regional affiliates. As August 31, 1996, Pharma Patch owns 44.6% of the issued and outstanding shares of Vista.

2. SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated condensed financial statements include all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the consolidated results of operations and financial position for the interim periods presented. The consolidated condensed financial statements have been prepared in accordance with the requirements for Form 10-Q and, therefore, do not include all disclosures of financial information required by generally accepted accounting principles. These consolidated condensed financial statements should be read in conjunction with the Company's February 29, 1996 consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K.

     The results of operations for the interim period ended May 31, 1996 are not necessarily indicative of the operating results for the full year.

  Principles of Consolidation


     The consolidated financial statements include the accounts of Pharma Patch and its wholly-owned subsidiaries. The Company owned 47.1% (see Minority Interest note) of Vista's issued and outstanding common shares on May 31, 1996, and these accounts are also included in the consolidated financial statements (since the acquisition at the end of March 1996). All significant intercompany balances and transactions have been eliminated on consolidation. Investments in affiliates represent Vista's investments in companies in which Vista's ownership interests range from 20 to 50 percent. Such investments are accounted for using the equity method.

                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED


     Investments in and advances to affiliated companies are as follows:



        Vista Laser Centers of Michigan, Inc.............................     779,044
        Vista Laser Centers of the Southwest, Inc........................     811,798
        Vista Laser Centers of the Pacific, Inc..........................     530,245
        Vista Laser Centers of the Northeast, Inc........................     957,542
        Vista Laser Centers of the Northwest, Inc........................     573,175
                                                                            3,651,804
                                                                            ---------


  Fixed Assets

     Fixed Assets are recorded at acquisition cost. The Company provides depreciation and amortization at rates which are expected to charge operations with the cost of the assets over their estimated useful lives ranging from 3 to 10 years.

     Fixed assets consist of the following at August 31, 1996:

        Eximer laser and other technical equipment.......................  1,896,394
        Other furniture and equipment....................................     90,560
        Less accumulated depreciation and amortization...................   (900,715)
                                                                           ----------
                                                                           1,086,239
                                                                           ==========

  Revenue Recognition

     Revenues are recognized when services are performed. Product development fees included in discontinued operations represent charges to third parties for research and development work performed by the Company and are recorded in the period the fees are earned.

  Research and Development Expenditures

     Research and development expenditures included in discontinued operations are charged to expense as incurred.

  Foreign Currency Translation

     Assets and liabilities stated in functional currencies other than the U.S. dollar are translated at the year-end exchange rate and revenues and expenses at the average rate of exchange for the year. Foreign exchange gains and losses from transactions in currencies other than the applicable functional currency are reflected in income during the year. Gains or losses arising on the translation of financial statements give rise to a cumulative translation adjustment which is included as a component of shareholders' deficiency.

     As a result of the Company's transaction and consolidation of Vista's financial statements at May 31, 1996, a balance of $369,057 relating to foreign currency adjustment at quarter end exists. This amount arises from Vista's European subsidiaries.

  Goodwill

     Goodwill on the Company's Consolidated Balance Sheet represents the excess purchase price paid for Vista after allocating the purchase price to the net assets. Goodwill is being amortized on over 15 years on a straight-line method, pending final review of the allocation of the purchase price by the Company's management. At each balance sheet date, the Company evaluates the realizability of acquisition-related intangible assets based on expectations of nondiscontinued cash flows of the acquired entity. Based upon its most recent analysis, the Company believes that no impairment of acquisition-related intangible assets exists at May 31, 1996. Goodwill at May 31, 1996 is as follows:

        Goodwill..........................................................  4,585,828
        Less: Accumulated amortization....................................    (50,954)
                                                                            ---------
                                                                            4,534,874
                                                                            =========

                          (EXPRESSED IN U.S. DOLLARS)
                                   UNAUDITED

  Minority Interest


     On March 21, 1996, the Company acquired 61.3% on the issued and outstanding common stock on Vista. In May 1996, Vista issued 1,450,000 shares of its common stock to acquire interests in three developmental stage companies involved in providing PRK and other LVC facilities and services to the health care industry. In June 1996, Vista sold 100,000 common shares for cash proceeds. In July 1996, Vista issued 520,000 to acquire 520,000 Series A preferred shares of five regional affiliates. Pharma Patch exercised its right to acquire 200,000 Vista shares in July 1996. The shares issued by Vista, adjusted for the shares acquired by Pharma Patch, reduced the Company's ownership in Vista from 61.3% to 44.6% at August 31, 1996. The results of Vista have been included in the consolidated financial statements of the Company as the Company continues to have control of Vista through its Board of Directors representation as well as the active roles the Company's officers have over the day-to-day operations of Vista and certain restrictions on the voting rights of the Vista shares issued to the developmental companies described above.


  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities Available for Sale

     Equity securities that are purchased which might be sold in order to support the Company's investment strategies and liquidity needs are classified as investment securities available for sale and are carried at fair market value. Unrealized holding gains and losses are excluded from earnings and reported as a net amount in a separate component of stockholders equity. At May 31, 1996 Investment Securities available for sale consist of 576,214 shares of common stock in TCPI.

  Pro Forma Results

     The following unaudited consolidated pro forma financial information represents the results of operations of the Company and Vista as if the acquisition has occurred as of March 1, 1996 and March 1, 1995. The unaudited consolidated financial information does not necessarily reflect the results of operations that would have occurred had the Company and Vista constituted a single entity during such periods nor does it represent a basis for assessing future performance.


                                                                    FOR THE              FOR THE
                                                                SIX MONTHS ENDED     SIX MONTHS ENDED
                                                                AUGUST 31, 1996      AUGUST 31, 1995
                                                                ----------------     ----------------
Revenue from continuing operations..........................           1,510,173              933,328
Loss from continuing operations.............................          (1,804,611)          (3,588,139)
Earnings Per Share..........................................                (.11)                (.56)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Vista Technologies, Inc.:

     We have audited the accompanying consolidated balance sheet of Vista Technologies, Inc. and subsidiaries as of March 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vista Technologies, Inc. and subsidiaries as of March 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

San Francisco, California
July 12, 1996

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Vista Technologies, Inc. and Subsidiaries
Sunnyvale, California

     We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended March 31, 1995, of Vista Technologies, Inc. and subsidiaries. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its operation and cash flows for the year ended March 31, 1995, of Vista Technologies, Inc. and subsidiaries in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant operating losses from inception totaling $11,432,110, has substantial commitments and contingencies relating to the rescission of an incomplete acquisition, recognized a permanent impairment of goodwill incurred in the acquisitions of subsidiaries in the amount of $3,825,990 and the Company is a party in a lawsuit more fully discussed at note
7. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are to abandon its UK operations, complete a private placement of common stock, attempt to generate revenues from other European operations and establish laser centers in the United States. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                            AJ. Robbins, P.C.
                                            Certified Public Accountants
                                            and Consultants

Denver, Colorado
May 24, 1995

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996

                                     ASSETS

Current Assets:
  Cash.........................................................................  $    288,312
  Accounts receivable:
     Trade.....................................................................        29,515
     VAT.......................................................................        41,434
     Related parties...........................................................       214,454
  Stock subscriptions receivable (notes 1, 2 and 17)...........................       962,500
  Prepaid expenses and other...................................................       256,081
                                                                                 ------------
          Total current assets.................................................     1,792,296
Investment securities (note 5):
  Available for sale...........................................................     2,475,000
  Held-to-maturity.............................................................       115,468
Long-term VAT receivables......................................................       191,571
Property and equipment, net (note 4)...........................................     1,219,798
Investment in equity investees (note 1)........................................       468,350
Other assets...................................................................         7,299
                                                                                 ------------
                                                                                 $  6,269,782
                                                                                 ============
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade......................................................  $    520,825
  Accounts payable, officers...................................................        29,535
  Accrued expenses (note 7)....................................................       833,206
  Current portion of notes payable (note 10)...................................        96,591
  Current portion of long-term debt (note 11)..................................       137,351
  Current portion of obligation under capital lease (note 12)..................        67,588
                                                                                 ------------
          Total current liabilities............................................     1,685,096
Notes payable, net of current portion (note 10)................................       277,777
Long-term debt, net of current portion (note 11)...............................       463,240
Obligation under capital lease, net of current portion (note 12)...............       196,956
                                                                                 ------------
                                                                                      937,973
Minority interest (note 2).....................................................       653,306
                                                                                 ------------
Commitments and contingencies (notes 7, 10, 12 and 17)
          Total liabilities....................................................     3,276,375
                                                                                 ------------
Stockholders' equity (notes 7, 8, 9 and 17):
  Preferred stock, $.001 par value; 15,000,000 shares authorized; none
     issued....................................................................            --
  Common stock, $.005 par value; 15,000,000 shares authorized; 5,256,106 shares
     issued and outstanding....................................................        26,281
  Additional paid-in capital...................................................    18,026,096
  Unrealized loss on securities available for sale.............................      (187,500)
  Accumulated deficit..........................................................   (15,247,045)
  Foreign currency translation adjustments.....................................       375,575
                                                                                 ------------
          Total stockholders' equity...........................................     2,993,407
                                                                                 ------------
                                                                                 $  6,269,782
                                                                                 ============

          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995


                                                                      1996             1995
                                                                   -----------     ------------
Revenues.......................................................... $ 2,130,073        1,209,673
Costs and expenses:
  General and administrative......................................   4,624,630        2,773,390
  Rescended Acquisition...........................................          --        5,642,887
  Depreciation and amortization...................................     467,509          580,870
  Foreign currency exchange loss..................................         695           28,887
  Unrealized (gains) loss on trading securities...................          --         (116,707)
  Realized loss (gains) on trading securities.....................     148,005         (129,621)
  Impairment of idle equipment (note 3)...........................     446,636               --
  Legal judgment (note 7).........................................          --          186,055
  Impairment of goodwill (note 1).................................          --        3,825,990
  Write off of note receivable, stockholder (note 1)..............          --          125,000
  Interest........................................................      63,645            9,781
  Loss on sale of equipment.......................................          --            1,053
  Loss on closure of UK clinic (note 1)...........................     135,097               --
  Other...........................................................      49,405          (75,758)
                                                                   -----------     ------------
          Loss from operations....................................  (3,805,549)     (11,642,154)
Equity investees (loss) income (note 1 and 6).....................     (11,202)          28,132
                                                                   -----------     ------------
          Loss before income taxes and minority interest..........  (3,816,751)     (11,614,022)
Income taxes (note 13)............................................          --               --
                                                                   -----------     ------------
          Loss before minority interest...........................  (3,816,751)     (11,614,022)
Minority interest.................................................       1,816          193,842
                                                                   -----------     ------------
          Net loss................................................ $(3,814,935)     (11,420,180)
                                                                   ===========     ============
Net loss per common share......................................... $     (1.92)           (9.64)
                                                                   ===========     ============
Weighted average number of common shares outstanding..............   1,985,675        1,184,976
                                                                   ===========     ============


          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

                        COMMON STOCK       SUBSCRIBED STOCK      ADDITIONAL                                FOREIGN         TOTAL
                     ------------------  ---------------------   PAID-IN     UNREALIZED   ACCUMULATED     CURRENCY     STOCKHOLDERS'
                      NUMBER    AMOUNT    NUMBER     AMOUNT      CAPITAL        LOSS        DEFICIT      ADJUSTMENTS      EQUITY
                     ---------  -------  --------  -----------  -----------  ----------   ------------   -----------  -------------
Balance,
  March 31, 1994....   712,613  $ 3,564   125,000  $ 1,132,152  $ 5,310,161   $      --   $    (11,930)   $  (1,962)   $  6,431,985
Common stock issued
  for cash proceeds,
  net of offering
  costs of $471,991
  (note 8)..........   335,000    1,675  (125,000)  (1,132,152)   2,876,334          --             --           --       1,745,857
Common stock issued
  in exchange for
  Medical Development
  Resources Inc.
  (MDRI) (note 1)
  stock and
  warrants..........   200,000    1,000        --           --    1,999,000          --             --           --       2,000,000
Private placement
  issued in exchange
  for the assets of
  Klara Clinic......     2,960       15        --           --        8,208          --             --           --           8,223
Common stock
  adjustment for
  Vista-Italy
  acquisition
  (note 1)..........     2,381       11        --           --       23,807          --             --           --          23,818
Common stock issued
  to acquire MORI
  stock from
  TNC Media, Inc....   155,756      779        --           --    1,556,775          --             --           --       1,557,554
Foreign currency
  adjustment........        --       --        --           --           --          --             --      234,327         234,327
Net (loss) for the
  period............        --       --        --           --           --          --    (11,420,180)          --     (11,420,180)
                     ---------  -------  --------  -----------  -----------   ---------   ------------    ---------    ------------
Balance,
  March 31, 1995.... 1,408,710    7,044        --           --   11,774,285          --    (11,432,110)     232,365         581,584
Common stock, issued
  for services and
  cash advances, net
  of repurchases
  (note 3).......... 1,021,000    5,105        --           --    1,632,395          --             --           --       1,637,500
Common stock issued
  to Pharma Patch
  Plc. (note 1)..... 2,260,000   11,300        --           --    3,901,200          --             --           --       3,912,500
Common stock issued
  to Vista Laser
  Centers of Michigan,
  Inc. (VLC-Michigan)
  in exchange for
  200,000 shares of
  Series B preferred
  stock of
  VLC-Michigan
  (note 1)..........   200,000    1,000        --           --      216,600          --             --           --         217,600
Common stock issued
  to Vista Laser
  Centers of
  Southwest, Inc.
  (VLC-Southwest)
  in exchange for
  350,000 shares of
  Series B preferred
  stock of
  VLC-Southwest
  (note 1)..........   250,000    1,250        --           --      270,500          --             --           --         271,750
Common stock issued
  for stock
  subscriptions
  receivable
  (note 2)..........   100,000      500        --           --      212,000          --             --           --         212,500
Common stock issued
  in exchange for
  Vista Vision SpA
  stock.............    16,396       82        --           --        8,116          --             --           --           8,198
Unrealized loss on
  securities available
  for sale..........        --       --        --           --           --    (187,500)            --           --        (187,500)
Compensation expense
  for non employee
  stock options.....        --       --        --           --       11,000          --             --           --          11,000
Foreign currency
  adjustment........        --       --        --           --           --          --             --      143,210         143,210
Net loss............        --       --        --           --           --          --     (3,814,935)          --      (3,814,935)

                     ---------  -------  --------  -----------  -----------   ---------   ------------    ---------    ------------
Balance,
  March 31, 1996.... 5,256,106  $26,281        --  $        --  $18,026,096   $(187,500)  $(15,247,045)   $ 375,575    $  2,993,407
                     =========  =======  ========  ===========  ===========   =========   ============    =========    ============

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

                                                                                             1996            1995
                                                                                          -----------     -----------
Cash flows used by operating activities:
  Net loss..............................................................................  $(3,814,935)    (11,420,180)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization.......................................................      467,509         580,870
    Extraordinary loss from advanced funds for incomplete acquisition...................           --       5,642,887
    Write off of impaired and abandoned assets, net.....................................      453,467              --
    Impairment of goodwill..............................................................           --       3,825,990
    Legal judgment......................................................................           --         186,055
    Write off of note receivable, stockholder...........................................           --         125,000
    Loss on sale of equipment...........................................................           --           1,053
    Unrealized loss (gain) on trading securities........................................           --        (116,707)
    Realized loss (gain) on trading securities..........................................      148,005        (129,621)
    Minority interest...................................................................       (1,816)       (193,842)
    Interest income received in common stock............................................           --         (50,000)
    Foreign currency translation on operating assets and liabilities....................      146,656         (39,462)
    Equity investees loss (income), net.................................................       11,202         (28,132)
    Stock issued for services...........................................................    1,637,500              --
    Compensation related to stock options issued to non-employees.......................       11,000              --
    Proceeds from sales of trading securities...........................................      417,652         432,859
    Purchase of trading securities......................................................     (162,531)       (589,657)
    Changes in operating assets and liabilities, net of foreign currency translation:
      Accounts receivable:
        Trade...........................................................................       41,326         (70,841)
        VAT.............................................................................       99,142        (140,576)
        Related parties.................................................................       99,293        (482,132)
      Prepaid expenses..................................................................        6,864          (5,401)
      Other current assets..............................................................     (179,250)         70,800
      Other assets......................................................................      (16,793)        109,774
      Bank overdraft protection.........................................................      (86,913)         86,913
      Accounts payable, trade...........................................................       73,484         371,560
      Accounts payable, officers........................................................      (99,516)        129,051
      Accrued expenses..................................................................      309,909         (38,526)
      Other liabilities.................................................................      145,234              --
                                                                                          -----------     -----------
        Net cash used by operating activities...........................................     (293,511)     (1,742,265)
                                                                                          -----------     -----------
Cash flows used by investing activities:
  Repayment of notes receivable.........................................................           --         753,526
  Repayment of capital lease obligation.................................................      (10,501)             --
  Proceeds from sale of equipment.......................................................           --           7,656
  Redemption of equity investment in partnership........................................           --         595,313
  Issuance of notes receivable..........................................................           --        (254,870)
  Purchase of property and equipment....................................................     (302,121)        (95,557)
  Sale purchase of investment -- held to maturity.......................................       11,875        (145,215)
  Purchase of investment, at cost.......................................................           --      (1,850,000)
  Loss on investment -- held to maturity................................................       29,813              --
  Purchase of equity investment.........................................................           --        (419,675)
  Foreign currency translation..........................................................           --          11,749
  Purchase of Klara Clinic assets.......................................................           --        (102,225)
  Purchase of ConVista..................................................................           --        (163,597)
  Advances to investee companies........................................................     (214,454)             --
                                                                                          -----------     -----------
        Net cash used by investing activities...........................................     (485,388)     (1,662,895)
                                                                                          -----------     -----------
Cash flows from financing activities:
  Payment of note payable...............................................................           --         (90,876)
  Payment of long-term debt.............................................................     (107,497)       (190,410)
  Sale of common stock..................................................................      500,000       3,350,000
  Payment of offering costs.............................................................           --        (864,488)
  Issuance of notes payable.............................................................      302,777              --
  Redeemed stock of subsidiary..........................................................     (277,777)             --
                                                                                          -----------     -----------
        Net cash provided by financing activities.......................................      417,503       2,204,226
                                                                                          -----------     -----------
Net increase (decrease) in cash.........................................................     (361,396)     (1,200,934)
Cash, beginning of period...............................................................      649,708       1,850,642
                                                                                          -----------     -----------
Cash, end of period.....................................................................  $   288,312         649,708
                                                                                          ===========     ===========

         Supplemental disclosure of cash flow information: See note 15.
          See accompanying notes to consolidated financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS

     Vista Technologies, Inc. (the Company), formerly Mercury Acquisitions, Inc., was organized under the laws of the State of Nevada on June 15, 1992. Since inception, the Company has devoted its efforts to raising capital, locating merger and acquisition candidates and establishing excimer laser clinics throughout Europe and North America to provide facilities and support services for photorefractive keratectomy (PRK) and other laser surgical procedures. On February 23, 1994 the Company changed its name from Mercury Acquisitions, Inc. and amended certain provisions relating to its authorized and unissued preferred stock. The Company was in the development stage as defined by Financial Accounting Standards Board Statement Number 7, until March 31, 1994, at which date it acquired operating subsidiaries. During March 1994 the Company changed its year end from December 31 to March 31.

  (a) Vista Vision SpA

     On March 31, 1994 the Company acquired 61.83% of the common stock of Vista Vision, SpA (Vista-Italy) for cash of approximately $625,000 and 262,760 shares of the Company's common stock.

     As the result of a default judgment entered against the Company which terminates and rescinds the provisions of the agreement between Vista-Italy and Laser Vision Centers, Inc. (LVCI) (note 7 (c)), the Company's ownership interest in Vista-Italy increased to 69.87% as of March 31, 1995. During fiscal year 1996, the Company's ownership interest was increased to 73.57%.

     The acquisition of Vista-Italy was recorded using the purchase method of accounting resulting in goodwill of $2,997,506 which was being amortized over 10 years using the straight-line method. At March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $2,761,506 (note 2). The Company wrote-off the asset after it determined that the amortization of the asset's balance over its remaining life could not be recovered through projected future discounted cash flows.

  (b) Vista Vision International Ltd.

     On March 31, 1994 the Company acquired all of the outstanding common stock of Vista Vision International Ltd. (Vista-UK) from Laser-Jersey for $134,000 in cash and 50,000 shares of the Company's common stock.

     The acquisition of Vista-UK was recorded using the purchase method of accounting resulting in goodwill of $703,159 which was being amortized over ten years using the straight-line method. As of March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $633,159 (note 2). The Company wrote-off the asset after it determined that the amortization of the asset's balance over its remaining life could not be recovered through projected future discounted cash flows. Effective June 1, 1995, the Company abandoned its Vista-UK operations.

     Vista-UK owned 50% of Precision Laser Eye Centers Limited (PLEC), a joint venture that leased laser equipment, which was recorded using the equity method of accounting. The Company's proportionate share of the loss from its equity investment in the joint venture was $147,506 for the year ended March 31, 1995.

  (c) ConVista Vision BV

     During April 1994, the Company acquired 100% of Pawnee Finance B.V., an inactive company in the Netherlands, since renamed ConVista Vision B.V. (ConVista), to serve as a future vehicle for financing and management of its international operations. The Company acquired ConVista for approximately $20,986 and subsequently contributed additional capital of $163,597 for a total investment of approximately $184,583. The acquisition of ConVista was recorded using the purchase method of accounting resulting in goodwill of $163,597 which was being amortized using the straight-line method over ten years beginning May 1, 1994. At March 31, 1995, the Company's management determined that the goodwill was impaired. As a result, the Company wrote off goodwill of $149,597 (note 2). The Company wrote-off the asset after it determined that the amortization of the asset's balance over its remaining life could not be recovered through projected future discounted cash flows.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
     ConVista's results of operations from the date of acquisition are included in the statement of operations for the year ended March 31, 1995.

     During June 1994 ConVista acquired 100% of Vista-Sweden for $6,494. On June 1, 1994 Vista-Sweden acquired the assets of a PRK surgical center in Sweden for cash and a note payable totaling $383,000.

     Vista-Sweden's investment resulted in goodwill of $324,211 which was being amortized over three years using the straight-line method. At March 31, 1995, the Company's management determined that goodwill was impaired. As a result, the Company write off goodwill of $281,728 (note 2).

  (d) Medical Development Resources, Inc.

     During 1995, the Company was unsuccessful in its attempt to acquire a controlling interest in MDRI and its subsidiaries due to the failure of MDRI and its principal stockholders to satisfy certain conditions of the acquisition. Therefore, the Company rescinded and terminated the acquisition agreements entered into with MDRI and its principal stockholders. MDRI and its wholly-owned subsidiaries are engaged in the design, development, manufacture and marketing of surgical instruments and related products for ophthalmology and neurosurgery.

     On July 7, 1995, the Company notified MDRI, the MDRI principal stockholders and the MDRI 8% promissory noteholders that it rescinded all transactions contemplated by the MDRI Stock Agreement and the MDRI Agreement among the Company, MDRI and the MDRI principal stockholders. The Company's reasons for rescinding the MDRI Stock Agreement and the MDRI Agreement include alleged fraud, intentional misconduct, breach of fiduciary duties, misrepresentation of material facts and failure of MDRI and its principal stockholders to satisfy conditions to the obligations of the Company under the MDRI Agreement. As a result, the Company canceled 1) the 200,000 shares of its common stock and the 100,000 Class A Warrants issued to the foreign investors; 2) the promissory notes totaling $1,400,000 issued to the MDRI stockholders; 3) the 67,800 shares of its common stock issued to terminate employment and consulting agreements; 4) the obligation to issue 67,617 shares of its common stock upon completion of the exchange stage of the MDRI agreement; 5) the obligation to issue 60,000 shares of its common stock to secure certain MDRI indebtedness; and 6) the Company's 8% convertible promissory note and Class A Warrants issued under the Exchange Offer. However, a contingent liability may exist relating to the cancellation of the above items.

     As a result of the rescission, the Company owns 2,794,340 shares of MDRI common stock, or a 40.1% ownership interest, which was acquired for consideration valued at $5,407,554, which was comprised of $1,850,000 in cash and $3,557,554 ($10.00 per share) in the Company's common stock.

     Because the Company never had the ability to influence the financial and operating activities of MDRI, the Company's 40.1% investment in MDRI was recorded using the cost method of accounting. In addition, the Company made advances totaling $235,333 to fund the operations of MDRI and its subsidiaries during 1995.

     As of March 31, 1995, the Company's investment in MDRI of $5,407,554 and advances made to MDRI and its subsidiaries of $235,333 have been written off to reflect a permanent impairment due to the deterioration of MDRI's financial condition. As a result, the Company recorded an extraordinary loss of $5,642,887 for the misappropriation of advances made to MDRI and the investment in MDRI for the year ended March 31, 1995.

     During 1995, the Company advanced $125,000 to a stockholder subject to a promissory note due December 31, 1995, bearing interest at 10% per annum, payable upon maturity. The note was collateralized by not less than 100,000 shares of the Company's common stock issued to the stockholder as part of the MDRI

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED) acquisition. As a result of the rescission of the MDRI Agreement, a majority of the shares of the Company's common stock pledged as collateral have been canceled. As of March 31, 1995, the note receivable has been written off as collection is doubtful.

  (e) Agreements with Pharma Patch Plc

     In March 1996, the Company executed Agreements with Pharma Patch Plc (PP
Plc) which resulted in PP Plc acquiring approximately 60% of the voting interest of the Company.

     Under these Agreements, the Company issued to PP Plc: (a) 2,260,000 shares of new common stock; (b) 500,000 Class C common stock purchase warrants (note
8); and, (c) an option to purchase an additional 250,000 shares of new common stock for cash, on or before September 30, 1996, at an exercise price of $2.50 per share (note 17). In return, the Company received (a) $500,000 cash; (b) a $750,000 subscription note, which was subsequently paid in May, 1996; and, (c) 200,000 shares of Technical Chemicals and Products, Inc. (TCPI) restricted stock previously held by PP Plc, valued at $2,662,550. The value of the TCPI stock was based on the trading value of unrestricted TCPI stock on the date of the closing of the transaction after making appropriate adjustments for the restrictions placed on the TCPI stock received by the Company.

     In a separate transaction, PP Plc agreed to provide 4,500,000 newly issued PP Plc Common Shares to three Company shareholders in exchange for a total of 900,000 shares of the Company's outstanding common stock.

  (f) Regional Joint Ventures

     The Company's business strategy is to expand in North America by organizing and sponsoring independently financed regional enterprises (Regional Joint Ventures) in which the Company will obtain a significant equity interest and long-term fee-based consulting arrangements. As of March 31, 1996, two such Regional Joint Ventures, Vista Laser Centers of Michigan, Inc. and Vista Laser Centers of the Southwest, Inc. had been formed. Subsequent to March 31, 1996 several more Regional Joint Ventures were formed (note 17).

     Investment in Vista Laser Centers of Michigan, Inc.

          In November 1995, the Company issued 200,000 shares of its common stock in exchange for 200,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of Michigan, Inc. (VLC-Michigan). VLC-Michigan is a development stage enterprise organized on June 30, 1995 to establish, own and manage laser vision correction centers in Southern Ontario and Michigan.

          To date, the activities of VLC-Michigan have consisted primarily of market research, seeking affiliation and negotiating agreements with experienced vision care professionals in the United States and Canada, and negotiating to acquire equipment for establishing a laser vision correction center in Windsor, Ontario after an initial public offering on its securities has been completed. VLC-Michigan is also negotiating to enter into a joint venture arrangement with a group of physicians in Michigan following completion of a pending initial public offering by VLC-Michigan. VLC-Michigan has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of 800,000 shares of its 10% Series A cumulative convertible preferred stock at $5.00 per share. There can be no assurance that VLC-Michigan will successfully complete an initial public offering of its securities, failing which it will not have sufficient capital to engage in business operations.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
          The Company entered into a consulting services agreement to provide certain consulting services to VLC-Michigan in exchange for 5% of VLC-Michigan's revenues attributable to its charges to health care professionals for the use of equipment and laser vision correction (LVC) services, less a credit to VLC-Michigan of $5,000 per month. The consulting services agreement is for a term of ten years from the date of an initial public offering by VLC-Michigan, and is automatically renewed thereafter for periods of five years unless either party provides six months prior notice of an intent not to extend the term.

          Certain directors of the Company have been elected to serve as directors of VLC-Michigan. The Company has assigned the voting rights for its shares of VLC-Michigan Series B convertible preferred stock to local affiliates of VLC-Michigan.

          The Company's initial investment in VLC-Michigan represented an approximate 61% ownership interest. Such interest is expected to be reduced to approximately 21% upon completion of VLC-Michigan's initial public offering. The Company does not have voting rights related to its ownership interest but does have the ability to exercise significant influence through its 25% Board representation. Upon completion of VLC-Michigan's initial public offering the Company will have the right to retain a minimum of 20% representation on the VLC-Michigan Board of Directors. Accordingly, the Company accounts for this investment using the equity method of accounting. The initial value of the investment of $217,600 was determined based upon an independent appraisal.

          As of March 31, 1996, the Company had advanced approximately $176,000 to VLC-Michigan.

     Investment in Vista Center of the Southwest, Inc.

          In March, 1996, the Company issued 250,000 shares of its common stock in exchange for 350,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Southwest, Inc. (VLC-Southwest). VLC-Southwest is a development stage enterprise organized on January 30, 1996 to establish, own and manage laser vision correction centers in Arizona, New Mexico, Texas and Nevada. The Company intends to assign the voting rights for its shares of VLC-Southwest Series B convertible preferred stock to local affiliates of VLC-Southwest while retaining the right to a minimum of 20% representation on VLC-Southwest Board of Directors.

          The Company has granted VLC-Southwest the use of their service mark and has entered into a consulting agreement with VLC-Southwest. Under this agreement, the Company has agreed to provide advice and assistance to VLC-Southwest for the development of their business in consideration for 5% of VLC-Southwest's revenues from wholly-owned subsidiaries of VLC-Southwest and 2.5% of revenues from non-majority owned subsidiaries, less $5,000 per month. The Company has agreed to establish and maintain a Medical Advisory Board and adopt a stock option program for the members of such board. This consulting services agreement will be effective with the successful completion of VLC-Southwest's initial public offering and shall continue for a period of ten years. If the initial public offering has not been successfully completed on or before August 31, 1996, the Company may terminate the agreement at its discretion with 30 days written notice.

          The Company's initial investment in VLC-Southwest was valued at $271,750 and represented an approximate 72% ownership interest. Such interest is expected to be reduced to approximately 20% upon completion of VLC-Southwest's initial public offering. The Company will not have voting rights related to its ownership interest but will have the ability to exercise significant influence through its Board representation. Accordingly, the Company accounts for this investment using the equity method of accounting.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(1) ORGANIZATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)
          The Company has a commitment to pay an officer of the Company a bonus of $75,000 in connection with the initial public offering of VLC-Southwest.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include accounts of the Company, and all wholly-owned and majority-owned subsidiaries. Investments in companies in which the Company's ownership interests range from 20 to 50 percent, and in which the Company exercises significant influence over operating and financial policies, are accounted for using the equity method. Investments in companies in which the Company's ownership interest is currently in excess of 50% but for which majority interest is considered only temporary and investments in companies in which the Company's financial interest exceeds 20 percent and in which the Company has the ability to exercise significant influence but in which the Company may have limited or no voting rights are accounted for using the equity method. Other investments are accounted for using the cost method. All significant intercompany accounts and transactions have been eliminated. The Company's subsidiaries in Italy, United Kingdom, Sweden and the Netherlands have been consolidated at March 31, 1996 using the subsidiaries' respective fiscal year ends, which were December 31, 1995; and have been consolidated at March 31, 1995 using December 31, 1994 for the Company's subsidiary in Italy and March 31, 1995 for the Company's subsidiaries in Sweden, the Netherlands and the United Kingdom. The three month period ending March 31, 1995 for the Company's subsidiaries in Sweden and the Netherlands have been included in the results of operations for the years ended March 31, 1996 and 1995.

  (b) Foreign Currency Translation

     Financial statements of international subsidiaries are translated into US dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenues, expenses, gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders' equity.

     The balance sheet and income statement data for the foreign subsidiaries have been translated from their respective foreign currency to U.S. dollars using the following exchange rates:

                                                         AVERAGE RATE       AVERAGE RATE
                                                           FOR THE            FOR THE
                     FOREIGN         MARCH 31, 1996       YEAR ENDED         YEAR ENDED
 SUBSIDIARY          CURRENCY          SPOT RATE        MARCH 31, 1996     MARCH 31, 1995
-------------    ----------------    --------------     --------------     --------------
Vista-UK         Pounds Sterling          1.527              1.563              1.565
Vista-Italy      Lira                      .001               .001               .001
ConVista         Gilders                   .606               .624               .577
Vista-Sweden     Krona                     .150               .144               .133

  (c) Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straightline method over the estimated useful lives of the assets ranging from three to ten years.

  (d) Intangible Assets

     The Company determined that the goodwill resulting from the acquisitions of its subsidiaries was impaired on March 31, 1995. As a result, the Company wrote off goodwill of $3,825,990, resulting in zero

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) value of goodwill. Amortization expense was $-0- and $374,900 for the years ended March 31, 1996 and 1995, respectively.

     The Company assesses the recoverability of intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected future discounted cash flows.

  (e) Revenue Recognition

     Revenues for medical services are recognized when services are performed. Revenues related to consulting services to Regional Joint Ventures are recognized as the Regional Joint Venture earns its revenue and amounts become due to the Company.

  (f) Minority Interest

     Minority interest represents the minority stockholders' proportionate share of the equity in Vista-Italy. At March 31, 1996, the Company owned 73.57% of the capital stock of Vista-Italy.

  (g) Loss Per Common Share

     Loss per common share is based on the weighted average number of common shares outstanding. Common equivalent shares relating to stock options and warrants are excluded from the computation as their effect is anti-dilutive.

  (h) Income Taxes

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. A valuation allowance is required to the extent it is more likely than not that a deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i) Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (j) Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

  (k) Stock Subscriptions Receivable

     The Company has recorded stock subscriptions receivable as a current asset as of March 31, 1996, because all such receivables were paid before the issuance of the Company's financial statements.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (l) Investment Securities

     The Company accounts for investment securities under the provisions of SFAS No. 115. This standard requires that individual debt and equity securities be classified into one of three categories: trading, held-to-maturity or available-for-sale.

     Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

     Trading securities and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of securities are determined on a specific identification basis.

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

  (m) Offering Costs

     Costs associated with public and private offerings by the Company of its stock have been charged against the proceeds of the offering.

  (n) Newly Issued Accounting Standards

     In October 1995, Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS 123) was issued. SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. This statement defines a fair value based method of accounting for employee stock options or similar equity instruments, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in Opinion 25 must make proforma disclosures of net income and, if presented, earnings per share, as if the fair value based method of accounting defined by SFAS 123 had been applied. SFAS 123 is applicable to fiscal years beginning after December 15, 1995. The Company currently accounts for its equity instruments using the accounting prescribed by Opinion 25. The Company does not currently expect to adopt the accounting prescribed by SFAS 123; however, the Company will include the disclosures required by SFAS 123 as required in future consolidated financial statements included in Form 10-KSB.

  (o) Reclassification

     Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(3) RELATED PARTY TRANSACTIONS

     Related party transactions not disclosed elsewhere are disclosed in the following:

          On February 1, 1996, the Company entered into an asset purchase and lease assumption agreement with a related party for an excimer laser system. The purchase price for the asset was $75,000 in cash, a $96,591 promissory note with annual interest at 8% originally due May 31, 1996, and the assumption of outstanding obligations under the existing lease on the laser, including future lease payments not to exceed $328,409. Subsequent to February 1, 1996, the Company replaced this laser with newer technology resulting to a charge to the statement of operations in the amount of $446,636 for the impairment of an idle asset. As of July 12, 1996, the note payable for $96,591 had not been paid. The Company expects to pay the note in fiscal year 1997.

          During the period from June to December 1995, certain clients of the Company's then acting president invested approximately $1,470,000 to sustain the Company's corporate operations during that period. These advances included approximately $700,000 for travel by the Company's officers and consultants and corporate office expenses in New York and Europe, approximately $100,000 in out-of-pocket advances for various expenses, and $670,000 in compensation paid for personnel assigned to support the Company's corporate activities and its program to establish various Regional Joint Ventures in North America. The $670,000 figure for personnel included $200,000 paid or payable to the Company's then acting president, and $60,000 accrued for its then acting treasurer and chief financial officer. The Company's Board of Directors agreed these charges should be billed at a flat negotiated rate of $1,470,000 and in December 1995 authorized the issuance of 925,000 shares of the Company's common stock in payment of these obligations.

          These shares were issued to Therapeutic Patch Research, N.V. (300,000 shares), Saliva Research Ltd. (325,000 shares) and Westcliff Partners Inc. (300,000 shares). The Company's then acting president acted at the time as a managing director for Saliva Research Ltd. and Westcliff Partners Inc., but disclaimed any beneficial interest in the securities held by those entities.

          Under an agreement dated July 5, 1995, the Company issued 16,000 shares of its common stock to a former chairman of the Company in payment of $80,000 of unreimbursed business expenses.

          Under an agreement dated as of June 1, 1995, the Company paid a former president of the Company $8,740 in cash and issued 4,000 shares of common stock for reimbursement of a total of $29,000 of unreimbursed business expenses. The Company agreed that the former president had a put option right to sell the 4,000 shares of common stock to the Company after January 31, 1996 at a price equal to $20,260 plus interest from June 1, 1995 at the rate of 1% per month. The former president exercised that option on February 1, 1996. The Company also issued 5,000 shares of common stock to the former president under the June 1, 1995 agreement as a negotiated settlement for a one-time hiring bonus in his original employment agreement dated as of January 15, 1995.

          In December, 1995 the Company issued 25,000 shares of common stock to each of its then three directors in exchange for services performed.

          During fiscal year 1995, the Company advanced $125,000 to a stockholder subject to a promissory note due December 31, 1995, bearing interest at 10% per annum, payable upon maturity in connection with the Company's attempt to acquire MDRI. At March 31, 1995 the note receivable had been written off as collection is doubtful.

          Certain relationships existed from inception of the Company through March 31, 1995 between the Company's original management, their affiliates and the Company. Original management had other interest including business interest to which they devoted their primary attention.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(3) RELATED PARTY TRANSACTIONS -- (CONTINUED)
          Effective January 15, 1995 the Company hired a new chief executive officer and president who was also made a member of the Company's board of directors. The Company paid $84,000 to the new chief executive officer and president of the company for consulting services provided prior to his employment with the Company.

          During the fiscal year ended March 31, 1995, the Company paid SEK100,000 (approximately $13,630) to the managing director of Vista-Sweden for consulting prior to his employment with Vista-Sweden.

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 31, 1996:

        Excimer lasers and other technical equipment.....................  $1,896,394
        Office furniture and equipment...................................      67,385
                                                                           ----------
                                                                            1,963,779
        Less accumulated depreciation and amortization...................    (743,981)
                                                                           ----------
                                                                           $1,219,798
                                                                           ==========

     Depreciation and amortization expense was $467,509 and $205,600 for the years ended March 31, 1996 and 1995, respectively.

(5) INVESTMENT SECURITIES

     The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type and class of security at March 31, 1996, were as follows:

                                                             GROSS          GROSS
                                                           UNREALIZED     UNREALIZED
                                            AMORTIZED       HOLDING        HOLDING         FAIR
                                               COST          GAINS          LOSSES         VALUE
                                            ----------     ----------     ----------     ---------
    Available-for-sale:
      Equity securities...................  $2,662,500         --           (187,500)    2,475,000
    Held-to-maturity:
      8.75% Italian bonds.................     115,468         --             (5,343)      110,125

     The 8.75% Italian bonds mature in 1997.

     Proceeds from sales of trading securities were $417,652 and $432,859, resulting in gross realized losses of $152,431 in the year ended March 31, 1996 and gross realized gains of $129,621, for the year ended March 31, 1995 respectively.

(6) EQUITY INVESTMENT IN PARTNERSHIP

     During July 1994, the Company acquired a 36% ownership interest in Keech One Partnership (Partnership) for $419,675. During December 1994 the Partnership was liquidated. The Company's proportionate share of the income from its equity investment in the partnership was $175,638 for the year ended March 31, 1995.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(7) COMMITMENTS AND CONTINGENCIES

  (a) Employment Agreements

     The Company has employment agreements with its executive officers, the terms of which expire at various times through January 15, 1999. Such agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if specified management and operational goals are attained.

  (b) Exchange Agreement

     In order to induce a stockholder to advance $100,000 under a deed of debenture to MICRA (a wholly owned subsidiary of MDRI), the Company entered into an exchange agreement on June 28, 1995 with the stockholder. The exchange agreement provides the stockholder with the option of exchanging the unpaid principal and interest of the debenture for fully paid and nonassessable shares of the Company's common stock issued under Regulation S at a conversion price of $1.25 per share at any time prior to repayment of the debenture by MICRA. As of March 31, 1996, the stockholder has not exercised this option.

  (c) Legal Judgment

     In 1991 and 1993, Vista-Italy and LVCI entered into agreements to license trademarks and develop territorial marketing strategies. The companies exchanged shares of their respective common stock as consideration under the agreements.

     In 1993, LVCI filed suit for termination of these agreements and a default judgment was entered into their favor. In connection with this judgment, Vista-Italy canceled the shares of the common stock they had issued to LVCI, returned the shares of LVCI which they held and recorded a note payable for $175,000 plus related legal fees. Vista-Italy filed a motion to vacate the judgment which was denied by the trial court; the trial court's decision was recently affirmed on appeal. Vista-Italy intends to apply for a rehearing by the appellate court, or in the alternative, to petition for an appeal to the Missouri Supreme Court.

  (d) Insurance and Indemnification

     Use of laser systems by health care professionals using laser equipment and other LVC services may give rise to claims against the Company or its affiliates by persons alleging injury. The Company's subsidiaries generally do not currently have malpractice liability insurance due to limited capital resources.

     The Company believes that claims alleging defects in laser systems will be covered by manufacturers' warranties and the manufacturer's product liability insurance, and that the Company and its affiliates could take advantage of such insurance by adding such suppliers to potentially adverse lawsuits. There can be no assurance that laser suppliers will carry product liability insurance or that any such insurance will be adequate to protect the Company.

     Generally speaking, the policy of the Company's operating subsidiaries and regional joint ventures is to require that ophthalmologists who perform laser procedures by use of LVC equipment maintain their own professional liability insurance.

  (e) Physician Commitments

     In two separate instances, a physician planning to associate with a Regional Joint Venture sponsored by the Company has been advised by a third party that it contends the physician breached commitments or obligations to the third party by the physician's decision to associate with one of the Company's Regional Joint Ventures. In one of these matters, the third party contends that its plan of operations to enter the business of providing access to LVC equipment in association with the physician has been damaged. In the other, the

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(7) COMMITMENTS AND CONTINGENCIES -- (CONTINUED) third party contends that the physician breached fiduciary duties to the third party and misappropriated client lists and data, and the claimant also has threatened to hold the Company and certain other parties responsible as well as the physician. To date, neither dispute has resulted in the filing of legal proceedings although legal proceedings have been threatened. Based on information currently known to the Company, the Company believes these claims are without merit and will not result in material liability to either of the Regional Joint Ventures involved or to the Company.

(8) COMMON STOCK

  (a) Stock Offerings

     During fiscal 1996, the Company issued 1,021,000 shares of common stock in exchange for services and cash advances (note 3), 2,260,000 shares to Pharma Patch Plc in exchange for cash, a subscription note and tradable equity securities (note 1(e)), 450,000 shares of common stock in exchange for interests in two Regional Joint Ventures (note 1(f)), 100,000 shares of common stock in exchange for a $212,500 note which was paid subsequent to the Company's March 31, 1996 year end and 16,393 shares of common stock in exchange for an additional approximate 5% interest in Vista Vision SpA.

     During May 1994, the Company's Board of Directors authorized an offering of units (Foreign "B" Units) consisting of 5,000 shares of the Company's common stock and 2,500 Class A Warrants for $50,000 per Foreign "B" Unit. As of March 31, 1995, the offering of Foreign "B" Units was completed and the Company received and accepted subscriptions totaling $1,250,000 for 25 units to qualified foreign investors representing 125,000 shares of the Company's common stock and 62,500 Class A Warrants. As of March 31, 1995, the Company received proceeds of $1,051,192 (net of offering costs of $198,808) for the sale of 25 Foreign "B" Units. The Company has agreed to register the Class A Warrants.

     During May 1994, the Company's Board of Directors authorized an offering of units (U.S. "B" Units) consisting of 5,000 shares of the Company's common stock and 5,000 Class A Warrants for $50,000 per U.S. "B" Unit. As of March 31, 1995, the Company had received and accepted subscriptions totaling $850,000 for 17 U.S. "B" Units to accredited investors representing 85,000 shares of the Company's common stock and 85,000 Class A Warrants. As of March 31, 1995 the Company received proceeds of $714,690 (net of offering costs of $135,310) from the sale of 17 U.S. "B" Units. The Company has agreed to register the Class A Warrants.

     In connection with the above offerings, the Company also issued 90,000 Class A Warrants to the placement agent.

  (b) Class A Warrants

     As of March 31, 1996, 677,960 Class A Warrants were issued and outstanding. Each Class A Warrant represents the right to purchase one share of the Company's common stock with an exercise price of $15.00 per share at any time between June 30, 1994 through December 31, 1998, unless earlier called for redemption by the Company. The Company has the option to call the rights for redemption if the warrants have been registered for sale under the Securities Act of 1933 and if the Company's common stock is trading in the NASDAQ over the counter market or on a national securities exchange and the closing sale price is $22.50 per share for at least 20 consecutive trading days on the date the warrants are called for redemption.

     No warrants have been exercised to date.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(8) COMMON STOCK -- (CONTINUED)
  (c) Class B Warrants

     As of March 31, 1996, 31,000 Class B Warrants were issued and outstanding. Each Class B Warrant represents the right to purchase one share of the Company's common stock with an exercise price of $11.00 per share, expiring October 11, 1999 unless earlier called for redemption by the Company. The Company has the option to call the rights for redemption if the warrants have been registered for sale under the Securities Act of 1933 and if the Company's common stock is trading in the NASDAQ over the counter market or on a national securities exchange and the closing sale price is $22.50 per share for at least 20 consecutive trading days on the date the warrants are called for redemption.

     No warrants have been exercised to date.

  (d) Class C Warrants

     As of March 31, 1996, 500,000 Class C Warrants were issued and outstanding. The Class C Warrants represent the right to purchase one share of the Company's common stock during the month of February 1997 and/or the month of February 1998 and expire thereafter if not exercised. The exercise price per share will be determined by the average of the quoted closing prices for the Company's common stock in the over the counter market during the month of January immediately preceding the date of exercise. In no event will the exercise price per share exceed $10 per share.

     No warrants have been exercised to date.

  (e) Reservation of Common Stock

     At March 31, 1996, the Company designated 3,000,000 shares of its common stock for sale in future private placements to finance the Company's operations in 1996 and to acquire equity interests in additional laser vision correction centers sponsored by the Company.

  (f) Reverse Stock Split

     Effective March 15, 1996, the Company completed a one share for five shares reverse stock split of its common stock. All shares and per share amounts have been restated retroactively as a result of this reverse split. As a result, any fractional shares will be rounded up to the nearest full share.

(9) STOCK OPTION AND STOCK COMPENSATION PLANS

  (a) The 1994 Stock Option Plan

     During February 1994, the Company's Board of Directors adopted and the stockholders approved the 1994 stock option plan (the 1994 Plan).

     The 1994 Plan provides that options granted thereunder may be either incentive stock options or nonqualified stock options. The 1994 Plan provides that incentive stock options must be granted at a option price which is not less than the fair market value of the common stock on the date of grant and that nonqualified options must be granted at an option price which is not less than 50% of the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option under the 1994 Plan must be not less than 110% of the fair market value on the date of grant. The options shall expire within ten years from the date of the grant, except for options granted to optionees owning more than 10% of the voting stock of the Company for which the options shall expire within five years from

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(9) STOCK OPTION AND STOCK COMPENSATION PLANS -- (CONTINUED) the date of grant. In the event of termination of employment, the optionee's option will terminate and may be exercised during a three month period after termination to the extent the option was exercisable on the date of termination.

     A summary of stock option activity under the 1994 Plan is as follows:

                                                             OUTSTANDING OPTIONS
                                                            ----------------------    PRICE
                                                            RESERVED      GRANTED      PER
                                                             SHARES       SHARES      SHARE
                                                            ---------    ---------    ------
    Reserved, February 3, 1994............................     80,000           --    $   --
      Granted.............................................         --       56,000     10.00
                                                            ---------    ---------
    Balance, March 31, 1994...............................     80,000       56,000
      Reserved............................................     70,000           --        --
      Granted.............................................         --       44,000     10.00
                                                            ---------    ---------
    Balance, March 31, 1995...............................    150,000      100,000
                                                            ---------    ---------
      Reserved............................................  1,750,000           --        --
      Granted.............................................         --    1,467,000      2.50
                                                            ---------    ---------
    Balance, March 31, 1996...............................  1,900,000    1,567,000
                                                            =========    =========

     At March 31, 1996, options for 47,000 shares were exercisable and options for 333,000 shares were available for future grants under the 1994 Plan. To date, no options have been exercised under the 1994 Plan.

     A portion of the options granted during fiscal year 1996 will vest and may be exercised after the 30th trading day (whether or not consecutive) following the date of grant on which the closing price for the Company's common stock price equals or exceeds $10.00 per share or five years after the date of grant, whichever occurs sooner. The remaining options will vest and may be exercised in 12 equal quarter-annual installments commencing on May 15, 1996 subject to the optionee's continued employment by, or active service as a director or consultant for, the Company at the time each installment vests. Each option is for a term of five years subject to possible earlier termination in accordance with provisions of the 1994 Plan.

  (b) The Restricted Stock Option Plan

     During February 1994, the Company's Board of Directors adopted and the stockholders approved the restricted stock option plan (the Restricted Plan) under which shares of the Company's common stock were reserved for issuance to senior management at prices the lesser of $.50 per share or 10% of the fair market value of the Company's common stock on the date of grant. The options expire within ten years from the date of grant or to the extent exercisable within 12 months after termination. The options may not be exercised until the optionee has remained in continuous employment as a senior executive officer or as a director of the Company for a period of at least two years from the date of grant.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(9) STOCK OPTION AND STOCK COMPENSATION PLANS -- (CONTINUED)
     A summary of stock option activities under the Restricted Plan is as follows:

                                                               OUTSTANDING OPTIONS
                                                               --------------------     PRICE
                                                               RESERVED     GRANTED      PER
                                                                SHARES      SHARES      SHARE
                                                               --------     -------     -----
    Reserved, February 3, 1994...............................   20,000           --     $ --
      Granted................................................       --       20,000      .50
                                                               --------     -------
    Balance, March 31, 1994..................................   20,000       20,000
      Reserved...............................................   30,000           --       --
      Granted................................................       --       12,000      .50
                                                               --------     -------
    Balance, March 31, 1995..................................   50,000       32,000
                                                               --------     -------
      Canceled...............................................       --      (24,000)     .50
                                                               --------     -------
    Balance, March 31, 1996..................................   50,000        8,000
                                                                ======      =======

     As of March 31, 1996, 42,000 shares were available for future grants under the Restricted Plan. To date no options have been exercised under the Restricted Plan.

  (c) The 1996 Stock Compensation Plan

     On February 6, 1996, the Company's Board of Directors adopted a 1996 Stock Compensation Plan (the Stock Plan) subject to approval of the Stock Plan within one year thereafter by stockholders of the Company. The purpose of the Stock Plan is to permit the Board or a Committee of the Board the flexibility of issuing shares of the Company's common stock in lieu of cash to compensate officers, directors, employees and other individuals acting as professionals, consultants and/or advisers to the Company for services rendered to the Company and its subsidiaries.

     Subject to approval of the Stock Plan by Vista stockholders, 250,000 shares of common stock will be available for payment of compensation under the Stock Plan. No compensation awards under the Stock Plan have been made.

(10) NOTES PAYABLE

     Notes payable consist of the following at March 31, 1996:

    12% convertible promissory notes due to related parties; maturing June
      15, 1998...............................................................  $ 277,777
    8% note payable to a related party under an asset purchase and lease
      assumption agreement due May 31, 1996 (note 3).........................     96,591
                                                                               ---------
                                                                                 374,368
    Less current portion.....................................................    (96,591)
                                                                               ---------
                                                                               $ 277,777
                                                                               =========

     The 12% notes are convertible, at the option of the holder, to convert the principal amount and accrued interest on the notes into shares of the Company's common stock at a conversion price of $5.00 per share. The notes are collateralized by 51% of the issued and outstanding shares of Vista-Sweden common stock. Vista-Sweden has also signed a royalty agreement with each noteholder expiring on May 31, 1998. Under the royalty agreements, VistaSweden will pay royalties to each noteholder for each incremental PRK procedure performed by Vista-Sweden during the three years ended May 31, 1996, 1997 and 1998.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(11) LONG-TERM DEBT

     Long-term debt consists of the following as of March 31, 1996:

    Note payable with interest accrued monthly at 10%; payments due quarterly of approximately $22,003; maturing January 10, 1999; collateralized by laser equipment........................................................  $ 361,167
    Note payable with interest accrued monthly at 10%; payments of $6,789 due
      monthly; maturing June 30, 1999; collateralized by laser equipment.....    239,424
                                                                               ---------
                                                                                 600,591
    Less current portion.....................................................   (137,351)
                                                                               ---------
                                                                               $ 463,240
                                                                               =========

     Future maturities of long-term debt are as follows for the years ended March 31:

    1997.....................................................................  $ 137,351
    1998.....................................................................    151,903
    1999.....................................................................    167,809
    2000.....................................................................    143,528
                                                                               ---------
                                                                               $ 600,591
                                                                               =========

(12) LEASES

     The Company leases equipment, vehicles and office space under noncancelable operating leases and leases certain equipment under capital leases.

     As of March 31, 1996, future minimum lease payments under the operating and capital leases are as follows:

                                                       OPERATING
                                               --------------------------
                                                 VEHICLES         LASER
                                               AND EQUIPMENT     CENTERS      CAPITAL       TOTAL
                                               -------------     --------     --------     --------
1997...........................................    $24,360       $ 73,226     $ 95,696     $193,282
1998...........................................     24,360         76,362       95,696      196,418
1999...........................................         --         73,362      129,748      203,110
2000...........................................         --         57,645           --       57,645
                                               -------------     --------     --------     --------
Total minimum lease payments...................    $48,720       $280,595     $321,140     $650,455
                                               ===========       ========                  ========
Less amount representing interest (12%)........                                (56,596)
                                                                              --------
Present value of net minimum lease payments....                                264,544
Less current portion...........................                                (67,588)
                                                                              --------
          Total................................                               $196,956
                                                                              ========

     Rent expense relating to operating leases totaled approximately $161,000 and $125,000 for the years ended March 31, 1996 and 1995, respectively.

(13) INCOME TAXES

     The Company is obligated to file U.S. federal income tax returns and separate tax returns in Italy, United Kingdom, Netherlands and Sweden.

     As of March 31, 1996, the Company has not recorded any deferred tax assets or liabilities. The Company's income tax net operating loss carryforwards, if any, were not determinable at March 31, 1996. The annual use of income tax loss carryovers may be limited by Section 382 of the Internal Revenue Code.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(14) FOREIGN SEGMENT OPERATIONS

     The Company's operations are in a single industry, providing PRK treatments and laser surgical procedures to patients through the establishment and operation of eye clinics.

     The Company's headquarters are located in the United States, however, all of the Company's operating assets are located in Italy, Sweden and the Netherlands.

     Revenue by geographic areas is as follows:

                                                                  1996             1995
                                                               -----------     ------------
    Domestic.................................................  $        --     $         --
    Foreign (Western Europe).................................    2,130,073        1,209,673
                                                               -----------     ------------
                                                               $ 2,130,073     $  1,209,673
                                                               ===========     ============

     Net loss by geographic areas is as follows:

                                                                  1996             1995
                                                               -----------     ------------
    Domestic.................................................  $(3,428,987)    $(10,238,767)
    Foreign..................................................     (385,948)      (1,181,413)
                                                               -----------     ------------
                                                               $(3,814,935)    $(11,420,180)
                                                               ===========     ============

     Identifiable assets by geographic areas are as follows:

                                                     1996
                                                  -----------
    Domestic...................................   $ 4,216,830
    Foreign....................................     2,052,952
                                                  -----------
                                                  $ 6,269,782
                                                  ============

(15) SUPPLEMENTAL CASH FLOWS INFORMATION FOR NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                     FOR THE YEARS ENDED
                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1996           1995
                                                                  ----------     ----------
    Common stock issued in exchange for Vista Vision SpA
      stock.....................................................  $    8,198     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in VLC-Michigan.....  $  217,600     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in VLC-Southwest....  $  271,750     $       --
                                                                  ==========     ==========
    Issuance of common stock for investment in TCPI stock
      received from PP Plc......................................  $2,662,500     $       --
                                                                  ==========     ==========
    Issuance of common stock for stock subscriptions
      receivable................................................  $  962,500     $       --
                                                                  ==========     ==========
    Note payable issued to acquire equipment....................  $   96,591     $       --
                                                                  ==========     ==========
    Capital lease assumed to acquire equipment..................  $  275,045     $       --
                                                                  ==========     ==========
    Long-term debt issued to acquire laser equipment............  $       --     $  901,112
                                                                  ==========     ==========
    Common stock issued to acquire MDRI.........................  $       --     $3,557,554
                                                                  ==========     ==========
    Note payable to acquire assets of Klara Clinic..............  $       --     $  286,000
                                                                  ==========     ==========
    Common stock issued to retire note payable issued to acquire
      assets of Klara Clinic....................................  $       --     $  286,000
                                                                  ==========     ==========
    Rescission and cancellation of stock issued to acquire
      investment in LVCI........................................  $       --     $  968,907
                                                                  ==========     ==========
    Note payable issued to LVCI for legal settlement............  $       --     $  175,618
                                                                  ==========     ==========
    Cash paid during the period for interest....................  $   61,415     $    9,781
                                                                  ==========     ==========

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(16) FOURTH QUARTER ADJUSTMENTS

     During the fourth quarter of 1995, the Company recorded the following year-end adjustments which it believes are material to the results of that quarter:

    Extraordinary loss from advanced funds for incomplete acquisition........  $5,642,887
    Impairment of goodwill...................................................   3,825,990
    Accrual of payroll and payroll taxes.....................................     113,836
                                                                               ----------
                                                                               $9,582,713
                                                                               ==========

(17) SUBSEQUENT EVENTS

  (a) Cash Received

     Subsequent to March 31, 1996 the Company received $1,675,000 in cash related to the following:

     (i) In May 1996, payment was received for the $962,500 of stock subscriptions receivable reflected in the Company's financial statements as of March 31, 1996.

     (ii) In June 1996, the Company completed the sale of 100,000 shares of its common stock on a Regulation S basis for cash proceeds of $212,500.

     (iii) In July 1996, PP Plc exercised options to purchase 200,000 shares of the Company's common stock resulting in proceeds to the Company of $500,000.

  (b) Rental Agreements

     In June 1996, the Company entered into two rental agreements with Summit Technologies, Inc. to rent two Summit Apex excimer lasers. The term of each rental agreement commences upon installation of the equipment and shall continue for a period of 27 months. After the first three months of operation, each equipment lease provides for a minimum monthly rental fee of $6,500. The Company anticipates installing these lasers at one or more of its Regional Joint Ventures under a sublease arrangement.

     In June 1996, the Company entered into a five year lease agreement for additional office space. The lease provides for a base rental of $2,084 per month which will be adjusted at the end of each year for changes in the consumer price index and in any event not less than three percent increase per year.

  (c) Establishment of Regional Joint Ventures

     In May 1996, the Company issued 450,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of New York, Inc. (VLC-New York). At March 31, 1996, the Company had advanced VLC-New York approximately $38,000.

     In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Northwest, Inc. (VLC-Northwest).

     In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Pacific, Inc. (VLC-Pacific).

     VLC-New York, VLC-Northwest and VLC-Pacific have been organized to establish, own and manage laser vision correction centers.

                   VISTA TECHNOLOGIES, INC. AND SUBSIDIARIES

                            MARCH 31, 1996 AND 1995

(17) SUBSEQUENT EVENTS -- (CONTINUED)
     The Company does not exercise control over any of the Regional Joint Ventures insofar as it has granted or has committed to grant to one or more local affiliates of each of the Regional Joint Ventures an irrevocable five year proxy to vote the Series A and Series B preferred shares owned by the Company.


     In assigning value to the Vista common stock issued to the Regional Joint Venture, Vista gave consideration to an independent appraisal obtained on the value for the consideration received from the Regional Joint Ventures in exchange for such common stock, the estimated market value of Vista's common stock based upon recent private placements, the quoted price of Vista's common stock in the OTC market, and the voting and other restrictions on the issued stock.


  (d) Agreement to Acquire Refractive Services-800 (unaudited)


     From July 1995 through June 1996, a foreign corporate investor named Refractive Services-800, Inc. provided at least $100,000 in initial seed capital to each of five Regional Joint Ventures (for an aggregate investment of $520,000) to finance initial organizational expenses and costs of negotiating agreements with vision care professionals and seeking additional financing. In exchange for that investment, and in view of the high risks associated with a start-up enterprise, Refractive Services-800, Inc. received shares of a 10% Series A convertible preferred issue of the Regional Joint Venture with a liquidation preference equal to five times its cash investment in four Regional Joint Ventures and six times its cash investment in one other Regional Joint Venture.


     The Company recently negotiated an agreement effective July 18, 1996 to acquire the Series A preferred shares owned by Refractive Services-800, Inc. in all five of these Regional Joint Ventures in exchange for 520,000 shares of Vista common stock. In addition, Vista agreed to purchase all of the capital stock in Refractive Services 800 Corp., a Nevada corporation ("RS-800") for $50,000 from Refractive Services-800, Inc. Refractive Services-800, Inc. organized RS-800 to acquire rights to, and offer the use of, certain 800 and 900 telephone numbers for telemarketing purposes at the election of Regional Joint Ventures.


     In assigning value to the Vista common stock issued to Refractive Services-800, Inc., Vista gave consideration to an independent appraisal obtained on the value of the consideration received from the Regional Joint Ventures in exchange for Vista common stock, the estimated market value of Vista's common stock based upon recent private placements, the quoted price of Vista's common stock in the OTC market, and the voting and other restrictions on the issued stock.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS



                                                                    SEPTEMBER 30,      MARCH 31,
                                                                        1996             1996
                                                                    -------------     -----------
Current assets:
  Cash............................................................   $    512,544     $   288,312
  Accounts receivable:
     Trade........................................................         90,970          29,515
     VAT..........................................................          3,632          41,434
     Related parties..............................................      1,290,944         214,454
  Stock subscriptions receivable..................................             --         962,500
  Prepaid expenses and other......................................        117,340         256,081
                                                                      -----------     -----------
          Total current assets....................................      2,015,430       1,792,296
Investment securities:
  Available for sale..............................................      2,125,000       2,475,000
  Held to maturity................................................        118,803         115,468
Long-term VAT receivables.........................................         55,846         191,571
Property and equipment, net.......................................      1,127,843       1,219,798
Investment in equity investees....................................      1,316,064         468,350
Other assets......................................................        228,567           7,299
                                                                      -----------     -----------
Total Assets......................................................   $  6,987,553     $ 6,269,782
                                                                      ===========     ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade.........................................   $    518,974     $   520,825
  Accounts payable, related parties...............................        177,094          29,535
  Accrued expenses................................................        697,784         633,206
  Current portion of notes payable................................             --         296,591
  Current portion of long-term debt...............................        148,465         137,351
  Current portion of obligations under capital leases.............         67,588          67,588
                                                                      -----------     -----------
          Total current liabilities...............................      1,609,906       1,685,096
                                                                      -----------     -----------
Long-term liabilities:
  Note payable to Pharma Patch, related party.....................        800,000              --
  Notes payable, net of current portion...........................        277,777         277,777
  Long-term debt, net of current portion..........................        446,211         463,240
  Obligations under capital leases, net of current portion........        152,941         196,956
                                                                      -----------     -----------
          Total long-term liabilities.............................      1,676,929         937,973
                                                                      -----------     -----------
Minority Interest.................................................        656,080         653,306
                                                                      -----------     -----------
Commitments and Contingencies
Total liabilities.................................................      3,942,915       3,276,375
                                                                      -----------     -----------
Stockholders' Equity:
  Preferred stock, $.001 par value, 15,000,000 shares authorized,
     none issued or outstanding...................................             --              --
  Common stock, $.005 par value; 15,000,000 shares authorized, issued and outstanding, 7,626,105 shares at Sept 30, 1996 and
     5,256,105 shares at March 31, 1996...........................         38,131          26,281
  Additional paid-in capital......................................     20,848,146      18,026,096
  Unrealized loss on securities available for sale................       (537,500)       (187,500)
  Accumulated deficit.............................................    (17,587,593)    (15,247,045)
  Adjustment for first quarter of European operating subsidiaries
     to conform reporting periods.................................         42,003              --
  Foreign currency translation adjustments........................        241,451         375,575
                                                                      -----------     -----------
          Total stockholders' equity..............................      3,044,638       2,993,407
                                                                      -----------     -----------
Total Liabilities and Stockholders' Equity........................   $  6,987,553     $ 6,269,782
                                                                      ===========     ===========



          See accompanying notes to consolidated financial statements.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                              SIX MONTHS ENDED               THREE MONTHS ENDED
                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                         ---------------------------     --------------------------
                                            1996            1995            1996            1995
                                         -----------     -----------     -----------     ----------
REVENUES...............................  $ 1,463,390     $   933,328     $   687,675     $  463,849
                                         -----------     -----------     -----------     ----------
COSTS AND EXPENSES:
  General and administrative...........    2,585,221       2,078,462       1,286,295        968,550
  Depreciation and amortization........      119,684         100,719          19,349         54,863
  Foreign currency exchange loss.......        1,069              --           1,069             --
  Realized loss (gains) on trading
     securities........................           --         152,496              --             --
  Interest.............................       35,776          44,026          34,339         20,478
  Other................................       (1,774)        408,365          (1,774)       187,177
                                         -----------     -----------     -----------     ----------
     LOSS FROM OPERATIONS..............   (1,276,587)     (1,850,740)       (651,603)      (767,219)
EQUITY INVESTEES INCOME (LOSS).........   (1,061,186)             --        (588,521)            --
                                         -----------     -----------     -----------     ----------
     LOSS BEFORE INCOME TAXES AND
       MINORITY INTEREST...............   (2,337,773)     (1,850,740)     (1,240,124)      (767,219)
INCOME TAXES...........................           --              --              --             --
                                         -----------     -----------     -----------     ----------
     LOSS BEFORE MINORITY INTEREST.....   (2,337,773)     (1,850,740)     (1,240,124)      (767,219)
MINORITY INTEREST......................        2,774           8,151         (20,948)         8,714
                                         -----------     -----------     -----------     ----------
     NET LOSS..........................   (2,340,547)     (1,842,589)     (1,261,072)      (758,505)
                                         ===========     ===========     ===========     ==========
NET LOSS PER COMMON SHARE:
     Net loss per common share.........  $     (0.35)    $     (1.30)    $     (0.17)    $    (0.54)
                                         ===========     ===========     ===========     ==========
Weighted average number of common
  shares outstanding...................    6,767,307       1,414,073       7,408,279      1,411,245
                                         ===========     ===========     ===========     ==========



          See accompanying notes to consolidated financial statements.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                         SIX MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
OPERATING ACTIVITIES:
Net loss..........................................................  $(2,298,544)    $(1,842,589)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization...................................      217,470         100,719
  Realized (gain) loss on trading securities......................           --         152,496
  Minority interest (gains).......................................       (2,774)         (8,151)
  Equity investees (income) loss, net.............................    1,061,186              --
  Changes in operating assets and liabilities, net of foreign currency translation:
     Accounts receivable:
       Trade......................................................      (61,455)        152,453
       VAT........................................................       37,802
       Related parties............................................   (1,076,490)
       Prepaid expenses...........................................      138,741           3,059
       Other current assets.......................................           --         (78,858)
       Other assets...............................................     (221,268)         (4,201)
       Bank overdraft protection..................................           --         (70,744)
       Accounts payable, trade....................................       (1,851)      1,006,306
       Accounts payable, related parties..........................       96,591              --
       Accounts payable, affiliates...............................      100,503              --
       Accrued expenses...........................................      200,303         121,579
       Other liabilities..........................................     (288,811)             --
                                                                    -----------     -----------
Net Cash Provided By (Used By) Operating Activities...............   (2,093,048)       (467,931)
                                                                    -----------     -----------
INVESTING ACTIVITIES:
Proceeds from sales of trading securities.........................           --         250,630
Purchase of property and equipment................................     (125,515)       (113,534)
Change (loss) on investment -- held to maturity...................           --          32,937
                                                                    -----------     -----------
Net Cash Provided By (Used By) Investing Activities...............     (125,515)        170,033
                                                                    -----------     -----------
FINANCING ACTIVITIES:
Issuance of (payments on) notes payable...........................      (46,564)        136,811
Issuance of (payments on) notes payable related parties...........      (20,000)             --
Payment of long-term debt.........................................      (44,015)             --
Sale of common stock..............................................      925,000              --
Issuance of notes payable -- affiliate............................      800,000              --
Redeemed stock of subsidiary......................................           --        (277,777)
Proceeds from stock subscription..................................      962,500              --
                                                                    -----------     -----------
Net Cash Provided By (Used By) Financing Activities...............    2,576,921        (140,966)
                                                                    -----------     -----------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH...................     (134,124)         24,836
                                                                    -----------     -----------
NET INCREASE (DECREASE) IN CASH...................................      224,234        (414,028)
Cash at beginning of period.......................................      288,312         649,708
                                                                    -----------     -----------
CASH AT END OF PERIOD.............................................  $   512,546     $   235,680
                                                                    ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest.....................................................  $    35,776     $        --
     Income taxes.................................................           --              --
                                                                    ===========     ===========



          See accompanying notes to consolidated financial statements.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996



                                   COMMON STOCK       ADDITIONAL                                  FOREIGN         TOTAL
                                -------------------     PAID-IN     UNREALIZED   ACCUMULATED     CURRENCY     STOCKHOLDERS'
                                 SHARES     AMOUNT      CAPITAL        LOSS        DEFICIT      ADJUSTMENTS      EQUITY
                                ---------   -------   -----------   ----------   ------------   -----------   -------------
Balance at March 31, 1996.....  5,256,105   $26,281   $18,026,096   $ (187,500)  $(15,247,045)   $  375,575    $  2,993,407
Common stock issued for cash
  in private placements.......    200,000     1,000       424,000           --             --            --         425,000
Common stock issued to VLC-
  Pacific in exchange for
  500,000 shares of series B
  preferred stock of
  VLC-Pacific.................    500,000     2,500       485,350           --             --            --         487,850
Common stock issued to VLC-
  Northeast in exchange for
  500,000 shares of series B
  preferred stock of VLC-
  Northeast...................    450,000     2,250       443,250           --             --            --         445,500
Common stock issued to VLC-
  Northwest in exchange for
  500,000 shares of series B
  preferred stock of VLC-
  Northwest...................    500,000     2,500       492,000           --             --            --         494,500
Exercise of stock option by
  Pharma Patch................    200,000     1,000       499,000           --             --            --         500,000
Common stock issued for
  purchase of equity in VLC-
  Michigan, VLC-Northeast,
  VLC-Northwest, VLC-Pacific
  and VLC-Southwest...........    520,000     2,600       512,200           --             --            --         514,800
Adjustments for investment in
  VLC-Southwest...............         --        --       (33,750)          --             --            --         (33,750)
Unrealized loss on securities
  available for sale..........         --        --            --     (350,000)            --            --        (350,000)
Foreign currency
  adjustments.................         --        --            --           --             --      (134,124)       (134,124)
Adjustment for European
  operating subsidiaries to
  conform reporting periods...         --        --            --           --         42,003            --          42,003
Net loss for the six months
  ended Sept 30, 1996.........         --        --            --           --     (2,340,547)           --      (2,340,547)
                                ---------   --------  -----------    ---------   ------------     ---------     -----------
Balance at Sept 30, 1996......  7,626,105   $38,131   $20,848,146   $ (537,500)  $(17,545,589)   $  241,451    $  3,044,639
                                =========   ========  ===========    =========   ============     =========     ===========



                See accompanying notes to financial statements.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 1996



NOTE 1 -- INTERIM FINANCIAL INFORMATION



     The accompanying unaudited consolidated financial statements of Vista Technologies Inc., a Nevada corporation (the "Company" or "Vista") at September 30, 1996, and for the six months and three months periods ended September 30, 1996 and 1995 have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission (the "Commission"). In the opinion of the Company's management, such unaudited financial statements include all adjustments necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods covered by such statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Commission's rules. Reference is made to Note 1 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 for a summary of significant accounting policies utilized by the Company. It is suggested that the financial statements at September 30, 1996 be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's latest Annual Report on Form 10-KSB.



     Results of operations for the six months and three months ended September 30, 1996 and 1995 may not necessarily be indicative of results for the full fiscal year.



NOTE 2 -- PRINCIPLES OF CONSOLIDATION; FOREIGN CURRENCY TRANSLATION; INTEREST IN CONSOLIDATED SUBSIDIARIES



  (a) Principles of Consolidation



     The consolidated financial statements include accounts of the Company, and all wholly-owned and majority-owned subsidiaries. Investments in companies in which the Company's ownership interests range from 20 to 50 percent, and in which the Company exercises influence over operating and financial policies, are accounted for using the equity method. Investments in companies in which the Company's ownership interest is currently in excess of 50% but for which majority interest is considered only temporary and investments in companies in which the Company's financial interest exceeds 20% and in which the Company has the ability to exercise significant influence but in which the Company may have limited or no voting rights are accounted for using the equity method. Other investments are accounted for using the cost method. All significant intercompany accounts and transactions have been eliminated. The Company's subsidiaries in Italy, Sweden and the Netherlands have been consolidated at September 30, 1996 using the subsidiaries' respective fiscal quarters ended September 30,1996 and have been consolidated at September 30, 1995 using their respective fiscal quarters ended June 30, 1995.



  (b) Foreign Currency Translation



     Financial statements of international subsidiaries are translated into US dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of stockholders' equity.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1996


     The balance sheet and income statement data for the foreign subsidiaries have been translated from their respective foreign currency to U.S. dollars using the following exchange rates:



                                                                       AVERAGE RATE      AVERAGE RATE
                                                                          FOR THE           FOR THE
                                                                        SIX MONTHS        SIX MONTHS
                                                     SEPTEMBER 30,         ENDED             ENDED
                                     FOREIGN             1996          SEPTEMBER 30,     SEPTEMBER 30,
            SUBSIDIARY              CURRENCY           SPOT RATE           1996              1995
    ---------------------------  ---------------     -------------     -------------     -------------
    Vista-UK...................  Pounds Sterling        n/a               n/a               $ 1.586
    Vista-Italy................  Lira                   $ 0.001           $ 0.001             0.001
    ConVista...................  Gilders                 0.5845            0.5908             0.631
    Vista-Sweden...............  Krona                   0.1510            0.1499             0.138



  (c) Minority Interest



     Minority interest represents the minority stockholders' proportionate share of the equity in Vista-Italy. At September 30, the Company owned 73.57% of the capital stock of Vista-Italy.



NOTE 3 -- LOSS PER COMMON SHARE



     Loss per common share is based on the weighted average number of common shares outstanding. Common equivalent shares relating to stock options and warrants are excluded from the computation as their effect is anti-dilutive.



NOTE 4 -- CASH AND CASH EQUIVALENTS



     The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.



NOTE 5 -- STOCK SUBSCRIPTIONS RECEIVABLE



     The Company has recorded stock subscriptions receivable as a current asset as of March 31, 1996, because all such receivables were paid before the issuance of the Company's financial statements.



NOTE 6 -- INVESTMENT SECURITIES



     The Company accounts for investment securities under the provisions of SFAS No. 115. This standard requires that individual debt and equity securities be classified into one of three categories: trading, held-to-maturity or available-for-sale.



     Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.



     Trading securities and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of securities are determined on a specific identification basis.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                               SEPTEMBER 30, 1996



     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.



     The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type and class of security at September 30, 1996, were as follows:



                                                                   GROSS        GROSS
                                                                 UNREALIZED   UNREALIZED
                                                    AMORTIZED     HOLDING      HOLDING        FAIR
                                                       COST        GAINS        LOSSES       VALUE
                                                    ----------   ----------   ----------   ----------
Available-for-sale:
  Equity securities...............................  $2,662,500     $   --     $ (537,500)  $2,125,000
Held-to-maturity:
  8.75% Italian bonds.............................     115,468      3,335             --      118,803



     The 8.75% Italian bonds mature in 1997.



NOTE 7 -- RECLASSIFICATION



     Certain 1995 amounts have been reclassified to conform to the 1996 presentation.



NOTE 8 -- PROPERTY AND EQUIPMENT



     Property and equipment consist of the following at September 30, 1996 and March 31, 1996:



                                                             SEPTEMBER 30,     MARCH 31,
                                                                 1996            1996
                                                             -------------     ---------
        Excimer lasers and other technical equipment.......    $1,896,394      $1,896,394
        Office furniture and equipment.....................      192,900          67,385
                                                              ----------       ----------
                                                               2,089,294       1,963,779
        Less accumulated depreciation......................     (961,451)       (743,981)
                                                              ----------       ----------
                                                               $1,127,843      $1,219,798
                                                              ==========       ==========



NOTE 9 -- COMMITMENTS AND CONTINGENCIES



  (a) Employment Agreements



     The Company has employment agreements with its executive officers, the terms of which expire at various times through January 15, 1999. Such agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if specified management and operational goals are attained.



  (b) Exchange Agreement



     In order to induce a stockholder to advance $100,000 under a deed of debenture to MICRA Instruments Limited (a wholly owned subsidiary of Medical Development and Research, Inc.), the Company entered into an exchange agreement on June 28, 1995 with the stockholder. The exchange agreement provides the stockholder with the option of exchanging the unpaid principal and interest of the debenture for fully paid and nonassessable shares of the Company's common stock issued under Regulation S at a conversion price of

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                               SEPTEMBER 30, 1996



$1.25 per share at any time prior to repayment of the debenture by MICRA. As of September 30, 1996, the stockholder has not exercised this option.



  (c) Legal Judgment



     In 1991 and 1993, Vista-Italy and Laser Vision Centers, Inc. ("LVCI") entered into agreements to license trademarks and develop territorial marketing strategies. The companies exchanged shares of their respective common stock as consideration under the agreements. In 1993, LVCI filed suit for termination of these agreements and a default judgment was entered in LVCI's favor rescinding all prior agreements among the parties. In connection with this judgment, Vista-Italy recorded the cancellation of Vista-Italy shares of common stock it had issued to LVCI, a return of LVCI shares previously delivered to Vista-Italy and an accrued liability of $175,000. Vista-Italy's motion to vacate the judgment was denied by the trial court and an appeal to the Missouri Supreme Court also has been denied. The unfavorable determination in these proceedings will not adversely affect the business operations of the Company or Vista-Italy.



  (d) Insurance and Indemnification



     Use of laser systems by health care professionals using laser equipment and other laser vision correction ("LVC") services may give rise to claims against the Company or its affiliates by persons alleging injury. The Company's subsidiaries generally do not currently have malpractice liability insurance.



     The Company believes that claims alleging defects in laser systems will be covered by manufacturers' warranties and the manufacturer's product liability insurance, and that the Company and its affiliates could take advantage of such insurance by adding such suppliers to potentially adverse lawsuits. There can be no assurance that laser suppliers will carry product liability insurance or that any such insurance will be adequate to protect the Company.



     Generally speaking, the policy of the Company's operating subsidiaries and regional joint ventures is to require that ophthalmologists who perform laser procedures by use of LVC equipment maintain their own professional liability insurance.



  (e) Physician Commitments



     Legal proceedings instituted by a third party in Hawaii contending that a local physician breached obligations to the third party by the physician's decision to associate with one of the Company's Regional Joint Ventures have been dismissed.



NOTE 10 -- ESTABLISHMENT OF ADDITIONAL REGIONAL JOINT VENTURES



     The Company's business strategy is to expand in North America by organizing and sponsoring independently financed regional enterprises ("Regional Joint Ventures") in which the Company will obtain a significant equity interest and long-term fee-based consulting arrangements. As of March 31, 1996, two such Regional Joint Ventures, Vista Laser Centers of Michigan, Inc. and Vista Laser Centers of the Southwest, Inc. had been formed.



     During the six months ended September 30, 1996, the Company made additional investments in Regional Joint Ventures as follows:



          In May 1996, the Company issued 450,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Northeast, Inc. (VLC-Northeast).

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES

                               SEPTEMBER 30, 1996


          In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Northwest, Inc. VLC-Northwest).



          In May 1996, the Company issued 500,000 shares of its common stock in exchange for 500,000 shares of 5% Series B convertible preferred stock in Vista Laser Centers of the Pacific, Inc. (VLC-Pacific).



          Effective July 18, 1996, the Company also acquired Series A preferred shares from a third party in five of Regional Joint Ventures in exchange for 520,000 shares of Vista common stock. The shares purchased consisted of 100,000 Series A preferred shares in each of VLC-Michigan, VLC-Northeast, VLC-Northwest, VLC-Pacific and VLC-Southwest with an estimated value of approximately $0.99 a share issuance.



     In assigning values to the Vista common stock issued to the Regional Joint Venture and to Refractive Services-800, Inc., Vista gave consideration to an independent appraisal obtained on the value for the consideration received from the Regional Joint Ventures in exchange for such common stock, the estimated market value of Vista's common stock based upon recent private placements, the quoted price of Vista's common stock in the OTC market, and the voting and other restrictions on the issued stock.



     The Company has agreed to convert all shares of Series A and Series B preferred stock held by the Company in each of these Regional Joint Ventures into shares of common stock of the respective Regional Joint Venture, in each instance at a one-for-one conversion ratio.



     Each of VLC-Michigan, VLC-Northeast, VLC-Northwest, VLC-Pacific and VLC-Southwest have been organized to establish, own and manage laser vision correction centers.



     The Company has granted or has committed to grant to one or more local affiliates of each of the Regional Joint Ventures an irrevocable five year proxy to vote the shares owned by the Company in the respective Regional Joint Ventures. The Company will retain rights to a minimum of 20% representation on each of the regions' joint venture Board of Directors.



NOTE 11 -- SECURED LOAN FROM RELATED PARTY



     In August 1996, the Company borrowed $800,000 from Pharma Patch PLC, a principal shareholder of the Company, in exchange for an 8% secured promissory note (the "8% Secured Note"). Principal and interest on the 8% Secured Note are payable on December 31, 1996, or earlier in the event the Company elects to sell any portion of its interest in 200,000 shares of Technical Chemicals and Products, Inc. common stock (the "TCPI Shares") registered for resale under the federal securities laws. The TCPI Shares have been pledged as collateral by the Company to secure its obligations under the 8% Secured Note.



     The Company and Pharma Patch subsequently agreed to amend the terms of the 8% Secured Note to provide that proceeds from the sale of TCPI Shares by the Company will be allocated 50% to the Company and 50% to repayment of the 8% Secured Note.



     The original maturity date of the 8% Secured Note may be extended by the Company up to two times, for an additional six months each, so long as all accrued interest has been paid at the date of each renewal and the 8% Secured
Note is not otherwise in default. Pharma Patch PLC has the right to accelerate the maturity date of the loan if the fair value market of TCPI Shares pledged as collateral falls to less than 150% of the unpaid principal of the 8% Secured Note unless the Company prepays a sufficient amount of the note principal so that the fair market value of TCPI Shares then pledged as collateral is not less than 150% of the remaining unpaid principal of the 8% Secured Note.

                    VISTA TECHNOLOGIES INC. AND SUBSIDIARIES



        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                               SEPTEMBER 30, 1996



NOTE 12 -- SUBSEQUENT EVENTS



     On October 15, 1996, Pharma Patch PLC exercised its rights to purchase 50,000 shares of the Company's common stock at a total option exercise price of $125,000 ($2.50 per share).



     On October 1, 1996, the Company and Vista Laser Centers of the Southwest, Inc. ("VLC-Southwest") agreed that the Company's account receivable of $383,634 for advances to VLC-Southwest would be extinguished in exchange for the surrender of 250,000 shares of the Company's common stock held by VLC-Southwest that were previously issued to VLC-Southwest in March 1996. The agreement further provides that additional advances by the Company to VLC-Southwest after October 1, 1996 will be made in exchange for the Company's investment in additional common stock of VLC-Southwest based upon a share price value of $3.00 per share of VLC-Southwest common stock. As of approximately November 10, 1996, the Company had invested an additional $40,000 in VLC-Southwest under this agreement. The agreement will remain in effect as to additional advances until the earlier of May 31, 1997 or completion by VLC-Southwest of a private placement offering of its securities.



     During October 1996, Vista Laser Centers of the Northwest, Inc. ("VLC-Northwest") and an affiliate of Dr. Donald G. Johnson terminated negotiations that contemplated the possible future acquisition by VLC-Northwest of an existing laser vision correction services business from an affiliate of Dr. Johnson. Dr. Johnson is the Chairman of the Board and a director of the Company. VLC-Northwest refunded Dr. Johnson's original cash investment in VLC-Northwest due to the termination of these negotiations. As a result, the Company currently owns 100% of the outstanding capital stock in VLC-Northwest, which in turn owns 500,000 shares of the Company's common stock. The Company has agreed to cause the 500,000 shares of its common stock held by VLC-Northwest to be surrendered in exchange for cancellation of the Company's advances to VLC-Northwest in an amount to be determined.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Atlantic Central Enterprises Limited:

     We have audited the accompanying balance sheet of Atlantic Central Enterprises Limited as of August 7, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above present(s) fairly, in all material respects, the financial position of Atlantic Central Enterprises Limited as of August 7, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
August 7, 1996

                      ATLANTIC CENTRAL ENTERPRISES LIMITED

                                 BALANCE SHEET

                                 AUGUST 7, 1996

                                     ASSETS

        Current assets -- cash.............................................  $12,000
                                                                             -------
        Total assets.......................................................  $12,000
                                                                             -------
                                    SHAREHOLDERS' EQUITY
        Common stock, $.01 par value; authorized 50,000,000 shares; issued and outstanding 1,200,000 shares.................................  $12,000
                                                                             -------
        Total shareholder's equity.........................................  $12,000
                                                                             -------

                    See accompanying notes to balance sheet.

                      ATLANTIC CENTRAL ENTERPRISES LIMITED

                             NOTES TO BALANCE SHEET

                                 AUGUST 7, 1996

(1) ORGANIZATION

     Atlantic Central Enterprises Limited (the Company or Ace) was incorporated on February 2, 1996 in Bermuda under the name Bamburgh Limited. On April 2, 1996, the name was changed to Atlantic Central Enterprises Limited. The Company has not heretofore conducted any business other than in connection with the proposed reorganization with Pharma Patch Public Limited Company (Pharma Patch). Upon consummation of the proposed transaction, the business of Pharma Patch will be conducted by the Company. Pharma Patch currently owns all the outstanding common stock of the Company. Such ownership will be transferred to current Pharma Patch shareholders upon consummation of the reorganization. The consummation of the transaction contemplated is subject to satisfaction of certain conditions, including shareholder and regulatory approvals.

(2) PLAN OF REORGANIZATION

     The plan of reorganization (the Plan) of Pharma Patch has the purpose of reorganizing the business operations of Pharma Patch into Atlantic Central Enterprises Limited by (a) having Pharma Patch transfer to the Company all of its assets, and having the Company assume all of Pharma Patch's liabilities, in exchange for the Company shares, (b) as soon as possible after the transfer, commencing a voluntary liquidation of winding up of Pharma Patch, (c) having Pharma Patch distribute the Company shares to its shareholders. The Plan is intended to constitute a series of integrated steps that qualifies as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

(3) STOCK OPTIONS

     On February 2, 1996, the Board of Directors of Ace adopted its 1996 Stock Option Plan. The plan is administered by a Compensation Committee designated by the Board of Directors of Ace which is comprised of outside directors. The aggregate number of common shares reserved for issuance under the Plan is 3,500,000. On February 3, 1996, the following options to purchase common shares of Ace were issued to the persons or entities below (other than with respect to Mr. Hutchison who received his options on June 30, 1996), at the estimated equivalent fair value per share of Pharma Patch, all of which have a five year term:

                                                            NO. OF SHARES       EXERCISE PRICE
                              NAME                        SUBJECT TO OPTION       PER SHARE
        ------------------------------------------------  -----------------     --------------
        Trident Management, Inc.........................       150,000              $ 0.50
        Pinnacle Financial Corporation..................        75,000              $ 0.50
        William G. Hutchison............................        20,000              $ 0.50
        Kevin J. Quinn..................................        10,000              $ 0.50
        Paul E. Heney...................................        10,000              $ 0.50


     The option of Trident Management, Inc. will be valued in accordance with the provisions of Financial Accounting Standards Board Statement No. 123 regarding option grants to consultants upon the successful completion of the proposed reorganization. The remaining options are considered issued to employees or directors. The exercise price per share was determined based upon the estimated fair value of an Ordinary Share of Pharma Patch.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Bye-laws of Registrant provide that every director, officer of Registrant and member of a committee shall be indemnified out of the funds of Registrant against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. The indemnity contained in the Bye-Laws shall not extend to any matter which would render it void pursuant to the Companies Acts.


     Further, every Director, officer and member of a committee of Registrant shall be indemnified out of the funds of the company against all liabilities incurred by him as such director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

     To the extent that any director, officer or member of a committee is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of Registrant to reimburse the person making such payment or effecting such discharge.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS:

     The following exhibits were delivered with this Registration Statement or will be delivered by Amendment, for filing:

         2.1    Plan of Reorganization*
         3.1    Memorandum of Organization, as amended*
         3.2    By-Laws of Registrant, as amended*
         4.1    1996 Stock Option Plan*
         5.     Opinion of Appleby, Spurling & Kempe
        10.1    Management and Consulting Agreement between Pharma Patch PLC and Trident
                Management, Inc.*
        10.2    Management and Consulting Agreement between Pharma Patch PLC and Pinnacle
                Financial Corporation*
        10.3    Form of Letter of Transmittal*
        23.1    Consent of Appleby, Spurling & Kempe (Included in Exhibit 5)
        23.2    Consent of Ernst & Young
        23.3    Consent of KPMG Peat Marwick LLP
        23.4    Consent of KPMG Peat Marwick LLP
        23.5    Consent of AJ. Robbins
        23.6    Consent of KPMG Peat Marwick LLP

---------------
* Previously filed.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on November 20, 1996.


                                          ATLANTIC CENTRAL ENTERPRISES
                                          LIMITED

                                          By:     /s/  Murray D. Watson

                                            ------------------------------------
                                            Murray D. Watson
                                            Chairman of the Board and
                                            Chief Executive Officer

     We the undersigned, directors and officers of Atlantic Central Enterprises Limited, do hereby constitute and appoint Murray Watson and Kevin J. Quinn, or either of them, acting individually, as our true and lawful attorneys and agents to do any and all acts and things in our name and on behalf, in our capacities indicated below which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Commission, in connection with this Registration Statement, or amendment thereto, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in our capacities indicated below, any and all amendments (including post-effective amendments) hereof and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                  SIGNATURES                                TITLE                    DATE
-----------------------------------------------   -------------------------   ------------------
                  /s/  Murray D. Watson            Chairman of the Board,      November 20, 1996
-----------------------------------------------   Chief Executive Officer,
               Murray D. Watson                    President and Director
                                                    (Principal Executive
                                                          Officer)
                 /s/  Kenneth Howling              Vice President-Finance      November 20, 1996
-----------------------------------------------       (Chief Accounting
                Kenneth Howling                           Officer)
             /s/  William G. Hutchison                    Director             November 20, 1996
-----------------------------------------------
             William G. Hutchison
                  /s/  Peter Bubenzer                     Director             November 20, 1996
-----------------------------------------------
                Peter Bubenzer
                   /s/  Judith Collis                     Director             November 20, 1996
-----------------------------------------------
                 Judith Collis

                                 EXHIBIT INDEX

     5.     Opinion of Appleby, Spurling & Kempe
    23.2    Consent of Ernst & Young
    23.3    Consent of KPMG Peat Marwick LLP
    23.4    Consent of KPMG Peat Marwick LLP
    23.5    Consent of A.J. Robbins
    23.6    Consent of KPMG Peat Marwick LLP